As filed with the Securities and Exchange Commission on February 10, 2009
Registration No. 333-156925
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

Pre-Effective Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
________________________

PENSECO FINANCIAL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)
________________________

Pennsylvania	6022	23-2939222
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

150 North Washington Avenue
Scranton, Pennsylvania 18503-1848
(570) 346-7741
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)
________________________

Craig W. Best
Chief Executive Officer
150 North Washington Avenue
Scranton, Pennsylvania 18503-1848
(570) 346-7741

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
________________________

With copies to:

Cary S. Levinson, Esq., Donald R. Readlinger, Esq. Pepper Hamilton LLP 3000 Two Logan Square Eighteen and Arch Streets Philadelphia, Pennsylvania. 19103-2799 (215) 981-4000	Michael L. Jake Chief Financial Officer Old Forge Bank 216 S. Main Street Old Forge, Pennsylvania 18518 (570) 457-8345	David F. Scranton, Esq. Stradley Ronon Stevens & Young LLP 30 Valley Stream Parkway Malvern, Pennsylvania 19355-1481 (610) 640-5806
________________________

Approximate date of commencement of the proposed sale of the securities to the public:  As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed document.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.      ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed.  We may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective.  This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION—DATED FEBRUARY 10, 2009

PROPOSED MERGER—YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

On December 5, 2008, the board of directors of Old Forge Bank approved an agreement and plan of merger to merge Old Forge with and into Penn Security Bank and Trust Company, a direct wholly-owned subsidiary of Penseco Financial Services Corporation.  We are sending you this proxy statement/prospectus to invite you to attend a special meeting of Old Forge shareholders being held to vote on the merger and to ask you to vote at the special meeting in favor of the merger.

Subject to the election procedures and adjustments provided for in the merger agreement, in exchange for the shares of Old Forge common stock you hold at the time of the merger, you will be entitled to receive the merger consideration in either cash or shares of Penseco common stock, or any combination thereof.  The per share amount of the merger consideration will be determined and valued at the Penseco closing price.  The “Penseco closing price” means the average of the closing price of Penseco common stock for the twenty trading days ending on the “determination date,” which will be the third calendar day before the date of completion of the merger, or if such calendar day is not a trading day on the OTC Bulletin Board, then the trading day immediately preceding such calendar day.  You may receive cash in respect of some shares you hold and stock in respect of others.

The per share amount will be calculated from the cash consideration and the value of the stock consideration based on the Penseco closing price.  The per share amount will equal the sum of $31.127 plus the product of the share ratio multiplied by the Penseco closing price.  The share ratio will equal $72.631 divided by the Penseco closing price, subject to a minimum of 1.8261 and a maximum of 2.0183. The per share amount will be approximately $103.76, provided that the Penseco closing price is between $35.99 and $39.77 and, as a result, the share ratio is not effected by the minimum or maximum.

The market price of Penseco common stock and the implied value of the merger consideration will fluctuate.  You should obtain current stock price quotations for Penseco common stock. Penseco common stock trades on the OTC Bulletin Board under the symbol “PFNS.”  As explained in more detail in this document, whether you make a cash election, a stock election or no election, the value of the consideration you will receive as of the completion date will be substantially the same based on the Penseco closing price.  A chart showing the cash and stock merger consideration at various hypothetical closing prices of Penseco common stock is provided on pages 5 and 6 of this document.

The special meeting of the shareholders of Old Forge will be held on Thursday, March 19, 2009 at 10:00 AM, local time, at the Arcaro & Genell Restaurant & Banquet Facility, 443 South Main Street, Old Forge, Pennsylvania 18518.  Your vote is important.  Approval and adoption of the merger agreement by Old Forge requires the affirmative vote of at least two-thirds of the votes which all Old Forge shareholders are entitled to cast.  Regardless of whether you plan to attend the special shareholders’ meeting, please take the time to vote your shares in accordance with the instructions contained in this document.  The Old Forge board of directors recommends that Old Forge shareholders vote ‘FOR’ approval of the merger.

This document describes the special meeting, the merger, the documents related to the merger and other related matters.  Please carefully read this entire document, including “Risk Factors” beginning on page 19, for a discussion of the risks relating to the proposed merger.  You also can obtain information about Penseco that such company has filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Penseco common stock to be issued under this document or determined if this document is accurate or adequate.  Any representation to the contrary is a criminal offense.

The date of this document is February 10, 2009, and it is first being mailed or otherwise delivered to Old Forge shareholders on or about February 13, 2009.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this document regarding Old Forge has been provided by Old Forge and information contained in this document regarding Penseco has been provided by Penseco.

OLD FORGE BANK
150 North Washington Avenue
Scranton, Pennsylvania 18503

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Old Forge Bank will hold a special meeting of shareholders at the Arcaro & Genell Restaurant & Banquet Facility, 443 South Main Street, Old Forge, Pennsylvania 18518, at 10:00 AM, local time, on Thursday, March 19, 2009 to consider and vote upon the following proposals:

•
to approve and adopt the Agreement and Plan of Merger, dated as of December 5, 2008, by and between Penseco Financial Services Corporation, Penn Security Bank and Trust Company and Old Forge Bank, which provides for, among other things, the merger of Old Forge Bank with and into Penn Security Bank and Trust Company, in a two-step transaction; and

•
to approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the plan of merger.

The Old Forge board of directors has fixed the close of business on February 9, 2009 as the record date for the special meeting.  Only Old Forge shareholders as of the record date are entitled to notice of, and to vote at, the special meeting, or any adjournment or postponement of the special meeting.

Approval and adoption of the merger agreement by Old Forge requires the affirmative vote of at least two-thirds of the votes which all Old Forge shareholders are entitled to cast.

Regardless of whether you plan to attend the special meeting, please submit your proxy with voting instructions.  Please vote as soon as possible.  If you hold stock in your name as a shareholder of record, please complete, sign, date and return the accompanying proxy card in the enclosed self-addressed, stamped envelope.  If you hold your stock in “street name” through a bank or broker, please direct your bank or broker to vote in accordance with the instructions you have received from your bank or broker.  This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs.  Any holder of record of Old Forge common stock who is present at the special meeting may vote in person instead of by proxy, thereby canceling any previous proxy.  In any event, a proxy may be revoked in writing at any time before its exercise at the special meeting in the manner described in the accompanying document.

The Old Forge board of directors has approved the agreement and plan of merger and recommends that Old Forge shareholders vote ‘FOR’ approval of the agreement and plan of merger.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Jerry J. Weinberger
Jerry J. Weinberger
Secretary

February 10, 2009

YOUR VOTE IS IMPORTANT.  PLEASE VOTE YOUR SHARES PROMPTLY, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING.  YOU CAN FIND INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY CARD.

-i-

INFORMATION WITH RESPECT TO PENSECO	85

Voting Securities and Principal Holders Thereof	85
Directors	86
Executive Officers	87
Executive Compensation	88
Certain Relationships and Related Transactions	97
Compensation Committee Interlocks and Insider Participation	97
Description of Business	98
Properties	98
Legal Proceedings	98
Market Price and Dividends on Penseco’s Common Equity and Related Stockholder Matters	99
Unaudited Quarterly Statements of Operations	100
Management’s Discussion and Analysis of Financial Condition and Results of Operations	101
Quantitative and Qualitative Disclosures About Market Risk	128

PENSECO FINANCIAL SERVICES CORPORATION CONSOLIDATED FINANCIAL STATEMENTS	131

INFORMATION WITH RESPECT TO OLD FORGE BANK	177

Voting Securities and Principal Holders Thereof	177
Directors	178
Old Forge Directors	178
Old Forge Director Independence	179
Old Forge Director Compensation	179
Certain Relationships and Related Transactions	179
Description of Business	180
Market for Old Forge’s Common Equity, Related Shareholder Matters and Issuer Purchases of Equity Securities	180
Management’s Discussion and Analysis of Financial Condition and Results of Operations	181

OLD FORGE BANK FINANCIAL STATEMENTS	195

RECENT DEVELOPMENTS	248

Penseco	248
Old Forge	257

LEGAL MATTERS	263

EXPERTS	263

WHERE YOU CAN FIND MORE INFORMATION	263

OTHER MATTERS	263

Agreement and Plan of Merger by and among Penseco Financial Services Corporation, Penn Security Bank and Trust Company and Old Forge Bank, dated as of December 5, 2008	ANNEX A
Opinion of Danielson Capital, LLC dated December 5, 2008	ANNEX B
Opinion of Keefe, Bruyete & Woods, Inc. dated December 5, 2008	ANNEX C
Pennsylvania Business Corporation Law of 1988, Sections 1571-1580	ANNEX D
-ii-

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

Q:	What is the proposed transaction for which I am being asked to vote?

A:
You are being asked to approve the Agreement and Plan of Merger by and between Penseco Financial Services Corporation, Penn Security Bank and Trust Company and Old Forge Bank, dated December 5, 2008, which provides for, among other things, Penseco to acquire Old Forge through a two-step merger transaction.  In the first-step, an interim bank to be formed which will be a direct wholly-owned subsidiary of Penseco, will merge with and into Old Forge, with Old Forge continuing as the surviving corporation.  Immediately following the first-step merger, such surviving corporation will be merged with and into Penn Security Bank and Trust Company, a direct wholly-owned subsidiary of Penseco, with Penn Security Bank and Trust Company continuing as the surviving corporation.  Following the merger, Penn Security Bank and Trust Company will continue to operate as a banking subsidiary of Penseco.

Q:	Why has the Old Forge Bank board of directors proposed the merger?

A:
The Old Forge Bank board of directors has proposed the merger because it believes the merger is in your financial interest.  See "THE MERGER – Old Forge’s Reasons for the Merger,” beginning at page 32, and “THE MERGER —  Recommendation of Old Forge’s Board of Directors," beginning at page 35, for further information.  In deciding to approve the merger, the Old Forge Bank board of directors considered, among other things, including both financial and non-financial information, and including the December 5, 2008 opinion of its financial advisor, Danielson Capital, LLC, which we refer to as Danielson Capital in the proxy statement/prospectus, that the financial consideration to be received by its stockholders in the merger is fair to the stockholders from a financial point of view.  For further information, see, “THE MERGER – Opinion of Old Forge’s Financial Adviser,” beginning at page 35.  A copy of the Danielson Capital fairness opinion is attached as Annex B to this proxy statement/prospectus.

Q:	Will Old Forge Bank change its name?

A:
The resulting bank will be named Penn Security Bank and Trust Company.  For at least one year following the merger, the surviving corporation  in the merger will leave the “Old Forge Bank” name on the present Old Forge and Duryea offices of Old Forge Bank, although “Old Forge Bank” may also be identified as a division of Penn Security.

Q:	What do I need to do now?

A:
With respect to the meeting, after you have carefully read this document and have decided how you wish to vote your shares, please vote your shares promptly.  If you hold stock in your name as a shareholder of record, you must complete, sign, date and mail your proxy card in the enclosed postage paid return envelope as soon as possible.  If you hold your stock in “street name” through a bank or broker, you must direct your bank or broker to vote in accordance with the instructions you have received from your bank or broker.  Submitting your proxy card or directing your bank or broker to vote your shares will ensure that your shares are represented and voted at the special meeting.  See “The Old Forge Special Meeting — Proxies” beginning on page 27 for more complete instructions related to voting on the merger.

You should complete and return the election form, together with your stock certificates, to Registrar and Transfer Company, the exchange agent for the merger, according to the instructions printed on the form or, if your shares are held in “street name,” according to your broker’s instructions.  See “The Merger Agreement — Consideration To Be Received in the Merger” beginning on page 50 for more complete instructions related to electing the type of consideration you wish to receive.

Q:	When must I elect the type of merger consideration that I prefer to receive?

A:
If you wish to elect the type of merger consideration you receive in the merger, you should carefully review and follow the instructions set forth in the form of election, which is being separately mailed to Old Forge shareholders following the mailing of this document.  You will need to sign, date and complete the election form and transmittal materials and return them to the exchange agent, Registrar and Transfer Company, at the address given in the materials, together with the certificates representing shares of Old Forge common stock, prior to the election deadline. The election deadline will be March 18, 2009, the day prior to the special meeting, or such other date as the parties agree. If you do not submit a properly completed and signed form of election to the exchange agent by the election deadline, you will have no control over the type of merger consideration you may receive. If you submit an election you may nevertheless receive a mixture of merger consideration you do not elect. In either event, you may receive only cash, only Penseco common stock or a combination of cash and Penseco common stock in the merger depending upon the choice of all shareholders. If you hold shares in “street name,” you will have to follow your broker’s instructions to make an election.

Q:	What are the United States federal income tax consequences of the merger?

A:
Penseco and Old Forge each expect the merger to qualify as a reorganization pursuant to Section 368(a) of the Internal Revenue Code.  The U.S. federal income tax consequences of a reorganization to an exchanging Old Forge shareholder will depend on the relative mix of cash and Penseco common stock received by such Old Forge shareholder.

Old Forge shareholders should carefully review the information under the caption “Material United States Federal Income Tax Consequences of the Merger” beginning on page 68 of this proxy statement/prospectus for a description of the material U.S. federal income tax consequences of the merger to them.  Each shareholder’s tax consequences will depend on such shareholder’s own situation.  Old Forge shareholders should consult their tax advisors for a full understanding of the tax consequences of the merger to each shareholder.

Q:	What is the recommendation of the board of directors of Old Forge Bank?

A:	The board of directors of Old Forge Bank recommends that its shareholders vote “FOR” approval and adoption of the merger agreement.

Q:	If I am an Old Forge shareholder, should I send in my Old Forge stock certificates with my proxy card?

A:
No.  Please DO NOT send your Old Forge stock certificates with your proxy card.  You should carefully review and follow the instructions set forth in the form of election, which is being mailed to Old Forge shareholders separately following the mailing of this document, regarding the surrender of your share certificates.  You should then, prior to the election deadline, send your Old Forge common stock certificates to the exchange agent, together with your completed, signed form of election.

Q:	How many shares must vote in favor of the merger in order for the merger to be approved?

A:
A quorum must be present at the meeting in order for the merger to be considered by the Old Forge shareholders.  A quorum will exist if a majority of the votes that all shareholders of Old Forge are entitled to cast is present, either in person or by proxy.

Approval and adoption of the merger agreement by Old Forge shareholders requires the affirmative vote of at least two-thirds of the votes which all Old Forge shareholders are entitled to cast. The Old Forge board of directors recommends that you vote “FOR” approval of the plan of merger.

Q:	If my shares of common stock are held in street name by my broker, will my broker automatically vote my shares for me?

A:
No.  Your broker cannot vote your shares without instructions from you.  You should instruct your broker as to how to vote your shares, following the directions your broker provides to you.  Please check the voting form used by your broker.

Q:	What if I fail to instruct my broker?

A:
If you do not provide your broker with instructions, your broker generally will not be permitted to vote your shares on the merger proposal (a so-called “broker non-vote”).  A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.  Because approval of the merger requires the affirmative vote of two-thirds of the outstanding shares of common stock, broker non-votes will have the same effect as shares voted “Against” the merger.

Q:	Can I attend the special meeting and vote my shares in person?

A:
Yes.  All shareholders, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting.  Holders of record of Old Forge common stock can vote in person at the special meeting.  If you are not a shareholder of record, you must obtain a proxy, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the special meeting.  If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership, and you must bring a form of personal photo identification with you in order to be admitted.  We reserve the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification.

Q:	Can I change my vote?

A:
Yes.  You may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to the Secretary of Old Forge, or (3) attending the special meeting in person, notifying the Secretary and voting by ballot at the special meeting.  The Old Forge Secretary’s mailing address is Old Forge Bank, 216 S. Main Street, Old Forge, Pennsylvania 18518.

Any shareholder entitled to vote in person at the special meeting may vote in person regardless of whether a proxy has been previously given, and such vote will revoke any previous proxy, but the mere presence (without notifying the Secretary of Old Forge) of a shareholder at the special meeting will not constitute revocation of a previously given proxy.

Q:	When do you expect to complete the merger?

A:
We expect to complete the merger during the first quarter of 2009.  However, we cannot assure you when or if the merger will occur.  Among other things, we cannot complete the merger until we obtain certain regulatory approvals and the approval of Old Forge shareholders at the special meeting.

Q:	Whom should I call with questions about the shareholders meeting or the merger?

A:	Old Forge shareholders should call Michelene Kennedy at (570) 457-8345 with any questions about the merger and related transactions.

SUMMARY

This summary highlights selected information from this document.  It does not contain all of the information that is important to you.  We urge you to carefully read the entire document and the other documents to which we refer in order to fully understand the merger and the related transactions.  See “Where You Can Find More Information” on page 263.  Each item in this summary refers to the page of this document on which that subject is discussed in more detail.

The Shareholders Meeting

Old Forge will Hold its Special Meeting on March 19, 2009 (See page 27)

The special meeting will be held on Thursday, March 19, 2009, at 10:00 AM, local time, at the Arcaro & Genell Restaurant & Banquet Facility, 443 South Main Street, Old Forge, Pennsylvania 18518.  At the special meeting, Old Forge shareholders will be asked to:

•	approve and adopt the plan of merger; and

•	approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the merger.

Record Date.  Only holders of record of Old Forge common stock at the close of business on February 9, 2009 will be entitled to vote at the special meeting.  Each share of Old Forge common stock is entitled to one vote.  As of the record date of February 9, 2009, there were approximately 558,994 shares of Old Forge common stock entitled to vote at the special meeting.

Required Vote.  Two-thirds of the outstanding shares of common stock entitled to vote as of the record date is required to approve the merger agreement, and a majority of the outstanding Old Forge common stock entitled to vote is necessary to constitute a quorum in order to transact business at the special meeting.

As of the record date, directors and executive officers of Old Forge and their affiliates had the right to vote approximately 94,058 shares of Old Forge common stock, or 16.8% of the outstanding Old Forge common stock entitled to be voted at the special meeting.  Each of the directors and one shareholder of Old Forge, holding in the aggregate approximately 149,824 shares of Old Forge common stock, or 26.8% of the outstanding Old Forge common stock entitled to be voted at the special meeting, have entered into voting agreements with Penseco to vote all of their shares of Old Forge common stock in favor of the merger.

The Merger

The terms and conditions of the merger are contained in the merger agreement, which is attached as Annex A to this document.  Please carefully read the merger agreement as it is the legal document that governs the merger.

Old Forge, in a Two-Step Transaction, Will Merge Into Penn Security (See page 50)

Penseco will acquire Old Forge through a merger in which an interim bank to be formed by Penseco, which will be a direct wholly-owned subsidiary of Penseco, will merge with and into Old Forge, with Old Forge continuing as the surviving corporation, and Old Forge shareholders will become Penseco shareholders to the extent they receive Penseco common stock as merger consideration.  Immediately following the merger of the interim bank into Old Forge, the surviving corporation will be merged with and into Penn Security Bank and Trust Company, a direct wholly-owned subsidiary of Penseco, with Penn Security continuing as the surviving corporation.

Old Forge Shareholders Will Receive Cash and/or Shares of Penseco Common Stock in the Merger depending on their Election and any Proration (See page 50)

You will have the right to elect to receive merger consideration for each of your shares of Old Forge common stock in the form of cash or shares of Penseco common stock, subject to proration in the circumstances described below.  In the event of proration, you may receive a portion of the merger consideration in a form other than that which you elected.

In the event that the issuance of any Penseco common stock in respect of Old Forge shares would result in an Old Forge shareholder beneficially owning five percent or more of the Penseco common stock outstanding immediately after the merger, Penseco, in its sole discretion, may pay cash instead of stock in respect of those Old Forge shares, in which case the cash consideration would be increased and would not result in any additional proration of cash and shares for other shareholders.

The value of the merger consideration will fluctuate with the Penseco closing price.  In this proxy statement/prospectus, the “Penseco closing price” means the average of the closing price of Penseco common stock for the twenty trading days ending on the third calendar day before the date of completion of the merger, or if such calendar day is not a trading day on the OTC Bulletin Board, then the trading day immediately preceding such calendar day.  As explained in more detail in this document, whether you make a cash election or a stock election, the value of the consideration you receive as of the date of completion of the merger will be substantially the same based on the Penseco closing price.  Record holders will be entitled to make elections for cash or stock on a share-by-share basis, so that, for example, if you own 100 shares of Old Forge stock you may elect to receive Penseco stock for any number of those shares (from one to 100), and correspondingly receive cash for your remaining Old Forge shares.  This will allow you to elect any proportion between cash and Penseco stock.  However, your election will in any event be subject to proration under the merger agreement depending upon other shareholders' elections.  For more information on Proration, see, “The Merger Agreement — Proration” beginning on page 52.

As an example, if the Penseco closing price were $36.103 (the average closing price for the twenty trading day period ending on February 9, 2009), then for each share of Old Forge common stock held, you would receive either approximately $103.76 in cash or 2.8740 shares of Penseco common stock.  If you hold more than one share of Old Forge common stock, you may receive a mix of cash and Penseco stock.  We will compute the actual amount of cash and number of shares of Penseco common stock that each Old Forge shareholder will receive in the merger using the formula contained in the merger agreement. For a summary of the formula contained in the merger agreement, see “The Merger Agreement — Consideration To Be Received in the Merger” beginning on page 50.

Set forth below is a table showing the consideration that you would receive for each share of Old Forge common stock that you exchange in the merger, if you make a cash election, on the one hand, or a stock election, on the other hand, if the actual Penseco closing price were equal to one of the hypothetical Penseco closing prices shown in the table.  The table does not reflect the fact that cash will be paid instead of fractional shares.  As described in the section captioned “The Merger Agreement - Consideration to be Received in the Merger,” at page 50, regardless of whether you elect to receive cash, stock or a mix of cash and stock, you may nevertheless receive a mix of cash and stock.

		Cash Election:	OR	Stock Election: Stock Consideration Per Share of Old Forge Stock
Hypothetical Penseco Closing Price (Twenty Trading Day Average)		Cash Consideration Per Share of Old Forge Stock		Shares of Penseco Common Stock to be Received	Market Value (a)
$33.00		$97.73		2.9615	$97.73
$33.50		$98.74		2.9475	$98.74
$34.00		$99.75		2.9338	$99.75
$34.50		$100.76		2.9205	$100.76
$35.00		$101.77		2.9076	$101.77
$35.50		$102.78		2.8951	$102.78
$35.99	(b)	$103.76		2.8830	$103.76
$36.00		$103.76		2.8822	$103.76
$36.50		$103.76		2.8427	$103.76
$37.00		$103.76		2.8043	$103.76
$37.50		$103.76		2.7669	$103.76
$37.88	(c)	$103.76		2.7391	$103.76
$38.00		$103.76		2.7305	$103.76
$38.50		$103.76		2.6950	$103.76
$39.00		$103.76		2.6605	$103.76
$39.50		$103.76		2.6268	$103.76
$39.77	(d)	$103.76		2.6090	$103.76
$40.00		$104.17		2.6043	$104.17
$40.50		$105.08		2.5947	$105.08
$41.00		$106.00		2.5853	$106.00
$41.50		$106.91		2.5761	$106.91
$42.00		$107.82		2.5672	$107.82
$42.50		$108.74		2.5585	$108.74

(a)  Based on the hypothetical Penseco closing price shown.
(b)  Penseco closing price below which share ratio is subject to maximum.
(c)  Starting price, as defined in the merger agreement.
(d)  Penseco closing price above which share ratio is subject to minimum.

Set forth on the following page is a table showing the aggregate merger consideration that will be received by Old Forge shareholders in the merger, if the actual Penseco closing price were to equal one of the hypothetical Penseco closing prices shown in the table.  In the aggregate, Old Forge shareholders will receive $17.4 million in cash and a number of shares of Penseco common stock based on the Penseco closing price.  See the section of this proxy statement/prospectus captioned “The Merger Agreement — Consideration to be Received in the Merger” at page 50 for additional information.

Hypothetical Penseco Closing Price (Twenty Trading Day Average)		Share Ratio	Total Shares of Penseco Stock Issued (millions)	Aggregate Value of Stock Consideration (a) (millions)	Aggregate Value of Cash Consideration (millions)	Aggregate Value of Merger Consideration (a) (millions)

$33.00		2.0183	1.1282	$37.2	$17.4	$54.6
$33.50		2.0183	1.1282	$37.8	$17.4	$55.2
$34.00		2.0183	1.1282	$38.4	$17.4	$55.8
$34.50		2.0183	1.1282	$38.9	$17.4	$56.3
$35.00		2.0183	1.1282	$39.5	$17.4	$56.9
$35.50		2.0183	1.1282	$40.1	$17.4	$57.5
$35.98	(b)	2.0183	1.1282	$40.6	$17.4	$58.0
$36.00		2.0175	1.1278	$40.6	$17.4	$58.0
$36.50		1.9899	1.1123	$40.6	$17.4	$58.0
$37.00		1.9630	1.0973	$40.6	$17.4	$58.0
$37.50		1.9368	1.0827	$40.6	$17.4	$58.0
$37.88	(c)	1.9174	1.0718	$40.6	$17.4	$58.0
$38.00		1.9113	1.0684	$40.6	$17.4	$58.0
$38.50		1.8865	1.0545	$40.6	$17.4	$58.0
$39.00		1.8623	1.0410	$40.6	$17.4	$58.0
$39.50		1.8388	1.0279	$40.6	$17.4	$58.0
$39.78	(d)	1.8261	1.0208	$40.6	$17.4	$58.0
$40.00		1.8261	1.0208	$40.8	$17.4	$58.2
$40.50		1.8261	1.0208	$41.3	$17.4	$58.7
$41.00		1.8261	1.0208	$41.9	$17.4	$59.3
$41.50		1.8261	1.0208	$42.4	$17.4	$59.8
$42.00		1.8261	1.0208	$42.9	$17.4	$60.3
$42.50		1.8261	1.0208	$43.4	$17.4	$60.8

(a) Based on the hypothetical Penseco closing price shown.
(b) Penseco closing price at and below which share ratio is subject to maximum.
(c) Starting price, as defined in the merger agreement.
(d) Penseco closing price at and above which share ratio is subject to minimum.

The examples above and on the preceding page are illustrative only.  The value of the merger consideration that you actually receive will be based on the actual Penseco closing price.  The actual Penseco closing price may be outside the range of the amounts set forth above and on the preceding page, and as a result, the actual value of the merger consideration per share of Old Forge common stock may not be shown in these tables.

Regardless of Whether You Make a Cash Election or a Stock Election, You May Nevertheless Receive a Mix of Cash and Stock (See page 50)

The aggregate amount of cash that will be paid in the merger is fixed at $17.4 million.  The remainder of the merger consideration will be paid in shares of Penseco stock.  As a result, if more Old Forge shareholders make valid elections to receive either Penseco common stock or cash than is available as merger consideration under the merger agreement, those Old Forge shareholders electing the over-subscribed form of consideration will have the over-subscribed consideration proportionately reduced and replaced with consideration in the other form, despite their election.

In addition, in the event that the issuance of any Penseco common stock would result in an Old Forge shareholder beneficially owning five percent or more of the number of shares of Penseco common stock outstanding immediately after the issuance of all of the Penseco common stock in the merger, Penseco, in its sole discretion, may elect to reduce such Old Forge shareholder’s stock consideration and replace it with cash consideration, despite such Old Forge shareholder’s election.

In Order To Make a Valid Election, You Must Properly Complete and Deliver the Form of Election (See page 55)

If you wish to elect the type of merger consideration you prefer to receive in the merger, you should carefully review and follow the instructions set forth in the form of election, which is being mailed to Old Forge shareholders separately following the mailing of this document.  You will need to sign, date and complete the election form and transmittal materials and return them to the exchange agent at the address given in the materials, together with the certificates representing shares of Old Forge common stock (or a properly completed notice of guaranteed delivery) prior to the election deadline. The form of election also includes delivery instructions for shares held in book-entry form. You should NOT send your stock certificates with your proxy card.

Record holders will be entitled to make elections for cash or stock on a share-by-share basis, so that, for example, if you own 100 shares of Old Forge stock you may elect to receive Penseco stock for any number of those shares (from one to 100), and correspondingly receive cash for your remaining Old Forge shares.  This will allow you to elect any proportion between cash and Penseco stock.  However, your election will in any event be subject to proration under the merger agreement depending upon other shareholders' elections.  For more information on proration, see, “The Merger Agreement — Proration” beginning on page 52.

The election deadline will be March 18, 2009, the day prior to the special meeting, or such other date as the parties agree.  If you do not submit a properly completed and signed form of election to the exchange agent by the election deadline, you will have no control over the type of merger consideration you may receive, and, consequently, may receive only cash, only Penseco common stock or a combination of cash and Penseco common stock in the merger.  If you hold shares in “street name,” you will have to follow your broker’s, bank’s or other nominee’s instructions to make an election.

Once you have tendered your Old Forge stock certificates to the exchange agent, you may not transfer your shares of Old Forge common stock represented by those stock certificates until the merger is completed, unless you revoke your election by written notice to the exchange agent that is received prior to the election deadline.  If the merger is not completed and the merger agreement is terminated, stock certificates will be returned by the exchange agent.

If you are a registered Old Forge shareholder and fail to submit a properly completed form of election, together with your Old Forge stock certificates (or a properly completed notice of guaranteed delivery), prior to the election deadline, you will be deemed not to have made an election.  As a non-electing holder, you will be paid merger consideration in an amount per share that is equivalent in value to the amount paid per share to holders making elections, but you may be paid all in cash, all in Penseco common stock, or in part cash and in part Penseco common stock, depending on the remaining pool of cash and Penseco common stock available for paying merger consideration after honoring the cash elections and stock elections that other shareholders have made, and without regard to your preference.

Material United States Federal Income Tax Consequences of the Merger (See page 68)

Penseco and Old Forge each expect the merger to qualify as a reorganization pursuant to Section 368(a) of the Internal Revenue Code.  The U.S. federal income tax consequences of a reorganization to an exchanging Old Forge shareholder will depend on the relative mix of cash and Penseco common stock received by such Old Forge shareholder.

Old Forge shareholders should carefully review the information under the caption “Material United States Federal Income Tax Consequences of the Merger” beginning on page 68 of this proxy statement/prospectus for a description of the material U.S. federal income tax consequences of the merger to them.  Each shareholder’s tax consequences will depend on such shareholder’s own situation.  Old Forge shareholders should consult their tax advisors for a full understanding of the tax consequences of the merger to each shareholder.

Comparative Market Prices and Share Information (See page 75)

Penseco common stock is quoted on the OTC Bulletin Board under the symbol “PFNS”.  Old Forge common stock is quoted on the Pink Sheets under the symbol “OLDF.” The following table shows the last closing sale prices of Penseco common stock as reported on the OTC Bulletin Board and the closing bid quotations for Old Forge common stock as reported by the Pink Sheets LLC, respectively, as of December 5, 2008, the last trading day before we announced the merger, and on February 9, 2009, the latest practicable date prior to mailing this proxy statement/prospectus. Market quotations reflect inter-dealer prices, without retail mark-up, markdown, or commission, and may not necessarily reflect actual transactions.  The table also presents the equivalent value of the merger consideration per share of Old Forge common stock on December 5, 2008 and February 9, 2009. The equivalent value per share of Old Forge common stock on such dates is calculated by multiplying the closing price of Penseco common stock on those dates by 2.8043 and 2.8821, respectively, which represents the number of shares of Penseco common stock that Old Forge shareholders electing to receive Penseco common stock would receive in the merger for each share of Old Forge common stock. This calculation assumes that the average closing price of Penseco common stock for the twenty trading days ending on the third calendar day before the date of completion of the merger was the closing price of Penseco common stock on December 5, 2008 and February 9, 2009, respectively.

	Penseco Common Stock	Old Forge Common Stock	Old Forge Equivalent per Share Value
At December 5, 2008	$37.00	$87.00	$103.76
At February 9, 2009	$36.00	$80.50	$103.76

The market price of Penseco common stock and Old Forge common stock will fluctuate prior to the merger.  You should obtain current stock price quotations for the shares.

Danielson Capital, LLC Has Provided an Opinion to the Old Forge Board of Directors Regarding the Merger Consideration (See page 35)

Old Forge’s financial advisors, Danielson Capital, LLC, has conducted financial analyses and delivered an opinion to Old Forge’s board of directors that, as of the date of the merger agreement, the consideration to be received by Old Forge shareholders was fair from a financial point of view to Old Forge shareholders.

The Old Forge Board of Directors Recommends that Old Forge Shareholders Vote “FOR” Approval and Adoption of the Plan of Merger (See page 2)

The Old Forge board of directors believes that the merger is in the best interests of Old Forge and its shareholders and has approved the agreement and plan of merger.  The Old Forge board of directors recommends that Old Forge shareholders vote “FOR” approval and adoption of the plan of merger.

Keefe, Bruyette and Woods, Inc. Has Provided an Opinion to the Penseco Board of Directors Regarding the Merger Consideration (See page 41)

Penseco’s financial advisors, Keefe, Bruyette and Woods, Inc., which we refer to as KBW in this proxy statement/prospectus, has conducted financial analyses and delivered an opinion to Penseco’s board of directors that, as of the date of the merger agreement, the consideration to be paid by Penseco was fair from a financial point of view to Penseco.

The Boards of Directors of Penseco and Penn Security Have Approved the Agreement and Plan of Merger

The boards of directors of Penseco and Penn Security believe that the merger is in the best interests of Penseco and Penn Security and in the best interests of their shareholders and have approved the Agreement and Plan of Merger.

Old Forge’s Directors and Officers Have Financial Interests in the Merger That May Differ From Your Interests (See page 48)

In considering the information contained in this document, you should be aware that Old Forge’s executive officers and directors have financial interests in the merger that may be different from, or in addition to, the interests of Old Forge shareholders.  These additional interests of Old Forge’s executive officers and directors may create potential conflicts of interest and cause some of these persons to view the proposed transaction differently than you may view it as a shareholder.

Old Forge’s board of directors was aware of these interests and took them into account in its decision to approve and adopt the merger agreement.

Holders of Old Forge Common Stock Have Dissenters’ Rights (See page 56)

Old Forge is organized under Pennsylvania law.  Under applicable Pennsylvania law, any Old Forge shareholder is entitled to dissent from the merger and obtain payment of the judicially determined “fair value” of his or her shares of Old Forge stock.  The judicially determined “fair value” could be more or less than the merger consideration.  If you wish to dissent from the merger:

•	you must submit a written demand to Old Forge before the vote upon the merger agreement at the special meeting, and

•	you may not vote in favor of the merger agreement.

In submitting your written demand, you must follow the procedures set forth in Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, a copy of which is attached as Annex D to this proxy statement/prospectus.

All written demands should be delivered to:

Old Forge Bank
216 S. Main Street
Old Forge, Pennsylvania 18518
Attention: Secretary

Conditions That Must Be Satisfied or Waived for the Merger to Occur (See page 64)

Currently, we expect to complete the merger during the first quarter of 2009.  As more fully described in this document and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived.  These conditions include, among others, approval by Old Forge shareholders, the receipt of all required regulatory approvals (such as approval by the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking), the accuracy of the representations and warranties (subject generally to a material adverse effect standard), a determination that the combined companies will have a threshold level of regulatory capital, having no more than one percent of the Old Forge shares dissent to the merger, and the delivery of customary legal opinions as to the federal income tax treatment of the merger.

We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination of the Merger Agreement (See page 65)

Either Penseco or Old Forge may decide to terminate the merger agreement, even after shareholder approval, if:

•	the parties mutually agree to termination;

•	a governmental entity issues a non-appealable final order prohibiting the merger;

•	the Old Forge shareholders fail to approve the plan of merger at the special meeting;

•
the merger has not been completed by September 30, 2009, unless the reason the merger has not been completed by that date is a breach of the merger agreement by the company seeking to terminate the merger agreement; or

•
the other party breaches the merger agreement in a way that would entitle the party seeking to terminate the agreement not to consummate the merger, subject to the right of the breaching party to cure the breach within 45 days following written notice (unless it is not possible due to the nature or timing of the breach for the breaching party to cure the breach).

Penseco may terminate the merger agreement if:

•	the Old Forge board of directors withdraws, qualifies, or modifies its recommendation (or proposes to do so) in a manner adverse to Penseco;

•	the Old Forge board of directors takes any public action or makes any public statement (or proposes to do so) inconsistent with such recommendation in a manner adverse to Penseco;

•	the Old Forge board of directors recommends an alternative business combination proposal (or proposes to do so) in a manner adverse to Penseco;

•	the Penseco closing price, as determined on the determination date, is greater than $45.456; or

•	there shall have been a material adverse effect on Old Forge after December 5, 2008.

Old Forge may terminate the merger agreement if:

•
the Penseco closing price, as determined on the determination date, is less than $30.304, and the performance of the Penseco stock between the date of the merger agreement and the determination date, measured by comparing $37.88 to the Penseco closing price, has underperformed the Nasdaq Bank Index by more than 20%, unless Penseco elects to increase the number of shares of Penseco common stock included in the merger consideration so that the implied value of the merger would be equivalent to the minimum implied value that would have had to exist for the above price-based termination right to have not been triggered; or

•	there shall have been a material adverse effect on Penseco after December 5, 2008.

Termination Fee (See page 66)

Old Forge will pay Penseco a termination fee equal to $1.856 million within ten business days following such termination in the event Penseco terminates the merger agreement because the Old Forge board of directors:

•	fails to recommend that Old Forge shareholders approve the merger;

•	withdraws, qualifies, or modifies its recommendation (or proposes to do so) in a manner adverse to Penseco;

•	takes any public action or makes any public statement (or proposes to do so) inconsistent with such recommendation in a manner adverse to Penseco; or

•	recommends an alternative business combination proposal (or proposes to do so) in a manner adverse to Penseco.

Old Forge will pay Penseco all out-of-pocket expenses incurred by Penseco (not to exceed $575,000) relating to or arising out of the merger if either Penseco or Old Forge terminates the merger agreement in the event that the shareholders of Old Forge do not approve the merger.  In addition, if within 12 months following the date of such termination, Old Forge enters into any definitive agreement with respect to, or consummates, any alternative business combination, then Old Forge shall pay Penseco a termination fee equal to $1.856 million less any amount of expenses previously reimbursed to Penseco by Old Forge.

If either Penseco or Old Forge has terminated the merger agreement because

•
the merger has not been completed on or before September 30, 2009, and the delay is not due to the failure of the party seeking such termination to perform or observe the covenants and agreements of such party as set forth in the merger agreement, and

•
at any time after December 5, 2008 but before the date of termination, an alternative business combination transaction shall have been publicly announced or otherwise communicated to the board of directors of Old Forge and not have been rejected by the board of directors of Old Forge prior to such termination, then Old Forge shall pay to Penseco a termination fee equal to $618,667 within ten business days following such termination.  In addition, if within 12 months of the date of termination, Old Forge executes a definitive agreement with respect to, or consummates, any alternative business combination transaction, then Old Forge shall pay to Penseco an additional termination fee equal to $1,237,333 upon the date of such execution or consummation.

Regulatory Approvals Required for the Merger (See page 47)

Each of Penseco and Old Forge have agreed to use reasonable best efforts to obtain all regulatory approvals required to complete the transactions contemplated by the merger agreement.  These approvals include approval from the Federal Deposit Insurance Corporation, under the Federal Bank Merger Act, and the Pennsylvania Department of Banking under the Pennsylvania Banking Code of 1965, as well as various other regulatory authorities.  The transaction is also subject to the non-objection of the Federal Reserve Bank of Philadelphia, because the merger involves an acquisition by a bank holding company.  Old Forge and Penseco have completed, or will complete, the filing of applications and notifications to obtain the required regulatory approvals.

Purchase Method of Accounting for the Merger (See page 67)

The merger will be accounted for under the purchase method of accounting, as such term is defined under the accounting principles generally accepted in the United States of America.

The Rights of Old Forge Shareholders who Receive the Stock Consideration will be Governed by the  Pennsylvania Business Corporation Law of 1988 and the Penseco Articles of Incorporation and Bylaws after the Merger (See page 80)

The rights of Old Forge shareholders will change as a result of the merger due to differences in Old Forge’s and Penseco’s governing documents and because Penseco is subject to the provisions of the Pennsylvania Business Corporation Law of 1988, as amended, instead of the Pennsylvania Banking Code.  Page 80 of this proxy statement/prospectus contains a description of shareholder rights under each of the Old Forge and Penseco governing documents, and describes the material differences between them.

The Rights of Old Forge and Penseco Shareholders to Receive Dividends (See page 56)

Prior to the effective time of the merger, Old Forge may not declare or pay any dividend or distribution on its capital stock or repurchase any shares of its capital stock, except for the payment of cash dividends not to exceed $1.75 per share of Old Forge common stock declared during the fourth quarter of 2008, and the declaration and payment of cash dividends not to exceed $0.35 per share of Old Forge common stock during each of the first and second quarters of 2009.

Old Forge and Penseco have agreed to coordinate declaration of dividends so that holders of Old Forge common stock will not receive two dividends, or fail to receive one dividend, for any quarter with respect to their Old Forge common stock and any Penseco common stock any holder receives in the merger.

Information about the Companies

Penseco Financial Services Corporation (See page 85)

Penseco Financial Services Corporation is a Pennsylvania corporation and a bank holding company under the Bank Holding Company Act of 1956, as amended.  Penseco became a holding company upon the acquisition of all of the outstanding shares of Penn Security Bank and Trust Company, a state-chartered bank, on December 31, 1997.  Through its banking subsidiary, Penseco provides a variety of commercial and retail banking services to business and professional customers, as well as retail customers, on a personalized basis.  The bank’s primary lending products are real estate, commercial and consumer loans.  The bank also offers ATM access, credit cards, active investment accounts, trust department services, and other various lending, depository and related financial services.  Penseco provides its products and services to the greater Northeastern Pennsylvania region, primarily to Lackawanna, Wayne, Monroe and the surrounding counties.  Penseco stock is traded on the OTC Bulletin Board under the symbol “PFNS”.  As of September 30, 2008, Penseco had total consolidated assets of approximately $639 million, total consolidated deposits of approximately $442 million and total consolidated shareholders’ equity of approximately $72 million.  The principal executive offices of Penseco are located at 150 North Washington Avenue, Scranton, Pennsylvania 18503-1848, and its telephone number is (570) 346-7741.

Old Forge Bank (see page 177)

Old Forge Bank is a Pennsylvania state-chartered commercial bank.  Old Forge provides commercial and retail banking services to individuals and small to medium-sized businesses.  Old Forge’s primary market is the corridor between Scranton and Wilkes-Barre, Pennsylvania.  These are the towns straddling the Lackawanna and Luzerne county line – Old Forge, Taylor, Moosic, Duryea, Exeter and Avoca. In addition, the market also includes Mid Valley and Peckville. As of September 30, 2008, Old Forge had total consolidated assets of approximately $217 million, total consolidated deposits of approximately $183 million and total consolidated shareholders’ equity of approximately $33 million.  The principal executive offices of Old Forge are located at 216 S. Main Street, Old Forge, Pennsylvania 18518, and its telephone number is (570) 457-8345.

Recent Developments (See page 248.)

Penseco

On February 9, 2009, Penseco reported its preliminary, unaudited results of operations and financial condition at and for the three months and year ended December 31, 2008.  Penseco reported an increase in net income of $339,000 or 29.6% for the three months ended December 31, 2008 to $1,486,000 or $0.69 per share compared with $1,147,000 or $0.54 per share from the year ago period.  The increase in net income was primarily attributable to increased net interest income of $523,000 or 9.6%, higher non-interest income and lower non-interest expense, offset by higher applicable income taxes.  Interest on investments increased mainly due to increased volume of securities of states & political subdivisions and U.S. Agencies while total interest expense declined mainly from lower deposit costs.  The provision for loan losses increased $114,000 from the year ago period.  The allowance for loan losses at December 31, 2008 was 1.20% of total loans compared to 1.21% of total loans at September 30, 2008 and 1.16% of total loans at December 31, 2007.  Also aiding in the increase of net income of $339,000 for the three month period is a lower non-interest expense of $57,000.  This is primarily due to a $497,000 pre-tax VISA litigation accrual ($328,000 net of tax) recorded by the Company in the fourth quarter of 2007.  Excluding the impact of the VISA transaction, net income increased $11,000 or 0.7% from the three months ended December 31, 2007.  (See beginning on page 254 for a reconciliation of GAAP net income to net income excluding the gain related to the VISA, Inc. initial public offering during the three months ended December 31, 2008.)

For the twelve months ended December 31, 2008, net income increased $1,915,000 or 28.6%, to $8,613,000 or $4.01 per share compared with the year ago period of $6,698,000 or $3.12 per share. The increase in net income was primarily attributable to a one time after tax increase in income of $1,129,000, or $.53 per share, related to VISA, Inc.’s initial public offering, which consisted of a gain from the mandatory partial share redemption by VISA and the reversal of a litigation liability accrual that had been recorded by Penseco in the fourth quarter of 2007.  Excluding the impact of the VISA transaction, net income increased $458,000 or 6.5% from the twelve months of 2007.  (See beginning on page 254 for a reconciliation of GAAP net income to net income excluding the gain related to the VISA, Inc. initial public offering during the twelve months ended December 31, 2008.)  Net interest income increased $1,478,000 or 6.8% to $23,068,000 for the twelve months ended December 31, 2008 compared to $21,590,000 for the same period of 2007.  The increase resulted from higher interest on investments of $504,000 or 7.1% due to increased volume of securities of states & political subdivisions and U.S. Agencies.  Total interest expense declined $1,909,000 or 8.8% mainly due to lower deposit costs.  Net interest income after provision for loan losses increased $1,274,000 or 6.1%.  The provision for loan losses increased $204,000 to $861,000 during the twelve months of 2008 compared with $657,000 for the same period of 2007.

Penseco reported total assets of $629.0 million, net loans of $435.9 million, total deposits of $424.7 million and total stockholders’ equity of $73.6 million at December 31, 2008, compared to $580.8 million total assets, $399.9 net loans, $416.5 million total deposits, and $69.7 million stockholders’ equity at December 31, 2007.

Old Forge

Old Forge has reported preliminary unaudited results of operations and financial condition at and for the three months and year ended December 31, 2008.  Old Forge reported a decrease in net income of $85,000 or 10.9% for the three months ended December 31, 2008 to $697,000 or $1.25 per share compared with $782,000 or $1.40 per share from the year ago period. The decrease in net income was primarily attributable to increased loan loss provision of $25,000 and higher non-interest expense totaling $80,000, offset by higher non-interest income of $41,000. Interest on investments and loans along with interest expense declined mainly from the declining rate environment. The allowance for loan losses at December 31, 2008 was 0.84% of total loans compared to 0.87% of total loans at September 30, 2008 and 1.19% of total loans at December 31, 2007.

For the twelve months ended December 31, 2008, net income decreased $541,000 or 17.7%, to $2,520,000 or $4.51 per share compared with the year ago period of $3,061,000 or $5.48 per share. The decrease in net income was primarily attributable to increasing the loan loss provision from $150,000 in 2007 to $300,000 in 2008, along with the effect of $296,000 insurance proceeds in 2007 which was not a recurring item. Net interest income decreased $9,000 or 0.1% to $7,588,000 for the year ended December 31, 2008 compared to $7,597,000 for the same period of 2007. The investment portfolio decreased $2.6 million or 6.1% to $40.0 million as of December 31, 2008 from $42.6 million at December 31, 2007, while net loans increased $12.8 million or 8.2% to $168.4 million at year end 2008 compared to $155.6 million at year end 2007. The declining rate environment during 2008 on loans resulted in a decrease in interest income of $342,000 or 2.8%, despite the loan portfolios’ growth. Total interest expense declined $333,000 or 7.0% mainly due to lower deposit costs.  The net interest income after provision for loan losses decreased $159,000 for 2008 as compared to 2007. The decrease is due primarily to an additional $150,000 loan loss provision in 2008.

Old Forge reported total assets of $223.3 million, net loans of $168.4 million, total deposits of $180.5 million and total stockholders’ equity of $33.5 million at December 31, 2008, compared to $215.6 million total assets, $155.6 net loans, $180.2 million total deposits, and $33.5 million stockholders’ equity at December 31, 2007.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF PENSECO FINANCIAL SERVICES CORPORATION

The following selected financial information for the fiscal years ended December 31, 2007, 2006, 2005, 2004 and 2003 is derived from audited consolidated financial statements of Penseco Financial Services Corporation. The financial information as of and for the nine months ended September 30, 2008 and 2007 is derived from unaudited financial statements.  The results of operations for the nine months ended September 30, 2008 are not necessarily indicative of the results of operations for the full year or any other interim period.  Penseco’s management prepared the unaudited information on the same basis as it prepared Penseco’s audited consolidated financial statements.  In the opinion of Penseco’s management, this information reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data for those dates.  You should read this information in conjunction with Penseco’s consolidated financial statements and related notes for the year ended December 31, 2007, and for the three and nine months ended September 30, 2008, beginning on page 131 of this proxy statement, prospectus.

	At or for the year ended December 31,					At or for the nine months ended September 30,
	2007	2006	2005	2004	2003	2008	2007
						(unaudited)
	(in thousands, except per share amounts)
RESULTS OF OPERATIONS:

Interest Income	$34,329	$31,922	$28,170	$25,385	$26,014	$25,517	$25,727
Interest Expense	12,739	11,054	8,580	7,579	8,228	8,445	9,610
Net Interest Income	21,590	20,868	19,590	17,806	17,786	17,072	16,117
Provision for Loan Losses	657	433	263	144	476	618	528
Net Interest Income after Provision for Loan Losses	20,933	20,435	19,327	17,662	17,310	16,454	15,589
Other Income	8,720	8,205	8,874	9,594	10,743	8,968	6,739
Other Expenses	21,331	21,037	20,719	20,584	20,454	16,341	15,443
Income Taxes	1,624	1,595	1,613	1,071	1,628	1,954	1,334
Net Income	$6,698	$6,008	$5,869	$5,601	$5,971	$7,127	$5,551

BALANCE SHEET AMOUNTS:

Assets	$580,793	$569,821	$575,688	$563,708	$584,590	$639,642	$589,805
Investment Securities	$145,448	$166,080	$229,957	$262,678	$293,125	$154,553	$142,191
Net Loans	$399,939	$365,722	$317,562	$276,576	$236,882	$427,740	$391,435
Deposits	$416,533	$413,800	$397,867	$395,301	$407,944	$442,522	$423,432
Long-Term Borrowings	$55,966	$65,853	$75,401	$84,620	$93,523	$75,275	$58,470
Stockholders’ Equity	$69,715	$66,571	$63,799	$62,376	$60,807	$71,914	$69,694

PER SHARE AMOUNTS:

Earnings per share	$3.12	$2.80	$2.73	$2.61	$2.78	$3.32	$2.58
Dividends per share	$1.58	$1.50	$1.44	$1.35	$1.35	$1.24	$1.11
Book Value per share	$32.45	$30.99	$29.70	$29.04	$28.31	$33.48	$32.45
Common Shares Outstanding	2,148,000	2,148,000	2,148,000	2,148,000	2,148,000	2,148,000	2,148,000

FINANCIAL RATIOS:

Net Interest Margin	3.92%	3.89%	3.57%	3.18%	3.24%	3.89%	3.90%
Return on Average Assets	1.15%	1.07%	1.03%	.96%	1.05%	1.55%	1.27%
Return on Average Equity	9.75%	9.15%	9.23%	9.11%	9.87%	13.14%	10.86%
Average Equity to Average Asset	11.81%	11.68%	11.19%	10.57%	10.59%	11.78%	11.72%
Dividend Payout Ratio	50.64%	53.57%	52.75%	51.72%	48.56%	37.35%	43.02%

SELECTED HISTORICAL FINANCIAL DATA OF OLD FORGE BANK

The following selected financial information for the fiscal years ended December 31, 2007, 2006, 2005, 2004 and 2003 is derived from audited financial statements of Old Forge Bank. The financial information as of and for the nine months ended September 30, 2008 and 2007 is derived from unaudited financial statements.  The results of operations for the nine months ended September 30, 2008 are not necessarily indicative of the results of operations for the full year or any other interim period.  Old Forge’s management prepared the unaudited information on the same basis as it prepared Old Forge’s audited financial statements.  In the opinion of Old Forge’s management, this information reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data for those dates.  You should read this information in conjunction with the financial statements of Old Forge beginning on page 195.

	At or for the year ended December 31,					At or for the nine months ended September 30,
	2007	2006	2005	2004	2003	2008	2007
	(in thousands, except per share amounts)
SUMMARY OF OPERATIONS:						(unaudited)
Total interest income	$12,338	$11,902	$11,568	$11,108	$11,313	$8,991	$9,176
Total interest expense	4,741	4,047	3,175	2,644	3,061	3,345	3,528
Net interest income before
provision for loan losses	7,597	7,855	8,394	8,465	8,252	5,646	5,648
Other Income	1,127	872	890	1,036	919	576	942
Other Expense	4,857	4,807	4,699	4,528	4,378	3,731	3,667
Provision for Loan Losses	150	-	150	600	600	225	100
Income before income taxes
and extraordinary items	3,717	3,920	4,435	4,372	4,193	2,266	2,826
Applicable income taxes	656	797	962	936	943	443	547
Net income	$3,061	$3,123	$3,473	$3,437	$3,250	$1,823	$2,279

PER SHARE DATA:
Net income	$5.48	$5.59	$6.21	$6.15	$5.81	$3.26	$4.08
Cash dividends declared	$2.80	$2.80	$2.75	$2.70	$2.60	$1.05	$1.05
Book Value Per Share	$59.89	$57.12	$54.24	$50.80	$48.46	$60.41	$59.80

FINANCIAL DATA:
Total assets	$215,589	$214,794	$218,700	$215,401	$209,379	$217,840	$214,702
Net loans	$155,590	$151,932	$154,217	$150,594	$148,017	$161,402	$157,134
Total deposits	$180,207	$180,912	$186,658	$185,297	$180,708	$183,017	$175,628
Stockholders' equity	$33,481	$31,932	$30,321	$28,397	$27,090	$33,769	$33,430
Number of shares outstanding	558,994	558,994	558,994	558,994	558,994	558,994	558,994

SELECTED RATIOS:
Net Interest Margin	3.78%	3.94%	4.10%	4.19%	4.27%	3.75%	3.78%
Return on average assets	1.43%	1.47%	1.61%	1.60%	1.57%	1.12%	1.42%
Return on average stockholders' equity	9.29%	9.93%	11.64%	12.21%	12.16%	7.14%	9.29%
Average capital to average assets	15.42%	14.77%	13.83%	13.11%	12.89%	15.72%	15.33%
Allowance for loan losses/loans	1.20%	1.26%	1.33%	1.30%	1.06%	0.87%	1.19%

SELECTED CONSOLIDATED UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following table shows information about our financial condition and results of operations, including per share data and financial ratios, after giving effect to the merger. This information is called pro forma financial information in this document. The table sets forth the information as if the merger had become effective on September 30, 2008, with respect to financial condition data, and on January 1, 2008 and January 1, 2007, respectively, with respect to results of operations data for the periods ending September 30, 2008 and December 31, 2007. This pro forma financial information assumes that the merger is accounted for using the purchase method of accounting and represents a current estimate based on available information of the combined companies’ results of operations.  This table should be read in conjunction with, and is qualified in its entirety by, the historical financial statements, including the notes thereto, of Penseco and the more detailed pro forma financial information, including the notes thereto, appearing elsewhere in this document. See “Unaudited Pro Forma Combined Condensed Financial Information” on page 72 and “Where You Can Find More Information” on page 263. The pro forma financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of possible revenue enhancements, expense efficiencies and asset dispositions, among other factors, that may result as a consequence of the merger and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

	Penseco	Old Forge
	Twelve Months Ending December 31, 2007	Twelve Months Ending December 31, 2007	Eliminations		Marks/Costs		Adjustments		Pro Forma Consolidated

	(in thousands, except per share amounts)
RESULTS OF OPERATIONS:

Interest Income	$34,329	$12,338					(428	) (j)	46,239
Interest Expense	12,739	4,741					-		17,480
Net Interest Income	21,590	7,597					(428	) (j)	28,759
Provision for Loan Losses	657	150					-		807
Net Interest Income after Provision for Loan Losses	20,933	7,447					(428	) (j)	27,952
Other Income	8,720	1,127					-		9,847
Other Expenses	21,331	4,857					822	(i)	27,010
Income Taxes	1,624	656					-		2,280
Net Income	$6,698	$3,061					(1,250	) (i)(j)	8,509

BALANCE SHEET AMOUNTS:

Assets	$580,793	$215,589	(200	) (a)	(2,629	) (c)(d)(e)	11,485	(f)(g)(h)	805,038
Investment Securities	$145,448	$42,650	-		(231	) (d)	-		187,867
Net Loans	$399,939	$155,590	-		(1,600	) (e)	-		553,929
Deposits	$416,533	$180,207	-		-		-		596,740
Long-Term Borrowings	$55,966	$0	-		-		-		55,966
Stockholders' Equity	$69,715	$33,481	(33,481	) (b)	-		40,600	(f)	110,315

PER SHARE AMOUNTS:

Earnings per share	$3.12	$5.48							$2.64
Dividends per share	$1.58	$2.80							$1.68
Book value per share	$32.45	$59.89							$34.26
Common Shares Outstanding	2,148,000	558,994							3,220,000

FINANCIAL RATIOS:

Net Interest Margin	3.92%	3.78%							3.87%
Return on Average Assets	1.15%	1.43%							1.05%
Return on Average Equity	9.75%	9.29%							8.37%
Average Equity to Average Assets	11.81%	15.42%							12.76%
Dividend Payout Ratio	50.64%	51.13%							63.58%
________________________________
(a) Elimination of Old Forge's intangible assets
(b) Elimination of Old Forge's common equity
(c) Acquisition related costs and anticipated tax benefits
(d) Mark-to-market of securities portfolio
(e) Planned charge-off of certain loans to be acquired in transaction
(f) Consideration paid to Old Forge shareholders
(g) Goodwill created in transaction
(h) Core deposit intangible created
(i) Amortization of core deposit intangible over a ten-year period using the sum-of-the-years digits method
(j) Opportunity cost of cash paid to Old Forge shareholders

	Penseco	Old Forge
	Nine Months Ending September 30, 2008	Nine Months Ending September 30, 2008	Eliminations		Marks/Costs		Adjustments		Pro Forma Consolidated

	(in thousands, except per share amounts)
RESULTS OF OPERATIONS:

Interest Income	$25,517	$8,991					(321	) (j)	$34,187
Interest Expense	8,445	3,345					-		11,790
Net Interest Income	17,072	5,646					(321	) (j)	22,397
Provision for Loan Losses	618	225					-		843
Net Interest Income after Provision for Loan Losses	16,454	5,421					(321	) (j)	21,554
Other Income	8,968	576					-		9,543
Other Expenses	16,341	3,731					557	(i)	20,629
Income Taxes	1,954	443					-		2,397
Net Income	$7,127	$1,823					(878	) (i)(j)	$8,072

BALANCE SHEET AMOUNTS:

Assets	$639,642	$217,840	(163	) (a)	(2,629	) (c)(d)(e)	11,159	(f)(g)(h)	$865,849
Investment Securities	$154,553	$39,789	-		(231	) (d)	-		$194,111
Net Loans	$427,740	$161,402	-		(1,600	) (e)	-		$587,542
Deposits	$442,522	$183,017	-		-		-		$625,539
Long-Term Borrowings	$75,275	$-	-		-		-		$121,704
Stockholders' Equity	$71,914	$33,769	(33,770	) (b)	-		40,600	(f)	$112,513

PER SHARE AMOUNTS:

Earnings per share	$3.32	$3.26							$2.51
Dividends per share	$1.24	$1.05							$1.26
Book value per share	$33.48	$60.41							$34.94
Common Shares Outstanding	2,148,000	558,994							3,220,000

FINANCIAL RATIOS:

Net Interest Margin	3.89%	3.75%							3.79%
Return on Average Assets	1.55%	1.12%							1.24%
Return on Average Equity	13.14%	7.14%							9.56%
Average Equity to Average Assets	11.78%	15.72%							12.99%
Dividend Payout Ratio	37.35%	32.21%							50.27%
_______________________________
(a) Elimination of Old Forge's intangible assets
(b) Elimination of Old Forge's common equity
(c) Acquisition related costs and anticipated tax benefits
(d) Mark-to-market of securities portfolio
(e) Planned charge-off of certain loans to be acquired in transaction
(f) Consideration paid to Old Forge shareholders
(g) Goodwill created in transaction (calculated using 9/30/08 balances)
(h) Core deposit intangible created (3% of target's core deposit, amortized over ten years using the sum-of-the-years digits method)
(i) Amortization of core deposit intangible over a ten-year period using the sum-of-the-years digits method
(j) Opportunity cost of cash paid to Old Forge shareholders

COMPARATIVE PER SHARE DATA

The following table sets forth historical per share information for Penseco and Old Forge and additional information as if the companies had been combined for the periods shown, which we refer to as “pro forma” information. The pro forma information is based upon the assumption that the total number of shares of Old Forge common stock outstanding immediately prior to the completion of the merger will be 558,994 and that the Penseco closing price will be $37.00, the same as the last closing price of Penseco common stock as of the last trading day preceding the public announcement of the merger agreement, such that the exchange ratio would be 2.8043 shares of Penseco common stock for each share of Old Forge common stock (determined by dividing the per share amount of $103.76 (which will be determined in part, based on the Penseco closing price) by $37.00).

The exchange ratio of 2.8043 is used for illustrative purposes only and the actual exchange ratio to be used in the merger will likely differ from the exchange ratio used for illustrative purposes.  Based on the assumptions used in this illustration, 391,297 of the 558,994 shares of Old Forge stock would be exchanged for Penseco stock, with the balance of the Old Forge shares being exchanged for cash. For a description of the manner in which the exchange ratio is determined, see “The Merger Agreement — Consideration to be Received in the Merger” beginning on page 50.

The Old Forge pro forma equivalent per share amounts are calculated by multiplying the Penseco pro forma combined book value per share, cash dividends per share and net income per share by the assumed exchange ratio of 2.8043 so that the per share amounts equate to the respective values for one share of Old Forge common stock. The unaudited pro forma Penseco per share equivalents are calculated by combining the Penseco historical share amounts with pro forma amounts from Old Forge, assuming the exchange ratio of 2.8043.

We present below for Penseco and Old Forge historical, unaudited pro forma combined and pro forma equivalent per share financial data for the year ended December 31, 2007 and the interim period ended September 30, 2008.  This data should be read together with the selected historical financial data of Penseco and Old Forge and the unaudited pro forma combined condensed financial statements included in this document. This data should also be read together with Old Forge’s financial statements and related notes included under “Old Forge Financial Statements” beginning on page 195 and Penseco’s consolidated financial statements and related notes included under “Penseco Financial Statements” beginning on page 131 of this proxy statement/prospectus.  The per share data is not necessarily indicative of the operating results that Penseco would have achieved had it completed the merger as of the beginning of the periods presented and should not be considered as representative of future operations.

	Penseco Historical	Old Forge Historical	Pro Forma Penseco	Equivalent Pro Forma Old Forge(1)
Book value per share
9/30/2008	$33.48	$60.41	$34.94	$97.98
12/31/2007	32.45	59.89	34.25	96.05
Cash dividends declared per share
9/30/2008	1.24	1.05	1.26	3.53
12/31/2007	1.58	2.80	1.68	4.71
Basic net income per share
9/30/2008	3.32	3.26	2.51	7.03
12/31/2007	3.12	5.48	2.64	7.40
Diluted net income per share
9/30/2008	3.32	3.26	2.51	7.03
12/31/2007	3.12	5.48	2.64	7.40

(1)
The Old Forge equivalent pro forma information shows the effect of the merger from the perspective of an owner of Old Forge common stock. We calculated the Old Forge equivalent information by multiplying the Penseco and Old Forge combined pro forma per share amounts by an assumed exchange ratio of 2.8043 and after giving effect to the pro forma adjustments. The calculations do not reflect for the cash component of the merger consideration.

RISK FACTORS

In considering whether to vote in favor of the proposal to approve the merger agreement, you should carefully consider the following risk factors.

Risk Factors Relating to the Merger

Because the market price of Penseco common stock will fluctuate, Old Forge shareholders cannot be sure of the trading price of the merger consideration they will receive.

Upon completion of the merger, each share of Old Forge common stock will be converted into the right to receive merger consideration consisting of shares of Penseco common stock and/or cash pursuant to the terms of the merger agreement.  The value of the merger consideration to be received by Old Forge shareholders will be based on the average of the closing price of Penseco common stock for the twenty trading days ending on the “determination date,” which will be the third calendar day before the date of completion of the merger, or if such calendar day is not a trading day on the OTC Bulletin Board, then the trading day immediately preceding such calendar day.  This average price may vary from the closing price of Penseco common stock on the date we announced the merger, on the date this document was mailed to Old Forge shareholders and on the date of the meeting of the Old Forge shareholders.  Any change in the market price of Penseco common stock prior to completion of the merger will affect the value of the merger consideration that Old Forge shareholders will receive upon completion of the merger.  Accordingly, at the time of the Old Forge special meeting and prior to the election deadline, Old Forge shareholders will not necessarily know or be able to calculate the amount of the cash consideration they would receive or the number of shares of Penseco common stock they would receive upon completion of the merger.  Old Forge is not permitted to resolicit the vote of Old Forge shareholders solely because of changes in the market price of Penseco’s stock.  Stock price changes may result from a variety of factors, including general market and economic conditions, changes in Penseco’s business, operations and prospects, and regulatory considerations.  Many of these factors are beyond our control.  You should obtain current market quotations for shares of Penseco common stock.

Some of the conditions to closing of the merger may result in delay or prevent completion of the merger, which may adversely affect the value of our companies’ securities.

Completion of the merger is conditioned upon the receipt of certain governmental consents and approvals, including consents and approvals required by the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking. Failure to obtain these consents would prevent consummation of the merger. Even if the approvals are obtained, the effort involved may delay consummation of the merger. Governmental authorities may also impose conditions in connection with the merger that may adversely affect the combined company’s operations after the merger. Any of these events could have a negative impact on the value of Penseco and Old Forge stock. In addition, neither Penseco nor Old Forge is obligated to complete the merger if the regulatory approvals received in connection with the completion of the merger include any condition or restrictions that, in the aggregate, would reasonably be expected to have a material adverse effect on Penseco, Old Forge or the surviving corporation.

The merger may distract our management from their other responsibilities.

The acquisition of Old Forge could cause the management of the companies to focus their time and energies on matters related to the merger that otherwise would be directed to the companies’ business and operations. Any such distraction on the part of management, if significant, could affect management’s ability to service existing business and develop new business and adversely effect Penseco’s business and earnings following the merger.

If the merger is not completed, the companies will have incurred substantial expenses without realizing the expected benefits.

Both Penseco and Old Forge have incurred substantial expenses in connection with the merger transaction and expect to incur additional expenses prior to completing the merger. The completion of the merger depends on the satisfaction of specified conditions and the receipt of regulatory approvals. We cannot guarantee that these conditions will be met. If the merger is not completed, the merger-related expenses that the companies have incurred could have an adverse impact on their financial condition without any of the expected benefits of the merger.

The merger agreement limits Old Forge’s ability to pursue alternatives to the merger.

The merger agreement contains “no shop” provisions that, subject to specified exceptions, limit Old Forge’s ability to discuss, facilitate or commit to competing third-party proposals to acquire all or a significant part of Old Forge, as well as a termination fee that is payable by Old Forge under certain circumstances.  These provisions might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of Old Forge from considering or proposing that acquisition even if it were prepared to pay consideration with a higher per share market price than that proposed in the merger, or might result in a potential competing acquiror proposing to pay a lower per share price to acquire Old Forge than it might otherwise have proposed to pay.

Old Forge shareholders may receive a form of consideration different from that which they elect.

While each Old Forge shareholder may elect to receive cash or Penseco common stock or a combination of cash and stock in the merger, the aggregate of cash and Penseco common stock available for all Old Forge shareholders will be fixed amounts (subject to increase in Penseco’s discretion in the event that any shareholder of Old Forge would end up owning 5% or more of Penseco following completion of the merger).  As a result, if either a cash or stock election proves to be more popular among Old Forge shareholders than is provided for by the aggregate amounts of cash and stock, and you choose the election that is more popular, you might receive a portion of your consideration in the form you did not elect.

If you are an Old Forge shareholder and you tender shares of Old Forge common stock to make an election, you will not be able to sell those shares, unless you revoke your election prior to the election deadline.

If you are a registered Old Forge shareholder and want to make a valid cash or stock election, you will have to deliver your stock certificates (or follow the procedures for guaranteed delivery), and a properly completed and signed form of election to the exchange agent. For further details on the determination of the election deadline, see “The Merger Agreement — Conversion of Shares; Exchange of Certificates; Elections as to Form of Consideration — Form of Election.”  The election deadline may be significantly in advance of the closing of the merger.  You will not be able to sell any shares of Old Forge common stock that you have delivered as part of your election unless you revoke your election before the deadline by providing written notice to the exchange agent.  If you do not revoke your election, you will not be able to liquidate your investment in Old Forge common stock for any reason until you receive cash and/or Penseco common stock in the merger.  In the time between the election deadline and the closing of the merger, the market price of Penseco or Old Forge common stock may decrease, and you might otherwise want to sell your shares of Old Forge common stock to gain access to cash, make other investments, or reduce the potential for a decrease in the value of your investment.  The date that you will receive your merger consideration depends on the completion date of the merger, which is uncertain.  The completion date of the merger might be later than expected due to unforeseen events, such as delays in obtaining regulatory approvals.

The shares of Penseco common stock to be received by Old Forge shareholders receiving the stock consideration as a result of the merger will have different rights from the shares of Old Forge common stock.

Upon completion of the merger, Old Forge shareholders who receive the stock consideration will become Penseco shareholders and their rights as shareholders will be governed by the articles of incorporation and bylaws of Penseco and by the Pennsylvania Business Corporation Law.  The rights associated with Penseco common stock are different from the rights associated with Old Forge common stock.  See the section of this proxy statement/prospectus titled “Comparison of Shareholders’ Rights” beginning on page 80 for a discussion of the different rights associated with Penseco and Old Forge common stock.

The sale of a substantial amount of Penseco common stock after the merger could adversely affect the market price of Penseco common stock.

All of the shares of Penseco common stock that Old Forge shareholders receive in the merger may be sold immediately, subject to certain restrictions imposed under the securities laws with respect to shares received by “affiliates” of Penseco.  The sale of a substantial amount of Penseco common stock after the merger could adversely affect its market price.  It could also impair Penseco’s ability to raise money through the sale of more stock or other forms of capital.  In addition, the sale of authorized but unissued shares of Penseco common stock by Penseco after the merger could adversely affect its market price.

Old Forge executive officers and directors have financial interests in the merger that may be different from, or in addition to, the interests of Old Forge shareholders.

Old Forge’s officers and directors have financial interests in the merger that may be different from, or in addition to, the interests of Old Forge shareholders.  For example, certain directors and employees of Old Forge may receive certain payments in connection with the merger and be entitled to certain severence benefits following the merger.

Old Forge’s board of directors was aware of these interests and took them into account in its decision to approve and adopt the merger agreement.  For information concerning these interests, please see the discussion under the caption “The Merger - Old Forge’s Directors and Officers Have Financial Interests in the Merger.”

Risks Relating to Combined Operations following the Merger

We may fail to realize the cost savings we estimate for the merger.

The success of the merger will depend, in part, on our ability to realize the estimated cost savings from combining the businesses of Penseco and Old Forge. Penseco’s management estimated at the time the proposed merger was announced that by December 31, 2010, it expects to achieve annual cost savings from the operations of Penn Security and Old Forge of approximately $1.2 million through the reduction of administrative and operational redundancies. While Penseco and Old Forge continue to believe these cost savings estimates are achievable as of the date of this document, it is possible that the potential cost savings could turn out to be more difficult to achieve than originally anticipated. The cost savings estimates depend on the ability to combine the businesses of Penseco and Old Forge in a manner that permits those cost savings to be realized. If the estimates of Penseco and Old Forge turn out to be incorrect or Penseco and Old Forge are not able to combine successfully their two companies, the anticipated cost savings may not be realized fully or at all, or may take longer to realize than expected.

Combining our two companies may be more difficult, costly or time-consuming than we expect, or could result in the loss of customers.

Penseco and Old Forge have operated, and, until the completion of the merger, will continue to operate, independently.  It is possible that the integration process could result in unanticipated adverse affects.   Factors which will affect our ability to successfully integrate our combined operations include, but are not limited to, Penseco’s ability to:

•	maintain existing relationships with depositors in the banks to minimize withdrawals of deposits subsequent to the merger;

•	continue to operate the ongoing business of Penseco and Old Forge without disruption;

•	control its incremental non-interest expense and maintain overall operating efficiencies;

•	retain and attract qualified personnel; and

•	compete effectively in the communities served by Penseco and Old Forge and in nearby communities.

Old Forge shareholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

Old Forge shareholders currently have the right to vote in the election of the board of directors of Old Forge and on other matters affecting Old Forge.  When the merger occurs, each Old Forge shareholder that receives shares of Penseco common stock will become a shareholder of Penseco with a percentage ownership of the combined organization that is much smaller than the shareholder’s percentage ownership of Old Forge.  In fact, it is expected that the former shareholders of Old Forge as a group will own less than 35% of the outstanding shares of Penseco immediately after the merger.  Because of this, Old Forge’s shareholders will have less influence on the management and policies of Penseco than they now have on the management and policies of Old Forge.

Economic conditions in a market area currently serviced by one of our companies could unfavorably impact our combined operations.

Penseco and Old Forge principally operate in the Northeast Pennsylvania area. The operating results of Penseco and Old Forge as a combined company will depend largely on economic conditions in this and surrounding areas. A deterioration in economic conditions in one of these market areas could unfavorably impact our combined operations and:

•	increase loan delinquencies;

•	increase problem assets and foreclosures;

•	increase claims and lawsuits;

•	decrease the demand for our products and services; and

•	decrease the value of collateral for loans, especially real estate, in turn reducing customers’ borrowing power, the value of assets associated with nonperforming loans and collateral coverage.

Penseco may not be able to successfully integrate future acquisitions, which may adversely affect our business.

Penseco may consider future strategic acquisitions, some of which could be material to the combined company and which may include companies that are substantially equivalent or larger in size compared to the combined company. From time to time Penseco explores and conducts discussions with third parties regarding possible acquisitions. As of the date of this proxy statement/prospectus, Penseco has not entered into any definitive agreement, other than the merger agreement with Old Forge, and does not have any definitive plans relating to any specific acquisitions other than the merger discussed in this proxy statement/prospectus.

We will have to integrate any future acquisitions into our business. The difficulties of combining the operations, technologies and personnel of companies we acquire include coordinating and integrating geographically separated organizations and integrating personnel with diverse business backgrounds. We may not be able to effectively manage or integrate the acquired companies. Further, we may not be successful in implementing appropriate operational, financial and management systems and controls to achieve the benefits expected to result from these acquisitions. Our efforts to integrate these businesses could be affected by a number of factors beyond our control, such as regulatory developments, general economic conditions and increased competition. In addition, the process of integrating these businesses could cause an interruption of, or loss of momentum in, the activities of our existing business and the loss of key personnel and customers. The diversion of management’s attention and any delays or difficulties encountered in connection with the transition and integration of these businesses could negatively impact our business and results of operations if any of the above adverse effects were to occur. Further, the benefits that we anticipate from any acquisitions may not be obtained.

A continuation of recent turmoil in the financial markets could have an adverse effect on the financial position or results of operations of Penseco, Old Forge and/or the combined company.

In recent periods, United States and global markets, as well as general economic conditions, have been disrupted and volatile.  Concerns regarding the financial strength of financial institutions have led to distress in credit markets and issues relating to liquidity among financial institutions.  Some financial institutions around the world have failed; others have been forced to seek acquisition partners.  The United States and other governments have taken steps to try to stabilize the financial system, including investing in financial institutions.  Our businesses, financial conditions and results of operations could be adversely affected by (1) continued disruption and volatility in financial markets, (2) continued capital and liquidity concerns regarding financial institutions generally and our counterparties specifically, including the Federal Home Loan Bank, (3) limitations resulting from governmental action in an effort to stabilize or provide additional regulation of the financial system, or (4) recessionary conditions that are deeper or last longer than currently anticipated.  Further, there can be no assurance that action by federal and state legislatures, and governmental agencies and regulators, including the enacted legislation authorizing the U.S. government to invest in financial institutions, or changes in tax policy, will help stabilize the U.S. financial system and any such action, including changes to existing legislation or policy, could have an adverse effect on the financial conditions or results of operations of Penseco, Old Forge and/or the combined company.

Changes in the credit quality of our loan portfolios may impact the level of our allowance for loan losses and adversely effect our financial condition and results of operations.

We make various judgments about the collectibility of our loans, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for our loans.  In determining the amount of the allowance for loan losses, we review our loans and loan loss and delinquency experience, and evaluate economic conditions.  If our judgments are incorrect, our allowance for loan losses may not be sufficient to cover inherent losses, which will result in additions to our allowance through increased provisions for loan losses.  In addition, bank regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs.  Increased provisions for loan losses would increase our expenses and reduce our profits.

Changes in interest rates could adversely effect the value of our investment securities and net interest income which could adversely effect our financial condition and results of operations.

At December 31, 2008, Penseco held approximately $95.0 million, and Old Forge held approximately $40.0 million, of marketable securities available for sale.  These securities are carried at fair value on the consolidated balance sheets.  Unrealized gains or losses on these securities, that is, the difference between the fair value and the amortized cost of these securities, is reflected in stockholders’ equity, net of deferred taxes.  The fair value of our available for sale marketable securities is subject to interest rate change, which would not affect recorded earnings, but would increase or decrease comprehensive income and stockholders’ equity.

The principal component of our earnings is net interest income, which is the difference between interest and fees earned on interest-earning assets and interest paid on deposits and other borrowings.  The most significant impact on net interest income between periods is derived from the interaction of changes in the volume of and rates earned or paid on interest-earning assets and interest-bearing liabilities.  The volume of earning dollars in loans and investments, compared to the volume of interest-bearing liabilities represented by deposits and borrowings, combined with the spread, produces the changes in net interest income between periods.

Strong competition within our market could affect our profits and inhibit growth.

We operate in a competitive environment in which we share our market with many local independent banks as well as several banks which are affiliates or branches of very large regional holding companies.  We encounter competition from diversified financial institutions, ranging in size from small banks to the nationwide banks operating in our region. The competition includes commercial banks, savings and loan associations, credit unions, other lending institutions and mortgage originators.

The principal competitive factors we face can be grouped into two categories: pricing and services. Pricing competition includes interest rates on deposits, especially time deposits, and interest rates and fees charged to customers on loans.  From a service perspective, we competes in areas such as convenience of location, types of services, service costs and banking hours.  Our ability to attract loans and deposits, grow our business, and maintain profitability depends on our continued ability to compete successfully in our market area.

We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

Penseco is registered as a financial holding company under the Bank Holding Company Act of 1956, as amended, and, as such, is subject to supervision and regulation by the Board of Governors of the Federal Reserve System, or “FRB.”  As a financial holding company, Penseco is permitted to engage in banking-related activities as authorized by the FRB, directly or through subsidiaries or by acquiring companies already established in such activities subject to the FRB regulations relating to those activities.

Penseco’s banking subsidiary, Penn Security, and Old Forge, as Pennsylvania state-chartered financial institutions, are subject to supervision, regulation and examination by the Commonwealth of Pennsylvania Department of Banking and by the Federal Deposit Insurance Corporation, or “FDIC.”

Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory actions, may have a material impact on our business, results of operations and financial condition.

We need to continually attract and retain qualified personnel for our operations.

High quality customer services, as well as efficient and profitable operations, are dependent on our ability to attract and retain qualified individuals for key positions within the organization.  Failure to attract and retain qualified personnel would adversely effect our business and, in turn, our results of operations and financial condition.

Our operations could be adversely effected if it does not have access to modern and reliable technology.

We operate in a highly-automated environment, wherein almost all transactions are processed by computer software to produce results. To remain competitive, we must continually evaluate the adequacy of our data processing capabilities and make revisions as needed.  If we did not have access to modern and reliable technology, as a result of a natural disaster, sustained power failure or other inability to utilize our primary systems, it would adversely effect our business and, in turn, our results of operations and financial condition.

Increased needs for disbursement of funds on loans and deposits can adversely effect our liquidity.

The objective of liquidity management is to maintain a balance between sources and uses of funds in such a way that the cash requirements of customers for loans and deposit withdrawals are met in the most economical manner.  Management monitors our liquidity position continuously in relation to trends of loans and deposits for short-term as well as long-term requirements.  Liquid assets are monitored on a daily basis.  Management also manages our liquidity requirements by maintaining an adequate level of readily marketable assets and access to short-term funding sources.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, with respect to the merger and the financial condition, results of operations, future performance and business of Penseco, Old Forge and the combined company after completion of the merger. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to the companies’ beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control).

While Penseco and Old Forge believe their plans, intentions and expectations as reflected in these forward-looking statements are reasonable, their plans, intentions and expectations may not be realized.  You should understand that various factors, in addition to those discussed elsewhere in this document could affect the future results of Penseco, Old Forge or the combined company following the merger, and could cause results to differ materially from those expressed in these forward-looking statements, including:

•	whether the transactions contemplated by the merger agreement will be approved by shareholders of Old Forge and applicable regulatory authorities;

•
Penseco’s ability to complete the merger, to integrate successfully the assets, liabilities, customers, systems and management personnel into Penseco’s operations, and to realize expected cost savings and revenue enhancements within expected timeframes;

•
the possibility that expected merger-related charges are materially greater than forecasted or that final purchase price allocations based on fair value of the acquired assets and liabilities at the effective date of the merger and related adjustments to yield and/or amortization of the acquired assets and liabilities are materially different from those forecasted;

•	adverse changes in Penseco’s or Old Forge’s loan portfolios and the resulting credit risk-related losses and expenses;

•	interest rate fluctuations which could increase Penseco’s or Old Forge’s cost of funds or decrease our yield on earning assets and therefore reduce our net interest income;

•	continued levels of loan quality and origination volume;

•	the adequacy of allowances for loan losses;

•	the loss of certain key officers, including the loss of officers of Old Forge after the merger, which could adversely impact Penseco’s business and the combined company;

•	continued relationships with major customers;

•	Penseco’s ability to continue to grow its business, and the combined company’s business, internally and through acquisition and successful integration of bank entities while controlling costs;

•
general economic or business conditions, either nationally, regionally or in the communities in which either Penseco or Old Forge does business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit;

•	the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System;

•	compliance with laws and regulatory requirements of federal and state agencies;

•	the willingness of customers to substitute competitors’ products and services for Penseco’s products and services and vice versa;

•	the ability to hedge certain risks economically;

•	the timely development of competitive new products and services by Penseco and the acceptance of such products and services by customers;

•	changes in consumer confidence, spending, and savings habits relative to the financial services we provide; and

•	Penseco’s success in managing the risks involved in the foregoing.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document.

All subsequent written and oral forward-looking statements attributable to Penseco or Old Forge or any person acting on their behalf in connection with the solicitation of proxies or otherwise in connection with the proposed merger are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither Penseco nor Old Forge undertakes any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, except as may be required by applicable law or regulation. We urge readers to carefully review and consider the various disclosures in Penseco’s SEC filings, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2007.

THE OLD FORGE SPECIAL MEETING

This section contains information about the special meeting of Old Forge shareholders that has been called to consider and approve the merger of Old Forge, in a two-step transaction, with and into Penn Security, with Penn Security as the surviving corporation in the merger.

Together with this document, we are also sending you a notice of the special meeting and a form of proxy that is solicited by the Old Forge board of directors.  The special meeting will be held on Thursday, March 19, 2009, at 10:00 AM local time, at the Arcaro & Genell Restaurant & Banquet Facility, 443 South Main Street, Old Forge, Pennsylvania 18518, subject to any adjournments or postponements.

Matters to Be Considered

The purpose of the special meeting is to vote on a proposal to approve and adopt the Agreement and Plan of Merger.

You also may be asked to vote upon a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the merger.

Proxies

Each copy of this document mailed to holders of Old Forge common stock is accompanied by a form of proxy with instructions for voting.  If you hold stock in your name as a shareholder of record, you should complete and return the proxy card accompanying this document to ensure that your vote is counted at the special meeting, or at any adjournment or postponement of the special meeting, regardless of whether you plan to attend the special meeting.

If you hold your stock in “street name” through a bank or broker, you must direct your bank or broker to vote in accordance with the instructions you have received from your bank or broker.

If you hold stock in your name as a shareholder of record, you may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to Old Forge’s Secretary or (3) attending the special meeting in person, notifying Old Forge’s Secretary, and voting by ballot at the special meeting.  If you hold your stock in “street name” through a bank, broker or other nominee, you must follow your bank’s, broker’s or other nominee’s instructions to revoke your proxy.

Any shareholder entitled to vote in person at the special meeting may vote in person regardless of whether a proxy has been previously given, and such vote will revoke any previous proxy but the mere presence (without notifying Old Forge’s Secretary) of a shareholder at the special meeting will not constitute revocation of a previously given proxy.

Written notices of revocation and other communications about revoking your proxy should be addressed to:

Old Forge Bank
216 South Main Street
Old Forge, Pennsylvania 18518
Attention: Secretary

All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card.  If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” approval of the plan of merger and “FOR” approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the merger.  According to the Old Forge bylaws notifications of special meetings shall contain the purpose of the meeting.  Accordingly, absent notice complying with the Old Forge bylaws and applicable law, no matters other than the matters described in this document will be presented for action at the special meeting or at any adjournment or postponement of the special meeting.

Solicitation of Proxies

Old Forge will bear the entire cost of soliciting proxies from you.  In addition to solicitation of proxies by mail, Old Forge will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Old Forge common stock and secure their voting instructions.  Old Forge will reimburse the record holders for their reasonable expenses in taking those actions.  If necessary, Old Forge may use its directors, officers and employees, who will not be specially compensated, to solicit proxies from Old Forge shareholders, either personally or by telephone, facsimile, letter or other means.

Old Forge and Penseco will share equally the expenses incurred in connection with the printing and mailing of this document.

Record Date

The close of business on February 9, 2009 has been fixed as the record date for determining the Old Forge shareholders entitled to receive notice of and to vote at the special meeting.  At that time, approximately 558,994 shares of Old Forge common stock were outstanding, held by approximately 325 holders of record.

Voting Rights and Vote Required

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Old Forge common stock entitled to vote is necessary to constitute a quorum at the special meeting.  Abstentions will be counted for the purpose of determining whether a quorum is present.

Under applicable Pennsylvania law, at least two-thirds of the outstanding shares of Old Forge common stock entitled to vote as of the record date is required to approve the Agreement and Plan of Merger.  Accordingly, if you abstain from voting you will effectively be voting “against” the merger proposal.  In addition, any broker non-votes will effectively be votes “against” the merger proposal.  Abstentions and broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum.

As of the record date, directors and executive officers of Old Forge and their affiliates, had the right to vote approximately 94,058 shares of Old Forge common stock, or 16.8% of the outstanding Old Forge common stock at that date.  Each of the directors and one shareholder of Old Forge, holding in the aggregate approximately 149,824 shares of Old Forge common stock, or 26.8% of the outstanding Old Forge common stock entitled to be voted at the special meeting, have entered into voting agreements with Penseco to vote all of their shares of Old Forge common stock in favor of the merger.

Approval of any proposal to adjourn or postpone the meeting, if necessary, for the purpose of soliciting additional proxies may be obtained by approval of the holders of a majority of the shares of Old Forge common stock present in person or represented by proxy at the special meeting, whether or not a quorum is present.

Recommendation of the Old Forge Board of Directors

The Old Forge board of directors has approved the merger agreement and the transactions it contemplates, including the merger.  The Old Forge board of directors determined that the merger, merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Old Forge and its shareholders and recommends that you vote “FOR” approval of the plan of merger.  See “The Merger—Old Forge’s Reasons for the Merger; Recommendation of the Old Forge Board of Directors” for a more detailed discussion of the Old Forge board of directors’ recommendation.

Attending the Meeting

All holders of Old Forge common stock, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting.  Shareholders of record can vote in person at the special meeting.  If you are not a shareholder of record, you must obtain a proxy executed in your favor from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the special meeting.  If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership and you must bring a form of personal photo identification with you in order to be admitted.  We reserve the right to refuse admittance to anyone without both proper proof of share ownership and proper photo identification.

THE MERGER

Background and Negotiation of the Merger

On April 16, 2008, Old Forge received an unsolicited letter from a financial institution, referred to as “Bank A,” which set forth a proposal that Bank A acquire Old Forge (the “Initial Bank A Proposal”).  On April 22, 2008, the board of directors of Old Forge met with its legal counsel, Carl Greco, to discuss the Initial Bank A Proposal.

Old Forge held its annual shareholder’s meeting on April 24, 2008, and announced at the meeting that it had received an unsolicited proposal to be acquired, and that the Old Forge board of directors was taking the proposal under advisement.

On April 28, 2008, Michelene Pagnotti Kennedy, the chair of Old Forge’s board of directors, and an Old Forge shareholder, met with David G. Danielson of Danielson Capital to discuss the banking environment and the general outlook for small community banks.

On May 9, 2008, the board of directors of Old Forge interviewed three prospective financial advisors, including Danielson Capital, and received proposals from each.  As part of its interview, Danielson Capital presented a report on the banking environment and the general outlook for small community banks.

On July 3, 2008, the board of directors of Old Forge met to consider the proposals it had received from the prospective financial advisors and decided to engage Danielson Capital as its financial advisor to evaluate Old Forge’s full range of strategic options, including the Initial Bank A Proposal.  On July 8, 2008, Ms. Kennedy forwarded a copy of the Initial Bank A Proposal to Danielson Capital.

Danielson Capital met with the Old Forge board of directors on July 31, 2008, to report on the banking environment, the full range of Old Forge’s strategic options, and its analysis of the Initial Bank A Proposal.  After Danielson Capital’s report and a detailed discussion, the Old Forge board of directors authorized Danielson Capital to prepare a confidential information memorandum and contact six financial institutions, including Penseco, which were identified by the Old Forge board of directors and Danielson Capital to be the most likely strategic acquirers of Old Forge.

From September 1 through September 9, 2008, Danielson Capital contacted the six financial institutions without identifying Old Forge and asked each of them to sign a confidentiality agreement.  On September 7, 2008, one of the financial institutions, referred to as “Bank B,” signed a confidentiality agreement.

Penseco had been seeking, and continues to seek, opportunities to optimize its branch network and to expand geographically through targeted acquisitions, as well as other efforts and, on September 9, 2008, Penseco signed a confidentiality agreement.  Also on September 9, one other financial institution, referred to as “Bank C,” signed a confidentiality agreement.  On September 12, 2008, Bank A and another financial institution, referred to as “Bank D,” signed confidentiality agreements.

From September 10 through September 12, 2008, Danielson Capital circulated a confidential information memorandum and confidential supplemental appendices to Penseco, Bank A, Bank B, Bank C and Bank D, requesting that each submit a proposal for the acquisition of Old Forge by October 3, 2008.  Danielson Capital visited with Penseco, Bank A, Bank B and Bank C.  Danielson Capital did not visit Bank D, which declined further interest after it learned the identity of Old Forge.  The sixth financial institution that had been identified by the Old Forge board of directors and Danielson Capital did not respond to Danielson Capital’s repeated calls.  Additionally, during this time, a seventh financial institution was also contacted on a no name basis at the request of one of the Old Forge directors and indicated that it was not interested in a potential acquisition in Northeast Pennsylvania.

On September 11, 2008, Penseco’s management received the materials from Danielson Capital.  In furtherance of its strategic objectives, Penseco’s management has, from time-to-time, and with assistance from its advisors, discussed potential partnerships with targeted community banks which could help achieve Penseco’s long-term strategic objectives.  In this regard, Penseco already had some familiarity with Old Forge.

On September 23, 2008, Old Forge executed an engagement letter dated September 19, 2008 with Danielson Capital with respect to Danielson Capital’s financial advisory services.

On September 23, 2008, Ms. Kennedy and Old Forge director, Jerry J. Weinberger, on behalf of the board of directors of Old Forge, contacted a number of attorneys, including David F. Scranton of Stradley Ronon Stevens & Young, LLP, to discuss the possible engagement of one of their firms to act as special counsel for Old Forge in connection with the proposed transaction.

On September 25, 2008, Craig W. Best, President and Chief Executive Officer of Penseco, contacted Ms. Kennedy to arrange a meeting.  Mr. Best met with Ms. Kennedy on October 2, 2008, to express Penseco’s interest in acquiring Old Forge and to discuss plans regarding the branches and employees, should Old Forge choose to pursue a transaction with Penseco.

Penseco, with assistance from KBW, prepared a proposal for the acquisition of Old Forge and submitted it to Danielson Capital on October 3, 2008.  On that date, Bank A and Bank B also submitted proposals to Danielson Capital.  Penseco’s proposal was to acquire Old Forge based on an aggregate transaction value of $57.5 million, with approximately twenty-five percent of the merger consideration payable in cash and the balance payable in Penseco common stock.  The proposal was subject to due diligence investigations, definitive transaction documentation, and other contingencies.

On October 4, 2008, Bank C submitted a proposal to acquire Old Forge to Danielson Capital.

On October 13, 2008, Ms. Kennedy contacted Mr. Scranton to advise him that Old Forge was engaging Stradley Ronon Stevens & Young, LLP as special counsel with respect to the proposed transaction.

On October 14, 2008, Mr. Danielson and Mr. Scranton met with the board of directors of Old Forge to discuss the four proposals received by Danielson Capital.  Mr. Danielson presented an analysis comparing the four proposals.  The board of directors authorized Mr. Danielson to ask Bank B and Penseco to each submit their last and best offer on or before November 3, 2008.

On October 15, 2008, Mr. Danielson contacted Penseco and Bank B and requested that they each submit their last and best offer on or before November 3, 2008 and asked that they each make a presentation to the Old Forge board of directors.

On October 23, 2008, Penseco and Bank B made separate presentations to the Old Forge board of directors regarding their proposals.  Representatives of Penseco met with the Old Forge board of directors to discuss Penseco’s interest in the proposed transaction, as well as the potential benefits of the combination of Penseco and Old Forge.  Subsequent to that meeting, Mr. Danielson, on behalf of Old Forge, contacted Mr. Best to determine whether certain of the terms set forth in Penseco’s October 3 indication of interest could be revised.  Mr. Danielson made a similar request to Bank B in response to that request, on November 3, following the approval of its executive committee, Penseco sent a revised proposal to the board of directors of Old Forge, which included the combination of cash and a number of shares of Penseco common stock reflected in the exchange ratio described below under “The Merger Agreement—Consideration to be Received in the Merger.”

On November 3, 2008, Bank B also submitted a revised proposal to Mr. Danielson. It offered a mixture of 70% cash and 30% Bank B stock, and the proposal stated that it had a nominal value, at the time of the proposal, of $107.50 for each Old Forge share. In contrast to the Penseco offer, the Bank B proposal would have required Old Forge shareholders to recognize taxable gain on all merger consideration, whereas the Penseco proposal would not require Old Forge shareholders to recognize gain or loss to the extent they exchanged their Old Forge shares for shares of Penseco.

On November 4, 2008, Mr. Danielson forwarded the Penseco and Bank B proposals to Ms. Kennedy, who in turn circulated them to the directors of Old Forge.

On November 7, 2008, the board of directors of Old Forge reviewed the revised Penseco and Bank B proposals.  Mr. Danielson presented an analysis comparing the revised proposals submitted by Penseco and Bank B.  Mr. Scranton discussed with the board various issues relating to the proposals and any merger.  The board of directors authorized Mr. Danielson to notify Penseco that Old Forge would proceed with further discussions with

Penseco regarding a possible merger.  The board of directors authorized Mr. Danielson to notify Bank B that Old Forge would not be pursuing discussions with Bank B.

Mr. Danielson contacted Mr. Best to advise him that Old Forge Bank would proceed with further discussions with Penseco.  Thereafter, Mr. Danielson talked regularly with representatives of Penseco relating to matters such as due diligence and the proposed transaction with Old Forge.

Mr. Danielson contacted the chief executive officer of Bank B to advise him that Old Forge would not be pursuing further discussions with Bank B.   The attorney and financial adviser for Bank B thereafter contacted Mr. Danielson to advise him that Bank B remained interested.

On November 12, 2008, Penseco delivered its due diligence requests to Mr. Danielson, who forwarded them to Old Forge and its legal counsel.

On November 13, 2008, Old Forge’s legal counsel, Stradley Ronon, forwarded a draft of an updated, mutual confidentiality agreement between Penseco and Old Forge to Penseco’s legal counsel, Pepper Hamilton LLP, for review and signing.

From November 13 through November 16, 2008, Penseco representatives performed due diligence relating to Old Forge.

On November 18, 2008, the executive committee of the Penseco board of directors approved the formal engagement of KBW as its investment bankers and advisor and Pepper Hamilton as its legal advisor.

On November 19, 2008, Penseco and Old Forge executed a mutual confidentiality agreement.

On November 19, 2008, Old Forge Bank representatives performed due diligence relating to Penseco.

On November 20, 2008, Penseco’s legal counsel, Pepper Hamilton, delivered the first draft of a definitive merger agreement to representatives of Old Forge.  Negotiations between the parties, their representatives and counsel continued from this date through December 5, 2008.

On November 20, 2008, the executive committee of the Penseco board of directors approved an increase to the proposed aggregate merger consideration and, on November 21, 2008, Mr. Best communicated to Danielson Capital that Penseco would be willing to increase the proposed aggregate merger consideration from approximately $57.5 million to approximately $58 million.

From November 20 through November 25, 2008, representatives of the board of directors of Old Forge discussed issues raised by the November 20, 2008 draft merger agreement.

On November 25, 2008, Old Forge’s legal counsel returned to Penseco’s legal counsel a markup of the draft merger agreement reflecting preliminary comments by Old Forge’s directors, legal counsel and financial adviser.

On November 26, 2008, Penseco’s legal counsel returned to Old Forge’s legal counsel a revised draft merger agreement.

On December 1, 2008, Old Forge’s directors conducted extensive conference calls to discuss remaining issues presented by the November 26, 2008 draft merger agreement.

On December 1, 2008, Old Forge’s legal counsel forwarded to Penseco’s legal counsel a markup of the November 26, 2008 draft merger agreement reflecting the December 1, 2008 comments of the Old Forge board of directors.

On December 2, 2008, Penseco’s legal counsel returned to Old Forge’s legal counsel a revised draft merger agreement.

On December 3, 2008, Bank B delivered a letter to Old Forge’s directors reaffirming the offer made in its November 3, 2008, revised proposal.

On December 4, 2008, the Old Forge board of directors held a special meeting to review and discuss the Bank B December 3, 2008 letter, and the proposed agreement terms, negotiations, and positions on issues and additional information requested by Mr. Danielson from Penseco.  The board reviewed, and Mr. Scranton discussed, material issues under the draft merger agreement and drafts of certain other agreements including a proposed voting agreement to be signed by directors of Old Forge, and a confidentiality, non-solicitation and standstill agreement to be signed by directors of Old Forge who would not continue as Penseco directors.  Mr. Scranton and Mr. Danielson attended the meeting and made presentations regarding certain issues.  Carl Greco, Esquire, attended part of the meeting on behalf of individual directors.

On December 4, 2008, Ms. Kennedy, on behalf of Old Forge, requested the board of directors of Lackawanna Casualty Company, as the largest single shareholder of Old Forge, to consider a matter relating to Old Forge.  Lackawanna Casualty Company signed a joinder to the confidentiality agreement between Old Forge and Penseco and Ms. Kennedy presented to the Lackawanna Casualty board a request by Penseco that Lackawanna Casualty Company sign an agreement to vote its Old Forge shares in favor of the Penseco merger proposal.  The board of directors of Lackawanna Casualty Company approved the request and Lackawanna Casualty Company signed the voting agreement.

Also on December 4, 2008, Mr. Danielson discussed certain issues relating to the merger agreement with Mr. Best.

On December 5, 2008, Old Forge’s board held a special meeting to further consider and extensively discuss the draft merger agreement. Messrs. Danielson, Scranton and Greco were also present for the entire meeting.  Mr. Danielson updated the board of directors on discussions he had had with Mr. Best relating to certain open issues under the draft merger agreement.  Mr. Scranton conducted a thorough review of the remaining provisions of the draft merger agreement.  Mr. Danielson delivered the fairness opinion of the board’s financial adviser.  The board of directors unanimously approved the merger agreement and to submit the merger agreement and proposed merger to the shareholders for their consideration and approval.  In addition, each of the directors of Old Forge signed voting agreements agreeing to vote their shares of Old Forge common stock for the approval of the proposed merger with Penseco.  The board of directors also authorized Ms. Kennedy to respond to Bank B by advising it that there had been no change in the position of the Old Forge board of directors since it previously communicated that it had decided not to pursue further discussions with Bank B.

Also on December 5, the Penseco board of directors held a special meeting at which members of Penseco’s senior management and Penseco’s outside legal and financial advisors made various presentations about, and the board discussed, the potential strategic combination with Old Forge and the proposed terms of the merger.  Representatives of KBW presented a summary of its financial analysis of the proposed transaction and delivered its opinion that, as of that date, the consideration to be paid by Penseco in the merger was fair from a financial point of view to Penseco.  Representatives from Pepper Hamilton LLP as counsel to Penseco made a detailed presentation describing the key terms of the merger and the merger agreement.  At this meeting, the Penseco board unanimously approved the merger agreement and the transactions contemplated by the merger agreement.  The board of directors of Penn Security also met on December 5 and unanimously approved the merger agreement and the transactions contemplated by the merger agreement.

The merger agreement was subsequently executed and delivered by the parties and Penseco and Old Forge issued a joint press release following the close of the financial markets in New York City on December 5, 2008 announcing the transaction.

Old Forge’s Reasons for the Merger

The Old Forge board of directors believes that the merger is advisable and fair to, and in the best interests of, Old Forge and its shareholders. Accordingly, the Old Forge board of directors has approved the merger agreement and recommends that its shareholders vote "FOR" the proposal to approve and adopt the merger agreement.

In approving the merger agreement, Old Forge’s board of directors consulted with legal counsel as to its legal duties and the terms of the merger agreement and with its financial advisor with respect to the financial aspects of the transaction and specific transaction terms. In arriving at its determination, Old Forge’s board of directors also considered a number of factors, including the following:

•	Old Forge’s board of directors’ familiarity with and review of information concerning Old Forge’s business, results of operations, financial condition, competitive position and future prospects;

•
the current and prospective environment in which Old Forge operates, including national, regional and local economic conditions, the competitive environment for banks and other financial institutions generally, the increased regulatory burdens on financial institutions and public companies generally and the trend toward consolidation in the banking industry and in the financial services industry;

•
the financial presentation of Danielson Capital and the opinion of Danielson Capital that, as of the date of its opinion, the merger consideration was fair, from a financial point of view, to Old Forge’s shareholders;

•
the historical market price of Old Forge’s common stock and the fact that the proposed merger consideration  represented a 19.25% premium over the most recent trading price known to the board of directors regarding Old Forge’s common stock, of $87.00 on December 5, 2008;

•	the relative financial strength of Penseco compared to other bidders;

•
results that might be obtained by Old Forge if Old Forge continued to operate independently and the likely benefits to Old Forge’s shareholders of such a course, compared with the value and attributes of the merger consideration offered by Penseco;

•	the recent passing of two senior executives - its longtime chairman and chief operating officer – and the difficulty of replacing these two individuals;

•
the future costs of upgrading the bank’s infrastructure, including needed upgrades to its core processing system (which also limited the ability of the bank to offer new products) and physical improvements to its branches;

•	the financial attributes of Old Forge common stock, dividend yield, liquidity, and corporate fundamentals;

•	the financial attributes of Penseco common stock, dividend yield, liquidity and corporate fundamentals;

•	the absence of a financing contingency, such as the receipt of funds from the U.S. Treasury Department’s TARP Capital Purchase Program;

•	the favorable tax treatment of the Penseco proposal, which contemplated a tax-free exchange of Old Forge shares for Penseco shares to the extent Penseco shares are received by Old Forge shareholders;

•	the provisions made in the draft merger agreement regarding Old Forge employees;

•	the provisions made in the draft merger agreement for the temporary continuation of the “Old Forge Bank” name with respect to certain branches;

•	the benefits expected to be provided by the Penseco proposal in continuity for the customers of Old Forge;

•
the financial terms of the proposed merger and the methodology and formula for Old Forge’s shareholders to receive shares of Penseco common stock or cash, or a mixture of Penseco stock and cash, for each share of Old Forge common stock held. Old Forge’s board of directors considered the presentations of Danielson Capital at the October 14, 2008, November 7, 2008, December 4, 2008, and December 5, 2008 meetings concerning the financial terms of the proposed merger;

•	the non-financial terms of the proposed merger, including the transaction and resulting company structure and Old Forge’s role in that structure;

•
Danielson Capital, Old Forge’s board of directors, and Old Forge’s management performed a review of Penseco and Stradley Ronon conducted a review of legal matters relevant to the merger and the Penseco shares. As a part of Old Forge’s due diligence review, Old Forge reviewed Penseco’s business, operations, financial conditions, earnings and prospects. These factors were found to be favorable;

•	Old Forge’s current condition and historical operating results and the potential effects of a merger with Penseco;

•	the current deteriorating economic climate and uncertainty;

•	adverse conditions in markets and prices for stock of financial institutions generally;

•	adverse conditions prevailing against opportunities and favorable pricing for selling banks in connection with bank mergers and acquisitions;

•
the potential effects of the merger on Old Forge’s depositors and customers and the communities served by Old Forge, which was deemed to be favorable given that they would be served by a geographically diversified organization with greater resources than Old Forge has; and

•	the future business prospects of Penseco.

The above discussion of the information and factors considered by Old Forge’s board of directors is not intended to be exhaustive, but includes the material factors considered by Old Forge’s board of directors in arriving at its determination to approve, and to recommend that the Old Forge shareholders vote to approve and adopt, the merger agreement and related transactions. The Old Forge board of directors did not assign any relative or specific weights to the above factors, and individual directors may have given differing weights to different factors. The Old Forge board of directors selected Danielson Capital after contacting, discussing and considering proposed engagement terms with three investment banking firms and each firm’s background, qualifications, prior experience and interactions with Old Forge over the years. The Old Forge board of directors recommends that Old Forge’s shareholders vote to approve and adopt the merger agreement and the related transactions.

Penseco’s Reasons for the Merger

The Penseco board of directors consulted with Penseco’s management, as well as legal and financial advisors and determined that the merger is in the best interests of Penseco and Penseco’s shareholders.  In reaching its conclusions to approve the merger agreement, the Penseco board considered a number of factors, including the following material factors:

•	the assessments of Old Forge’s business, prospects, asset quality, capital, core earnings, investment portfolio and potential for additional revenue growth;

•	its knowledge of the Old Forge and the current economic environment which Old Forge and Penseco currently operate in;

•	the potential for expanded revenue opportunities within the Old Forge franchise in the areas of wealth management, trust services, brokerage and investments, payment services and service charges;

•	the addition of three offices filling geographic voids in the northern and southern areas of Penseco’s market;

•	the fact that the combined company is expected to have $545 million in total deposits increasing the company’s market share in Lackawanna County from fifth to second;

•	the potential for expense savings opportunities of the combined organization;

•	the likelihood of obtaining timely regulatory and shareholder approval;

•	the opinion of its financial advisor that the financial consideration to be paid in the merger is fair to Penseco from a financial point of view;

•	the review of KBW regarding the business and economic environment, potential opportunities and challenges presented by a combination with Old Forge; and

•	the fact that Old Forge carries over $33 million of core capital and no term debt on its balance sheet.

The above discussion of the information and factors considered by Penseco’s board of directors is not intended to be exhaustive, but includes the material factors considered by Penseco’s board of directors in arriving at its determination to approve the merger agreement and related transactions. The Penseco board of directors did not assign any relative or specific weights to the above factors, and individual directors may have given differing weights to different factors.

Recommendation of Old Forge’s Board of Directors

The Old Forge board of directors has unanimously approved the merger and the merger agreement. Accordingly, the Old Forge board of directors unanimously recommends that Old Forge shareholders vote in favor of and adopt the merger agreement and the merger.

Opinion of Old Forge’s Financial Advisor

By letter dated September 23, 2008, Old Forge retained Danielson Capital to act as its financial advisor in connection with a possible business combination with another financial institution. Danielson Capital is a nationally recognized investment banking firm whose principal business specialty is advising financial institutions.  Danielson Capital was selected by Old Forge because of its knowledge, expertise and reputation in the financial services industry, as well as, its specific knowledge of Pennsylvania markets and banking organizations operating in those markets.  Danielson is regularly engaged in the valuation of banks and bank holding companies in connection with mergers, acquisitions and other securities transactions.

Danielson Capital acted as financial advisor to Old Forge in connection with the proposed merger with Penseco and participated in certain negotiations leading to the execution of the merger agreement. The consideration to be paid to Danielson Capital by Old Forge was negotiated between the parties. At the December 5, 2008 meeting at which Old Forge’s board considered and approved the merger agreement, Danielson Capital delivered to the board its oral opinion, subsequently confirmed in writing that, as of such date, the consideration to be received in the transaction was fair to Old Forge’s shareholders from a financial point of view. The full text of Danielson Capital’s opinion is attached as Annex B to this proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken, by Danielson Capital in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. Old Forge shareholders are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.

Danielson Capital’s opinion speaks only as of the date of the opinion. The opinion was directed to the Old Forge board of directors and is directed only to the fairness of the merger consideration to Old Forge shareholders from a financial point of view. It does not address the underlying business decision of Old Forge to engage in the merger or any other aspect of the merger and is not a recommendation to any Old Forge shareholder as to how such shareholder should vote at the special meeting with respect to the merger or any other matter.

The fairness opinion sets forth Danielson Capital’s opinion as to the fairness of the offer by Penseco to acquire all of the outstanding common stock of Old Forge for $58.0 million, or $103.76 per share, subject to certain pricing adjustments. For purposes of the fairness opinion, the fair sale value is defined as the price at which all of the shares of Old Forge's common stock would change hands between a willing seller and a willing buyer with each having a reasonable knowledge of the relevant facts. In opining as to the fairness of the offer, it also had to be determined if Penseco's common stock that is to be exchanged for Old Forge's common stock is fairly valued.

In arriving at its opinion, Danielson:

•
reviewed certain business and financial information relating to Old Forge and Penseco, including but not limited to, call report data from the past three years ended September 30, 2008, the Annual Report to Shareholders for fiscal years ended December 31, 2006 and December 31, 2007, and interim regulatory reports and shareholder reports;

•	discussed with members of Old Forge’s and Penseco’s executive management their assessment of the strategic rationale for, and potential benefits of, the merger;

•	discussed with executives of Old Forge and Penseco the past and current operations, financial condition, regulatory matters and future prospects of each institution;

•	reviewed and compared the financial terms of the transaction, to the extent publicly-available, with other comparable transactions;

•	reviewed historical stock prices and trading volumes of Old Forge and Penseco;

•	reviewed the merger agreement and certain related documents; and

•	considered such other factors, and performed other analysis as deemed appropriate.

The opinion is based partly on data supplied to Danielson Capital by Old Forge and Penseco, but Danielson Capital also relied on some public information. The opinion states that Danielson Capital believes all of the data is reliable, but that the completeness and the accuracy of such information cannot be guaranteed. In particular, the opinion assumed there were no major asset quality problems at Old Forge and Penseco beyond what was stated in recent reports to the regulatory agencies.   In addition, Danielson Capital also assumed that there has been no material change in financial condition or prospects of either Old Forge or Penseco, the merger will be completed substantially in accordance with the merger agreement and the merger will qualify as a tax-free reorganization.

The opinion discussed various methodologies for determining the fair sale value of a bank or bank holding company and reported that these include (a) the sale prices of comparable institutions, (b) return on investment calculations, (c) premiums over a fair stock price and (d) liquidation value.

The opinion stated that recent sale prices of comparable institutions is the most commonly used methodology when there are sufficient comparisons as it, in effect, lets the market set the fair sale value. Comparisons in the opinion are made using current and historical national and regional data, and data based on similar financial and geographic criteria.

Discounted dividends are another popular method of determining value. In the opinion, a discounted dividend value was calculated and used as support for values derived from earnings and book value.

Premiums over a normal stock price and liquidation value are not viable measurements of fair sale value in this case. Old Forge's stock does not trade actively enough to determine a true value, and this transaction is not comparable to a liquidation as Old Forge is a healthy, "going concern."

The opinion concluded that the primary measurement of value in a bank sale, and the primary one used in the opinion, is the sale prices of comparable institutions. The traditional multiples used to measure value under this method are price times earnings, price-to-book and price-to-assets. Price times earnings is the best measurement of value when earnings are normal or can be normalized. Price-to-book is most useful when earnings are low or cannot be normalized. Price-to-assets is most useful when measurements using earnings or book cannot be used.

In this case, the opinion stated that, as the earnings of Old Forge and the industry in general are down significantly, a valuation based on comparable earnings is more difficult, and thus a valuation based on book becomes more meaningful and was used as the primary value determinate. It further stated that, as Old Forge's earnings are normal, though lower than in the past, and book value is also normal, though high by industry standards, valuations based on price to assets is unnecessary, does not return meaningful data and was not used in the opinion's valuation.

The opinion continued that, in determining the fair sale value based on the sale of comparable institutions, the most pertinent deals are normally those that were recently announced, are similar in size and are in similar geographic markets. However, because of the current negative economic climate, the number of comparable transactions in similar markets is extremely limited.

Valuation Multiples and Calculations

	Median				Number
	Price/		Price/	Price/	In
	Earnings		Book	Assets	Group

National 2008*	24.0	X	156%	15.9%	65
Pennsylvania 2008	n/a		136	11.0	4
Northeast 2008**	25.7		174	20.0	6
Northwest/Penn Laurel ***	15.7		170	15.2	1

Penseco/Old Forge****	24.2	X	172%	26.6%	1

       * Bank deals above $10 million announced in 2008.
     ** Comparable deals with profitable banks located in New England, New Jersey, New York,
          Ohio, Pennsylvania and West Virginia announced in 2008.
  *** Most comparable other transaction based on market dynamics.
**** Based on earnings of $2.4 million and equity of $33.8 million.

The opinion reported that, in 2008 through December 5, 2008, there have been only 65 transactions nationally with a deal value in excess of $10 million, much less than in recent prior years. The median price to book for the same period was 156%, which is down significantly from recent prior years. The median price times earnings multiple for these deals was 24.2X which is similar to previous years, but this has much to do with overall bank earnings being reduced.

In Pennsylvania in 2008 through December 5, 2008, there were only four transactions. The median price times earnings is not applicable as three of the four did not have meaningful price times earnings multiples or were operating at a loss. The median price to book reflected this low level of earnings and was only 136%.

Pennsylvania Acquisitions in 2008*

	Offering	Median Price
	Price	Times		Percent of
Acquirer/Acquiree	(in millions)	Earnings		Book	Assets

2008**
Pennsylvania Commerce Bancorp, Inc./
Republic First Bancorp, Inc.	$124	-		134%	12.8%
F.N.B. Corp./
Iron & Glass Bancorp, Inc.	88	24.3	X	224	29.2
First Chester County Corp./
American Home Bank, N.A.	18	-		105	6.6
NOVA Financial Holdings, Inc./
Pennsylvania Business Bank	11	-		137	9.2
Median	$241	24.3	X	136%	11.0%

*Announced in 2008 through December 5, 2008 with seller assets in excess of $100 million.

Source:  SNL Financial, Charlottesville, Virginia.

The most comparable transactions were those of profitable banks that took place in 2008 in the Northeast and had deal values between $10 million and $200 million. In total there were six transactions meeting this criteria with a median price to book of 174% and price times earnings of 25.7X.

Northeast Bank Sales in 2008 *

		Price/				Return
	Deal	Times		Percent		On Avg.	Seller
Acquirer/Acquiree	Value	Earnings		of Book	Assets	Equity	State
	(in millions)
Valley National Bancorp/
Greater Community Bancorp	$167	18.7	X	229%	17.1%	12.74%	NJ
F.N.B. Corp./
Iron & Glass Bancorp, Inc.	88	23.7		224	29.2	9.35	PA
Rurban Financial Corp./
NBM Bancorp, Inc.	25	27.7		138	22.9	4.83	OH
First Chester County Corp./
American Home Bank, N.A.	18	-		105	6.6	.56	PA
First Sentry Bancshares, Inc./
Guaranty Financial Services, Inc.	13	35.1		148	9.7	5.37	WV
Passumpsic Bancorp/
Lancaster National Bank	12	-		200	23.4	.52	NH
Median		25.7	X	174%	20.0%	5.10%

2007 most comparable**
Northwest Bancorp, Inc. (MHC)/
Penn Laurel Financial Corp.	$33	15.7	X	170%	15.2%	8.49%	PA

      *Profitable sellers based in one of the six New England states or in New Jersey,
        New York, Ohio, Pennsylvania or West Virginia with deal values between
       $10 million and $200 million.  Excludes mergers of equals.
  **Deal was in 2007, but was located in a comparable Pennsylvania market.

Source: SNL Financial, Charlottesville, Virginia.

Of note, there was one other very comparable Pennsylvania deal where the selling bank, Penn Laurel, served a market with dynamics similar to that of Old Forge. This deal took place in 2007 and had a low price times earnings multiple of 15.7X, but a price to book of 170%, which is very similar to the median of the six Northeast transactions in 2008.

Based on the median pricing of the six Northeast transactions, including Northwest/Penn Laurel, and national pricing, the price to book range is from 155% to 185%, with the low end based on the national multiple and the price to earnings range is from 23X to 26X. If these ranges were applied to Old Forge the resulting values based book would be from $52.4 to $62.5 million, or from $93.72 to $111.86 per share, and based on earnings the range would be from $55.2 to $62.4 million, or from $98.75 to $111.63 per share.

Pricing Applied to Old Forge
			Penseco
	Price-to-Book Range*		Offer
	155%	185%	172%
Value (in millions)	$52.4	$62.5	$58.0
Per share**	$93.72	$111.86	$103.76

	Price times earnings		Penseco
	Range***		Offer
	23X	26X	24.2X
Value (in millions)	$55.2	$62.4	$58.0
Per share**	$98.75	$111.63	103.76

*	Based on the median of the six Northeast transactions in 2008 and Northwest/Penn Laurel, with the low end set by the median of the 66 transactions nationwide in 2008.
**	Shares outstanding of 558,994.
***	Based on the median pricing in 2008 of the 66 national and six Northeast transactions.

To determine Old Forge's fair sale value using primarily the median earnings and book value multiples of comparable profitable banks in the Northeast, supported multiples nationally and in selected Pennsylvania transactions, the opinion further explained that it is necessary to consider how Old Forge differs from these other banks and then make adjustments based on the differences, if any.  Categories the opinion identified that should be considered are profitability, capitalization, growth, market, size, asset mix and quality, deposit mix and management. If there are any unique circumstances, they also should be considered.

After examining these categories, the opinion concluded that the only component that varies greatly from a typical sale situation is the lack of continuing management because of the recent deaths of two senior executive officers of Old Forge. The opinion noted, though, that this is not a deterrent to an in-market acquirer's ability to manage what it acquires. Thus, the opinion concluded that there are no reasons why any premiums or discounts should be added to the fair sale value of Old Forge.

Based upon these pricing comparisons, with an emphasis on price to book value comparisons, the opinion concluded that the fair sale value of Old Forge, as of the date of the opinion, was from $52 to $63 million, or from $93.00 to $112.00 per share. It found that Penseco's offer of $58 million, or $103.76 per share, was within this range.

Discounted dividends was not the primary method of valuation used by the opinion, but the opinion concluded that it provides support for a value determined by book and earnings. At the high end, using a discount rate of 10% and a terminal value of 14 times earnings, the value returned was $55.6 million, or $99.46 per share. At the low end, using a higher discount rate of 12% and a terminal value of 12 times earnings the value returned was $47.3 million, or $84.62 per share.

Old Forge’s Value Based on a Discounted Dividends Analysis*
	Discount Rate
	10%	12%

Discounted Dividends – 14X earnings
Value (in million)	$55.6	$50.8
Per share	$99.46	$90.88
Price-to-earnings	22.9X	20.9X
Price as percent of book	165%	150%

Discounted Dividends – 12X earnings
Value (in millions)	$51.6	$47.3
Per share	$92.31	$84.62
Price-to-earnings	21.3X	19.5X
Price as percent of book	153%	140%

*Assumes earnings of $2.4 million, capital of $33.8 million, shares outstanding of 558,994, 20% cost savings, a 36% tax rate, 5%  asset growth and equity in excess of 7.50% is paid out in the form of a dividend.

Since about 70% of the transaction value will be in Penseco stock, the fairness opinion stated that it also is necessary to determine if Penseco's stock is fairly valued and that the EPS dilution it may incur will not have a significant negative impact on the stock price. In doing this, Penseco was compared with thirteen comparable East Coast banks as to financial performance, strength of balance sheet and stock price.

Description of Comparable New York and Pennsylvania Banks*

Names	Assets**	Headquarters
	(In millions)

ACNB Corporation	$937	Gettysburg, PA
Chemung Financial Corporation	863	Elmira, NY
Citizens Financial Services, Inc.	621	Mansfield, PA
Comm Bancorp	607	Clarks Summit, PA
Dimeco, Inc.	464	Honesdale, PA
Evans Bancorp	503	Hamburg, NY
First Keystone Corporation	706	Berwick, PA
Juniata Valley Financial Corporation	438	Mifflintown, PA
Mid Penn Bancorp, Inc.	552	Millersburg, PA
Norwood Financial Corporation	499	Honesdale, PA
Penns Woods Bancorp, Inc.	632	Williamsport, PA
Somerset Trust Holding Company	492	Somerset, PA
Wilber Corporation	888	Oneonta, NY
Median	$607

Penseco	$640	Scranton, PA

*Assets between $400 million and $1 billion, ROE over 8% excluding the New York City, Philadelphia and Harrisburg areas.

**September 30, 2008.

Source:  SNL Financial, Charlottesville, Virginia.

The opinion found Penseco's performance and financial strength, when looked at in their entirety, to be superior to the medians of the thirteen comparable banks. Penseco's closing stock price as of December 5, 2008 as a multiple of earnings and its price to tangible book was roughly equal to the median for the comparable banks. Its dividend yield was slightly lower but this was with a much lower payout ratio.

			Median
			Comparable
	Penseco*		Banks

Net income/average assets	1.27%		1.13%
Net operating income/average assets	1.65%		1.90%
Capital/assets	11.24%		9.25%
Tangible Capital/tangible assets	11.24%		8.04%
Non-performing assets	0.39%		0.63%
Return on average equity	11.05%		11.19%

Annual change**
In common equity	8.8%		10.3%
In tangible equity	8.8%		9.8%
In core EPS	3.0%		1.6%
In stock price	3.6%		(0.2)%
Return on average equity	11.96%		13.06%

Stock price***
Price/last twelve months earnings****	9.9	X	10.4	X
Price/book	111%		119%
Price/tangible book	111%		137%

Dividend payout	4.54%		4.57%
Payout ratio	43%		53%

*Adjusted to remove one time effect of VISA IPO.

**December 31, 1999 to September 30, 2008.

***Stock price as of December 5, 2008 and financial data for the twelve months ended September 30, 2008.

****Adjusted for one time items.

Source: SNL Financial, Charlottesville, Virginia.

In terms of dilution, the opinion found the proposed merger to be dilutive to earnings in the short-term but also concluded that the dilution if Penseco continues its upward momentum should not have a long-term negative impact on its stock. The opinion therefore reasoned that, while the dilution incurred may impact Penseco's stock value in the near-term, it is manageable.

Conclusions. The opinion concluded that Penseco's offer of about $58 million, or $103.76 per share, is within Old Forge's fair sale value range of $52 to $63 million, or from $93.00 to $112.00 per share, and Penseco's stock is fairly valued. Based on Old Forge's recent performance, its future prospects, comparisons with similar transactions, the opinion further concluded that the Penseco offer of $58.0 million, or $103.76 per share, subject to certain pricing adjustments, in cash and Penseco common stock to acquire all of the outstanding common stock of Old Forge was fair to Old Forge and its shareholders from a financial point of view as of December 5, 2008.

Danielson Capital Relationship. Old Forge has agreed to pay Danielson Capital a transaction fee in connection with the merger of approximately $261,000, which is contingent, and payable, upon closing of the merger.  In addition, Danielson Capital has received consulting fees of $12,500. Old Forge has also agreed to reimburse certain of Danielson Capital’s reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Danielson Capital and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

Prior to 2008, Danielson Capital had not provided services or been compensated by either Old Forge or Penseco.

Opinion Will Not Be Updated. The fairness opinion is based on the information in existence on the date it was delivered and will not be updated before the merger is completed. Because Old Forge currently does not anticipate asking Danielson Capital to update its opinion, the opinion given at the time the merger agreement was signed does not address the fairness of the merger consideration, from a financial point of view, at any time other than the time the merger agreement was signed.

Opinion of Penseco’s Financial Advisor

Penseco engaged Keefe, Bruyette & Woods, Inc., which we refer to as KBW in this proxy statement/prospectus, to render financial advisory and investment banking services in connection with a possible acquisition of Old Forge.  Penseco selected KBW because KBW is a nationally-recognized investment banking firm with substantial experience in transactions similar to this acquisition and is familiar with Penseco and its business.  As part of its investment banking business, KBW is continually engaged in the valuation of financial businesses and their securities in connection with mergers and acquisitions.

On December 5, 2008, the Penseco board held a meeting to evaluate the proposed acquisition of Old Forge.  At this meeting, KBW reviewed the financial aspects of the proposed merger and rendered an oral opinion to the Penseco board of directors that, as of such date, and based upon and subject to the factors and assumptions described, the consideration to be paid by Penseco in the merger was fair, from a financial point of view, to Penseco.   KBW’s oral opinion was subsequently confirmed in writing.

The full text of KBW’s written opinion, dated December 5, 2008, is attached as Annex C to this proxy statement/prospectus and is incorporated herein by reference.  The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion.  You are urged to read the opinion in its entirety for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by KBW in connection with the rendering of its opinion.

KBW’s opinion is directed to the Penseco board and addresses only the fairness, from a financial point of view, of the merger consideration to be paid by Penseco. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any shareholder as to how the shareholder should vote at the special meeting on the merger or any related matter.

In connection with its opinion, KBW reviewed, analyzed and relied upon material bearing upon the merger and the financial and operating condition of Penseco and Old Forge and the merger, including among other things, the following:

•	the merger agreement;

•
certain historical financial and other information concerning Old Forge, including the Annual Report to Shareholders for the year ended December 31, 2007 and regulatory call reports for the three years ended December 31, 2007 and interim regulatory reports and shareholder reports;

•	certain historical financial and other information concerning Penseco, including Annual Reports to Shareholders and Annual Reports on Form 10-K and interim reports on Form 10-Q;

•	held discussions with members of senior management of Penseco and Old Forge regarding past and current business operations, regulatory matters, financial condition and future prospects;

•	reviewed the historical stock prices and trading volumes of the common stock of Old Forge and Penseco;

•	analyzed certain publicly available financial information and valuation multiples of other financial institutions deemed comparable or otherwise relevant, and compared Old Forge to those institutions;

•	compared the financial terms of the merger with the financial terms of certain other transactions deemed comparable or otherwise relevant; and

•	performed other studies and analyses that it considered appropriate.

In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to or otherwise made available to KBW or that was discussed with, or reviewed by KBW, or that was publicly available.  KBW did not independently verify the accuracy or completeness of any such information or assume any responsibility for such verification or accuracy.  KBW relied upon the management of Penseco and Old Forge as to the reasonableness and achievability of the financial and operating forecasts and projections (and assumptions and bases therefore) provided to KBW and KBW assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements.  KBW is not an expert in the independent valuation of the adequacy of allowances for loan and lease losses and without independent verification, assumed that the aggregate allowances for loan and lease losses for Old Forge and Penseco are adequate to cover those losses.  KBW did not make or obtain any evaluations or appraisals of any properties, assets or liabilities of Old Forge or Penseco, nor did they examine or review any individual credit files.

KBW was not asked to, and it did not, offer any opinion as to the terms, other than the merger consideration to the extent expressly specified in KBW’s opinion, of the merger agreement or the form of the merger.  Additionally, KBW’s opinion did not address the relative merits of the merger as compared to any alternative business strategies that might exist for Penseco, nor does it address the effect of any other business combination in which Penseco might engage.

For purposes of rendering its opinion, KBW assumed that, in all respects material to its analyses:

•
there has been no material change in Old Forge’s or Penseco’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available prior to rendering the opinion;

•	the merger will be completed substantially in accordance with the terms set forth in the merger agreement;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

•	each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

•	all conditions to the completion of the merger will be satisfied without any waivers;

•	the merger will qualify as a tax-free reorganization for federal income tax purposes; and

•
in the course of obtaining the necessary regulatory, contractual or other consents or approvals for the merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger, including the cost savings, revenue enhancements and related expenses expected to result from the merger.

KBW’s opinion is not an expression of an opinion as to the prices at which shares of Penseco common stock or Old Forge common stock will trade following the announcement of the merger or the value of the shares of Penseco common stock when issued pursuant to the merger, or the prices at which the shares of the Penseco common stock  will trade following the completion of the merger.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, Penseco and Old Forge. Any estimates or projections contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses.  Additionally, estimates or projections of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold.  Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

The merger consideration was determined through negotiations between Penseco and Old Forge and the decision for Penseco to enter into the merger was solely that of Penseco’s board of directors.  In addition, the KBW opinion was among several factors taken into consideration by the Penseco board in making its determination to approve the merger agreement and the merger.  Consequently, the analyses described herein should not be viewed as determinative of the decision of the Penseco board with respect to the fairness of the merger consideration.

Summary of Analyses by KBW

The following is a summary of the material financial analyses presented by KBW to the Penseco board in connection with rendering the fairness opinion described above.  The following summary is not a complete description of the financial analyses underlying the KBW opinion or the presentation made by KBW to the Penseco board, but summarizes the analyses performed and presented in connection with such opinion.  The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances.  Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description.    In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.  KBW did not form an opinion as to whether any individual analysis or factor considered in isolation supported or failed to support its opinion; rather KBW made its determination as to the fairness of the merger consideration on the basis of its experience and professional judgment, after considering the results of all its analyses taken as a whole.  Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.  The tables alone do not constitute a complete description of KBW’s financial analyses.

Summary of Proposal.  Pursuant to the merger agreement, Old Forge common shareholders will receive $17.4 million in cash consideration and between 1.02 million and 1.13 million shares of Penseco common stock.  The final price will be determined prior to the closing of the transaction.  Based on the starting price of $37.88, which represents the ninety trading day average closing price as of December 4, 2008, the transaction was valued at $58.0 million or $103.76 per Old Forge share.

Selected Peer Group Analysis.  Using publicly available information, KBW compared the financial performance, financial condition and market valuations of Old Forge to those of a group of comparable publicly traded regional banks with assets between $100 million and approximately $1 billion.

Companies included in Old Forge’s selected peer group were:

First Keystone Corporation	Peoples Financial Services Corp.
Penns Woods Bancorp, Inc.	Honat Bancorp, Inc.
Citizens Financial Services, Inc.	Northumberland Bancorp
Comm Bancorp, Inc.	Mauch Chunk Trust Financial Corp
CCFNB Bancorp, Inc.	MNB Corporation
Fidelity D&D Bancorp, Inc.	West Milton Bancorp, Inc.
American Bank Incorporated	New Tripoli Bancorp, Inc.
Norwood Financial Corp.	Woodlands Financial Service Company
Dimeco, Inc.	Neffs Bancorp, Inc.

To perform this analysis, KBW used financial information as of and for the latest quarter available.  Market price information was as of December 4, 2008.

KBW’s analysis showed the following concerning Old Forge’s financial performance:

For those peers with greater than $500 Million in assets	Old Forge	Old Forge Peer Group Average	Old Forge Peer Group Median
Core Return on Average Assets (1)	1.18%	1.04%	1.02%
Core Return on Average Equity (1)	7.6%	11.5%	12.2%
Net Interest Margin	3.78%	3.85%	4.08%
Fee Income / Revenue (1)	8.7%	18.0%	18.4%
Efficiency Ratio (1)	53.4%	60.5%	54.6%

For those peers with less than $500 Million in assets	Old Forge	Old Forge Peer Group Average	Old Forge Peer Group Median
Core Return on Average Assets (1)	1.18%	1.10%	1.31%
Core Return on Average Equity (1)	7.6%	11.6%	11.4%
Net Interest Margin	3.78%	3.50%	3.37%
Fee Income / Revenue (1)	8.7%	16.7%	17.3%
Efficiency Ratio (1)	53.4%	56.4%	52.6%

KBW’s analysis showed the following concerning Old Forge’s financial condition:

For those peers with greater than $500 Million in assets	Old Forge	Old Forge Peer Group Average	Old Forge Peer Group Median
Tangible Equity / Tangible Assets	15.44%	7.66%	8.58%
Total Risk-Based Capital	22.12%	13.74%	13.37%
Loans / Deposits	89.0%	85.7%	86.3%
Loan Loss Reserve / Loans	0.87%	1.10%	1.00%
Non-performing Assets / Loans + OREO	1.63%	0.91%	0.82%
Net Charge-Offs / Average Loans	1.63%	0.15%	0.10%

For those peers with less than $500 Million in assets	Old Forge	Old Forge Peer Group Average	Old Forge Peer Group Median
Tangible Equity / Tangible Assets	15.44%	9.64%	8.45%
Total Risk-Based Capital	22.12%	16.66%	15.32%
Loans / Deposits	89.0%	76.9%	79.0%
Loan Loss Reserve / Loans	0.87%	1.09%	1.04%
Non-performing Assets / Loans + OREO	1.63%	0.81%	0.85%
Net Charge-Offs / Average Loans	1.63%	0.02%	0.04%

KBW’s analysis showed the following concerning Old Forge’s market valuations:

For those peers with greater than $500 Million in assets	Old Forge		Old Forge Peer Group Average		Old Forge Peer Group Median
Stock Price / Book Value per Share	1.44	x	1.21	x	1.21	x
Stock Price / Tangible Book Value per Share	1.45	x	1.36	x	1.48	x
Stock Price / LTM Core EPS	18.6	x	10.3	x	10.4	x
Core Deposit Premium	10.0%		6.2%		5.1%
Dividend Yield	1.6%		3.8%		4.0%
Dividend Payout Ratio	30.0%		37.8%		38.7%

For those peers with less than $500 Million in assets	Old Forge		Old Forge Peer Group Average		Old Forge Peer Group Median
Stock Price / Book Value per Share	1.44	x	1.41	x	1.37	x
Stock Price / Tangible Book Value per Share	1.45	x	1.42	x	1.37	x
Stock Price / LTM Core EPS	18.6	x	14.2	x	13.9	x
Core Deposit Premium	10.0%		8.3%		7.3%
Dividend Yield	1.6%		3.0%		3.0%
Dividend Payout Ratio	30.0%		39.8%		38.2%

(1)	Excluded (i) revenue and expense items deemed non-recurring or extraordinary and (ii) gains or losses on the sale of investment securities

Notes:     Assets and capital ratios pro forma for pending and recently completed acquisitions; certain ratios are annualized

Comparable Transaction Analysis.  KBW reviewed publicly available information related to selected comparable acquisitions, defined as all Mid-Atlantic bank transactions announced after January 1, 2006 with announced transaction values between $20 million and $100 million (excluding any merger of equal transactions).  The transactions included in the group were:

Acquirer	Acquiree

F.N.B. Corporation	Iron & Glass Bancorp, Inc.
Eagle Bancorp, Inc.	Fidelity & Trust Financial Corporation
Tompkins Financial Corporation	Sleepy Hollow Bancorp, Inc.
National Penn Bancshares, Inc.	Christiana Bank & Trust Company
Delaware Bancshares, Inc.	Stamford Bank Corporation
Harleysville National Corporation	East Penn Financial Corporation
First Keystone Corporation	Pocono Community Bank
Northwest Bancorp, Inc. (MHC)	Penn Laurel Financial Corp
Citizens & Northern Corporation	Citizens Bancorp, Inc.
Sandy Spring Bancorp, Inc.	CN Bancorp, Inc.
Community Banks, Inc.	East Prospect State Bank
Conestoga Bancorp, Inc.	PSB Bancorp, Inc.
Alliance Financial Corporation	Bridge Street Financial, Inc.
Centra Financial Holdings, Inc.	Smithfield State Bank of Smithfield
Franklin Financial Services Corporation	Fulton Bancshares Corporation

The results of KBW’s analysis are set forth in the following table:

Pricing Measure	Penseco / Old Forge		Comparable Transaction Average		Comparable Transaction Median

Price / LTM EPS	22.2	x	29.8	x	27.8	x
Price / Book Value	172%		203%		187%
Price / Tang. Book Value	173%		206%		192%
Price / Assets	26.6%		22.2%		20.6%
Core Deposits Premium	16.2%		15.8%		11.9%
1 Month Market Premium	19.3%		43.5%		41.9%

Merger Analysis.  KBW analyzed the estimated financial impact of the merger on Penseco’s estimated earnings per share and estimated cash earnings per share for 2009, 2010 and 2011. In the course of this analysis, KBW used Penseco management’s estimates of earnings for 2008 and 2009.  KBW then forecasted a core earnings growth rate for both companies after 2009, and assumed, based on management forecasts, that the merger will result in some cost savings as well as certain revenue enhancements. The analysis indicated that the transaction is expected to be accretive to Penseco’s GAAP and cash earnings per share beginning in the first full fiscal year of operation.  Furthermore, the analysis indicated that Penseco’s leverage, tier 1 risk-based, and total risk-based capital ratios would all remain above regulatory minimums for well capitalized institutions.  For all of the above analysis, the actual results achieved by Penseco following the merger will vary from the projected results, and the variations may be material.  No company or transaction used as a comparison in the above analysis is identical to Penseco, Old Forge or the proposed merger.  Accordingly, an analysis of these results is not mathematical.  Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Discounted Cash Flow Analysis.  KBW performed an analysis of the present value of estimated future cash flows to an acquirer of Old Forge. KBW assumed an acquisition of Old Forge at March 31, 2009.  From 2009 through 2014, KBW utilized projections of Old Forge’s estimated cash earnings, after tax synergies and estimates regarding capital required to be retained to support asset growth.

KBW estimated the range for the present value of Old Forge by varying the following assumptions:

•	A range of terminal value multiples from 11.0x to 13.0x

•	A range of discount rates from 10.0% to 14.0%

This analysis resulted in a range for the implied present value of Old Forge of $60.7 million to $78.1 million.

The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, and discount rates.  The analysis did not purport to be indicative of the actual values or expected values of Old Forge.

Other Analyses.   KBW provided an overview of Old Forge which included branch network information, loan portfolio composition, deposit portfolio composition, historical financial metrics and historical stock charts.

KBW prepared this analysis for the purposes of providing its opinion to the Penesco board of directors as described above.  The board of directors of Penseco retained KBW as an independent contractor to act as financial advisor to Penseco regarding the merger. As part of its investment banking business, KBW is continually engaged in the valuation of the securities of banks and bank holding companies in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises.  In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, and sell securities to, Penseco and Old Forge and, as a market maker, KBW from time to time has a long or short position in, and buys or sells, debt or equity securities of Penesco and Old Forge for KBW’s own account and for the accounts of its customers.  To the extent KBW had any such positions as of the date of its opinion it was disclosed to the Penesco board.

Penseco will pay KBW a cash fee of $290,000, assuming an aggregate transaction value of $58.0 million, for its services as financial advisor in connection with the merger.  A portion of the fee was paid upon the signing of the merger agreement, a portion is due upon the mailing of this document and the remainder is due upon the closing of the transaction. In addition, Penseco has agreed to reimburse KBW for its reasonable out-of-pocket expenses, including the fees and disbursements of KBW’s legal counsel. Penseco has also agreed to indemnify KBW and certain related persons against certain liabilities, including liabilities under federal securities law, relating to, or arising out of, its engagement.

Board of Directors and Management of Penseco Following Completion of the Merger

Upon completion of the merger, the current directors and officers of Penseco are expected to continue in their current positions.  Information about the current Penseco directors and executive officers can be found in “Penseco Directors” and “Penseco Executive Officers” on pages 86 and 87 of this proxy statement/prospectus.  In addition, it is anticipated that three current members of the Old Forge board of directors will be appointed to the Penn Security and Penseco boards of directors.  See “The Merger Agreement —  Appointment of Old Forge Directors” for a further discussion of this matter.  See “Information With Respect to Old Forge Bank — Old Forge Directors” for a discussion of members of the Old Forge board of directors.  Each of Michael L. Jake, currently the Executive Vice President/Chief Financial Officer of Old Forge, and Vincent G. O’Bell, currently the Executive Vice President/Chief Operating Officer of Old Forge, are expected to become employees and officers of Penn Security following the merger.

Public Trading Markets

Penseco common stock trades on the OTC Bulletin Board under the symbol “PFNS”.  Old Forge common stock is quoted on the Pink Sheets under the symbol “OLDF”.  Upon completion of the merger, Old Forge common stock will no longer be quoted on the Pink Sheets.

Regulatory Approvals Required for the Merger

Each of Penseco and Old Forge have agreed to use reasonable best efforts to obtain all regulatory approvals required to complete the transactions contemplated by the merger agreement.  These approvals include approval from the Federal Deposit Insurance Corporation, under the Federal Bank Merger Act, and the Pennsylvania

Department of Banking under the Pennsylvania Banking Code of 1965, as well as various other regulatory authorities.  The transaction is also subject to the non-objection of the Federal Reserve Bank of Philadelphia, because the merger involves an acquisition by a bank holding company.  Old Forge and Penseco have completed, or will complete, the filing of applications and notifications to obtain the required regulatory approvals.

Old Forge and Penseco believe that the merger does not raise substantial antitrust or other significant regulatory concerns and that they will be able to obtain all requisite regulatory approvals on a timely basis without the imposition of any condition that would have a material adverse effect on Old Forge or Penseco.  In connection with obtaining any required regulatory approvals, Penseco and Old Forge are not required to agree to any restriction or condition that would have a material adverse effect on Penseco, Old Forge or the resulting institution in the merger.

Neither Old Forge nor Penseco is aware of any material governmental approvals or actions that are required for completion of the merger other than those described above.  It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought.  There can be no assurance, however, that any additional approvals or actions will be obtained.

Old Forge’s Directors and Officers Have Financial Interests in the Merger

In considering the recommendation of the Old Forge board of directors that the shareholders of Old Forge vote in favor of approval of the merger agreement, shareholders should be aware that certain Old Forge executive officers and directors have interests in the merger that may be different from, or in addition to, their interests as shareholders of Old Forge.  The boards of directors of Penseco and Old Forge were aware of these interests and took them into account in their decisions to approve the merger agreement.

Indemnification and Insurance.  Penseco and Old Forge have agreed in the merger agreement that, from and after the merger, Penseco will indemnify and hold harmless each present and former director and officer of Old Forge against any losses, claims, damages, liabilities, costs, expenses, judgments, fines and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, pertaining or relating to the merger agreement or such person’s position as a former director or officer of Old Forge. Penseco has also agreed that for a period of six years after the merger, it will cause the former directors and officers of Old Forge to be covered by the directors’ and officers’ insurance policy maintained by Penseco or by a policy of at least the same coverage and containing terms no less advantageous to its beneficiaries than Old Forge’s policy, subject to certain maximum cost limits.

Employment Protection Agreements with Vincent O’Bell and Michael Jake.  Each of Michael L. Jake, currently the Executive Vice President/Chief Financial Officer of Old Forge, and Vincent G. O’Bell, currently the Executive Vice President/Chief Operating Officer of Old Forge, are expected to become employees and senior officers of Penn Security following the merger.  Prior to the effective date of the merger, Penseco will enter into employment protection agreements with each of Vincent O’Bell and Michael Jake that are to be conditioned upon and effective upon completion of the merger.  Under the terms of these agreements, in return for executing a general release of claims against Penseco, each of the individuals will be entitled to twelve months severance in the event that he is terminated for cause or resigns for good reason.

Appointment of Old Forge Directors.  The merger agreement provides that three members of the Old Forge board of directors will either be appointed or nominated for election to the boards of directors of Penn Security and Penseco.  Until the 2013 annual meeting of Penseco’s shareholders, each of the aforementioned three Old Forge directors shall receive compensation for services in amounts equal to compensation for services on the Penseco and Penn Security boards of directors in accordance with the existing general director compensation policies of Penseco and Penn Security, whether or not such Old Forge director is serving as a director of Penseco or Penn Security at any time during such period.  See “The Merger Agreement — Appointment of Old Forge Directors” for a further discussion.

Confidentiality, Non-Solicitation and Standstill Agreements with Non-Continuing Old Forge Directors.  Each member of the Old Forge board of directors who will not be serving on the board of directors of either Penn Security or Penseco following the merger will enter into a confidentiality, non-solicitation and standstill agreement with Penseco and Old Forge.  Under the terms of this agreement, each such Old Forge director will agree, among other things, to maintain confidential information relating to Old Forge and Penseco, to limit his or her sales of Penseco common stock, not to seek nomination for himself or herself or another individual for election to the board of directors of Penseco or the surviving corporation and not to seek or propose to influence or control Penseco’s management or policies through the acquisition of Penseco securities, solicitation of proxies or otherwise.  In consideration, each such Old Forge director will receive in a lump sum or in installments, a payment aggregating $150,000, which amount is approximately equal to the aggregate compensation that an Old Forge director would expect to receive for his or her services as an Old Forge director over a five-year period.  See “The Merger Agreement — Appointment of Old Forge Directors” for a further discussion.

THE MERGER AGREEMENT

The following describes certain aspects of the merger, including material provisions of the merger agreement.  The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this document as Annex A and is incorporated by reference in this document.  We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing this merger.

Terms of the Merger

Each of the Penseco board of directors, Penn Security board of directors and the Old Forge board of directors has approved the merger agreement which provides for Penseco to acquire Old Forge through a two-step merger transaction, which is referred to in this proxy statement/prospectus as the merger.  In the first-step, an interim bank to be formed by Penseco solely for the purpose of effectuating the merger and which will be a direct wholly-owned subsidiary of Penseco will merge with and into Old Forge, with Old Forge continuing as the surviving corporation.  Immediately following the first-step merger, such surviving corporation will be merged with and into Penn Security Bank and Trust Company, a direct wholly-owned subsidiary of Penseco, with Penn Security continuing as the surviving corporation.  This subsequent merger is referred to in this proxy statement/prospectus as the second-step merger.

Each share of Penseco common stock issued and outstanding immediately prior to completion of the merger will remain issued and outstanding as one share of common stock of Penseco and each share of Old Forge common stock issued and outstanding at the effective time of the merger will be converted into either cash or Penseco common stock, as described below.  See “—Consideration To Be Received in the Merger.”  The Penn Security articles of incorporation will be the articles of incorporation, and the Penn Security bylaws will be the bylaws, of the combined company after completion of the merger.

Closing and Effective Time of the Merger

The merger is expected to take place on a date that is not later than the fifth business day after the conditions contained in the merger agreement have been satisfied or waived, or at such other time as Penseco and Old Forge agree.  However, if these conditions are first satisfied or waived during the two weeks immediately prior to the end of a fiscal quarter of Penseco, then Penseco may postpone the closing until the first full week after the end of that quarter.  See “Conditions to Completion of the Merger” below for a more complete description of conditions that must be satisfied or waived prior to the completion of the merger.

The first-step merger will become effective upon the filing of the first-step articles of merger with the Department of State of the Commonwealth of Pennsylvania or at a later time as specified in the first-step articles of merger.  The effective time of the first-step merger is referred to in this proxy statement/prospectus as the effective time.  The second-step merger will become effective upon the later of such time as the filing of the second-step articles of merger with the Department of State of the Commonwealth of Pennsylvania or at a later time as specified in the second-step articles of merger.

It currently is anticipated that the effective time of the merger will occur during the first quarter of 2009, but we cannot guarantee when or if the merger will be completed.

Consideration To Be Received in the Merger

As a result of the merger each Old Forge shareholder will have the right, with respect to shares of Old Forge common stock held, to elect to receive merger consideration consisting of either cash, shares of Penseco common stock, or a combination of cash and stock, subject to adjustment as described below.  The implied value of the merger consideration will fluctuate with the market price of Penseco common stock and will be determined based on the average of the closing price of Penseco common stock for the twenty trading days ending on the third calendar day before the date of completion of the merger, or if such calendar day is not a trading day on the OTC Bulletin Board, then the trading day immediately preceding such calendar day.  Such average is referred to in this proxy statement/prospectus as the “Penseco closing price.”

Whether an Old Forge shareholder elects to receive cash, stock, or a combination, the per share value of the consideration that such shareholder will receive as of the completion date will be substantially the same based on the Penseco closing price. A chart showing the cash and stock merger consideration at various assumed Penseco closing prices is provided on pages 5 and 6 of this document.

Old Forge shareholders must return their properly completed and signed form of election to the exchange agent prior to the election deadline.  If you are an Old Forge shareholder and you do not return your form of election by the election deadline or improperly complete or do not sign your form of election, you will receive cash, shares of Penseco common stock or a mixture of cash and shares of Penseco common stock, based on what is available after giving effect to the valid elections made by other shareholders, as well as the adjustment described below.

If you are an Old Forge shareholder, you may specify different elections with respect to different shares held by you (for example, if you have 100 shares, you could make a cash election with respect to 50 shares and a stock election with respect to the other 50 shares).

Cash Election

The merger agreement provides that each Old Forge shareholder who makes a valid cash election will have the right to receive, in exchange for each share of Old Forge common stock held by such holder, an amount in cash equal to the Per Share Amount (determined as described below).  We sometimes refer to this cash amount as the “cash consideration.”  The aggregate amount of cash that Penseco has agreed to pay to all Old Forge shareholders in the merger is fixed at $17,400,000.  As a result, even if an Old Forge shareholder makes a cash election, that holder may nevertheless receive a mix of cash and stock if Old Forge shareholders as a whole elect to receive cash consideration in an aggregate amount greater than such fixed sum.

The “Per Share Amount” is the value of the merger consideration based on the Penseco closing price and is calculated as the sum, rounded to the nearest one-tenth of a cent, of $31.127 plus the product of the “share ratio” and the Penseco closing price.  The “share ratio” is the quotient, rounded to the nearest one ten thousandth, of $72.631 divided by the Penseco closing price, but subject to a minimum of 1.8261 and a maximum of 2.0183.

Stock Election

The merger agreement provides that each Old Forge shareholder who makes a valid stock election will have the right to receive, in exchange for each share of Old Forge common stock held, a certain number of shares of Penseco common stock equal to the Exchange Ratio (determined as described below).  We sometimes refer to the shares of Penseco common stock received by Old Forge shareholders as the “stock consideration.”  Based on the average of the closing prices of Penseco common stock for the twenty trading days ended February 9, 2009, if the merger had been completed on February 12, 2009, the stock consideration would have been 2.8740 shares of Penseco common stock.  The total amount of cash to be issued in the merger is fixed.  As a result, even if an Old Forge shareholder makes a stock election, that holder may nevertheless receive a prorated mix of cash and stock if Old Forge shareholders undersubscribe to the cash election component of the merger consideration.

The “Exchange Ratio” is defined in the merger agreement as the quotient, rounded to the nearest one ten thousandth, of the Per Share Amount (determined as described above) divided by the Penseco closing price (as described above).

No fractional shares of Penseco common stock will be issued to any holder of Old Forge common stock upon completion of the merger.  For each fractional share that would otherwise be issued, Penseco will pay cash in an amount equal to the fraction multiplied by the Penseco closing price.  No interest will be paid or accrued on cash payable to holders in lieu of fractional shares. The cash to be paid in respect of fractional shares is not included in the aggregate cash limit described above under “—Cash Election.”

Non-Election Shares

If you are an Old Forge shareholder and you do not make an election to receive cash, stock or a combination in the merger, your elections are not received by the exchange agent by the election deadline, or your forms of election are improperly completed and/or are not signed, you will be deemed not to have made an

“election.” Shareholders not making an election may be paid in only cash, only Penseco common stock or a mix of cash and shares of Penseco common stock depending on, and after giving effect to, the number of valid elections that have been made by other Old Forge shareholders using the proration adjustment described below.

Proration

The total number of shares of Penseco common stock that will be issued in the merger is approximately 1.02 million to 1.13 million, based on the Penseco closing price and the number of shares of Old Forge common stock outstanding, and the cash that will be paid in the merger is fixed at $17,400,000.  As a result, if Old Forge shareholders, in the aggregate, make valid elections to receive either more Penseco common stock or cash than is available as merger consideration under the merger agreement, those Old Forge shareholders electing the over-subscribed form of consideration will have the over-subscribed form of consideration proportionately reduced and will receive a portion (or a greater portion) of their consideration in the other form, despite their election.

In addition, in the event that the issuance of any Penseco common stock in respect of Old Forge shares would result in an Old Forge shareholder beneficially owning five percent or more of the Penseco common stock outstanding immediately after the merger, Penseco, in its sole discretion, may pay cash instead of stock in respect of those Old Forge shares.

Adjustment if Cash Consideration is Oversubscribed

Stock may be issued to Old Forge shareholders despite cash elections if, in the aggregate, the available $17,400,000 cash consideration is oversubscribed.  The total number of shares of Old Forge common stock for which valid cash elections are made is referred to as the “Cash Election Number.”  The number of shares of Old Forge common stock that will be converted into the right to receive cash in the merger, which we refer to as the “Cash Conversion Number,” is equal to the quotient obtained by dividing (1) $17,400,000 by (2) the Per Share Amount.  For example, if the Per Share Amount were $100.00, the Cash Conversion Number would be 174,000 ($17,400,000 ÷ $100.00), meaning that 174,000 shares of Old Forge common stock would be converted into the right to receive $100.00 in cash, regardless of whether Old Forge shareholders have made cash elections for a greater or lesser number of shares of Old Forge common stock.

If the Cash Election Number is greater than the Cash Conversion Number, the cash election is oversubscribed.  If the cash election is oversubscribed, then:

•
an Old Forge shareholder making a stock election, no election or an invalid election with respect to any of his or her Old Forge shares will receive the stock consideration for each such share of Old Forge common stock; and

•	an Old Forge shareholder making a cash election with respect to any of his or her Old Forge shares will receive:

○
the cash consideration for a number of shares of Old Forge common stock equal to the product obtained by multiplying (1) the number of shares of Old Forge common stock for which such shareholder has made a cash election by (2) a fraction, the numerator of which is the Cash Conversion Number and the denominator of which is the Cash Election Number; and

○	the stock consideration for the remaining shares of Old Forge common stock for which the shareholder made a cash election.

Example of Oversubscription of Cash Consideration

Assuming that:

•	the Cash Conversion Number was 174,000, and

•
the Cash Election Number was 348,000 (in other words, only 174,000 shares of Old Forge common stock can receive the cash consideration, but Old Forge shareholders have made cash elections with respect to 348,000 shares of Old Forge common stock), then an Old Forge shareholder making a cash election with respect to 1,000 shares of Old Forge common stock would receive the cash consideration with respect to 500 shares of Old Forge common stock (1,000 x 174/348) and the stock consideration with respect to the remaining 500 shares of Old Forge common stock. Therefore, if the Penseco closing price was equal to $37.88, the Per Share Amount would be $103.76 ($31.127 + (1.9174 × $37.88)) and, in this example, the Old Forge shareholder would receive 1,369 (500 x ($103.76 ÷ $37.88)) shares of Penseco common stock and approximately $51,902.28 in cash (which includes $22.28 in cash for the fractional shares) (500 x $103.76).

Adjustment if the Cash Consideration is Undersubscribed

Cash may be issued to Old Forge shareholders despite stock elections if the available $17,400,000 cash consideration is undersubscribed.  If the Cash Election Number is less than the Cash Conversion Number, the cash election is undersubscribed. The amount by which the Cash Election Number is less than the Cash Conversion Number is referred to as the “Shortfall Number.”  If the cash election is undersubscribed, then all Old Forge shareholders making a cash election with respect to any of his or her shares of Old Forge stock will receive the cash consideration for all such shares.  Old Forge shareholders making a stock election, Old Forge shareholders who make no election and Old Forge shareholders who failed to make a valid election will receive cash and/or Old Forge common stock based in part on whether the Shortfall Number is lesser or greater than the number of non-election shares, as described below.

Scenario 1: Undersubscription of Cash Consideration and Shortfall Number is Less than or Equal to Number of Non-Election Shares.  If the Shortfall Number is less than or equal to the number of non-election shares, then:

•	an Old Forge shareholder making a stock election with respect to any of his or her shares of Old Forge stock will receive the stock consideration for each such share; and

•	an Old Forge shareholder who made no election or who did not make a valid election with respect to any of its shares will receive:

○
the cash consideration with respect to the number of shares of Old Forge common stock equal to the product obtained by multiplying (1) the number of non-election shares held by such Old Forge shareholder by (2) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of non-election shares; and

○	the stock consideration with respect to the remaining non-election shares held by such shareholder.

Example of Scenario 1

Assuming that:

•	the Cash Conversion Number is 174,000,

•
the Cash Election Number is 74,000 (in other words, 174,000 shares of Old Forge common stock must be converted into cash consideration but Old Forge shareholders have made a cash election with respect to only 74,000 shares of Old Forge common stock, so the Shortfall Number is 100,000), and

•	the total number of non-election shares is 200,000,

then an Old Forge shareholder that has not made an election with respect to 1,000 shares of Old Forge common stock would receive the per share cash consideration with respect to 500 shares of Old Forge common stock (1,000 x 100/200) and the per share stock consideration with respect to the remaining 500 shares of Old Forge common stock. Therefore, if the Penseco closing price was equal to $37.88 the Per Share Amount would be $103.76 ($31.127

+ (1.9174 × $37.88)) and, in this example, the Old Forge shareholder would receive 1,369 (500 x ($103.76 ÷ $37.88)) shares of Old Forge common stock and approximately $51,902.28 in cash (which includes $22.28 in cash for the fractional shares) (500 x $103.76 + $22.28).

Scenario 2: Undersubscription of Cash Consideration and Shortfall Number Exceeds Number of Non-Election Shares.

If the Shortfall Number exceeds the number of non-election shares, then:

•
an Old Forge shareholder who made no election or who has not made a valid election will receive the cash consideration for each share of Old Forge common stock for which it did not make a valid election; and

•	an Old Forge shareholder making a stock election with respect to any of his or her shares will receive:

○
The cash consideration with respect to the number of shares of Old Forge common stock equal to the product obtained by multiplying (1) the number of shares of Old Forge common stock with respect to which the shareholder made a stock election by (2) a fraction, the numerator of which is equal to the amount by which the Shortfall Number exceeds the number of non-election shares and the denominator of which is equal to the total number of stock election shares; and

○	stock consideration with respect to the remaining shares of Old Forge common stock held by such shareholder as to which it made a stock election.

Example of Scenario 2

Assuming that:

•	the Cash Conversion Number is 174,000,

•
the Cash Election Number is 74,000 (in other words, 174,000 shares of Old Forge common stock must be converted into the cash consideration but Old Forge shareholders have made a cash election with respect to only 74,000 shares of Old Forge common stock, so the Shortfall Number is 100,000),

•	the number of non-election shares is 40,000 (so the Shortfall Number exceeds the number of non-election shares by 60,000), and

•	the number of stock election shares is 100,000,

then an Old Forge shareholder that has made a stock election with respect to 1,000 shares of Old Forge common stock would receive the cash consideration with respect to 600 shares of Old Forge common stock (1,000 x 60/100) and the stock consideration with respect to the remaining 400 shares of Old Forge common stock.  Therefore, if the Penseco closing price was equal to $37.88, the Per Share Amount would be $103.76 ($31.127 + (1.9174 × $37.88)) and, in this example, the Old Forge shareholder would receive 1,095 (400 x ($103.76 ÷ $37.88)) shares of Penseco common stock, and approximately $62,281.40 in cash (including $25.40 in cash for the fractional shares) (600 x $103.76 + $25.40).

Conversion of Shares; Exchange of Certificates; Elections as to Form of Consideration

The conversion of Old Forge common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger.  As soon as reasonably practicable after completion of the merger, the exchange agent will exchange certificates representing shares of Old Forge common stock for merger consideration to be received in the merger pursuant to the terms of the merger agreement.  Registrar and Transfer Company will be the exchange agent in the merger and will receive your form of election, exchange certificates for the merger consideration and perform other duties as explained in the merger agreement.

Form of Election

The form of election and related transmittal materials are being mailed to Old Forge shareholders separately following the mailing of this document.  The form of election and related documents will allow you to make cash or stock elections or a combination of both.

Unless otherwise agreed to in advance by Old Forge and Penseco, the election deadline will be 5:00 p.m., Eastern Standard Time, on March 18, 2009, which is the day prior to the Old Forge shareholders’ meeting.  Old Forge and Penseco will issue a press release announcing the date of the election deadline not more than 15 business days before, and at least five business days prior to, the election deadline.

If you wish to elect the type of merger consideration you will receive in the merger, you should carefully review and follow the instructions that will be set forth in the form of election. Shareholders who hold their shares of Old Forge common stock in “street name” or through a bank, broker or other nominee should follow the instructions of the bank, broker or other nominee for making an election with respect to such shares of Old Forge common stock. Shares of Old Forge common stock as to which the holder has not made a valid election prior to the election deadline will be treated as though they had not made an election.

You will be entitled to make your election for cash or stock on a share-by-share basis, so that, for example, if you own 100 shares of Old Forge stock you may elect to receive Penseco stock for any number of those shares (from one to 100), and correspondingly receive cash for your remaining Old Forge shares.  This will allow you to flexibly elect any proportion between cash and Penseco stock.  However, your election will in any event be subject to proration under the merger agreement depending upon other shareholders' elections.  For more information on proration, see, “— Proration” beginning on page 52.

To make a valid election, each Old Forge shareholder must submit a properly completed form of election, together with stock certificates, so that it is actually received by the exchange agent at or prior to the election deadline in accordance with the instructions on the form of election.  A form of election will be properly completed only if accompanied by certificates (or book-entry transfer of uncertificated shares) representing all shares of Old Forge common stock covered by the form of election (or appropriate evidence as to the loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary indemnification, as will be described in the form of election).  If you are an Old Forge shareholder and you cannot deliver your stock certificates to the exchange agent by the election deadline, you may deliver a notice of guaranteed delivery promising to deliver your stock certificates, as will be described in the form of election, so long as (1) the guarantee of delivery is from a firm which is a member of any registered national securities exchange or a commercial bank or trust company in the United States and (2) the actual stock certificates are in fact delivered to the exchange agent by the time set forth in the guarantee of delivery.

Generally, an election may be revoked or changed, by written notice received by the exchange agent prior to the election deadline or by withdrawal prior to the election deadline of the stock certificates, or of the guarantee of delivery of such certificates, previously deposited with the exchange agent.  If an election is revoked, or the merger agreement is terminated, and any certificates have been transmitted to the exchange agent, the exchange agent will promptly return those certificates to the shareholder who submitted those certificates via first-class mail or, in the case of shares of Old Forge common stock tendered by book-entry transfer into the exchange agent’s account at the Depository Trust Company, or “DTC,” by crediting to an account maintained by such shareholder with DTC promptly following the termination of the merger or revocation of the election.  Old Forge shareholders will not be entitled to revoke or change their elections following the election deadline.  As a result, if you have made elections, you will be unable to revoke your elections or sell your shares of Old Forge common stock during the interval between the election deadline and the date of completion of the merger.

Shares of Old Forge common stock as to which the holder has not made a valid election prior to the election deadline, including as a result of revocation, will be deemed non-election shares.  If it is determined that any purported cash election or stock election was not properly made, the purported election will be deemed to be of no force or effect and the holder making the purported election will be deemed not to have made an election for these purposes, unless a proper election is subsequently made on a timely basis.

Letter of Transmittal

Soon after the completion of the merger, the exchange agent will mail a letter of transmittal to only those persons who were Old Forge shareholders at the effective time of the merger and who have not previously submitted a form of election and properly surrendered shares of Old Forge common stock to the exchange agent.  This mailing will contain instructions on how to surrender shares of Old Forge common stock (if these shares have not already been surrendered) in exchange for the merger consideration the holder is entitled to receive under the merger agreement.

If a certificate for Old Forge common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable under the merger agreement upon receipt of appropriate evidence as to that loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary indemnification.

Withholding

The exchange agent will be entitled to deduct and withhold from the merger consideration and cash instead of fractional shares payable to any Old Forge shareholder, any amounts it is required to deduct and withhold under any federal, state, local or foreign law.  If the exchange agent withholds any amounts, these amounts will be treated for all purposes of the merger as having been paid to the shareholders from whom they were withheld.

Dividends and Distributions

Until Old Forge common stock certificates are surrendered for exchange, any dividends or other distributions declared after the effective time with respect to Penseco common stock into which shares of Old Forge common stock may have been converted will accrue but will not be paid.  Penseco will pay to former Old Forge shareholders any unpaid dividends or other distributions, without interest, only after they have duly surrendered their Old Forge stock certificates.

Prior to the effective time of the merger, Old Forge may not declare or pay any dividend or distribution on its capital stock or repurchase any shares of its capital stock, except for the payment of cash dividends in the amount of $1.75 per share of Old Forge common stock declared during the fourth quarter of 2008, and for the declaration and payment of cash dividends not to exceed $0.35 per share of Old Forge common stock during each of the first and second quarters of 2009.

Old Forge and Penseco have agreed to coordinate declaration of dividends so that holders of Old Forge common stock will not receive two dividends, or fail to receive one dividend, for any quarter with respect to their Old Forge common stock and any Penseco common stock any holder receives in the merger.

Dissenters Rights

Under the Pennsylvania Banking Code of 1965 and Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, holders of shares of Old Forge common stock have the right to dissent from the merger and obtain payment of the “fair value” of their shares in the event that the merger is consummated.  The term “fair value” means the value of a share of Old Forge common stock immediately before consummation of the merger taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the merger.  Neither Penseco nor Old Forge can assure you as to the methodology a court would use to determine fair value or how a court would select which elements of value are to be included in this determination. The value so determined could be more or less than the consideration to be paid for each share of Old Forge common stock in the merger. A copy of the applicable statute is included as Annex D to this proxy statement/prospectus.  The following summary of the provisions is qualified in its entirety by reference to Annex D.

If you wish to exercise dissenters’ rights, you must do all of the following:

•	submit, before the vote upon the merger at the special meeting, a written notice to Old Forge of your intention to demand payment of the fair value of your shares if the merger is consummated;

•	make no change in the beneficial ownership of the shares between the date of your notice and the date that the merger is consummated; and

•	not vote your shares of Old Forge common stock in favor of the approval and adoption of the merger agreement.

Voting against, abstaining from voting, or failing to vote on approval and adoption of the merger agreement will not constitute written notice of an intent to demand payment for shares of Old Forge common stock within the meaning of Subchapter D.  You must send a separate, written notice or demand which includes your name, address and telephone number to:

Old Forge Bank
216 S. Main Street
Old Forge, Pennsylvania 18518
Attention: Secretary

In the event that, after filing a written notice to demand payment of fair value, you vote for approval and adoption of the merger agreement, or you deliver a proxy in connection with the special meeting that does not specify a vote against, or an abstention from voting on, approval and adoption of the merger agreement, you will have waived your dissenters’ rights and will have nullified any written notice of an intent to demand payment that you previously submitted.  However, failure to submit a proxy specifying a vote against or abstention from voting on the merger after filing a written notice to demand payment of fair value will not waive your dissenters’ rights.

You may assert dissenters’ rights as to less than all of the shares registered in your name only if you dissent with respect to all shares owned by any one beneficial owner and you disclose the name and address of each person on whose behalf you are dissenting. The rights of a partial dissenter are determined as if the shares as to which the record holder dissents and the record holder’s remaining shares were registered in the names of different shareholders. A beneficial owner may assert dissenters’ rights as to shares held on the beneficial owner’s behalf only if the beneficial owner submits to Old Forge the record holder’s written consents to the dissent no later than the time the beneficial owner asserts his or her dissenters’ rights. A beneficial owner may not dissent with respect to less than all shares of the same class or series owned by the beneficial owner, whether or not the shares owned by the beneficial owner are registered in the beneficial owner’s name.

If the merger agreement is approved and adopted, Old Forge will deliver a further notice to all holders who have satisfied the foregoing requirements. This notice will instruct the holder on the procedure for obtaining payment and will include a copy of Subchapter D. Failure to strictly follow the procedures set forth in Subchapter D regarding perfection of dissenters’ rights may result in a loss of the right to payment.

The foregoing is only a summary of the rights of a dissenting shareholder of Old Forge. If you intend to dissent from the merger,  you should carefully review the applicable provisions of Subchapter D and should also consult with your attorney. Your failure to follow precisely the procedures summarized above may result in loss of your dissenters’ rights. No additional  notice of the events giving rise to dissenters’ rights or any steps associated with asserting those rights will be furnished to you, except as indicated above or otherwise required by law.

Representations and Warranties

The merger agreement contains customary representations and warranties of Penseco, Penn Security and Old Forge relating to their respective businesses.  With the exception of certain representations that must be true and correct in all material respects or true and correct in all respects, no representation or warranty will be deemed untrue or incorrect as a consequence of the existence or absence of any fact, circumstance or event unless that fact, circumstance or event, individually or when taken together with all other facts, circumstances or events, has had or is reasonably likely to have a material adverse effect on the ability of the company making the representation to consummate the merger, or on the business, results of operations or financial conditions of the company making the representation.  In determining whether a material adverse effect has occurred or is reasonably likely with regard to the business, results of operations or financial conditions of the company making the representation, the parties will disregard effects resulting from (1) changes, after the date of the merger agreement, in generally accepted accounting principles or regulatory accounting requirements applicable to banks or savings associations and their holding companies, generally, (2) changes, after the date of the merger agreement, in laws, rules or regulations of general applicability to banks or savings associations and their holding companies, (3) changes, after the date of the merger agreement, in global or national political conditions (including national emergencies, the outbreak of war or acts of terrorism) or in general economic or market conditions affecting banks, savings associations or their holding companies generally, (4) consummation or public disclosure of the merger, or (5) actions or omissions of Penseco or Old Forge taken with the prior written consent of the other in contemplation of the merger; provided, that a material adverse effect shall be deemed to include the circumstances and conditions discussed in clauses (1), (2) and (3) above to the extent such changes have a disproportionate impact on either Penseco and its subsidiaries (on a consolidated basis) or Old Forge, as the case may be, in comparison to the banking industry generally.  The representations and warranties in the merger agreement do not survive the effective time of the merger.

Each of Old Forge and Penseco has made representations and warranties to the other regarding, among other things:

•	corporate matters, including due organization and qualification;

•	capitalization;

•	authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

•	required governmental filings and consents;

•	the timely filing of reports with governmental entities, and the absence of investigations by regulatory agencies;

•	financial statements, internal controls and accounting;

•	broker’s fees payable in connection with the merger;

•	the absence of material adverse changes;

•	legal proceedings;

•	tax matters;

•	compliance with applicable laws;

•	material contracts and certain other types of contracts;

•	risk management instruments;

•	investment securities and commodities;

•	property, including personal property

•	intellectual property;

•	environmental liability;

•	expected tax treatment of the merger;

•	opinion as to merger consideration;

•	information relating to each company’s loan portfolio;

•	internal controls;

•	the accuracy of information supplied for inclusion in this document and other similar documents; and

•	due diligence investigations.

In addition, Old Forge has made other representations and warranties about itself to Penseco as to:

•	employee matters, including employee benefit plans;

•	the absence of any securitizations of assets; and

•	state anti-takeover laws.

Penseco also has made representations and warranties to Old Forge regarding the interim bank which will be involved in the first-step merger.

The representations and warranties described above and included in the merger agreement were made by each of Old Forge to Penseco and Penseco and Penn Security to Old Forge.  These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by Old Forge, Penseco and Penn Security in connection with negotiating the terms of the merger agreement, and may have been included in the merger agreement for the purpose of allocating risk between Old Forge and Penseco rather than to establish matters as facts.  The merger agreement is described in, and included as Annex A to, this document only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Penseco, Penn Security, Old Forge or their respective businesses.  Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this document.

Covenants and Agreements

Each of Penseco and Old Forge has undertaken customary covenants that place restrictions on it until the effective time of the merger.  In general, each of Old Forge and Penseco agreed to take no action that is intended to or would reasonably be expected to adversely affect or materially delay its respective ability to obtain any necessary regulatory approvals or adversely affect its ability to perform its covenants or agreements under the merger agreement.

Old Forge has agreed to operate its business only in the ordinary course of business and to use reasonable best efforts to preserve intact its business organization and advantageous business relationships and retain the services of its key officers and key employees.  Old Forge has also agreed that, with certain exceptions and except with Penseco’s prior written consent, not to, among other things, undertake the following extraordinary actions:

•
other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, or make any loan or advance or capital contribution to, or investment in, any person;

•
adjust, split, combine or reclassify any of its capital stock; redeem or acquire any shares of its capital stock, make, declare or pay any dividends or other distributions on any shares of its capital stock, except as set forth above in “—Conversion of Shares; Exchange of Certificates—Dividends and Distributions”, grant any stock options, restricted shares or other equity-based awards or issue any additional shares of capital stock or other securities;

•	take specified actions relating to director and employee compensation and benefits;

•
sell, transfer, mortgage, encumber or otherwise dispose of any material amount of its properties or assets to any person other than in the ordinary course of business consistent with past practice, or cancel, release, assign or enter into a forbearance agreement with respect to any amount of indebtedness in excess of $250,000;

•
enter into any new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking, operating and servicing policies, except as required by applicable law, regulation or governmental policy;

•
acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, any business or entity or otherwise acquire any assets or make any investments which would be material, individually or in the aggregate, to Old Forge, other than in connection with foreclosures and settlements in lieu of foreclosure in the ordinary course of business consistent with prudent banking practices;

•
take any action, or knowingly fail to take any action, which action or failure to act could reasonably be expected to prevent the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

•
change any provision of its articles of incorporation, charter, or bylaws, or otherwise take any action to exempt any person (other than Penseco) or any action taken by any person from any takeover statute or similarly restrictive provisions of its organizational documents or terminate, amend or waive any provisions of any confidentiality or standstill agreements in place with any third parties;

•	restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

•
except with prior written notice to Penseco or pursuant to certain permitted exceptions, renew any existing loan or credit facility, or extend any new loan or credit facility, in an amount in excess of $500,000;

•
except in furtherance of loan collection efforts in the ordinary course, or with prior written notice to Penseco, commence or settle any claim, action or proceeding where the amount in dispute is in excess of $250,000 or subjecting Old Forge to any material restrictions on its current or future business or operations (including the future business and operations of the surviving corporation);

•
take any action or fail to take any action that is intended or may reasonably be expected to result in any of its representations or warranties being or becoming untrue in any material respect at any time prior to the merger, or in any of the conditions to the consummation of the merger not being satisfied;

•
implement or adopt any change in its tax accounting or financial accounting principles, practices or methods, other than as may be required by applicable law, generally accepted accounting principles or regulatory guidelines;

•
file any tax return other than in the ordinary course of business, amend any tax return, make any change in any method of tax or financial accounting, make, revoke or change any tax election, enter into any closing agreements, settle or compromise any tax liability, surrender any right to claim a refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to Old Forge, or take any other action that would have the effect of increasing the tax liability of Old Forge, Penseco, Penn Security, the surviving corporation or any of their subsidiaries for any period ending after merger or decreasing any tax attribute of Old Forge existing at the time of the merger;

•
except for transactions in the ordinary course of business consistent with past practice, terminate, or waive any material provision of any contracts or make any change in any instrument or agreement governing the terms of any of its securities, or material lease or contract, other than normal renewals of contracts and leases without material adverse changes of terms;

•	fail to comply with the terms of any regulatory orders issued by any governmental authority;

•	make capital expenditures other than in the ordinary and usual course of business consistent with past practice, but in no event in excess of $100,000;

•	file any application to establish, or relocate or terminate the operations of, any banking office of Old Forge; or

•	agree to take any of the actions described above.

Penseco agrees that, except with Old Forge’s prior written consent, Penseco will not:

•
amend, repeal or otherwise modify any provision of its articles of incorporation or bylaws or the articles of incorporation or bylaws of Penn Security, in a manner that would adversely effect, the shareholders of Old Forge or the merger;

•
take any action, or knowingly fail to take any action, which action or failure to act could reasonably be expected to prevent the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

•
take any action or fail to take any action that is intended or may reasonably be expected to result in any of its representations or warranties being or becoming untrue in any material respect at any time prior to the merger, or in any of the conditions to the consummation of the merger not being satisfied;

•	agree to take any of the actions described above.

The merger agreement also contains mutual covenants relating to, among others, the preparation of this document and access to information of the other company and public announcements with respect to the transactions contemplated by the merger agreement.  Penseco and Old Forge have also agreed to use all reasonable best efforts to take all actions needed to obtain necessary governmental and third party consents and to consummate the transactions contemplated by the merger agreement.  Notwithstanding the foregoing, neither Old Forge or Penseco is required to take any action in connection with obtaining the necessary governmental and third party consents that would reasonably be expected to have a material adverse effect on Old Forge, Penseco or the surviving corporation.

Reasonable Best Efforts of Old Forge to Obtain the Required Shareholder Vote

Old Forge has agreed to hold a meeting of its shareholders as soon as is reasonably practicable for the purpose of obtaining shareholder approval of the plan of merger.  Old Forge will use its reasonable best efforts to obtain such approval.  Old Forge’s board of directors may withdraw, modify, or qualify its recommendation to approve the plan of merger only in connection with a “Superior Proposal” (as defined below) and only if Old Forge’s board of directors determines, in good faith after consultation with its outside financial and legal advisors, that the failure to take such action would be reasonably like to violate its fiduciary obligations under applicable law.  Notwithstanding the forgoing, the merger agreement requires Old Forge to submit the merger agreement to a shareholder vote even if its board of directors no longer recommends approval of the merger agreement, in which event the board may communicate its basis for its lack of a recommendation to shareholders.

Agreement Not to Solicit Other Offers

Old Forge also has agreed that it and its officers, directors, employees, agents and representatives will not, directly or indirectly:

•
solicit, initiate, encourage, or facilitate any inquiries or proposals regarding any merger, share exchange, consolidation, sales of assets, sale of shares of capital stock or similar transaction involving Old Forge that, if consummated, would constitute an “Alternative Transaction” (as defined below);

•	participate in any discussions or negotiations regarding an Alternative Transaction; or

•	enter into any agreement regarding any Alternative Transaction.

However, prior to the special meeting, Old Forge may consider and participate in discussions and negotiations with respect to an unsolicited Alternative Transaction if (1) the Old Forge board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel (A) is on terms that the Old

Forge board of directors in its good faith judgment believes to be more favorable from a financial point of view to its shareholders than the transaction with Penseco, (B) for which financing, to the extent required, is then fully committed or reasonably determined to be available and (C) is reasonably capable of being completed; (any proposal that satisfies this clause (1) is a “Superior Proposal”; provided that for purposes of the definition of Superior Proposal, the references to “25%” in the definition of Alternative Transaction shall be deemed to be references to “a majority”); (2) the Old Forge board of directors determines in good faith (after consultation with outside legal counsel) that failure to take these actions would violate its fiduciary duties to its shareholders; (3) Old Forge has first entered into a confidentiality agreement with the party proposing the Alternative Transaction on terms comparable to the confidentiality agreement with Penseco; and (4) at least 72 hours prior to providing any information or data to any person or entering into discussions or negotiations with any person, Old Forge promptly notifies Penseco in writing of the name of such person and the material terms and conditions of any such Superior Proposal.

The parties have also agreed that the Old Forge board of directors is entitled to withdraw, modify, qualify in a manner adverse to Penseco, condition or refuse to make its approval recommendation of the merger with Penseco if the Old Forge board of directors concludes in good faith, after consultation with outside counsel and financial advisors, that such Alternative Proposal constitutes a Superior Proposal and that failure to do so would cause it to breach its fiduciary duties to Old Forge’s shareholders under applicable law.  However, the Old Forge board of directors may not effect a withdrawal of its approval recommendation of the merger with Penseco unless:

•
Old Forge shall have provided prior written notice to Penseco, at least five business days in advance of its intention to effect a withdrawal of its recommendation in favor of the merger with Penseco in response to such Superior Proposal; and

•
prior to effecting a withdrawal of its recommendation in favor of the merger with Penseco, Old Forge has negotiated with Penseco in good faith (to the extent Penseco desires to negotiate) to make such adjustments in the terms and conditions of the merger so that such Alternative Proposal ceases to constitute a Superior Proposal.

Old Forge has further agreed to notify Penseco promptly (but in no event later than 24 hours) after receipt of any:

•	Alternative Proposal;

•	any material modification of or material amendment to any Alternative Proposal;

•
any request for nonpublic information relating to Old Forge or for access to the properties, books or records of Old Forge by any person that informs the Old Forge Board that it is considering making an Alternative Proposal.

Such notice shall indicate the identity of the person making the Alternative Proposal or intending to make or considering making an Alternative Proposal or requesting nonpublic information or access to the books and records of Old Forge, and the material terms of any such Alternative Proposal or modification or amendment to an Alternative Proposal.  Old Forge shall keep Penseco fully informed, on a current basis, of any material changes in the status and any material changes or modifications in the terms of any such Alternative Proposal, indication or request.  Old Forge shall also promptly, and in any event within 24 hours, notify Penseco, orally and in writing, if it enters into discussions or negotiations concerning any Alternative Proposal.

“Alternative Transaction” means any proposal or offer as to any of the following (other than the merger) involving Old Forge:

•	a transaction pursuant to which any person (or group of persons), directly or indirectly, would acquire more than 25% of the voting power of Old Forge;

•	a merger, share exchange, consolidation or other business combination involving Old Forge;

•	any transaction pursuant to which any person (or group of persons) would acquire control of assets (including the outstanding equity securities of Old Forge) of Old Forge representing more than 25% of the fair market value of all the assets, net revenues or net income of Old Forge, taken as a whole, immediately before such transaction; or

•
any other consolidation, business combination, recapitalization or similar transaction involving Old Forge, as a result of which the holders of shares of Old Forge immediately before such transactions do not, in the aggregate, own at least 75% of the voting power of the surviving or resulting entity in such transaction immediately after the consummation thereof in substantially the same proportion as such holders held the shares of common stock of Old Forge immediately before the consummation thereof.

Expenses and Fees

In general, each of Old Forge and Penseco will be responsible for all expenses incurred by it in connection with the negotiation and completion of the transactions contemplated by the merger agreement.  However, the costs and expenses of printing and mailing this document, and all filing and other fees paid to the SEC in connection with the merger, shall be borne equally by Penseco and Old Forge.

Employee Matters

The Old Forge employees who continue their employment with Penseco will be eligible to participate in those Penseco employee benefit plans in which similarly situated employees of Penseco or its subsidiaries participate.  In addition, Penseco has agreed, to the extent any Old Forge employee participates in Penseco compensation and benefit plans following the merger, to recognize each such employee’s service with Old Forge prior to the completion of the merger for purposes of eligibility and vesting requirements.

Penseco has agreed to use its commercially reasonable efforts to offer employment with the surviving corporation to each individual who is an employee of Old Forge immediately prior to the merger in a position with a salary at least equal to such Old Forge employee’s salary immediately prior to the merger.  However, such position need not be the same as, or have the same duties or responsibilities as, the Old Forge employee’s position with Old Forge immediately prior to the merger.  Each Old Forge employee who is not offered a position with a salary at least equal to such Old Forge employee’s salary immediately prior to the merger will be entitled to receive severance compensation in an amount up to such Old Forge employee’s annual salary at the time of the merger, depending on such Old Forge employee’s term of service with Old Forge.  Any Old Forge employee who is offered a position with a salary at least equal to such Old Forge employee’s salary immediately prior to the merger, but does not accept such position, will not be entitled to any severance compensation.

Penseco has also agreed to enter into employment protection agreements with each of Vincent O’Bell, Executive Vice President and Chief Operating Officer of Old Forge and Michael Jake, Executive Vice President and Chief Financial Officer of Old Forge, which contemplates that Mr. O’Bell and Mr. Jake will be entitled to salary continuation and other benefits in the event that their service with the resulting institution is terminated without cause or they resign for good reason.

Indemnification and Insurance

The merger agreement provides that any rights to indemnification and exculpation from liabilities for acts or omissions occurring at or before the merger for any Old Forge director or officer as provided in the Old Forge articles of incorporation or the Old Forge bylaws shall survive the merger and shall continue in full force and effect in accordance with their terms.

The merger agreement provides that Penseco will maintain for a period of six years after completion of the merger Old Forge’s current directors’ and officers’ liability insurance policies, or policies of at least the same coverage and amount and containing terms and conditions that are not less advantageous than the current policy, with respect to acts or omissions occurring prior to the effective time of the merger, except that Penseco is not required to incur annual premium expense greater than 200% of Old Forge’s current annual directors’ and officers’ liability insurance premium.

Conditions to Complete the Merger

Our respective obligations to complete the merger are subject to the fulfillment or waiver of certain conditions, including:

•	the approval of the merger by Old Forge shareholders;

•
the effectiveness of the registration statement of which this document is a part with respect to the Penseco common stock to be issued in the merger under the Securities Act and the absence of any stop order or proceedings initiated or threatened by the SEC for that purpose; and

•
the absence of any law, statute, regulation, judgment, decree, injunction or other order in effect by any court or other governmental entity that prohibits completion of the transactions contemplated by the merger agreement.

Each of Old Forge’s and Penseco’s obligations to complete the merger is also separately subject to the satisfaction or waiver of a number of conditions including:

•	the truth and correctness of the representations and warranties of each other party in the merger agreement, subject to the materiality standard provided in the merger agreement;

•
all regulatory approvals required to consummate the merger shall have been obtained and all statutory waiting periods in respect thereof shall have expired and no such regulatory approval shall have resulted in the imposition of a material adverse effect on Penseco, Old Forge or the resulting institution in the merger;

•	the receipt by each of Old Forge and Penseco, respectively, of a legal opinion of its legal counsel with respect to certain United States federal income tax consequences of the merger; and

•
each party shall have performed in all material respects all obligations required to be performed by it under the merger agreement and the receipt by each party of certificates from the other party to that effect.

Penseco’s obligations to complete the merger is also separately subject to the satisfaction or waiver of a number of additional conditions including:

•	no more than 1% of the total number of outstanding shares of common stock of Old Forge may dissent to the merger pursuant to Pennsylvania law;

•	Penseco shall have received a certificate from Old Forge to the effect that it is not a US real property holding corporation for federal income tax purposes; and

•	the surviving corporation in the merger will reasonably be expected to have a ratio of Tier 1 capital to average assets, as determined under applicable banking laws and regulations, greater than 9%.

We cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party.  As of the date of this document, we have no reason to believe that any of these conditions will not be satisfied.

Appointment of Old Forge Directors

The merger agreement provides that Penn Security will take action to increase the size of its board of directors to 16 members and will cause three Old Forge directors to be appointed to the Penn Security board of directors. The three Old Forge directors to be appointed are to be selected by Old Forge and acceptable to Penseco, and are to be selected from the individuals serving as directors of Old Forge as of December 5, 2008. The merger agreement further provides that Penseco will cause the number of directors constituting its entire board of directors immediately after the merger to be increased to 15 members, and will take all action to cause two of the three Old Forge directors to be appointed to the Penseco board of directors.  In addition, Penseco has agreed to submit to a vote of its shareholders at the 2009 annual meeting, together with the favorable recommendation of the

Penseco board of directors, a proposal to amend Penseco’s bylaws to permit the Penseco board of directors to be comprised of more than fifteen directors.  If such amendment is approved by the Penseco shareholders, Penseco will cause the number of directors constituting its entire board of directors to be increased to 16 members, and will take action to cause the one additional Old Forge director not previously appointed to the Penseco board of directors to be nominated for election to the Penseco board of directors by the shareholders at the 2009 annual meeting to fill the vacancy created by such increase.  If such amendment is not approved by the Penseco shareholders, Penseco shall use its good faith, best efforts to otherwise appoint the one Old Forge director not previously appointed to the Penseco board of directors. Until the 2013 annual meeting of Penseco’s shareholders, each of the aforementioned three Old Forge directors shall receive compensation for services in amounts equal to compensation for services on the Penseco and Penn Security boards of directors in accordance with the existing general director compensation policies of Penseco and Penn Security, whether or not such Old Forge director is serving as a director of Penseco or Penn Security at any time during such period.

Penseco and Old Forge have also agreed that each individual who is a director of Old Forge on the date of the merger agreement and will not be appointed to the board of directors of Penn Security following the merger will enter into a nonsolicitation and standstill agreement with Penseco, which shall subject the directors to certain restrictive covenants, such as confidentiality, nonsolicitation and a standstill provision, and will provide for the payment of consideration to each individual in an amount equal to $150,000.

Old Forge Bank Name

For at least a one year period following the merger, the surviving corporation shall use the “Old Forge Bank” name on the existing Old Forge and Duryea branches of Old Forge Bank.  However, Penseco may identify these Old Forge Bank branches as a division of Penn Security.

Termination of the Merger Agreement

Either Penseco or Old Forge may decide to terminate the merger agreement, even after shareholder approval, if:

•	the parties mutually agree to termination;

•	a governmental entity issues a non-appealable final order prohibiting the merger;

•	the Old Forge shareholders fail to approve the plan of merger at the special meeting;

•
the merger has not been completed by September 30, 2009, unless the reason the merger has not been completed by that date is a breach of the merger agreement by the company seeking to terminate the merger agreement; or

•
the other party breaches the merger agreement in a way that would entitle the party seeking to terminate the agreement not to consummate the merger, subject to the right of the breaching party to cure the breach within 45 days following written notice (unless it is not possible due to the nature or timing of the breach for the breaching party to cure the breach).

Penseco may terminate the merger agreement if:

•	the Old Forge board of directors withdraws, qualifies, or modifies its recommendation (or proposes to do so) in a manner adverse to Penseco;

•	the Old Forge board of directors takes any public action or makes any public statement (or proposes to do so) inconsistent with such recommendation in a manner adverse to Old Forge;

•	the Old Forge board of directors recommends an alternative business combination proposal (or proposes to do so) in a manner adverse to Old Forge;

•	the Penseco closing price, as determined on the determination date, is greater than $45.456; or

•	there shall have been a material adverse effect on Old Forge after December 5, 2008.

Old Forge may terminate the merger agreement if:

•
the Penseco closing price, as determined on the determination date, is less than $30.304, and the performance of the Penseco stock between the date of the merger agreement and the determination date, measured by comparing the Penseco closing price to $37.88, has underperformed the Nasdaq Bank Index by more than 20%, unless Penseco elects to increase the number of shares of Penseco common stock included in the merger consideration so that the implied value of the merger would be equivalent to the minimum implied value that would have had to exist for the above price-based termination right to have not been triggered; or

•	there shall have been a material adverse effect on Penseco after December 5, 2008.

Effect of Termination.  If the merger agreement is terminated, it will become void, and there will be no liability on the part of Old Forge or Penseco, except that (1) both Old Forge and Penseco will remain liable for any breach of the merger agreement and (2) designated provisions of the merger agreement, including the payment of certain fees and expenses and the confidential treatment of information, will survive the termination.

Termination Fee

Old Forge will pay Penseco a termination fee equal to $1.856 million within ten business days following such termination in the event Penseco terminates the merger agreement because the Old Forge board of directors:

•	fails to recommend that Old Forge shareholders approve the merger;

•	withdraws, qualifies, or modifies its recommendation (or proposes to do so) in a manner adverse to Penseco;

•	takes any public action or makes any public statement (or proposes to do so) inconsistent with such recommendation in a manner adverse to Penseco; or

•	recommends an alternative business combination proposal (or proposes to do so) in a manner adverse to Penseco.

Old Forge will pay Penseco all out-of-pocket expenses incurred by Penseco (not to exceed $575,000) relating to or arising out of the merger if either Penseco or Old Forge terminates the merger agreement in the event that the shareholders of Old Forge do not approve the merger.  In addition, if within 12 months following the date of such termination, Old Forge enters into any definitive agreement with respect to, or consummates, any alternative business combination, then Old Forge shall pay Penseco a termination fee equal to $1.856 million less any amount of expenses previously reimbursed to Penseco by Old Forge.

If either Penseco or Old Forge has terminated the merger agreement because

•
the merger has not been completed on or before September 30, 2009, and the delay is not due to the failure of the party seeking such termination to perform or observe the covenants and agreements of such party as set forth in the merger agreement, and

•
at any time after December 5, 2008 but before the date of termination, an alternative business combination transaction shall have been publicly announced or otherwise communicated to the board of directors of Old Forge and not have been rejected by the board of directors of Old Forge prior to such termination, then Old Forge shall pay to Penseco a termination fee equal to $618,667 within ten business days following such termination.  In addition, if within 12 months of the date of termination, Old Forge executes a definitive agreement with respect to, or consummates, any alternative business combination transaction, then Old Forge shall pay to Penseco an additional termination fee equal to $1,237,333 upon the date of such execution or consummation.

Amendment, Waiver and Extension of the Merger Agreement

Subject to applicable law, the parties may amend the merger agreement by action taken or authorized by their boards of directors.  However, after any approval of the transactions contemplated by the merger agreement by the Old Forge shareholders, there may not be, without further approval of those shareholders, any amendment of the merger agreement that alters or changes the amount or the form of the consideration to be delivered to the Old Forge shareholders, if such alteration or change would adversely affect the holders of any security of Old Forge, alters or changes any term of the articles of incorporation of the surviving corporation if such alteration or change would adversely affect the holders of any securities of Old Forge, or alters or changes any of the terms and conditions of the merger agreement if such alteration or change would adversely affect the holders of any securities of Old Forge.

At any time prior to the completion of the merger, each of us, by action taken or authorized by our respective board of directors, to the extent legally allowed, may:

•	extend the time for the performance of any of the obligations or other acts of the other party;

•	waive any inaccuracies in the representations and warranties of the other party; or

•	waive compliance by the other party with any of the other agreements or conditions contained in the merger agreement.

Accounting Treatment

The merger will be accounted for as a “purchase,” as that term is used under generally accepted accounting principles, for accounting and financial reporting purposes.  Under purchase accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Old Forge as of the effective time of the merger will be recorded at their respective fair values and added to those of Penseco. Any excess of purchase price over the fair values is recorded as goodwill.  Financial statements of Penseco issued after the merger would reflect these fair values and would not be restated retroactively to reflect the historical financial position or results of operations of Old Forge.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

Generally

The following discussion summarizes the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of Old Forge common stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, administrative pronouncements and judicial decisions currently in effect, all of which are subject to change, possibly with retroactive effect.  Any such change could affect the accuracy of this discussion.

This discussion assumes you hold your shares of Old Forge common stock as capital assets within the meaning of Section 1221 of the Code.  This discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or to U.S. holders of Old Forge common stock subject to special treatment under the federal income tax laws such as:

•	insurance companies;

•	tax-exempt organizations;

•	financial institutions;

•	dealers in securities or foreign currency;

•	banks or trusts;

•	persons that hold Old Forge common stock as part of a straddle, hedge, constructive sale, conversion or other integrated security transaction;

•	persons that have a functional currency other than the U.S. dollar;

•	investors in pass-through entities; or

•	persons who acquired their Old Forge common stock through the exercise of options or otherwise as compensation or through a tax-qualified retirement plan.

This discussion does not address the tax consequences to holders of Old Forge common stock who exercise appraisal and/or dissenter’s rights.  Further, this discussion does not consider the potential effects of any state, local or foreign tax laws or U.S. federal tax laws other than federal income tax laws.

This discussion is not intended to be tax advice to any particular holder of Old Forge common stock.  Tax matters regarding the merger are complicated, and the tax consequences of the merger to you will depend on your particular situation.  You should consult your own tax advisor regarding the specific tax consequences to you of the merger, including the applicability and effect of federal, state, local and foreign income and other tax laws.

For purposes of this discussion, you are a “U.S. holder” if you beneficially own Old Forge common stock and you are:

•	a citizen or resident of the United States for federal income tax purposes;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any of its political subdivisions;

•
a trust, if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If an entity classified as a partnership for U.S. federal income tax purposes holds Old Forge common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership.  Partners of partnerships holding Old Forge common stock should consult their own tax advisors.

Neither Penseco nor Old Forge has requested a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences of the merger and, as a result, there can be no assurance that the IRS will not disagree with any of the conclusions described below.  It is a condition to the closing of the merger that Pepper Hamilton LLP, counsel to Penseco, and Stradley Ronon Stevens & Young, LLP, counsel to Old Forge, issue opinions to Penseco and Old Forge, respectively, substantially to the effect that the merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code.  These opinions will rely on certain facts, assumptions, limitations, representations and covenants, including those contained in certificates provided by Penseco and Old Forge, that if incorrect or untrue could affect both the opinions and the conclusions described below.  The opinions will not bind the courts or prevent the IRS from adopting a position contrary to that expressed in the opinions.

The discussion below summarizes the material U.S. federal income tax consequences to a U.S. holder of Old Forge common stock resulting from the qualification of the merger as a reorganization within the meaning of Section 368(a) of the Code.

U.S. Federal Income Tax Consequences of the Merger to U.S. Holders

The U.S. federal income tax consequences of the merger to you will depend on whether you receive cash, shares of Penseco common stock or a combination of cash and Penseco common stock in exchange for your Old Forge common stock.  At the time you will make your cash or stock election pursuant to the terms of the merger agreement, you will not know whether, and to what extent, the proration rules of the merger agreement will alter the mix of consideration you will receive.  As a result, the tax consequences to you will not be ascertainable until you know the amount of cash and shares of Penseco common stock that you will receive pursuant to the merger.

Exchange of  Old Forge Common Stock Solely for Penseco Common Stock.  Except as discussed below under “—Cash in Lieu of Fractional Shares of Penseco Common Stock,” if you receive solely Penseco common stock in exchange for your shares of Old Forge common stock, you will not recognize gain or loss upon the merger.  Your aggregate tax basis in the Penseco common stock that you receive will be equal to the aggregate tax basis of the Old Forge common stock that you surrender (excluding any portion of your basis in Old Forge common stock that is allocated to cash that you receive in lieu of fractional shares of Penseco common stock), and your holding period in shares of Penseco common stock will include your holding period in the shares of Old Forge common stock that you surrendered in exchange therefor. If you acquired different blocks of Old Forge common stock at different times or at different prices, Treasury regulations provide guidance on how you may allocate your tax basis to shares of Penseco common stock received in the merger.  U.S. holders that hold multiple blocks of Old Forge common stock are urged to consult their tax advisors concerning this allocation.

Exchange of Old Forge Common Stock Solely for Cash.  If you receive solely cash in exchange for your Old Forge common stock pursuant to the merger, you will recognize gain or loss equal to the difference between the amount of cash that you receive and the aggregate tax basis of the shares of Old Forge common stock that you surrender. You must calculate gain or loss separately for each block of Old Forge common stock if you purchased blocks of Old Forge common stock in different transactions.

Exchange of Old Forge Common Stock for a Combination of Penseco Common Stock and Cash.  Except as discussed below under “—Cash in Lieu of Fractional Shares of Penseco Common Stock,” if you receive a combination of Penseco common stock and cash in exchange for shares of Old Forge common stock, you generally will recognize any gain, but not loss, that you realize pursuant to the merger.

You will recognize gain in an amount not in excess of the cash you receive in the merger up to the amount of gain that you realize pursuant to the merger.  For this purpose, the amount of gain that you realize pursuant to the merger will equal the excess, if any, of:

•	the sum of:

(i)  the cash that you receive, plus

    (ii) the fair market value of the shares of Penseco common stock that you receive, over

•	your tax basis in the shares of Old Forge common stock that you surrender pursuant to the merger.

The aggregate tax basis in Penseco common stock received pursuant to the merger, including the basis allocable to any fractional share of Penseco common stock for which cash is received, will be equal to the aggregate tax basis in the Old Forge common stock that you surrender pursuant to the merger, decreased by the amount of cash that you receive and increased by the amount of gain, if any, that you recognize or any amount treated as a dividend to you. Your holding period in the shares of Penseco common stock received will include your holding period for the shares of Old Forge common stock that you surrendered in exchange therefor.  If you acquired different blocks of Old Forge common stock at different times or at different prices, Treasury regulations provide guidance on how you may allocate your tax basis to shares of Penseco common stock received in the merger.  U.S. holders that hold multiple blocks of Old Forge common stock are urged to consult their tax advisors concerning this allocation.

Cash in Lieu of Fractional Shares of Penseco Common Stock.  If you receive cash instead of a fractional share of Penseco common stock, you will recognize a taxable gain or loss based upon the difference between the amount of cash you receive with respect to such fractional share and your tax basis in the shares of Old Forge common stock that is allocated to such fractional share.

Character of Recognized Gain and Loss.  Any gain that you recognize generally will be treated as capital gain.  Your gain could be treated as ordinary dividend income to the extent of your ratable share of Old Forge’s earnings and profits, however, if your receipt of the cash in the merger has the effect of a dividend for U.S. federal income tax purposes.  See below under “–Potential Treatment of Cash as a Dividend.”

If your holding period in any shares of Old Forge common stock is greater than one year as of the consummation of the merger, then your capital gain or loss with respect to such shares will constitute long-term capital gain or loss. In the hands of certain U.S. holders such as individuals, long-term capital gains currently are subject to U.S. federal income tax at a maximum rate of 15%. The use of capital losses to offset ordinary income is subject to limitations.

Potential Treatment of Cash as a Dividend.  In general, the determination of whether the receipt of cash pursuant to the merger will be treated as a dividend depends upon the extent to which your receipt of cash reduces your deemed percentage stock ownership of Penseco. For purposes of this determination, you will be treated as if you first exchanged all of your Old Forge common stock solely for Penseco common stock and then Penseco immediately redeemed (the “deemed redemption”) a portion of such Penseco common stock in exchange for the cash that you actually received. The gain that you recognize pursuant to the merger followed by a deemed redemption will be treated as capital gain if (i) the deemed redemption is “substantially disproportionate” with respect to you (and after the deemed redemption you actually or constructively own less than 50% of the voting power of the outstanding Penseco common stock) or (ii) the deemed redemption is not “essentially equivalent to a dividend.”

The deemed redemption generally will be “substantially disproportionate” with respect to you if the percentage of the outstanding Penseco common stock that you actually and constructively own immediately after the deemed redemption is less than 80% of the percentage of the outstanding Penseco common stock that you are deemed, actually and constructively, to have owned immediately before the deemed redemption. The deemed redemption will not be considered to be “essentially equivalent to a dividend” if it results in a “meaningful reduction” in your deemed percentage stock ownership of Penseco. The IRS has ruled that a minority shareholder in a publicly held corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is considered to have a “meaningful reduction” if the shareholder has a relatively minor reduction in such shareholder’s percentage stock ownership under the above analysis.  As these rules are complex and dependent upon your specific circumstances, you should consult your tax advisor to determine whether you may be subject to these rules.

Information Reporting and Backup Withholding

You may be subject to information reporting with respect to the cash that you receive in exchange for Old Forge common stock, including cash that you receive in lieu of a fractional share of Penseco common stock. You may also be subject to backup withholding unless (i) you are an exempt holder (such as a corporation or a tax-exempt organization), (ii) you furnish a correct taxpayer identification number and certify that you are not subject to backup withholding on a Form W-9 or successor form or (iii) you are otherwise exempt from backup withholding. You may credit any amount withheld under the backup withholding rules against your U.S. federal income tax liability, and you may seek a refund of any excess amount withheld under the backup withholding rules by filing the appropriate form with the IRS.

Reporting Requirements

If you receive Penseco common stock as a result of the merger, you will be required to retain records pertaining to the merger and may be required to file with your U.S. federal income tax return for the year in which the merger takes place a statement setting forth certain facts relating to the merger.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial information and footnotes present how the combined financial statements of Penseco and Old Forge may have appeared had the businesses actually been combined at an earlier date. The unaudited pro forma combined condensed financial information shows the impact of the merger of Penseco and Old Forge on the companies’ respective historical financial positions and results of operations under the purchase method of accounting with Penseco treated as the acquirer. Under this method of accounting, the assets and liabilities of Old Forge will be recorded by Penseco at their estimated fair values as of the date the merger is completed. The unaudited pro forma balance sheet as of September 30, 2008 assumes the merger was completed on that date. The unaudited pro forma income statements for the year ended December 31, 2007 and the nine months ended September 30, 3008 give effect to the merger as if the merger had been completed January 1, 2007 and January 1, 2008, respectively.

The merger agreement was executed on December 5, 2008 and provides that Old Forge, in a two-step transaction, will merge with and into Penn Security Bank and Trust Company, a wholly-owned subsidiary of Penseco.  Subject to the election procedures and adjustments provided for in the merger agreement, in exchange for the shares of Old Forge common stock Old Forge shareholders hold at the time of the merger, Old Forge shareholders will be entitled to receive the merger consideration in either cash or shares of Penseco common stock, or any combination thereof. The per share amount of the merger consideration will be determined and valued at the Penseco closing price. The “Penseco closing price” means the average of the closing price of Penseco common stock for the twenty trading days ending on the “determination date,” which will be the third calendar day before the date of completion of the merger, or if such calendar day is not a trading day on the OTC Bulletin Board, then the trading day immediately preceding such calendar day. Old Forge shareholders may receive cash in respect of some shares held and stock in respect of others. The per share amount will be calculated from the cash consideration and the value of the stock consideration based on the Penseco closing price. The per share amount will equal the sum of $31.127 plus the product of the share ratio multiplied by the Penseco closing price. The share ratio will equal $72.631 divided by the Penseco closing price, subject to a minimum of 1.8261 and a maximum of 2.0183.  The unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the historical consolidated financial statements and the related notes of both Penseco and Old Forge.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate financial results of the combined companies had the companies actually been combined at the beginning of each period presented and had the impact of possible revenue enhancements, expense efficiencies, and asset dispositions, among other factors, been considered. In addition, the allocation of the purchase price reflected in the pro forma combined condensed financial information is subject to adjustment.

Pro Forma Balance Sheet
As of September 30, 2008

	Penseco
	Financial Services	Old Forge
	Corporation	Bank	Eliminations		Marks / Costs		Adjustments		Pro Forma
	(amounts in thousands)
Assets
Cash and Equivalents	$31,782	$5,372			(798	) (d)	(17,400	) (g)	$18,956
Securities	154,553	39,789			(231	) (e)			194,111
Gross Loans	432,980	162,816	(1,413	) (a)	(1,600	) (f)			592,783
Loan Loss Reserves	(5,240)	(1,413)	1,413	(a)					(5,240)
Goodwill	-	-					24,037	(h)	24,037
Other Intangibles	48	163	(163	) (b)			4,522	(i)	4,570
Other Assets	25,519	11,113							36,632
Total Assets	$639,642	$217,840							$865,849

Liabilities
Deposits	$442,522	$183,017							$625,539
Borrowings	121,704	-							121,704
Other Liabilities	3,502	1,053					1,537	(i)	6,092
Total Liabilities	567,728	184,070							753,335

Equity
Common Equity	71,914	33,770	(33,770	) (c)			40,600	(g)	112,514
Total Equity	71,914	33,770							112,514
Total Liabilities & Equity	$639,642	$217,840							$865,849

Footnotes:
(a) Elimination of loan loss reserve
(b) Elimination of Old Forge's intangible assets
(c) Elimination of Old Forge's common equity
(d) Acquisition related costs and anticipated tax benefits
(e) Mark-to-market of securities portfolio
(f) Planned charge-off of certain loans to be acquired in transaction
(g) Consideration paid to Old Forge shareholders
(h) Goodwill created in transaction (calculated using 9/30/08 balances)
(i) Core deposit intangible created (3% of target's core deposits, amortized over ten years using the sum-of-the-years' digits method)

Pro Forma Income Statement
Twelve Months Ended December 31, 2007

	Penseco
	Financial Services	Old Forge
	Corporation	Bank	Adjustments		Pro Forma
	(amounts in thousands)
INTEREST INCOME
Interest and fees on loans	$26,429	$10,447			$36,876
Interest and dividends on investments	7,079	1,817			8,896
Interest on Federal funds sold	456	74	(428	)(b)	102
Interest on balances with banks	365	-			365
Total Interest Income	34,329	12,338	(428	)(b)	46,239

INTEREST EXPENSE
Interest on deposits	9,375	4,702			14,077
Interest on borrowed funds	3,364	39			3,403
Total Interest Expense	12,739	4,741			17,480
Net Interest Income	21,590	7,597	(428)		28,759
Provision for loan losses	657	150			807
Net Interest Income After Provision
for Loan Losses	20,933	7,447	(428)		27,952

OTHER INCOME
Service Charges on Deposits	1,014	490			1,504
Other Noninterest Income	7,657	650			8,307
Realized gains (losses) on securities	49	(13)			36
Total Other Income	8,720	1,127			9,847

OTHER EXPENSES
Salaries and employee benefits	9,118	2,947			12,065
Expense of premises and equipment	2,586	494			3,080
Other Noninterest Expense	9,627	1,416	822	(a)	11,865
Total Other Expenses	21,331	4,857	822		27,010

Income before income taxes	8,322	3,717	(1,250)		10,789
Applicable income taxes	1,624	656			2,280
Net Income	$6,698	$3,061	(1,250)		$8,509

Earnings Per Common Share	$3.12	$5.48		(c)	$2.64

PER SHARE AMOUNTS:

Earnings per share	$3.12	$5.48	$2.64
Dividends per share	$1.58	$2.80	$1.68
Book Value per share	$32.45	$59.89	$34.26
Common Shares Outstanding	2,148,000	558,944	3,220,000

FINANCIAL RATIOS:

Net Interest Margin	3.92%	3.78%	3.87%
Return on Average Assets	1.15%	1.43%	1.05%
Return on Average Equity	9.75%	9.29%	8.37%
Average Equity to Average Assets	11.81%	15.42%	12.76%
Dividend Payout Ratio	50.64%	51.13%	63.58%

Footnotes:
(a) Amortization of core deposit intangible over a 10 year period using the sum of the years digits method.
(b) Opportunity cost of cash paid to the Old Forge shareholders. (c) Pro Forma EPS based on Pro Forma shares outstanding of 3,220,000

Pro Forma Income Statement
Nine Months Ended September 30, 2008

	Penseco
	Financial Services	Old Forge
	Corporation	Bank	Adjustments		Pro Forma
	(amounts in thousands)
INTEREST INCOME
Interest and fees on loans	$19,640	$7,617			$27,257
Interest and dividends on investments	5,784	1,336	(321)	(b)	6,799
Interest on Federal funds sold	31	32			63
Interest on balances with banks	62	6			68
Total Interest Income	25,517	8,991	(321)	(b)	34,187

INTEREST EXPENSE
Interest on deposits	5,484	3,302			8,786
Interest on borrowed funds	2,961	43			3,004
Total Interest Expense	8,445	3,345			11,790
Net Interest Income	17,072	5,646	(321	) (b)	22,397
Provision for loan losses	618	225			843
Net Interest Income After Provision
for Loan Losses	16,454	5,421	(321	) (b)	21,554

OTHER INCOME
Service Charges on Deposits	1,062	285			1,347
Other Noninterest Income	7,883	277			8,160
Realized gains (losses) on securities	23	14			37
Total Other Income	8,968	576			9,544

OTHER EXPENSES
Salaries and employee benefits	7,405	2,266			9,544
Expense of premises and equipment	2,061	405			2,466
Other Noninterest Expense	6,875	1,197	557	(a)	8,629
Total Other Expenses	16,341	3,731	557	(a)	20,629

Income before income taxes	9,081	2,266	(878)		10,469
Applicable income taxes	1,954	443			2,397
Net Income	$7,127	$1,823	(878)		$8,072

Earnings Per Common Share	$3.32	$3.26			$2.51	(c)

PER SHARE AMOUNTS:

Earnings per share	$3.32	$3.26	$2.51
Dividends per Share	$1.24	$1.05	$1.26
Book Value per share	$33.48	$60.41	$34.94
Common Shares Outstanding	2,148,000	558,944	3,220,000

FINANCIAL RATIOS:

Net Interest Margin	3.89%	3.75%	3.79%
Return on Average Assets	1.55%	1.12%	1.24%
Return on Average Equity	13.14%	7.14%	9.56%
Average Equity to Average Assets	11.78%	15.72%	12.99%
Dividend Payout Ratio	37.35%	32.21%	50.27%

Footnotes:
(a) Amortization of core deposit intangible over a 10 year period using the sum of the years digits method.
(b) Opportunity cost of cash paid to the Old Forge shareholders. (c) Pro Forma EPS based on Pro Forma shares outstanding of 3,220,000

MARKET PRICES AND DIVIDEND INFORMATION

Penseco common stock is quoted on the OTC Bulletin Board under the symbol “PFNS.”  Old Forge common stock is quoted on the Pink Sheets under the symbol “OLDF.”

The following table shows the last closing sale prices of Penseco common stock as reported on the OTC Bulletin Board and the closing bid quotations of Old Forge common stock as reported by the Pink Sheets LLC as of December 5, 2008 and February 9, 2009.  December 5, 2008 was the last full day of trading of common stock of Penseco and Old Forge before the public announcement of the signing of the merger agreement.  February 9, 2009 was the last full trading day prior to the printing of this proxy statement/prospectus.  Market quotations reflect inter-dealer prices, without retail mark-up, markdown, or commission, and may not necessarily reflect actual transactions.

	Penseco			Old Forge
	High	Low	Close	High	Low	Close
December 5, 2008	37.00	37.00	37.00	87.00	87.00	87.00
February 9, 2009	38.00	35.50	36.00	90.00	80.50	82.50

The following table shows the high and low bid quotations of Penseco common stock as reported on the OTC Bulletin Board and the high and low bid quotations of Old Forge common stock as reported by the Pink Sheets LLC for the periods shown and the quarterly cash dividends declared per share for the periods indicated.  Market quotations reflect inter-dealer prices, without retail mark-up, markdown, or commission, and may not necessarily reflect actual transactions.

	Penseco			Old Forge
	High	Low	Dividend	High	Low	Dividend
Fiscal year 2009:
First Quarter (through February 9)	38.00	34.10	-	83.50	75.50	-
Fiscal year 2008:
Fourth Quarter	40.00	35.60	0.42	87.00	78.00	1.75
Third Quarter	39.90	38.05	0.42	87.00	86.25	0.35
Second Quarter	42.00	36.25	0.41	92.00	87.00	0.35
First Quarter	40.50	35.00	0.41	88.00	86.00	0.35

Fiscal year 2007
Fourth Quarter	40.50	34.00	0.47	86.50	86.50	1.75
Third Quarter	37.25	36.01	0.37	86.50	86.50	0.35
Second Quarter	40.10	37.00	0.37	86.50	86.00	0.35
First Quarter	43.01	37.50	0.37	86.00	83.75	0.35

As of February 9, 2009, the record number of Penseco shareholders was approximately 839 and the record number of Old Forge shareholders was approximately 325.  Following the merger, Penseco’s common stock will continue to be listed on the OTC Bulletin Board, and there will be no further market for Old Forge common stock.

Old Forge shareholders are advised to obtain current market quotations for Penseco common stock and Old Forge common stock.  The market price of Penseco common stock and Old Forge common stock will fluctuate between the date of this proxy statement/prospectus and the completion of the merger.  No assurance can be given concerning the market price of Penseco common stock or Old Forge common stock before or after the effective date of the merger.

DESCRIPTION OF CAPITAL STOCK

General

Penseco’s amended and restated articles of incorporation authorize the issuance of up to 15,000,000 shares of common stock, par value $0.01 per share.  As of February 9, 2009, Penseco had outstanding 2,148,000 shares of common stock.

The following is qualified in its entirety by reference to Penseco’s articles of incorporation and bylaws and by the provisions of applicable law.  A copy of Penseco’s articles of incorporation and bylaws are included as exhibits to the registration statement of which this proxy statement/prospectus is a part.

Common Stock

Voting Rights.  The holders of Penseco common stock will possess exclusive voting rights in Penseco. They will elect Penseco’s board of directors and act on such other matters as are required to be presented to them under Pennsylvania law or Penseco's articles of incorporation or as are otherwise presented to them by the board of directors. Penseco’s shareholders will be entitled to cumulate votes for the election of directors.  Every shareholder entitled to vote shall be entitled to one vote for each share standing in his or her representative name on the books, and each such shareholder entitled to vote may vote either in person or by proxy, duly executed in writing, but no proxy shall be valid unless executed within 11 months previous to the meeting, at which it is to be used.  Except as discussed in "- Anti-Takeover Effects of Provisions of Penseco’s Articles of Incorporation, Penseco’s Bylaws and Pennsylvania Law" immediately below or otherwise provided by applicable law, the acts of the holders of a majority of the shares represented at any meeting, at which a quorum is present, shall be the acts of the shareholders.

Dividend Rights.  Penseco can pay dividends if, as and when declared by its board of directors, subject to compliance with limitations which are imposed by law. The holders of Penseco common stock will be entitled to receive such dividends as may be declared by Penseco’s board of directors out of funds legally available therefor.

Preemptive Rights and Liquidation.  No preemptive rights, liquidation rights or sinking fund provisions apply to Penseco’s common stock.  All outstanding shares of common stock are fully paid and non-assessable.  In the event of Penseco’s liquidation, dissolution or winding up, holders of Penseco’s common stock are entitled to share ratably in the assets available for distribution.

Options to Purchase Common Stock

Penseco has adopted the Penseco Financial Services Corporation 2008 Long-Term Incentive Plan, under which 107,400 shares of Penseco common stock are available for option or other equity awards. As of February 9, 2009, Penseco did not have outstanding any options to purchase shares of its common stock or any other awards under the plan.

Anti-Takeover Effects of Provisions of Penseco’s Articles of Incorporation, Bylaws and Pennsylvania Law

Penseco’s articles of incorporation and bylaws as well as laws of the Commonwealth of Pennsylvania contain various provisions intended to promote stability of Penseco’s shareholder base and render more difficult certain unsolicited or hostile attempts to take it over which could disrupt Penseco, divert the attention of Penseco’s directors, executive officers and employees and adversely affect the independence and integrity of Penseco’s business.  A summary of these provisions of Penseco’s articles of incorporation and bylaws and Pennsylvania law is set forth below.

Classified Board; Removal of Directors.  Penseco has a classified board of directors consisting of four classes, each serving four year terms, so that approximately one-fourth of the directors are elected at each annual meeting of shareholders.  Penseco’s bylaws provide that changes to the board of director requirements regarding the classes or terms of offices require the affirmative vote of three-fourths of the outstanding shares of stock.  In addition, the board of directors may not increase the number of directors in any one year by more than two.

Vacancies on Penseco’s board of directors caused by the death, resignation, disqualification or otherwise, of any director who was previously duly elected and qualified, or vacancies resulting from an increase in the number of directors, may be filled by the remaining members of the board, though less than a quorum, and each person so elected shall be a director until the expiration of the term of the director who preceded such person, if applicable, or, if such person was elected to fill a vacancy resulting from an increase in the number of directors, until his successor is elected by the shareholders and has qualified.  Failure of the shareholders to make such election at the next annual meeting shall result in a reduction in the number of directors of that class.

Penseco’s bylaws also provide that each director must be a shareholder of Penseco.

These provisions of Penseco’s bylaws would preclude a third party from removing incumbent directors and simultaneously gaining control of Penseco’s board of directors by filling the vacancies created by removal with its own nominees.  Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of Penseco’s board of directors.  Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Penseco.

Special Shareholders’ Meetings and Right to Act by Written Consent.  Penseco’s bylaws provide that special meetings of the Penseco shareholders may only be called by Penseco’s president, the chairman of the board, or the board of directors.  Penseco’s shareholders are not generally permitted to call, or to require that the board of directors call, a special meeting of shareholders.

Procedures for Shareholder Nominations and Proposals.  Penseco’s bylaws provide that nominations of persons for election to the board of directors for Penseco and proposals for other business at an annual meeting of shareholders may be made (1) pursuant to the corporation’s notice of meeting, (2) by or at the direction of the board or (3) by any shareholder of the corporation who was a shareholder of record at the time of giving of notice for the meeting, who is entitled to vote at the meeting, who timely provides a proper shareholder’s notice to the Secretary of Penseco, and such business proposed to be transacted must otherwise be a proper matter for shareholder action.  The shareholder’s notice shall set forth as to each person whom the shareholder proposes to nominate for election or reelection as a director (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, (b) a description of any arrangements or understandings among the shareholder and each such person and any other person with respect to such nomination, and (c) the consent of each such person to be named in the proxy statement as a nominee and to serving as a director of the corporation if elected.  The shareholder’s notice shall set forth as to any other business that the shareholder proposes to bring before the meting (a) a brief description of the business desired to be brought before the meeting (b) the reasons for conducting such business at the meeting and (c) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made.  The shareholder’s notice shall set forth (a) the name and address of such shareholder, (b) the class and number of shares which are owned beneficially and of record by such shareholder and such beneficial owner and (c) a representation that such shareholder and beneficial owner intend to appear in person or by proxy at a meeting.  To be timely, a shareholder’s notice regarding the nomination of directors or other business must be received by the Secretary at the principal office of Penseco not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting and not later than the later of the 60th day prior to the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made by Penseco.

By requiring advance notice of nominations by Penseco’s shareholders, this procedure affords Penseco’s board of directors an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by Penseco’s board of directors, to inform shareholders about such qualifications.  By requiring advance notice of other proposed business, this shareholder notice procedure provides a more orderly procedure for conducting annual meetings of Penseco’s shareholders and, to the extent deemed necessary or desirable by Penseco’s board of directors, provides Penseco’s board of directors with an opportunity to inform Penseco’s shareholders, prior to such meetings, of the board of directors’ position regarding action to be taken with respect to such business, so that Penseco’s shareholders can better decide whether to attend such a meeting or to grant a proxy regarding the disposition of any such business.

Although Penseco’s bylaws do not give the board of directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, the chairman of any such meeting at which such proposal is brought has the power to determine compliance with the shareholder notice procedure described above.  Penseco’s bylaws also may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to Penseco and its shareholders.

Authorized But Unissued Shares.  The authorized but unissued shares of Penseco’s common stock are available for future issuance without shareholder approval, subject to various limitations imposed by applicable law.  These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.  The existence of authorized but unissued shares of common stock could make it more difficult or discourage an attempt to obtain control of Penseco by means of a proxy context, tender offer, merger or otherwise.

Merger, Consolidation, Liquidation or Dissolution of Penseco.  Penseco’s articles of incorporation provide that no merger, consolidation, liquidation or dissolution of Penseco nor any action that would result in the sale or other disposition of all or substantially all of the assets of Penseco shall be valid unless first approved by the affirmative vote of the holders of at least 75% of the outstanding shares of common stock.  In addition, Penseco’s articles of incorporation provide that the foregoing sentence shall not be amended unless first approved by the affirmative vote of the holders of at least 75% of the outstanding shares of common stock.

In addition, Penseco’s articles of incorporation further provide that the board of directors may, if it deems it advisable, oppose a tender offer for the corporation’s securities, whether the offer is in cash or in the securities of a corporation or otherwise.  In considering whether to oppose any of the aforesaid offers, the board of directors may, but is not legally obligated to, consider any pertinent issue which may include but are not limited to any of the following:

•	whether the offer price is acceptable based on the historical and present operating results or financial condition of the corporation;

•	whether a more favorable price could be obtained for the corporation’s securities in the future;

•	the impact which an acquisition of the corporation would have on the employees, depositors and customers of the corporation and its subsidiaries and the communities which they serve;

•
the reputation and business practices of the offeror and its management and affiliates as they would affect the employees, depositors and customers of the corporation and its subsidiaries and the future value of the corporation’s stock;

•
the value of the securities (if any) which the offeror is offering in exchange for the corporation’s securities, based on an analysis of the worth of the corporation as compared to the corporation or other entity whose securities are being offered; and

•	any antitrust or other legal and regulatory issues that are raised by the offer.

If the board of directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any or all of the following:

•	advising shareholders not to accept the offer;

•	litigation against the offeror;

•	filing complaints with all government and regulatory authorities;

•	acquiring the corporation’s securities;

•	selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto;

•	acquiring a company to create antitrust or other regulatory problem for the offeror; and

•	obtaining a more favorable offer from another individual or entity.

The existence of these provisions could make it more difficult or discourage an attempt to obtain control of Penseco by means of a proxy context, tender offer, merger or otherwise.

Pennsylvania Anti-Takeover Law.  Penseco is subject to certain anti-takeover provisions under Pennsylvania law.  See “Comparison of Shareholders’ Rights — Pennsylvania Anti-takeover Provisions” below for a complete discussion.

OTC Bulletin Board

Penseco’s common stock is quoted on the OTC Bulletin Board under the symbol “PFNS.”

COMPARISON OF SHAREHOLDERS’ RIGHTS

The rights of Old Forge shareholders are governed by the Pennsylvania Banking Code and Old Forge’s articles of incorporation and bylaws. The rights of Penseco shareholders are governed by the Pennsylvania Business Corporation Law, Penseco’s articles of incorporation and bylaws.

Upon consummation of the merger, certain Old Forge shareholders will become Penseco shareholders. Consequently, after the merger, the rights of such shareholders will be governed by the Pennsylvania Business Corporation Law and the articles of incorporation and bylaws of Penseco.

A comparison of the rights of Old Forge and Penseco shareholders follows.  This summary is not intended to be a complete statement of all of such differences or a complete description of the specific provisions referred to in, and is qualified in its entirety by reference to, Pennsylvania law and the respective articles of incorporation and bylaws of Old Forge and Penseco.

Authorized Capital

Old Forge. Old Forge is authorized to issue 1,000,000 shares of common stock with a par value of $2.50 per share.

Penseco. Penseco is authorized to issue 15,000,000 shares of common stock with a par value of $0.01 per share.

Annual Meetings of Shareholders

Old Forge. Old Forge’s bylaws provide that an annual meeting of the shareholders for the election of directors will be held at such place and at such time as may be fixed by the board of directors.

Penseco. Penseco’s bylaws provide that an annual meeting of the shareholders will be held at such place within the Commonwealth of Pennsylvania once each calendar year on such date and at such time as may be fixed by the board of directors.

Special Meetings of Shareholders

Old Forge. Special meetings of the Old Forge shareholders may be called at any time by Old Forge’s president, its board of directors or at the request of holders of not less than one-fifth of all the shares entitled to vote at the particular meeting.

Penseco. Special meetings of the Penseco shareholders may be called at any time by Penseco’s president, the chairman of the board, or the board of directors.

Notice

Old Forge.  Old Forge’s bylaws provide that the board must provide at least five days notice before the annual meeting of shareholders.  At least 10 days notice is required for special meetings.

Penseco.  Penseco’s bylaws provide that a notice of every meeting must be mailed to each shareholder at least ten days before the date of the meeting.

Cumulative Voting

Old Forge. Old Forge’s bylaws permit cumulative voting in the election of directors.

Penseco. Penseco’s bylaws permit cumulative voting in the election of directors.

Advance Notice of Nomination of Directors

Old Forge .  Old Forge’s bylaws do not provide for advance notice for the nomination of directors to the board of directors.

Penseco.  Nominations of persons for election to the board of directors for Penseco may be made (1) pursuant to the corporation’s notice of meeting, (2) by or at the direction of the board or (3) by any shareholder of the corporation who was a shareholder of record at the time of giving of notice for the meeting, who is entitled to vote at the meeting and shall set forth as to each person whom the shareholder proposes to nominate for election or reelection as a director: (a)all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, (b) a description of any arrangements or understandings among the shareholder and each such person and any other person with respect to such nomination, and (c) the consent of each such person to be named in the proxy statement as a nominee and to serving as a director of the corporation if elected.  To be timely, a shareholder’s notice regarding the nomination of directors must be received by the Secretary at the principal office of Penseco not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting and not later than the later of the 60th day prior to the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made by Penseco.

Quorum

Old Forge.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum.

Penseco.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum.

Required Shareholder Vote

Old Forge.  A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting unless otherwise provided by law.  A shareholder may vote in person or by proxy duly authorized in writing in accordance with the law, and be entitled to one vote for each share. The Pennsylvania Banking Code of 1965 provides that the adoption of a plan of merger or consolidation requires the affirmative vote of shareholders entitled to cast at least two-thirds of the votes which all shareholders are entitled to cast thereon, and, if any class of shares is entitled to vote thereon as a class, the holders of at least two-thirds of the outstanding shares of such class.

Penseco. Every shareholder entitled to vote shall be entitled to one vote for each share standing in his or her representative name on the books, and each such shareholder entitled to vote may vote either in person or by proxy, duly executed in writing, but no proxy shall be valid unless executed within 11 months previous to the meeting, at which it is to be used.  The acts of the holders of a majority of the shares represented at any meeting, at which a quorum is present, shall be the acts of the shareholders.  However, Penseco’s articles of incorporation provides that no merger, consolidation, liquidation or dissolution of Penseco nor any action that would result in the sale or other disposition of all or substantially all of the assets of Penseco shall be valid unless first approved by thee affirmative vote of the holders of at least 75% of the outstanding shares of common stock.  In addition, the foregoing sentence shall not be amended unless first approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of common stock.

Shareholder Action Without a Meeting

Old Forge.  Under the Pennsylvania banking code, any action which may be taken at a meeting of shareholders may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by all of the shareholders who would be entitled to vote on such action at a meeting and shall be filed with the secretary of Old Forge.

Penseco. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting.

Number of Directors

Old Forge. The number of Old Forge directors will be between five and twenty-five, as fixed by the Old Forge shareholders at each meeting for the election of directors.  Between annual meetings of the shareholders, the board of directors, by a vote of a majority of the full board, may increase the membership of the board, but may not increase the board of directors to more than twenty-five members and may not appoint more than two members in any such period.

Penseco. The number of Penseco directors will be between five and fifteen.

Director Qualifications

Old Forge. Each Old Forge director must be a shareholder of Old Forge.

Penseco. Each Penseco director must be a shareholder of Penseco.

Director Classification

Old Forge. The Old Forge board of directors is not classified; each director is elected annually for a one year term.

Penseco. Penseco has a classified board of directors consisting of four classes, each serving four-year terms, so that approximately one-fourth of the directors are elected at each annual meeting of shareholders.  Changes to the board of director requirements regarding the classes or terms of offices require the affirmative vote of three fourths of the outstanding shares of stock.  In addition, the board of directors may not increase the number of directors in any one year by more than two.

Vacancies on Board

Old Forge. Between annual meetings, the Old Forge board of directors may appoint shareholders to fill vacancies created by any increase in membership approved by the board of directors, which increase may not exceed two members.  Any other vacancy in the board of directors may be filled by appointment by the remaining members of the board of directors at any regular meeting of the board, and each person so appointed shall serve only until the next meeting of shareholders at which directors are elected.

Penseco.  Vacancies on Penseco’s board of directors caused by the death, resignation, disqualification or otherwise, of any director who was previously duly elected and qualified, or vacancies resulting from an increase in the number of directors, may be filled by the remaining members of the board, though less than a quorum, and each person so elected shall be a director until the expiration of the term of the director who preceded such person, if applicable, or, if such person was elected to fill a vacancy resulting from an increase in the number of directors, until his successor is elected by the shareholders and has qualified.  Failure of the shareholders to make such election at the next annual meeting shall result in a reduction in the number of directors of that class.

Pennsylvania Anti-Takeover Provisions

Under Pennsylvania business corporation law, certain anti-takeover provisions apply to Pennsylvania registered corporations (e.g., publicly traded companies) including those relating to      (1) control share acquisitions, (2) disgorgement of profits by certain controlling persons, (3) business combination transactions with interested shareholders, and (4) the rights of shareholders to demand fair value for their stock following a control transaction. Pennsylvania law allows corporations to opt-out of these anti-takeover sections.  Old Forge is not a registered corporation and, therefore, these provisions are not applicable to Old Forge. Penseco is a registered corporation and has not opted out of any of these anti-takeover provisions.  A general summary of these applicable anti-takeover provisions is set forth below.

Control Share Acquisitions. Pennsylvania law regarding control share acquisitions relates to the act of acquiring for the first time voting power over voting shares (other than shares owned since January 1, 1988 and any additional shares distributed with respect to such shares) equal to at least 20%, 33 1/3% and 50% of the voting power of the corporation. Once a control share acquisition has occurred, then all shares in excess of the triggering threshold, plus shares purchased at any time with the intention of acquiring such voting power and shares purchased within 180 days of the date the triggering threshold was exceeded, are considered control shares. Control shares cannot vote either until their voting rights have been restored by two separate votes of the shareholders, described below, at a meeting or until they have been transferred to a person who does not thereby also become the holder of control shares.

The holder of control shares may wait until the next annual or special meeting after the acquisition took place to submit the question of the restoration of voting rights to the shareholders, or the acquiring person may accelerate the process by agreeing to underwrite the cost of a special meeting of shareholders for that purpose. In either case, the acquiring person is required to furnish for distribution to the shareholders an information statement containing a detailed disclosure concerning the acquiring person, its intentions with respect to ownership of securities of the corporation and other matters. As an alternative, a person proposing to make a control share acquisition may request prospective approval by the shareholders of the exercise of the voting rights of the shares proposed to be acquired. Two shareholders’ votes are required to approve the restoration of voting rights. First, the approval of an absolute majority of all voting power must be obtained. All voting shares are entitled to participate in this vote. Second, the approval of an absolute majority of all disinterested shareholders must be obtained.

For a period of 24 months after the later of (1) a control share acquisition by an acquiring person who does not properly request consideration of voting rights, or (2) the denial of such a request or lapse of voting rights, the corporation may redeem all the control shares at the average public market sales price of the shares on the date notice of the call for redemption is given by the corporation.

Disgorgement of Profits by Certain Controlling Persons. Pennsylvania law regarding disgorgement of profits by certain controlling persons applies in the event that (1) any person or group publicly discloses that the person or group may acquire control of the corporation, or (2) a person or group acquires (or publicly discloses an intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation received by the person or group during such 18-month period will belong to the corporation if the securities that were sold were acquired during the 18-month period or within 24 months prior thereto.

Business Combination Transactions with Interested Shareholders. Pennsylvania law regarding business combination transactions with interested shareholders provides that a person who acquires the direct or indirect beneficial ownership of shares entitled to cast at least 20% of the votes entitled to be cast for the election of directors or who is an affiliate or associate of such corporation and was the beneficial owner, directly or indirectly, of shares entitling that person to cast at least 20% of the votes at any time within the five year period immediately prior to the date in question becomes an “interested shareholder.” A corporation subject to this provision may not effect mergers or certain other business combinations with the interested shareholder for a period of five years, unless:

•
the business combination or the acquisition of stock by means of which the interested shareholder became an interested shareholder is approved by the corporation’s board of directors prior to such stock acquisition;

•	the business combination is approved by the affirmative vote of the holders of all the outstanding common shares of the corporation; or

•
the business combination is approved by the affirmative vote of the holders of a majority of all shares entitled to vote, excluding votes of shares held by the interested shareholders, and at the time of such vote, the interested shareholder is the beneficial owner of at least 80% of the voting shares of the corporation. This exception applies only if the value of the consideration to be paid by the interested shareholder in connection with the business combination satisfies certain fair price requirements.

After the five-year restricted period, an interested shareholder of the corporation may engage in a business combination with the corporation if (1) the business combination is approved by the affirmative vote of a majority of the shares other than those beneficially owned by the interested shareholder and its affiliates, or (2) the merger is approved at a shareholders meeting and certain fair price requirements are met.

Rights of Shareholders to Demand Fair Value for Stock Following a Control Transaction. Pennsylvania law regarding the ability of shareholders to dispose of their stock following a control transaction provides, generally, that a person or group that acquires more than 20% of the voting power to elect directors of the corporation is a controlling person and must give prompt notice to each shareholder of record. The other shareholders are then entitled to demand that the controlling person pay them the fair value of their shares under specified procedures. Fair value may not be less than the highest price paid per share by the controlling person at any time during the 90-day period ending on and including the date on which the controlling person became such, plus any increment representing any value, such as a control premium, that is not reflected in such price.

Amendment of Articles of Incorporation

Old Forge. Under the Pennsylvania banking code, an amendment to the articles of incorporation shall be proposed by adoption of a resolution by the board of directors, directing that it be submitted to a vote at a meeting of shareholders held upon not less than ten days’ notice to all shareholders. Adoption of each amendment requires the affirmative vote of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon and, if any class is entitled to vote thereon as a class, of the holders of at least a majority of the outstanding shares of such class. If a proposed amendment would: (i) make any change in the preferences, qualifications, limitations, restrictions or special or relative rights of the shares of any class or series adverse to such class or series, (ii) increase or decrease the par value of the shares of any class, (iii) increase the authorized number of shares of any class or series, unless otherwise provided in the articles, (iv) limit or deny the existing preemptive rights of the shares of any class, (v) authorize a new class or series of shares having a preference as to dividends or assets, or increase the number of authorized shares of any existing class or series, having a preference as to dividends or assets, senior to the shares of a class or series, or (vi) authorize the board of directors to fix and determine the relative rights and preferences as between series of any preferred or special class, the holders of the outstanding shares of such class or series shall be entitled to vote as a class on such amendment, regardless of any limitation stated in the articles on the voting rights of any class. Except in such case, only the holders of outstanding shares who, under the articles are entitled to vote on proposed amendments, shall be entitled to vote thereon.

Penseco. Under the Pennsylvania Business Corporation Law, an amendment to the articles of incorporation requires the approval of the board of directors and, except in limited cases where a greater vote may be required, the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the matter and the affirmative vote of a majority of the votes cast by all shareholders within each class or series of shares if such class or series is entitled to vote on the matter as a class.  Pennsylvania law also provides that shareholders of a registered corporation, such as Penseco, are not entitled by statute to propose amendments to the articles of incorporation.

Penseco’s articles of incorporation provide that Article 5 (regarding the number of votes required for a merger, consolidation, liquidation, dissolution or other sale or disposition) may not be amended unless first approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of common stock.

Amendment of Bylaws

Old Forge. Old Forge’s bylaws may be amended by vote of a majority of the entire board of directors at any regular meeting of the board or at any special meeting called for such purpose except that the board shall not amend the bylaws fixing qualifications, classifications or terms of officers or directors, subject to the power of the shareholders to change such action.

Penseco. Penseco’s bylaws may be amended at any regular meeting of the shareholders or at any special meeting called for that purpose except as otherwise provided in the bylaws by the vote of a majority in interest of the shareholders; but notice of the proposed amendments must be sent to the shareholders at least ten days before the meeting.  The bylaws may also be amended by the board of directors (except as to bylaws fixing the qualifications, classification or terms of office of directors) subject to the power of the shareholders to change such action.

INFORMATION WITH RESPECT TO PENSECO

Voting Securities and Principal Holders Thereof

No shareholder owns of record or is known by Penseco’s board of directors to be the beneficial owner of more than 5% of Penseco’s outstanding common stock.

The following table sets forth, as of February 9, 2009, the information concerning the number of shares of Penseco common stock beneficially owned by each director, by the executive officers named in the Summary Compensation Table set forth on page 91 and by all directors and executive officers as a group.  Percentage of beneficial ownership is based upon 2,148,000 shares of Penseco’s common stock outstanding as of February  9, 2009. To Penseco’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o Penseco Financial Services Corporation, 150 North Washington Avenue, Scranton, Pennsylvania 18503-1848.

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Common Stock Outstanding (2)

Craig W. Best	2,665	(3)	*
Edwin J. Butler	21,356	(4)	*
Stanley H. Cohen	39	(5)	*
Richard E. Grimm	2,699	(6)	*
Russell C. Hazelton	14,876	(7)	*
D. William Hume	5,260	(8)	*
James G. Keisling	30,717	(9)	1.4
Andrew A. Kettel, Jr.	3,381	(10)	*
P. Frank Kozik	21,004	(11)	*
Robert W. Naismith	32,817	(12)	1.5
James B. Nicholas	9,550	(13)	*
Emily S. Perry	2,690	(14)	*
Sandra C. Phillips	74,460	(15)	3.5
Otto P. Robinson, Jr.	65,586	(16)	3.1
Patrick Scanlon	2,373	(17)	*
Steven L. Weinberger	1,800	(18)	*
All directors and executive officers as a group (22 individuals)	297,502		13.9%
_______________________
*	Less than 1% of the outstanding shares of common stock or less than 1% of the voting power.
(1)
The  securities “beneficially  owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission and may include securities which the individual has the right to acquire beneficial ownership of within 60 days after February 9, 2009. Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Based on 2,148,000 shares of Penseco common stock outstanding and entitled to vote as of the close of business on February 9, 2009.
(3)	Includes 2,500 shares in a self-directed IRA and 164 shares held by Penn Security under its Employee Stock Ownership Plan in which Mr. Best has a non-vested interest.
(4)	Includes 1,721 shares in a self-directed IRA.
(5)	These shares are held by Penn Security under its Employee Stock Ownership Plan in which Mr. Cohen has a non-vested interest.

(6)	Includes 780 shares owned jointly by Mr. Grimm and his wife and 1,915 shares held by Penn Security under its Employee Stock Ownership Plan in which Mr. Grimm has a vested interest.
(7)	Includes 8,724 shares owned jointly by Mr. Hazelton and his wife, 800 shares owned by Mr. Hazelton’s wife and 960 shares in a self-directed IRA.
(8)	Includes 1,989 shares owned jointly by Mr. Hume and his wife, 100 shares in a self-directed IRA owned by Mr. Hume’s wife and 3,171 shares in a self-directed IRA.
(9)	Includes 1,400 shares owned jointly by Mr. Keisling and his wife, 2,100 shares owned by Mr. Keisling’s wife, 15,544 shares in a self-directed IRA and 10,973 shares held in a custodial account.
(10)	Includes 240 shares owned jointly by Mr. Kettel, his brother and his father and 3,134 shares held by Penn Security under its Employee Stock Ownership Plan in which Mr. Kettel has a vested interest.
(11)	Includes 14,596 shares owned jointly by Mr. Kozik and his wife, 2,400 shares in a self-directed IRA and 3,888 shares hold jointly with his brother.
(12)	Includes 19,500 shares owned jointly by Dr. Naismith and his wife, 300 shares held by Dr. Naismith’s wife and 13,017 shares in a self-directed IRA.
(13)
Includes 1,150 shares owned by Mr. Nicholas’s mother, for which Mr. Nicholas has power-of-attorney, 5,300 shares in a self-directed IRA, 600 shares owned by Mr. Nicholas’s wife and 2,500 shares held in trust accounts.

(14)	Includes 1,480 shares owned jointly by Mrs. Perry, her husband and her children and 790 shares in a self-directed IRA.
(15)	These shares are held in trust accounts.
(16)	Includes 9,456 shares owned jointly by Mr. Robinson and his wife and 2,888 shares owned by Mr. Robinson’s wife and children.
(17)	These shares are held by Penn Security under its Employee Stock Ownership Plan in which Mr. Scanlon has a vested interest.
(18)	Includes 750 shares held in trust accounts and 950 shares in a self-directed IRA.

Penseco Directors

Director Independence

Because Penseco’s common stock is not listed on a national securities exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent, listing standards regarding independence of directors do not apply to Penseco. Penseco has determined, however, the independence of the members of its board of directors and board committees by reference to the listing standards of the Nasdaq Stock Market. Penseco’s board of directors currently consists of thirteen members, all of whom are independent under the listing standards of the Nasdaq Stock Market, except for Craig W. Best, Otto P. Robinson, Jr. and Richard E. Grimm.  Penseco’s board of directors is divided into four classes, as nearly equal in number as possible, and identified by the year in which the term of such class expires, i.e., the Class of 2009, the Class of 2010, the Class of 2011 and the Class of 2012.  Each class serves for a four year term.

Director Biographies

The following table presents biographical information for each director of Penseco.

Name	Age as of 2/9/2009	Principal Occupation for Past Five Years	Director Since	Term Expires at Annual Meeting of Shareholders to be Held in	Directorship of Other Public Companies
Richard E. Grimm	60	Executive Vice-President and Treasurer. Mr. Grimm has served Penn Security as Executive Vice-President and Cashier since 1994.	1994	2009	None
James B. Nicholas	57	Mr. Nicholas is President of D.G. Nicholas Co., Scranton, PA, a wholesale auto parts company	1981	2009	None

Name	Age as of 2/9/2009	Principal Occupation for Past Five Years	Director Since	Term Expires at Annual Meeting of Shareholders to be Held in	Directorship of Other Public Companies
Sandra C. Phillips	66	Ms. Phillips has served on the Abington Advisory Board of Penn Security since 1984. She is active in various community associations and organizations.	1994	2009	None
Craig W. Best	48	President and Chief Executive Officer. Previously, Mr. Best was Chief Operating Officer of First Commonwealth Bank, a $6.2 billion financial services institution headquartered in Indiana, PA.	2006	2010	None
D. William Hume	82	Chairman of the Board of Directors. Mr. Hume retired in January 1999 and was Senior Vice-President and Assistant Secretary of Penn Security at that time.	1991	2010	None
James G. Keisling	60	Mr. Keisling is Treasurer of Northeast Architectural Products, Inc., manufacturers of hardscape masonry products. Mr. Keisling was formerly Chairman of the Board of CPG International, Inc. and Vycom Corp., manufacturers of plastic sheets products.	1984	2010	None
Otto P. Robinson, Jr.	70	Mr. Robinson retired as of January 2, 2006 and was President, Chief Executive Officer and General Counsel of Penn Security at the time. Mr. Robinson serves as General Counsel to Penn Security (excluding corporate governance affairs) and continues his private practice of law.	1967	2010	None
Edwin J. Butler	82	Mr. Butler retired in September 1991 and was Executive Vice-President and Cashier of Penn Security at that time.	1977	2011	None
P. Frank Kozik	69	Secretary. Mr. Kozik is President and Chief Executive Officer of Scranton Craftsmen, Inc., Throop, PA, a corporation dealing in miscellaneous iron, pre-cast concrete products and ready mixed concrete.	1981	2011	None
Steven L. Weinberger	61	Mr. Weinberger is President of G. Weinberger Company, Old Forge, PA, a mechanical contractor specializing in commercial and industrial construction.	1999	2011	None
Russell C. Hazelton	74	Mr. Hazelton is a retired Captain for TransWorld Airlines.	1977	2012	None
Robert W. Naismith, Ph.D.	64	Dr. Naismith has served as Chairman and Chief Executive Officer of Roosevelt Capital Partners, LLC since January 2008. Prior to that time, Dr. Naismith was Chairman and Chief Executive Officer of Life Science Analytics, Inc.	1988	2012	None
Emily S. Perry	69	Ms. Perry is a retired Insurance Account Executive and a community volunteer.	1983	2012	None

Penseco Executive Officers

William J. Calpin, Jr., Senior Vice President, Trust Services Manager, age 59.  Mr. Calpin has held his current position during the past five years and has eight years of total service at Penn Security.

Stanley H. Cohen, Senior Vice President, Retail Banking, age 61.  Mr. Cohen has held his current position since May 2007.  Prior to joining Penn Security, he was Senior Vice President, Retail Banking at Interchange Bank, from January 2006 through June 2006, and First Vice President, Business Development at Kearny Federal Savings from April 2004 through December 2005.

Robert P. Heim, Senior Vice President, Operations Division Head, age 54.  Mr. Heim has held his current position since October 2007.  Prior to that, he served as Head of Retail Banking and, from January 2003 to November 2006, as Director of Internal Audit.  He has 33 years of service at Penn Security.

Andrew A. Kettel, Jr., Executive Vice President, Private Banking Division, age 58.  Mr. Kettel has held his current position since 2007.  From 2004 to 2006, he served as Senior Vice President, Branch Administrator.  He has 38 years of service at Penn Security.

Greg D. Misterman, Executive Vice President, Corporate Division Head, age 50.  Mr. Misterman has been employed by Penn Security in his current position for the past two years.  Prior to that, he served as Senior Vice President, Corporate Banking at Steuben Trust Company, from 2005 to January 2007, and as Vice President and Manager, Managed Assets Department, Partners Trust Company, from 2002 to 2005.

Richard P. Rossi, Senior Vice President, Director Human Resources, age 56.  Mr. Rossi has served in his current position since January 2007.  Prior to that, he served as Vice President, Director Human Resources, from January 1991 to December 2006, and Director Human Resources, from March 1990 to December 1990.  He has 19 years of service at Penn Security.

Patrick Scanlon, Senior Vice President, Finance Division Head and Controller, age 52.  Mr. Scanlon has held his current position during the past five years and 34 years of total service at Penn Security.

Lynn Peters Thiel, Senior Vice President, Planning & Development, age 48.  Ms. Thiel has held her current position since November 2006 and, prior to that, served as Vice President & Compliance Officer.  She has eight years of service at Penn Security.

Karen L. Thomas, Senior Vice President, Marketing Director, age 61.  Ms. Thomas has held her current position during the past year.  During the four years prior to joining Penn Security, she was the Marketing Director of Pennstar Bank.

Executive Compensation

Compensation Discussion and Analysis

Penseco’s Compensation Philosophy

Penseco’s compensation philosophy starts from the premise that the success of Penseco depends, in large part, on the dedication and commitment of the people it places in key operating positions to drive Penseco’s business strategy.  Penseco strives to satisfy the demands of its business model by providing its management team with incentives tied to the successful implementation of its corporate objectives.  However, Penseco  recognizes that it operates in a competitive environment for talent.  Therefore, Penseco’s approach to compensation considers the full range of compensation techniques that enable it to compare favorably with its peers as it seeks to attract and retain key personnel.

Penseco’s bases its compensation decisions on the following principles:

•
Meeting the Demands of the Market – Penseco’s goal is to compensate its employees at competitive levels that position it as the employer of choice among its peers who provide similar financial services in the markets it serves.

•	Driving Performance – Penseco will structure compensation around the attainment of company-wide, business unit and individual targets that return positive results to Penseco’s bottom line.

•	Reflecting Penseco’s Business Philosophy – Penseco’s approach to compensation reflects its values and the way it does business in the communities it serves.

Penseco’s compensation program currently relies on three primary elements:  (i) base compensation or salary, (ii) discretionary cash-based, short-term incentive compensation and (iii) long-term incentive compensation pursuant to Penseco’s 2008 Long Term Incentive Plan. Penseco believes that it can meet the objectives of its compensation philosophy by achieving a balance among these elements that is competitive with Penseco’s industry peers and creates appropriate incentives for Penseco’s management team.  To achieve the necessary balance, the Compensation and Benefits Committee of Penseco’s board of directors has consulted with Robert Jones, independent compensation consultant, as well as reviewed survey data for peer institutions to help it benchmark Penseco’s compensation program and Penseco’s financial performance to Penseco’s peers.  See “— Role of Compensation Consultant” and “— Peer Group Analysis” on page 90 of this proxy statement/prospectus.

Base Compensation .  The salaries of Penseco’s named executive officers are reviewed at least annually to assess Penseco’s competitive position and make any necessary adjustments.  Penseco’s goal is to maintain salary levels for its named executive officers at a level consistent with base pay received by those in comparable positions at Penseco’s peers.  To further that goal, Penseco obtains peer group information from a variety of sources.  See “— Peer Group Analysis” on page 90 of this proxy statement/prospectus.  Penseco also evaluates salary levels at the time of promotion or other change in responsibilities or as a result of specific commitments it made when a specific officer was hired.  Individual performance and retention risk are also considered as part of Penseco’s annual assessment.

Cash-Based Incentive Compensation.  The Compensation and Benefits Committee of Penseco’s board of directors authorizes discretionary bonuses for Penseco’s named executive officers based on the terms of Penseco’s cash-based incentive program which rewards the attainment of annual company-wide financial objectives at specified levels and individual performance relative to the specific tasks Penseco expects an employee to accomplish during the year.  Penseco’s objective is to drive annual performance at both company-wide and individual levels to the highest attainable levels by establishing thresholds tied to incentive awards.

Long-Term Incentive Compensation.  The Compensation Committee of Penseco’s board of directors authorizes equity awards under the Penseco 2008 Long-Term Incentive Plan.  Penseco believes that incentives and stock-based awards will focus employees on the dual objectives of creating stockholder value and promoting Penseco’s success, and the 2008 Long-Term Incentive Plan will help to attract, retain and motivate valued employees and directors.  As of December 31, 2008, no awards had been made under the 2008 Long-Term Incentive Plan.

Role of the Compensation and Benefits Committee

Penseco relies on its Compensation and Benefits Committee to develop its executive compensation program and to monitor the success of the program in achieving the objectives of Penseco’s compensation philosophy.  The Committee, which consists of five independent directors, is also responsible for the administration of Penseco’s compensation programs and policies, including the administration of Penseco’s cash- and stock-based incentive programs as well as Penseco’s tax-qualified plans.  The Committee reviews and approves all compensation decisions relating to Penseco’s officers.  The compensation of Penseco’s Chief Executive Officer and the other named executive officers are set by the Committee.  The Chief Executive Officer attends the Compensation and Benefits Committee meetings at the invitation of the Committee.  The Chief Executive Officer does not participate in any discussions on his own compensation and does not vote on matters presented in the Committee.  The Committee operates under the mandate of a formal charter that establishes a framework for the fulfillment of the Committee’s responsibilities.  A copy of the charter of the Compensation and Benefits Committee is posted on Penseco’s website (www.pennsecurity.com).

The Committee reviews the charter at least annually to ensure that the scope of the charter is consistent with the Committee’s expected role.  Under the charter, the Committee is charged with general responsibility for the oversight and administration of Penseco’s compensation program.  During 2008, the Compensation and Benefits Committee met 16 times.  The members of the Committee are Edwin J. Butler, James G. Keisling, P. Frank Kozik, Robert W. Naismith and Emily S. Perry, each of whom is independent under Nasdaq listing standards.

Role of Compensation Consultant

Penseco’s Compensation and Benefits Committee has worked with Robert Jones, independent consultant, to help it benchmark Penseco’s compensation program against Penseco’s peers and to ensure that Penseco’s program is consistent with prevailing practice in Penseco’s industry.  Mr. Jones also provided extensive consultation with respect to the freezing of Penseco’s pension plan and the establishment of a 401(k) Profit Sharing Plan as described below under “— Retirement Benefits; Employee Benefits”.  Penseco paid Mr. Jones $108,051 in the aggregate for his services during the 2008 fiscal year.

Role of Management

Penseco’s Chief Executive Officer makes recommendations to the Compensation and Benefits Committee from time to time regarding the appropriate mix and level of compensation for his subordinates.  Those recommendations consider the objectives of Penseco’s compensation philosophy and the range of compensation programs authorized by the Compensation and Benefits Committee.  Penseco’s Chief Executive Officer does not participate in Committee discussions or the review of Committee documents relating to the determination of his own compensation.

Peer Group Analysis

A critical element of Penseco’s compensation philosophy and a key driver of specific compensation decisions for Penseco’s management team is the comparative analysis of Penseco’s compensation mix and levels relative to a peer group of publicly traded banks and thrifts.  Penseco firmly believes that the cornerstone of Penseco’s compensation program is the maintenance of competitive compensation program relative to the companies with whom it competes for talent.  In 2008, Penseco’s peer group was selected with the assistance of Penseco’s compensation consultant on the basis of several factors, including geographic location, size, operating characteristics, and financial performance.

Severance and Change in Control Benefits

Penseco recognizes that an important consideration in its ability to attract and retain key personnel is its ability to minimize the impact on its management team of the possible disruption associated with Penseco’s analysis of strategic opportunities.  Accordingly, Penseco believes that it is in the best interest of Penseco and its shareholders to provide Penseco’s key personnel with reasonable financial arrangements in the event of termination of employment following a change in control or involuntary termination of employment for reasons other than cause.  Penseco’s Chief Executive Officer, who has an employment agreement, has a provision in his agreement that provides for certain benefits in the event of voluntary or involuntary termination following a change in control.  These provisions are described in the “— Other Potential Post-Termination Benefits” section below.  In addition, the employment agreement contains provisions which provide for certain severance benefits in the event Penseco terminates the Chief Executive Officer’s employment for reasons other than cause.  These provisions are also described in “— Employment Agreement” along with estimates of the severance and change in control benefits provided to the Chief Executive Officer.

Retirement Benefits; Employee Welfare Benefits

During 2008, Penseco offered its employees tax qualified retirement plans.  Penseco’s primary retirement benefit vehicles are (i) a Defined Benefit Pension Plan, (ii) a 401(k) Profit Sharing Plan, and (iii) an Employee Stock Ownership Plan that allows participants to accumulate retirement benefits in employer stock at no cost to the participants.  The pension plan was amended as of June 22, 2008 under which benefit accruals ceased in accordance with section 204(h) of the Employee Retirement Income Security Act of 1974, or “ERISA.”  At the same time, the 401(k) Profit Sharing Plan was established.

Penseco also provides its Chief Executive Officer with an Excess Benefit Plan, originally effective January 3, 2006, amended and restated December 31, 2008 effective January 3, 2006.  This plan provides Mr.  Best with additional benefits in excess of those accrued in the 401 (k) Profit Sharing Plan due to the limit on compensation contained in Section 401(a)(17) of the Internal Revenue Code, or “Code.”  A description of this arrangement is provided under “—Supplemental Benefit Plan Agreement” on page 94.  Penseco believes this benefit is consistent with the benefits provided to similarly situated officers of institutions in Penseco’s peer group.

In addition to retirement programs, Penseco provides its employees with coverage under medical, dental, vision, life insurance and disability plans on terms consistent with industry practice.

Perquisites

Penseco provides certain of its officers, including the Chief Executive Officer, with perquisites similar to those provided to executives employed by Penseco’s peers. The perquisites are intended to further the officers’ abilities to promote the business interests of Penseco in Penseco’s markets and to reflect competitive practices for similarly situated officers employed by Penseco’s peers.

Penseco’s 2008 Compensation Program

Salary Levels and Adjustments

The base salaries paid to Penseco’s named executive officers are set forth below in the Summary Compensation Table.  Penseco believes that the base salaries paid to its executive officers during 2008 achieves its executive compensation objectives, compares favorably to Penseco’s peer group and is within Penseco’s target of providing a base salary at the market median.

Adjustments to Penseco’s executive base salaries are made based on an analysis of current market pay levels of peer companies and in published surveys.  In addition to the pay levels of Penseco’s peer group, factors taken into account in making any changes include the contributions made by the executive officer, the performance of the executive officer, the role and responsibilities of the executive officer and the relationship of the executive officer’s base pay to the base salary of Penseco’s other executives.  The Committee has authorized adjustments to base salaries for 2009 on an average by 2%, which places senior management, as a group, within the peer group median.

Bonus Awards

Subject to the final approval of Penn Security’s full board of directors, the Compensation and Benefits Committee authorizes bank-wide cash bonuses.  The Committee determines the bonus of the President/Chief Executive Officer.  The Committee, based on recommendations of the Chief Executive Officer, determines the bonuses of the other members of senior management.  Cash bonuses for this year have not yet been determined by the Committee and approved by the Board.

Stock Appreciation Rights

On February 29, 2008, the Compensation and Benefits Committee of the Board of Directors awarded 8,500 stock appreciation rights, or “SARs,” to Penseco’s Chief Executive Officer, which will vest annually at a rate of 1,700 per year, at a strike price of $37.50 per share.  The stock appreciation rights grant the executive the right to receive, upon exercise of that right, an amount equal to the excess of the fair market value of Penseco’s common stock on the date of use over the exercise price of the rights.  At the discretion of the Compensation and Benefits Committee, this amount may be paid in cash, stock or a combination thereof.

Summary Compensation Table

The following table sets forth information for the year ended December 31, 2008 concerning the compensation of Penseco’s principal executive officer, principal financial officer and Penseco’s other three most highly compensated executive officers (or executive officers of its subsidiaries) whose compensation was $100,000 or more and who were serving as such on December 31, 2008 for services in all capacities to Penseco and its subsidiaries.  No named executive officers received perquisites in excess of $10,000 during the year ended December 31, 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($) (5)
Craig W. Best President and Chief Executive Officer	2008 2007 2006	245,000 237,444 228,367	(1) 60,409 45,673	14,168 9,350 —	7,093 28,835 11,333	13,800 5,276 4,870	280,061 341,314 290,243
Patrick Scanlon Senior Vice President and Controller	2008 2007 2006	104,599 101,570 94,700	(1) 13,168 10,640	— — —	8,734 26,817 9,951	40,785 2,631 2,096	154,118 144,186 117,387
Richard E. Grimm Executive Vice President, Credit Division Head	2008 2007 2006	176,576 172,127 165,439	(1) 13,718 11,246	— — —	34,019 85,314 38,398	97,491 4,300 3,712	308,086 275,459 218,795
Andrew A. Kettel, Jr. Executive Vice President, Private Banking Division Head	2008 2007 2006	121,858 118,218 104,849	(1) 39,861 3,616	— — —	23,410 50,093 14,882	53,050 2,857 2,358	198,318 211,029 125,705
Stanley H. Cohen Senior Vice President, Retail Division Head	2008 2007	154,670 95,735	(1) 15,000	— —	— —	9,384 —	164,054 110,735
__________________________________
(1)	Represents the dollar value of cash bonuses earned during the fiscal year. Expected cash bonuses for 2008 have not yet been determined as of the date of this proxy statement/prospectus.
(2)
Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) of SARs awarded to Mr. Best in 2006 and 2008, using the Black-Scholes pricing model.  For further information on the assumptions used to compute the fair value, see note 14 to the consolidated financial statements at page 147.

(3)
Represents the aggregate change in the actuarial present value of accumulated benefits under all defined benefit and actuarial pension plans from the plan measurement date used for financial statement reporting purposes with respect to the prior completed fiscal year to the plan measurement date used for financial statement reporting purposes with respect to the covered fiscal year.

(4)	Details of the amounts reported in the “All Other Compensation” column for 2008 are provided in the table below:

	Mr. Best	Mr. Scanlon	Mr. Grimm	Mr. Kettel	Mr. Cohen
Employer Match 401(k) Profit Sharing	$6,900	$9,967	$16,316	$13,101	$4,294
Safe Harbor Contribution 401(k)	6,900	3,533	5,709	4,852	5,090
Supplemental Retirement Benefit (401(k))	—	7,066	11,418	9,703	—
Supplemental Retirement Benefit (Deferred Compensation)	—	20,219	64,048	25,394	—

(5)	Total compensation for 2008 does not include expected cash bonuses, which have not yet been determined as of the date of this proxy statement/prospectus.

Employment Agreement

Penseco and Penn Security jointly maintain a three-year employment agreement with Craig W. Best, President and Chief Executive Officer.  Penseco and Penn Security entered into the employment agreement, effective as of January 2, 2006, to help ensure a stable and competent management base and encourage the continued success of Penseco and Penn Security.

The term of the employment agreement renews automatically on each anniversary of the effective date for an additional one-year period, unless either party provides at least 30 days’ notice of non-renewal.  The executive’s current base salary is $245,000; Penn Security’s board of directors will review his performance each year and make salary adjustments accordingly.  In addition to base salary, the employment agreement provides for an annual bonus of up to 20% of base salary, based upon the attainment of performance goals mutually agreed upon by the executive and the Penn Security’s board of directors each year.  The employment agreement also provides that the executive may participate in current or future employee benefit programs, including stock-based and long-term incentive compensation plans and a supplemental executive pension plan, and for the purchase of term life insurance with a death benefit of $500,000 payable upon the executive’s death.  Under the employment agreement, Penseco provides the executive with the use of an automobile, along with reasonable insurance and maintenance costs, as well as reimbursement for country and dining club memberships and reasonable business expenses.   Penseco also agrees to indemnify the executive to the fullest extent legally allowable.

Under the employment agreement, the executive agrees to maintain the confidentiality of non-public information and trade secrets learned during the course of employment and further agrees that Penseco and Penn Security maintain ownership over his work product (as defined in the agreement).  In addition, for a period of 12 months following termination of employment for any reason, the executive agrees that he will not:  (1) solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the agreement); (2) recruit employees of Penn Security or Penseco for a competing business; or (3) serve as a director, officer, employee or investor in a competing business.

See “— Other Potential Post-Termination Benefits” on page 95 of this proxy statement/prospectus for a discussion of the benefits and payments Mr. Best may receive under his employment agreement upon his termination of employment.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards made to Penseco’s named executive officers during the year ended December 31, 2008.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2)
Craig W. Best (1)	2/29/08	8,500	37.50	$53,310
___________________________________________________
(1)	Represents 8,500 stock appreciation rights, which vest annually at a rate of 1,700 per year.
(2)
Reflects the grant date fair value dollar computed in accordance with FAS 123(R), using the Black-Scholes pricing model.  For further information on the assumptions used to compute the fair value, see note 14 to the consolidated financial statements at page 147.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning equity awards outstanding as of December 31, 2008.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Craig W. Best		8,500	37.50	2/28/2018
	4,000	6,000	43.00	1/2/2016
___________________________________________________
(1)
Represents outstanding stock appreciation rights.  Mr. Best was awarded 10,000 stock appreciation rights on January 2, 2006, which vest annually at a rate of 2,000 per year.  Mr. Best was also awarded 8,500 stock appreciation rights on February 29, 2008, which vest annually at a rate of $1,700 per year.

Pension Benefits

The following table sets forth information concerning Penseco’s plans that provide for payments or other benefits at, following, or in connection with, retirement for each of the named executive officers.

Name	Plan Name	Number of Years of Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payment During Last Fiscal Year ($) (3)
Craig W. Best	Employees Pension Plan	3	32,756	—
Patrick Scanlon	Employees Pension Plan	34	144,060	—
Richard E. Grimm	Employees Pension Plan	30	497,910	—
Andrew A. Kettel, Jr.	Employees Pension Plan	38	370,008	—
Stanley H. Cohen	Employees Pension Plan	0	—	—
____________________________________
(1)
The number of years of service credited to the named executive officer under the plan, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the registrant’s audited financial statements for the last completed fiscal year.

(2)
The actuarial present value of the named executive officer’s accumulated benefit under the plan(s), computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the registrant’s audited financial statements for the last completed fiscal year.

(3)	The dollar amount of any payments and benefits paid to the named executive officer during the registrant’s last completed fiscal year.

The information in the foregoing table relates to Penn Security’s qualified defined benefit retirement plan (the “Pension Plan”) for its employees and officers under which benefit accruals ceased June 22, 2008, and the Supplemental Benefit Plan Agreement with Mr. Best (the “Supplemental Plan”).  The information in the table has been determined using interest rate and mortality rate assumptions consistent with those used in Penseco’s financial statements.  Executive officers of Penn Security participate in the Pension Plan on the same basis as all other employees and receive only those benefits that are available to all other employees.  Directors who are not employees are not included in the Pension Plan.  In 2008, Penn Security contributed $100,000 to the Pension Plan.

Non-Qualified Deferred Compensation

Name	Executive Contributions in 2008 ($)	Penseco Contributions in 2008 ($) (1)	Aggregate Earnings in 2008 ($)	Aggregate Balance at 12/31/2008 ($)
Craig W. Best (2)	-	-	211(3)	1,243
Craig W. Best (4)	9,112	-	-	9,112
Patrick Scanlon	-	20,219	-	20,219
Richard E. Grimm	-	64,048	-	64,2048
Andrew A. Kettel, Jr.	-	25,394	-	25,394
Stanley H. Cohen	-	-	-	-
________________________________________
(1)	Penseco contributions are included in “All Other Compensation” in the “Summary Compensation Table” on page 92.
(2)	Represents the Excess Benefit Plan.
(3)	Represents increase in accrued benefits.
(4)	Represents the Executive Deferred Compensation Plan. Executive contributions are included in “Salary” in the “Summary Compensation Table” on page 92.
Supplemental Benefit Plan Agreement.  Penseco maintains the Penn Security Bank & Trust Company “Excess Benefit Plan” for Craig W. Best, originally adopted effective as of January 3, 2006.  The purpose of this plan is to grant additional benefits in excess of those accrued in the 401(k) Profit Sharing Plan due to the limit on compensation contained in Section 401(a)(17) of the Code.  The supplemental plan is intended to be an unfunded excess benefit plan under Section 201(2) of ERISA.  The plan provides Mr. Best with benefits in the amount which is equivalent to the excess, if any, of the amount he would have been entitled to receive under the 401(k) Profit Sharing Plan for each plan year, if the provisions of the 401(k) Profit Sharing Plan were administered without regard to the limitations required by Section 401(a)(17) of the Code and any regulations thereunder, over the amount he is entitled to receive under the 401(k) Profit Sharing Plan for such plan year.

The benefit described above is to be computed as of the date of Mr. Best’s separation from service.  The accrued benefit will become payable if the Participant separates from service with the Employer for any reason.  If a change of control of Penseco (as defined in the plan) occurs, the accrued benefit at the date of the change of control shall be valued and payable according to the provisions of set forth below as if the change in control constituted a separation from service.

Mr. Best, or his beneficiaries, will be entitled to receive, by virtue of his separation from service, a distribution in an aggregate amount equal to his accrued benefit.  The actuarial equivalent of his accrued benefit will be distributed in a single lump sum payment within five (5) days following the date that is six months after the date Mr. Best separates from service.

If Mr. Best dies before terminating his employment with Penseco and before the commencement of payments under the supplemental plan, the actuarial equivalent of the entire value of his accrued benefit will be paid, in a single lump sum within 60 days following the date of his death, to his designated beneficiaries.

If Mr. Best had terminated employment on December 31, 2008, his accrued benefit under the supplemental plan would have been $1,243.

Executive Deferred Compensation Plan.  During 2008, Penseco established an Executive Deferred Compensation Plan for the benefit of Mr. Best and a select group of executives who were adversely impacted by the freezing of the Pension Plan and establishment of the 401(k) Profit Sharing Plan.  The Plan is an unfunded arrangement for the benefit of participants.

Other Potential Post-Termination Benefits

Payments Made Upon Termination for Cause.  Under Mr. Best’s employment agreement, Penn Security and Penseco may terminate Mr. Best’s employment for cause (as defined in the agreement) at any time.  If Mr. Best is terminated for cause, Mr. Best will receive only accrued compensation and vested benefits through his termination date.

Payments Made Upon Termination Without Cause or For Good Reason. Pursuant to his employment agreement, upon voluntary termination by Mr. Best without good reason (as defined in the employment agreement), Mr. Best will receive only accrued compensation and vested benefits through his termination date.  Upon involuntary termination by Penseco without cause or voluntary termination by Mr. Best with good reason (i.e., constructive termination), Mr. Best will receive his accrued compensation and other benefits through his termination date, along with a severance payment equal to 12 months of continued base salary, payment of health insurance premiums for 12 months (for Mr. Best and his dependents) and $30,000 in outplacement assistance to be paid by Penseco to a firm selected by Mr. Best.  If Penseco terminated Mr. Best’s employment without cause on December 31, 2008, the severance payment due under the employment agreement (based solely on Mr. Best’s then current cash compensation, without regard to future base salary adjustments or bonuses) would have been $275,266.

Payments Made Upon Disability or Death. Mr. Best’s employment agreement provides that, upon termination due to his death or disability, Mr. Best will receive only accrued compensation and vested benefits through his termination date.

Payments Made Upon a Change in Control. In accordance with the terms of his employment agreement, if Penseco terminates Mr. Best without cause or Mr. Best terminates his employment for good reason within 12 months of a change in control, he will receive, in addition to previously accrued compensation and benefits, a severance payment equal to 24 months of base salary, 24 months of health insurance continuation, and $30,000 in outplacement assistance.  In addition, Mr. Best will immediately vest in all outstanding stock-based compensation awards upon termination in connection with a change in control.

Generally, under Section 280G of the Internal Revenue Code, severance payments made in connection with a change in control that equal or exceed three times an executive’s average annual compensation over the five preceding tax years (or period of employment, if less) are considered “excess parachute payments.” Amounts that exceed the Section 280G limit are subject to an excise tax payable by Mr. Best and are non-deductible by Penseco.  The employment agreement limits payments to Mr. Best to an amount that will not exceed his Section 280G limit under the Internal Revenue Code.

If a change in control had occurred at December 31, 2008, the severance payment due to Mr. Best under his employment agreement (based solely on Mr. Best’s then current cash compensation, without regard to future base salary adjustments or bonuses) would have been $520,532, and 6,000 unvested stock appreciation rights with a per share exercise price of $43.00 and 8,500 unvested stock appreciation rights with a per share exercise price of $37.50 would have become fully vested.  The closing market price of Penseco’s common stock on December 31, 2008 was $36.74 per share.

Director Compensation

Retainer and Meeting Fees.  Penseco’s outside directors are compensated through a combination of retainers and meeting fees.  Directors who are also employees of Penseco do not receive additional compensation for service on the board.  The level and mix of director compensation is revised by the Compensation and Benefits Committee on a periodic basis to ensure consistency with the objectives of Penseco’s overall compensation philosophy.

The following table sets forth information concerning the compensation received by individuals who served as non-employee directors of Penseco during the year ended December 31, 2008.  During 2008, directors did not receive any perquisites.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Edwin J. Butler	$49,150	$ —	$49,150
Russell C. Hazelton	34,100	—	34,100
D. William Hume	48,700	—	48,700
James G. Keisling	46,600	—	46,600
P. Frank Kozik	37,500	—	37,500
Robert W. Naismith, Ph.D.	40,100	—	40,100
James B. Nicholas	41,500	—	41,500
Emily S. Perry	43,700	—	43,700
Sandra C. Phillips	35,700	—	35,700
Otto P. Robinson, Jr.	48,100	24,000 (1)	72,100
Steven L. Weinberger	33,800	—	33,800
    _____________________________________________________________
    (1)    Represents a retainer received in 2008 for services as General Counsel for Penseco and Penn Security.

Cash Retainer and Meeting Fees for Non-Employee Directors. The following table sets forth the applicable retainers and fees that will be paid to Penseco’s non-employee directors for their service on Penseco’s board of directors during 2009.

Annual Retainer	$15,000

Fee per Board Meeting: (1)
Regular Meeting	1,000
Special Meeting	1,000

Fee per Committee Meeting (2)	350
_______________________________________________
(1)   The Chairman of the Board receives a fee of $1,250 per Board meeting.
(2)   The Chairman of the Audit Committee receives a fee of $550 per Committee meeting and the Chairman of the Compensation  and Benefits Committee and the Chairman of the Nominating and Governance Committee each receive a fee of $450 per Committee meeting.

Certain Relationships and Related Transactions

The Sarbanes-Oxley Act of 2002 generally prohibits loans by Penseco to its executive officers and directors.  However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Penn Security to its executive officers and directors in compliance with federal banking regulations.  Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features.  Penn Security is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public.  Notwithstanding this rule, federal regulations permit Penn Security to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

The Audit Committee of the Board of Directors periodically reviews a summary of Penseco’s transactions with directors and executive officers of Penseco and with firms that employ directors, as well as other related person transactions, to recommend to the disinterested members of the Board of Directors that the transactions are fair, reasonable and with company policy and should be ratified and approved.  Besides including such requirement in the Audit Committee Charter, Penseco does not maintain written policies or procedures for the review, approval or ratification of certain transactions with related persons.  However, in accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans made to such person and his or her related interests exceed the greater of $25,000 or 5% of Penseco’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of Penseco’s board of directors.

At December 31, 2008, certain of Penseco’s directors and executive officers or their associates had outstanding loans or commitments from Penn Security Bank and Trust Company.  These transactions were made in the ordinary course of Penn Security’s business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than the normal risk of collectability or present other unfavorable features.

Compensation Committee Interlocks and Insider Participation

Directors Edwin J. Butler, James G. Keisling, P. Frank Kozik, Robert W. Naismith and Emily S. Perry served as members of the Compensation and Benefits Committee during 2008.  Except for Mr. Butler, who retired his position as Executive Vice President and Cashier of Penn Security in September 1991, no member of the Compensation and Benefits Committee has ever served as an officer or employee of Penseco or its subsidiaries.  There are no compensation committee interlocks between Penseco or its subsidiaries and any other entity, involving Penseco’s or its subsidiaries or such entity’s executive officers or board members. Penn Security has made, and expects to continue to make, loans in the future to Penseco’s directors, including members of its Compensation and Benefits Committee, and to their family members and to firms, corporations, and other entities in which they and their family members maintain interests. You should refer to “— Certain Relationships and Related Transactions” for additional information.

Description of Business

Penseco Financial Services Corporation, which is headquartered in Scranton, Pennsylvania, was formed under the general corporation laws of the State of Pennsylvania in 1997 and is registered as a financial holding company. Penseco became a holding company upon the acquisition of all of the outstanding shares of Penn Security Bank and Trust Company, a state-chartered bank, on December 31, 1997. Penseco is subject to supervision by the Federal Reserve Board. Penn Security, as a state-chartered financial institution, is subject to supervision, regulation and examination by the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking.

Penseco’s principal banking office is located at 150 North Washington Avenue, Scranton, Pennsylvania, containing trust, investor services, marketing, audit, credit card, human resources, executive, data processing, central loan processing and central bookkeeping offices. There are eight additional offices.

Through its banking subsidiary, Penseco generates interest income from its outstanding loans receivable and its investment portfolio. Other income is generated primarily from merchant transaction fees, trust fees and service charges on deposit accounts. Penseco’s primary costs are interest paid on deposits and borrowings and general operating expenses. Penn Security provides a variety of commercial and retail banking services to business and professional customers, as well as retail customers, on a personalized basis. Penn Security’s primary lending products are real estate, commercial and consumer loans. Penn Security also offers ATM access, credit cards, active investment accounts, trust department services and other various lending, depository and related financial services. Penn Security’s primary deposit products are savings and demand deposit accounts and certificates of deposit. Penn Security also offers collateralized repurchase agreements that have a one day maturity, as an alternative deposit option for its customers.

Penn Security has a third party marketing agreement with National Financial Services that allows Penn Security to offer a full range of securities, brokerage and annuity sales to its customers. The Investor Services division is located in the headquarters building and the services are offered throughout the entire branch system.

Penseco is not dependent upon a single customer, or a few customers, the loss of one or more of which would have a material adverse effect on its operations. The operations and earnings of the company are not materially affected by seasonal changes or by Federal, state or local environmental laws or regulations.

Properties

Penseco has nine offices positioned throughout the greater Northeastern Pennsylvania region. They are located in the South Scranton, East Scranton, Green Ridge, and Central City sections of Scranton, the Borough of Moscow, the Town of Gouldsboro, South Abington Township, the Borough of Mount Pocono and the Borough of East Stroudsburg at Eagle Valley Corners. Through these offices, Penseco provides a full range of banking and trust services primarily to Lackawanna, Wayne, Monroe and the surrounding counties. All offices are owned by Penn Security or through a wholly owned subsidiary of Penn Security, Penseco Realty, Inc., with the exception of the Mount Pocono Office, which is owned by Penn Security but is located on land occupied under a long-term lease. Penseco also owns property in the Borough of Dalton, Lackawanna County, to use for potential future expansion.

Penseco’s principal office, located at the corner of North Washington Avenue and Spruce Street in the “Central City” of Scranton’s business district, houses the operations, trust, investor services, marketing, credit card and audit departments as well as Penseco’s executive offices. Several remote ATM locations are leased by Penn Security, which are located throughout Northeastern Pennsylvania. All branches and ATM locations are equipped with closed circuit television monitoring.

Legal Proceedings

There are no material pending legal proceedings, other than ordinary routine litigation incidental to the business of Penseco and its subsidiaries, as to which Penseco or its subsidiaries is a party or of which any of their property is subject.

Market Price of and Dividends on Penseco’s Common Equity and Related Stockholder Matters

Management of Penseco is aware of the following securities dealers who make a market in Penseco stock:

Boenning & Scattergood, Inc.	Jefferies & Company, Inc.
Ferris, Baker, Watts, Inc.	Knight Equity Markets, LP
Hill Thompson Magid & Company, Inc.	Monroe Securities, Inc.
Hudson Securities, Inc..	Stifel, Nicolaus & Company, Inc.
Janney Montgomery Scott, LLC

As of February 9, 2009 there were approximately 839 stockholders of Penseco based on the number of holders of record.

Payment of future dividends will be subject to the discretion of the Board of Directors and will depend upon the earnings of the Company, its financial condition, its capital requirements, its need for funds and other matters as the Board deems appropriate.  Dividends on the Company common stock, if approved by the Board of Directors, are customarily paid on or about March 15, June 15, September 15 and December 15.  For a discussion of the Regulatory Requirements relating to the payment of dividends, see Note 21 in the Notes to the Consolidated Financial Statements on page 156 of this proxy statement/prospectus.

Securities Authorized For Issuance Under Equity Compensation Plans
As of December 31, 2008:

	Number of		Number of Securities
	Securities to	Weighted-Average	Remaining
	be Issued	Exercise Price of	Available for
	Upon	Outstanding	Future Issuance
	Exercise of	Options,	Under Equity
	Outstanding Options,	Warrants and	Compensation
Plan Category	Warrants and Rights	Rights	Plans

Equity compensation plans approved by shareholders (a):	—	(b)	107,400
Equity compensation plans not approved by shareholders	—	(b)	—

Total	—	(b)	107,400

(a) Penseco 2008 Long-Term Incentive Plan
(b) Not applicable

Unaudited Quarterly Statements of Operations

The following tables present Penseco’s unaudited quarterly results of operations for each of the eleven quarters in the period ended September 30, 2008. You should read the following tables in conjunction with Penseco’s audited and unaudited combined consolidated financial statements and related notes beginning on page 131 of this proxy statement/prospectus.  Penseco has prepared the unaudited financial information on a basis consistent with its audited consolidated financial statements and have included all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary to fairly present Penseco’s operating results for the quarters presented. Penseco’s historical unaudited quarterly results of operations are not necessarily indicative of results for any future quarter or for a full year.

	First	Second	Third
2008	Quarter	Quarter	Quarter
Net Interest Income	$5,577	$5,667	$5,828
Provision for Loan Losses	235	216	167
Other Income	3,618	2,364	2,986
Other Expenses and Taxes	6,003	5,887	6,405
Net Income	2,957	1,928	2,242
Earnings Per Share	$1.38	$.89	$1.04

	First	Second	Third	Fourth
2007	Quarter	Quarter	Quarter	Quarter
Net Interest Income	$5,245	$5,342	$5,530	$5,473
Provision for Loan Losses	96	124	308	129
Other Income	2,096	1,980	2,663	1,981
Other Expenses and Taxes	5,575	5,498	5,704	6,178
Net Income	1,670	1,700	2,181	1,147
Earnings Per Share	$.78	$.79	$1.01	$.54

	First	Second	Third	Fourth
2006	Quarter	Quarter	Quarter	Quarter
Net Interest Income	$5,171	$5,212	$5,214	$5,271
Provision for Loan Losses	127	27	143	136
Other Income	2,038	1,655	2,452	2,060
Other Expenses and Taxes	5,508	5,279	5,650	6,195
Net Income	1,574	1,561	1,873	1,000
Earnings Per Share	$.73	$.73	$.87	$.47

Management’s Discussion and Analysis of Financial Condition and Results of Operations
At and For the Year Ended December 31, 2007

The following discussion is intended to provide information to facilitate the understanding and assessment of significant changes and trends related to the financial condition of Penseco and the results of its operations. This discussion and analysis should be read in conjunction with Penseco’s audited consolidated financial statements and notes thereto. All information is presented in thousands of dollars, except as indicated.

Critical Accounting Policies

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Provision (allowance) for possible loan losses - The provision for loan losses is based on past loan loss experience, management’s evaluation of the potential loss in the current loan portfolio under current economic conditions and such other factors as, in management’s best judgment, deserve current recognition in estimating loan losses. The annual provision for loan losses charged to operating expense is that amount which is sufficient to bring the balance of the allowance for possible loan losses to an adequate level to absorb anticipated losses.

Actuarial assumptions associated with pension, post-retirement and other employee benefit plans - These assumptions include discount rate, rate of future compensation increases and expected return on plan assets.

Provision for income taxes - Management believes that the assumptions and judgments used to record tax related assets or liabilities have been appropriate.

Fair value of certain investment securities - Fair value of investment securities are based on quoted market prices.

Loan servicing rights - Mortgage servicing rights are evaluated for impairment based on the fair value of those rights. Fair values are estimated using discounted cash flows based on current market rates of interest and current expected future prepayment rates. For purposes of measuring impairment, the rights must be stratified by one or more predominant risk characteristics of the underlying loans. Penseco stratifies its capitalized mortgage servicing rights based on the product type, interest rate and term of the underlying loans. The amount of impairment recognized is the amount, if any, by which the amortized cost of the rights for each stratum exceed the fair value.

Premium amortization - The amortization of premiums on mortgage-backed securities is done based on management’s estimate of the lives of the securities, adjusted, when necessary, for advanced prepayments in excess of those estimates.

Summary

Net earnings for 2007 totaled $6,698, an increase of $690 or 11.5% from the $6,008 earned in 2006, which was an increase of $139 or 2.4% from the $5,869 earned in 2005. Net earnings per share were $3.12 in 2007, compared with $2.80 in 2006 and $2.73 in 2005. Earnings for 2007 were impacted by a fourth quarter charge, related to lawsuits against VISA Inc., which VISA member banks must recognize as a contingent liability to indemnify VISA Inc. as described further herein. Currently, Penseco holds 78,122 shares of VISA class USA common stock. Penseco recorded a total expense of $497, which is $328 net of tax, or $0.15 per share. Upon successful completion of an anticipated public offering by VISA Inc. in 2008, Penseco expects the value on its converted shares to exceed the aggregate amount of these charges. Net earnings for 2007 increased from 2006 mainly due to higher interest income from strong loan demand experienced during 2007. This was offset by a higher provision for loan losses, as well as, increased operating expenses. Income taxes were slightly higher than year ago levels. Net income for 2006 increased $139 or 2.4% compared with 2005.  Net earnings for 2006 increased from 2005 mainly due to higher interest income from strong loan demand experienced during 2006. This was offset by a higher provision for loan losses and lower non-interest income. Income taxes were lower largely from increased tax free income. During 2006, Penseco recorded a Voluntary Early Retirement Initiative (VERI) charge of $1,119, which was partially offset by securities gains of $319.  These items reduced net income in 2006 by $528, net of tax, or $0.25 per share.

Penseco’s return on average assets was 1.15% in 2007 compared to 1.07% in 2006 and 1.03% in 2005. Return on average equity was 9.75%, 9.15% and 9.23% in 2007, 2006 and 2005, respectively.

Results of Operations

Net Interest Income

The principal component of Penseco’s earnings is net interest income, which is the difference between interest and fees earned on interest-earning assets and interest paid on deposits and other borrowings.

Net interest income increased $.7 million or 3.3% to $21.6 million for 2007 compared to $20.9 million for 2006. Loan interest income was higher overall for 2007 due to increases in the volume of new loans. Investment income decreased due in part to the return of principal on the Mortgage-Backed Securities portfolio and maturities of U.S. Agency Securities. The proceeds were used to fund loan demand. Interest expense for 2007 increased $1.6 million or 14.4% to $12.7 million for 2007 compared to $11.1 million in 2006. The increase is primarily due to competitive market pressures to pay higher rates.

Net interest income increased $1.3 million or 6.6% to $20.9 million for 2006 compared to $19.6 million for 2005. Loan interest income was higher overall for 2006 due to increases in the volume of new loans and interest rates. Investment income decreased due in part to the return of principal on the Mortgage-Backed Securities portfolio and maturities of U.S. Agency Securities. The proceeds were used to fund loan demand. Interest expense for 2006 increased $2.5 million or 29.1% to $11.1 million for 2006 compared to $8.6 million in 2005. The increase is primarily due to increases in interest rates through 2006.

Net interest income, when expressed as a percentage of average interest-earning assets, is referred to as net interest margin. Penseco’s net interest margin for the year ended December 31, 2007 was 3.92% compared with 3.89% for the year ended December 31, 2006 and 3.57% for the year ended December 31, 2005.

Interest income in 2007 totaled $34.3 million, compared to $31.9 million in 2006, an increase of $2.4 million or 7.5%. The tax equivalent yield on average interest-earning assets increased to 6.50% in 2007, compared to 6.20% in 2006. Average interest-earning assets increased in 2007 to $551.3 million from $536.9 million in 2006. Average loans, which are typically Penseco’s highest yielding earning assets, increased $46.0 million or 13.5% in 2007. Average loans represented 70.0% of 2007 average interest-earning assets, compared to 63.3% in 2006. Income on loans increased $3.0 million or 12.8% in 2007, compared to an increase in loan income of $4.8 million or 25.8% during 2006. Investment securities decreased on average by $44.7 million or 23.0% to $149.4 million compared to $194.1 million in 2006. Income on investments declined $1.3 million or 15.5% to $7.1 million in 2007, from $8.4 million in 2006. Average earning assets, including BOLI, increased to 96.0% of average total assets for 2007 compared to 95.7% for the year ago period.

The average rate paid on interest-bearing liabilities increased during 2007 to 2.94%, compared to 2.63% in 2006.

Interest income in 2006 totalled $31.9 million, compared to $28.2 million in 2005, an increase of $3.7 million or 13.1%. The tax equivalent yield on average interest-earning assets increased to 6.20% in 2006, compared to 5.38% in 2005. Average interest-earning assets decreased in 2006 to $536.9 million from $548.2 million in 2005. Average loans, which are typically Penseco’s highest yielding earning assets, increased $42.0 million or 14.1% in 2006. Average loans represented 63.3% of 2006 average interest-earning assets, compared to 54.3% in 2005. Income on loans increased $4.8 million or 25.8% in 2006, compared to an increase in loan income of $5.0 million or 36.8% during 2005. Investment securities decreased on average by $43.0 million or 18.1% to $194.1 million compared to $237.1 million in 2005. Income on investments declined $.8 million or 8.7% to $8.4 million in 2006, from $9.2 million in 2005.

The average rate paid on interest-bearing liabilities during 2006 was 2.63%, compared to 2.06% in 2005.

The most significant impact on net interest income between periods is derived from the interaction of changes in the volume of and rates earned or paid on interest-earning assets and interest-bearing liabilities. The volume of earning dollars in loans and investments, compared to the volume of interest-bearing liabilities represented by deposits and borrowings, combined with the spread, produces the changes in net interest income between periods.

DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS’ EQUITY/INTEREST RATES AND INTEREST DIFFERENTIAL

The table below presents average weekly balances, interest income on a fully taxable equivalent basis and interest expense, as well as average rates earned and paid on Penseco’s major asset and liability items for the year 2007, 2006 and 2005.

		2007			2006			2005
	Average Balance	Revenue Expense	Yield/ Rate	Average Balance	Revenue Expense	Yield/ Rate	Average Balance	Revenue Expense	Yield/ Rate
ASSETS
Investment Securities:
Available-for-Sale
U.S. Treasury securities	$-	$-	-%	$-	$-	-%	$1,849	$127	6.87%
U.S. Agency obligations	38,992	1,824	4.68	83,355	3,186	3.82	116,429	3,650	3.13
States & political subdivision	31,098	1,385	6.75	24,851	1,114	6.79	23,873	1,006	6.38
Federal Home Loan Bank stock	3,948	248	6.28	4,738	232	4.90	4,907	143	2.91
Other	4,208	156	3.71	3,119	108	3.46	1,765	47	2.66
Held to Maturity:
U.S. Agency obligations	41,866	1,907	4.56	48,801	2,174	4.45	59,036	2,631	4.46
States & political subdivisions	29,246	1,559	8.08	29,221	1,574	8.16	29,250	1,610	8.34
Loans, net of unearned income:
Real estate mortgages	246,504	15,825	6.42	202,709	13,578	6.70	158,733	9,855	6.21
Commercial real estate	76,132	5,637	7.40	67,736	4,881	7.21	59,209	3,541	5.98
Commercial	23,036	1,928	8.37	31,690	2,131	6.72	42,820	2,782	6.50
Consumer and other	40,141	3,039	7.57	37,679	2,784	7.39	37,037	2,391	6.46
Federal funds sold	8,795	456	5.18	–	–	–	6,011	176	2.93
Interest on balances with banks	7,288	365	5.01	3,047	160	5.25	7,302	211	2.89
Total Interest Earning Assets/ Total Interest Income	551,254	$34,329	6.50%	536,946	$31,922	6.20%	548,221	$28,170	5.38%
Cash and due from banks	10,575			10,534			8,961
Bank premises and equipment	9,609			9,427			9,184
Accrued interest receivable	3,338			3,035			2,967
Cash surrender value life insurance	7,199			1,125			–
Other assets	4,067			5,118			2,663
Less: Allowance for loan losses	4,328			3,895			3,686

Total Assets	$581,714			$562,290			$568,310

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Demand-Interest Bearing	$55,803	$570	1.02%	$49,753	$347	.70%	$32,821	$190	.58%
Savings	81,096	880	1.09	82,687	767	.93	88,823	566	.64
Money markets	93,089	2,851	3.06	83,349	2,225	2.67	84,115	1,246	1.48
Time-Over $100	41,146	2,010	4.89	32,692	1,408	4.31	26,088	808	3.10
Time-Other	74,923	3,064	4.09	77,551	2,865	3.69	77,434	2,210	2.85
Repurchase agreements	25,842	839	3.25	19,457	455	2.34	27,546	415	1.51
Short-term borrowings	1,254	62	4.94	3,466	189	5.45	378	19	5.03
Long-term borrowings	60,867	2,463	4.05	70,592	2,798	3.96	79,919	3,126	3.91
Total Interest Bearing Liabilities/ Total Interest Expense	434,020	$12,739	2.94%	419,547	$11,054	2.63%	417,124	$8,580	2.06%
Demand-Non-interest bearing	74,195			72,950			86,302
All other liabilities	4,818			4,141			1,270
Stockholders’ equity	68,681			65,652			63,614
Total Liabilities and
Stockholders’ Equity	$581,714			$562,290			$568,310
Interest Spread			3.56%			3.57%			3.32%
Net Interest Income		$21,590			$20,868			$19,590

FINANCIAL RATIOS
Net interest margin			3.92%			3.89%			3.57%
Return on average assets			1.15%			1.07%			1.03%
Return on average equity			9.75%			9.15%			9.23%
Average equity to average assets			11.81%			11.68%			11.19%
Dividend payout ratio			50.64%			53.57%			52.75%

DOLLAR AMOUNT OF CHANGE IN INTEREST INCOME AND INTEREST EXPENSE
	2007 compared to 2006	Dollar Amount of Change	Change in Volume	Change in Rate	Change in Rate- Volume
EARNING	Investment Securities:
ASSETS	Available-for-Sale
	U.S. Agency obligations	$(1,362)	$(1,695)	$717	$(384)
	States & political subdivision	271	280	(7)	(2)
	Equity securities	64	(1)	73	(8)
	Held to Maturity:
	U.S. Agency obligations	(267)	(309)	54	(12)
	States & political subdivisions	(15)	2	(17)	–
	Loans, net of unearned income:
	Real estate mortgages	3,003	3,565	(487)	(75)
	Commercial	(203)	(582)	523	(144)
	Consumer and other	255	182	68	5
	Federal funds sold	456	–	–	456
	Interest bearing balances with banks	205	223	(7)	(11)
	Total Interest Income	2,407	1,665	917	(175)
INTEREST	Deposits:
BEARING	Demand-Interest Bearing	223	42	159	22
LIABILITIES	Savings	632	33	530	69
	Money markets	626	260	325	41
	Time-Over $100	602	364	190	48
	Time-Other	(320)	(523)	239	(36)
	Repurchase agreements	384	149	177	58
	Short-term borrowings	(127)	(121)	18	(24)
	Long-term borrowings	(335)	(385)	64	(14)
	Total Interest Expense	1,685	(181)	1,702	164
	Net Interest Income	$722	$1,846	$(785)	$(339)

	2006 compared to 2005
EARNING	Investment Securities:
ASSETS	Available-for-Sale
	U.S. Treasury securities	$(127)	$(127)	$(127)	$127
	U.S. Agency obligations	(464)	(1,035)	803	(232)
	States & political subdivision	108	33	64	11
	Equity securities	150	34	99	17
	Held to Maturity:
	U.S. Agency obligations	(457)	(456)	(6)	5
	States & political subdivisions	(36)	(2)	(34)	–
	Loans, net of unearned income:
	Real estate mortgages	5,063	3,229	1,482	352
	Commercial	(651)	(723)	94	(22)
	Consumer and other	393	41	344	8
	Federal funds sold	(176)	(176)	(176)	176
	Interest bearing balances with banks	(51)	(123)	172	(100)
	Total Interest Income	3,752	695	2,715	342
INTEREST	Deposits:
BEARING	Demand-Interest Bearing	157	98	39	20
LIABILITIES	Savings	(27)	(27)	–	–
	Money markets	979	(11)	1,001	(11)
	Time-Over $100	600	205	316	79
	Time-Other	883	46	822	15
	Repurchase agreements	40	(122)	229	(67)
	Short-term borrowings	170	155	2	13
	Long-term borrowings	(328)	(365)	40	(3)
	Total Interest Expense	2,474	(21)	2,449	46
	Net Interest Income	$1,278	$716	$266	$296

Provision for Loan Losses

The provision for loan losses represents management’s determination of the amount necessary to bring the allowance for loan losses to a level that management considers adequate to reflect the risk of future losses inherent in Penseco’s loan portfolio.

The provision for loan losses was $657 in 2007, an increase of 51.7% compared to $433 for 2006. The increase in the provision was due to Penseco’s increased loan portfolio, as well management’s viewpoint in valuing the loan portfolio for loan losses as the economy appears to be slowing down.

Penseco believes that the judgments used in establishing the allowance for loan losses are based on reliable information. In assessing the sufficiency of the allowance for loan losses, management considers, how well prior estimates have related to actual experience. Penseco continually monitors the risk elements, historical rates and other data used in establishing the allowance on a periodic basis. Penseco has not found it necessary to change the allowance by material amounts, which would call into question the reliability of the judgments used in its calculation.

There are also no particular risk elements in the local economy that put a group or category of loans at increased risk, however Penseco has increased its portfolio of commercial loans, which typically bear a higher risk. These loans are typically secured by real estate to minimize this risk.

The process of determining the adequacy of the allowance is necessarily judgmental and subject to changes in external conditions. Accordingly, there can be no assurance that existing levels of the allowance will ultimately prove adequate to cover actual loan losses.

Other Income

The following table sets forth information by category of other income for Penseco for the past three years:

Years Ended December 31,	2007	2006	2005
Trust department income	$1,535	$1,483	$1,479
Service charges on deposit accounts	1,014	860	940
Merchant transaction income	4,256	3,947	4,521
Other fee income	1,472	1,423	1,575
Bank owned life insurance	314	54	-
Other operating income	80	119	372
Realized gains (losses) on securities, net	49	319	(13)
Total Other Income	$8,720	$8,205	$8,874

Other income increased $515 or 6.3% to $8,720 during 2007, from $8,205 for the same period of 2006. Service charges on deposit accounts increased $154 or 17.9%, primarily due to increased service charge collections during 2007. Merchant transaction income increased $309 or 7.8%, mainly due to increased transaction volume and new business. Income from Bank owned life insurance, which was purchased in the fourth quarter of 2006, increased $260 to $314 in 2007 from $54 in 2006.

Other income declined $669 or 7.5% to $8,205 during 2006, from $8,874 for the same period of 2005. Service charges on deposit accounts decreased $80 or 8.5%, largely due to the implementation of the free checking program and accommodations to customers during the period of our software conversion during the first quarter of 2006. Merchant transaction income decreased $574 or 12.7%, mainly due to lower transaction volume. Other fee income declined $152 or 9.7%, including reduced brokerage income of $98 or 26.6%. Bank owned life insurance, purchased in the fourth quarter of 2006, generated $54 of income. Other operating income decreased $253, mainly due to Sunny Day income of $143 recorded in 2005. The Sunny Day income rebate program was discontinued in 2005. Penseco realized a gain on the sale of securities of $319 which was used to partly offset the cost associated with the VERI program discussed earlier.

Other Expenses

VISA Contingency

In October 2007, Penn Security Bank & Trust Company, as a member of VISA U.S.A. Inc. received shares of restricted stock in VISA, Inc. (VISA) as a result of a global restructuring of VISA in preparation for an initial public offering in 2008.

In connection with this, VISA member banks are required to recognize a contingent obligation to indemnify VISA under its revised bylaws for potential losses arising from certain antitrust litigation, at the estimated fair value of such obligation, in accordance with FASB Interpretation No. 45. Penseco recorded a $497 charge or $328, net of tax, in the fourth quarter of 2007. Penseco will continue to monitor these litigation matters and record any change in the liability upon additional information becoming available.  Upon successful completion of the anticipated public offering in 2008, VISA will establish an escrow account for the litigation, funded by a partial redemption of member shares for cash (limited to the amount of the obligation recorded). Penseco expects that the value it will receive on these converted shares will exceed the aggregate amount of its fourth quarter charge.

The following table sets forth information by category of other expenses for Penseco for the past three years:

Years Ended December 31,	2007	2006	2005
Salaries and employee benefits	$9,118	$10,315	$9,261
Expense of premises and equipment, net	2,586	2,397	2,455
Merchant transaction expenses	3,358	3,141	3,646
Other operating expenses	6,269	5,184	5,357
Total Other Expenses	$21,331	$21,037	$20,719
Total other expenses increased $294 or 1.4% to $21,331 during 2007 compared with $21,037 for the same period of 2006. Salaries and employee benefits decreased $1,197 or 11.6%, primarily due to a one time charge of $1,119 recorded in the fourth quarter of 2006 in connection with the VERI program. Merchant transaction expenses increased $217 or 6.9%, due to increased transaction volume. Other operating expenses increased $1,085 or 20.9%, largely due to increases in advertising expense of $233 and contributions of $100, in addition to the $497 liability recorded for the VISA lawsuits discussed above, which is expected to be a one time charge.

Total other expenses increased $318 or 1.5% to $21,037 during 2006 compared with $20,719 for the same period of 2005. Salaries and employee benefits increased $1,054 or 11.4%, primarily due to the $1,119 expense recorded in the fourth quarter of 2006 in connection with the VERI program. Merchant transaction expenses decreased $505 or 13.9%, due to lower transaction volume. Other operating expenses decreased $173 or 3.2%, mostly from lower professional fees and general operating expenses.

Income Taxes

Federal income tax expense increased $29 or 1.8% to $1,624 in 2007 compared to $1,595 in 2006, due to increased operating income partly offset by higher tax-free income.

Federal income tax expense decreased $18 or 1.1% to $1,595 in 2006 compared to $1,613 in 2005, due to increased operating income offset by higher tax-free income.

Penseco’s effective income tax rate for 2007, 2006 and 2005 was 19.5%, 21.0 % and 21.6%, respectively.

Penseco uses the asset and liability method of accounting for deferred income taxes. If current available information raises doubt as to the realization of deferred tax assets, a valuation allowance is established. Penseco evaluates the recoverability of deferred tax assets based on its ability to generate future profits. Penseco employs budgeting and periodic reporting processes to continually monitor its progress. Historically, Penseco has had sufficient profits for recovery of deferred tax benefits.

For further discussion pertaining to Federal income taxes, see Note 15 to the Consolidated Financial Statements.

Financial Condition

Total assets increased $11.0 million or 1.9% during 2007 to $580.8 million at December 31, 2007 compared to $569.8 million at December 31, 2006. For the year ended December 31, 2006, total assets decreased $5.9 million or 1.0% to $569.8 million compared to $575.7 million at December 31, 2005.

Investment Portfolio

Penseco maintains a portfolio of investment securities to provide income and serve as a source of liquidity for its ongoing operations.

The following table presents the carrying value, by security type, for Penseco’s investment portfolio:

December 31,	2007	2006	2005
U.S. Agency obligations	$69,516	$99,247	$171,308
States & political subdivisions	68,714	59,471	50,887
Equity securities	7,218	7,362	7,762
Total Investment Securities	$145,448	$166,080	$229,957

Loan Portfolio

Details regarding Penseco’s loan portfolio for the past five years are as follows:

December 31,	2007	2006	2005	2004	2003
Real estate – construction and land development	$25,858	$23,714	$13,132	$6,805	$3,078
Real estate mortgages	318,437	284,323	227,853	196,149	172,964
Commercial	24,505	26,265	42,894	41,560	30,056
Credit card and related plans	3,324	3,282	3,152	2,872	2,403
Installment	26,542	25,532	26,293	25,679	25,855
Obligations of states & political subdivisions	5,973	6,806	8,038	7,111	6,026
Loans, net of unearned income	404,639	369,922	321,362	280,176	240,382
Less: Allowance for loan losses	4,700	4,200	3,800	3,600	3,500
Loans, net	$399,939	$365,722	$317,562	$276,576	$236,882

Loans

Total net loans increased $34.2 million or 9.4% to $399.9 million at December 31, 2007 from $365.7 million at December 31, 2006. This increase is mainly due to strong loan demand with a mix of fixed and variable rate loans backed by real estate.

Total net loans increased $48.1 million or 15.1% to $365.7 million at December 31, 2006 from $317.6 million at December 31, 2005. This increase is mainly due to strong loan demand with a mix of fixed and variable rate loans backed by real estate.

Loan Quality

The lending activities of Penseco are guided by the comprehensive lending policy established by the Board of Directors. Loans must meet criteria which include consideration of the character, capacity and capital of the borrower, collateral provided for the loan, and prevailing economic conditions.

Regardless of credit standards, there is risk of loss inherent in every loan portfolio. The allowance for loan losses is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of the loans. The evaluations take into consideration such factors as change in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, industry experience, collateral value and current economic conditions that may affect the borrower’s ability to pay. Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review Penseco’s allowance for loan losses. Such agencies may require Penseco to recognize additions to the allowance based on their judgment of information available to them at the time of their examination.

The allowance for loan losses is increased by periodic charges against earnings as a provision for loan losses, and decreased periodically by charge-offs of loans (or parts of loans) management has determined to be uncollectible, net of actual recoveries on loans previously charged-off.

Non-Performing Assets

Non-performing assets consist of non-accrual loans, loans past due 90 days or more and still accruing interest and other real estate owned. The following table sets forth information regarding non-performing assets as of the dates indicated:

December 31,	2007	2006	2005	2004	2003

Non-accrual loans	$1,610	$3,180	$1,627	$1,991	$1,533
Loans past due 90 days or more and accruing
Guaranteed student loans	408	251	152	253	169
Consumer loans	12	–	–	–	–
Secured by real estate	57	177	–	–	–
Credit card loans	2	6	21	13	3
Total non-performing loans	2,089	3,614	1,800	2,257	1,705
Other real estate owned	–	–	91	176	121
Total non-performing assets	$2,089	$3,614	$1,891	$2,433	$1,826

Loans are generally placed on a non-accrual status when principal or interest is past due 90 days or when payment in full is not anticipated. When a loan is placed on non-accrual status, all interest previously accrued but not collected is charged against current income. Loans are returned to accrual status when past due interest is collected and the collection of principal is probable.

Loans on which the accrual of interest has been discontinued or reduced amounted to $1,610, $3,180, and $1,627 at December 31, 2007, 2006 and 2005, respectively. The decrease in 2007 was primarily due to the resolution of a single borrower relationship outstanding in 2006. If interest on those loans had been accrued, such income would have been $153, $209 and $264 for 2007, 2006 and 2005, respectively. Interest income on those loans, which is recorded only when received, amounted to $17, $10 and $27 for 2007, 2006 and 2005, respectively. There are no commitments to lend additional funds to borrowers whose loans are on non-accrual status.

The management process for evaluating the adequacy of the allowance for loan losses includes reviewing each month’s loan committee reports which list all loans that do not meet certain internally developed criteria as to collateral adequacy, payment performance, economic conditions and overall credit risk. These reports also address the current status and actions in process on each listed loan. From this information, adjustments are made to the allowance for loan losses. Such adjustments include both specific loss allocation amounts and general provisions by loan category based on present and past collection experience, nature and volume of the loan portfolio, overall portfolio quality, and current economic conditions that may affect the borrower’s ability to pay. As of December 31, 2007, there are no significant loans as to which management has serious doubt about their collectibility.

At December 31, 2007, 2006 and 2005, Penseco did not have any loans specifically classified as impaired.

Most of Penseco’s lending activity is with customers located in Penseco’s geographic market area and repayment thereof is affected by economic conditions in this market area.

Penseco does not engage in any sub-prime or ALT-A credit lending. Therefore, Penseco is not subject to any credit risks associated with such loans.

Loan Loss Experience

The following tables present Penseco’s loan loss experience during the periods indicated:

Years Ended December 31,	2007	2006	2005	2004	2003
Balance at beginning of year	$4,200	$3,800	$3,600	$3,500	$3,347
Charge-offs:
Real estate mortgages	84	74	31	–	11
Commercial and all others	10	18	–	12	289
Credit card and related plans	66	49	68	34	51
Installment loans	5	26	14	7	4
Total charge-offs	165	167	113	53	355
Recoveries:
Real estate mortgages	5	–	46	3	24
Commercial and all others	1	131	–	–	6
Credit card and related plans	1	3	3	2	2
Installment loans	1	–	1	4	–
Total recoveries	8	134	50	9	32
Net charge-offs	157	33	63	44	323
Provision charged to operations	657	433	263	144	476
Balance at End of Year	$4,700	$4,200	$3,800	$3,600	$3,500
Ratio of net charge-offs to average loans outstanding	0.04%	0.01%	0.02%	0.02%	0.12%

The allowance for loan losses is allocated as follows:

December 31,	2007		2006		2005		2004		2003
	Amount	% (1)	Amount	% (1)	Amount	% (1)	Amount	% (1)	Amount	% (1)
Real estate mortgages	$1,200	85%	$1,200	83%	$1,200	75%	$1,100	72%	$1,100	73%
Commercial and all others	2,900	7	2,500	9	2,190	16	2,070	18	1,970	15
Credit card and related plans	300	1	250	1	185	1	180	1	180	1
Personal installment loans	300	7	250	7	225	8	250	9	250	11
Total	$4,700	100%	$4,200	100%	$3,800	100%	$3,600	100%	$3,500	100%

(1) - Percent of loans in each category to total loans

Deposits

The primary source of funds to support Penseco’s operations is its deposit base. Company deposits increased $2.7 million to $416.5 million at December 31, 2007 from $413.8 million at December 31, 2006. Largely, Penseco experienced growth in transaction accounts due to increased marketing efforts along with higher interest rates, offset by a decline in time deposits. Company deposits increased $15.9 million to $413.8 million at December 31, 2006 from $397.9 million at December 31, 2005. Penseco experienced growth in money market accounts as well as time deposits.

The maturities of time deposits of $100,000 or more are as follows:

Three months or less	$11,826
Over three months through six months	8,750
Over six months through twelve months	7,792
Over twelve months	12,027
Total	$40,395

Dividend Policy

Payment of future dividends will be subject to the discretion of the Board of Directors and will depend upon the earnings of Penseco, its financial condition, its capital requirements, its need for funds and other matters as the Board deems appropriate.

Dividends on Penseco common stock, if approved by the Board of Directors, are customarily paid on or about March 15, June 15, September 15 and December 15.

Asset/Liability Management

Penseco’s policy is to match its level of rate-sensitive assets and rate-sensitive liabilities within a limited range, thereby reducing its exposure to interest rate fluctuations. While no single measure can completely identify the impact of changes in interest rates on net interest income, one gauge of interest rate-sensitivity is to measure, over a variety of time periods, the differences in the amounts of Penseco’s rate-sensitive assets and rate-sensitive liabilities. These differences, or “gaps”, provide an indication of the extent to which net interest income may be affected by future changes in interest rates. A positive gap exists when rate-sensitive assets exceed rate-sensitive liabilities and indicates that a greater volume of assets than liabilities will reprise during a given period. This mismatch may enhance earnings in a rising interest rate environment and may inhibit earnings when interest rates decline. Conversely, when rate-sensitive liabilities exceed rate-sensitive assets, referred to as a negative gap, it indicates that a greater volume of liabilities than assets may reprise during the period. In this case, a rising interest rate environment may inhibit earnings and declining interest rates may enhance earnings. However, because interest rates for different asset and liability products offered by financial institutions respond differently, the gap is only a general indicator of interest rate sensitivity.

Liquidity

The objective of liquidity management is to maintain a balance between sources and uses of funds in such a way that the cash requirements of customers for loans and deposit withdrawals are met in the most economical manner. Management monitors its liquidity position continuously in relation to trends of loans and deposits for short-term as well as long-term requirements. Liquid assets are monitored on a daily basis to assure maximum utilization. Management also manages its liquidity requirements by maintaining an adequate level of readily marketable assets and access to short-term funding sources. Management does not foresee any adverse trends in liquidity.

Penseco remains in a highly liquid condition both in the short and long term. Sources of liquidity include Penseco’s U.S. Agency bond portfolios, additional deposits, and earnings, overnight loans to and from other companies (Federal Funds) and lines of credit at the Federal Reserve Bank and the Federal Home Loan Bank (FHLB). Penseco is not a party to any commitments, guarantees or obligations that could materially affect its liquidity.

Penseco offers collateralized repurchase agreements, which have a one day maturity, as an alternative deposit option for its customers. Penseco also has long-term debt outstanding to the FHLB, which was used to purchase a Freddie Mac pool of residential mortgages, as described earlier in this report. At December 31, 2007, Penseco had $178,490 of available borrowing capacity with the FHLB.

Subsequent to the Balance Sheet date, Penseco purchased $25 million, 5% mortgage-backed securities using the proceeds from a series of long-term borrowings from the FHLB. The securities are expected to yield 5.16% based on average life expectancy for similar securities. The borrowings have maturities and rates ranging from 1 to 7 years and 2.61%-3.44%, respectively.

The transaction resulted in increases in the total assets and total liabilities of Penseco from December 31, 2007 of approximately 4.3% and 4.9%, respectively.

Commitments and Contingent Liabilities

In the normal course of business, there are outstanding commitments and contingent liabilities, created under prevailing terms and collateral requirements such as commitments to extend credit, financial guarantees and letters of credit, which are not reflected in the accompanying Financial Statements. Penseco does not anticipate any losses as a result of these transactions. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Balance Sheets.

The contract or notional amounts of those instruments reflect the extent of involvement Penseco has in particular classes of financial instruments.

Financial instruments whose contract amounts represent credit risk at December 31, 2007 and 2006 are as follows:

	2007	2006
Commitments to extend credit:
Fixed rate	$40,105	$37,692
Variable rate	$78,868	$74,577
Standby letters of credit	$13,104	$15,061

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have expiration dates of one year or less or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

Related Parties

Penseco does not have any material transactions involving related persons or entities, other than traditional banking transactions, which are made on the same terms and conditions as those prevailing at the time for comparable transactions with unrelated parties. At December 31, 2007, the Bank has issued standby letters of credit for the accounts of related parties in the amount of $8,093.

Capital Resources

A strong capital position is important to the continued profitability of Penseco and promotes depositor and investor confidence. Penseco’s capital provides a basis for future growth and expansion and also provides additional protection against unexpected losses.

Additional sources of capital would come from retained earnings from the operations of Penseco and from the sale of additional shares of common stock. Management has no plans to offer additional shares of common stock at this time.

Penseco’s total risk-based capital ratio was 19.89% at December 31, 2007. Penseco’s risk-based capital ratio is more than the 10.00% ratio that Federal regulators use as the “well capitalized” threshold. This is the current criteria which the FDIC uses in determining the lowest insurance rate for deposit insurance. Penseco’s risk-based capital ratio is more than double the 8.00% limit which determines whether a company is “adequately capitalized”. Under these rules, Penseco could significantly increase its assets and still comply with these capital requirements without the necessity of increasing its equity capital.

The following table presents Stockholders’ Equity of Penseco for the past two years:

Year Ended December 31, 2007	2007	2006
Balance at beginning of year	$66,571	$63,799
Net income	6,698	6,008
Other comprehensive income	(160)	1,659
Cash dividends declared	(3,394)	(3,222)
Adjustments to initially apply
FASB Statement No. 158 net of tax	–	(1,673)
Total Stockholders’ Equity	$69,715	$66,571

Management’s Discussion and Analysis of Financial Condition and Results of Operations
At and For the Nine Months Ended September 30, 2008

The following commentary provides an overview of the financial condition and significant changes in the results of operations of Penseco Financial Services Corporation and its subsidiary, Penn Security Bank and Trust Company, at September 30, 2008 and for the three and nine month periods ended September 30, 2008 and September 30, 2007. All information is presented in thousands of dollars, except as indicated.

Critical Accounting Policies

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Provision (allowance) for possible loan losses – The provision for loan losses is based on past loan loss experience, management’s evaluation of the potential loss in the current loan portfolio under current economic conditions and such other factors as, in management’s best judgment, deserve current recognition in estimating loan losses. The annual provision for loan losses charged to operating expense is that amount which is sufficient to bring the balance of the allowance for possible loan losses to an adequate level to absorb anticipated losses.

Actuarial assumptions associated with pension, post-retirement and other employee benefit plans – These assumptions include discount rate, rate of future compensation increases and expected return on plan assets.

Provision for income taxes – Management believes that the assumptions and judgments used to record tax related assets or liabilities have been appropriate.

Fair value of certain investment securities – Fair value of investment securities are based on quoted market prices.

Loan servicing rights – Mortgage servicing rights are evaluated for impairment based on the fair value of those rights. Fair values are estimated using discounted cash flows based on current market rates of interest and current expected future prepayment rates. For purposes of measuring impairment, the rights must be stratified by one or more predominant risk characteristics of the underlying loans. Penseco stratifies its capitalized mortgage servicing rights based on the product type, interest rate and term of the underlying loans. The amount of impairment recognized is the amount, if any, by which the amortized cost of the rights for each stratum exceed the fair value.

Premium amortization – The amortization of premiums on mortgage-backed securities is done based on management’s estimate of the lives of the securities, adjusted, when necessary, for advanced prepayments in excess of those estimates.

Non-GAAP Financial Measures: (VISA Transaction)

Certain financial measures contained in this 10-Q exclude the decrease of the liability accrual related to VISA’s covered litigation provision as well as the gain from the mandatory redemption of a portion of Penseco’s class B shares in VISA. Financial measures which exclude the above-referenced items have not been determined in accordance with generally accepted accounting principles and are therefore non-GAAP financial measures. Management of Penseco believes that investors’ understanding of Penseco’s performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of Penseco’s ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies. The attached Non-GAAP Reconciliation Schedule provides a reconciliation of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP.

In March 2008, VISA, Inc. (VISA) completed its initial public offering. Penn Security Bank & Trust Company and certain other VISA member banks are shareholders in VISA. Following the initial public offering, Penseco received $1.2 million in proceeds from the offering, as a mandatory partial redemption of 28,351 shares, reducing Penseco’s holdings from 73,333 to 44,982 shares of Class B common stock. Using proceeds from this offering, VISA established a $3.0 billion escrow account to cover the resolution of pending litigation and related claims. The partial redemption proceeds of $1.2 million are reflected in other non-interest income in the first quarter of 2008.

The remaining unredeemed shares of VISA Class B common stock are restricted and may not be transferred until the later of (1) three years from the date of the initial public offering or (2) the period of time necessary to resolve the covered litigation. A conversion ratio of 0.71429 was established for the conversion rate of Class B shares into Class A shares. If the funds in the escrow account are insufficient to settle all the covered litigation, VISA may sell additional Class A shares, use the proceeds to settle litigation, and further reduce the conversion ratio. If funds remain in the escrow account after all litigation is settled, the Class B conversion ratio will be increased to reflect that surplus. As of September 30, 2008, the value of the Class A shares was $61.39 per share. The value of unredeemed Class A equivalent shares owned by Penseco was $2.0 million as of September 30, 2008, and has not yet been reflected in the accompanying financial statements.

In connection with VISA’s establishment of the litigation escrow account, Penseco reversed a $497,000 reserve in the first quarter of 2008, reflected as a reduction of other non-interest expense. This reserve was created in the fourth quarter of 2007, pending completion of the VISA, Inc. initial public offering as a charge to other non-interest expense.

NON-GAAP RECONCILIATION SCHEDULE
PENSECO FINANCIAL SERVICES CORPORATION
(unaudited)
(in thousands)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

	Nine Months Ended
	September 30,
	2008	2007	Change
Net interest income after provision for loan losses	$16,454	$15,589	$865
Non-interest income	8,968	6,739	2,229
Non-interest expense	(16,341)	(15,443)	(898)
Income tax provision	(1,954)	(1,334)	(620)
Net income	7,127	5,551	1,576

Adjustments
Non-interest income
Gain on mandatory redemption of VISA, Inc.class B common stock	(1,213)	-	(1,213)
Non-interest expense
Covered litigation provision	(497)	-	(497)
Total Adjustments pre-tax	(1,710)	-	(1,710)
Income tax provision	581	-	581
After tax adjustments to GAAP	(1,129)	-	(1,129)
Adjusted net income	$5,998	$5,551	$447

Return on Average Assets	1.30%	1.27%
Return on Average Equity	11.05%	10.86%

Return on average equity (ROE) and return on average assets (ROA) for the nine months ended September 30, 2008 was 13.14% (11.05% excluding the VISA IPO impact) and 1.55% (1.30% excluding the VISA IPO impact), respectively. ROE was 10.86% and ROA was 1.27% for the same period last year.

Executive Summary

Penseco Financial Services Corporation reported an increase in net income of $61 or 2.8% for the three months ended September 30, 2008 to $2,242 or $1.04 per share compared with $2,181 or $1.01 per share from the year ago period. The increase in net income was primarily attributable to increased net interest income of $298 or 5.4% and higher non-interest income offset by higher non-interest expense. Interest on investments increased mainly due to purchases of securities of states & political subdivisions and U.S. Agencies while total interest expense declined mainly from lower deposit costs. The provision for loan losses decreased $141 from the year ago period. The allowance for loan losses at September 30, 2008 was 1.21% of total loans compared to 1.22% of total loans at June 30, 2008 and 1.16% of total loans at September 30, 2007.

Non-interest income increased $323 or 12.1% to $2,986 for the three months ended September 30, 2008, compared with $2,663 for the similar period of 2007. Total non-interest expense increased $726 or 14.2% to $5,826 for the three months ended September 30, 2008 compared with $5,100 for the same period of last year.

For the nine months ended September 30, 2008, net income increased $1,576 or 28.4%, to $7,127 or $3.32 per share compared with the year ago period of $5,551 or $2.58 per share. The increase in net income was primarily attributable to a one time after tax increase in income of $1,129 ($.53 per share) related to VISA, Inc.’s Initial Public Offering, which consisted of a gain from the mandatory partial share redemption by VISA and the reversal of a litigation liability accrual that had been recorded by Penseco in the fourth quarter of 2007. Excluding the impact of the VISA transaction, net income increased $447 or 8.1% from the first nine months of 20071. Net interest income increased $955 or 5.9% to $17,072 for the nine months ended September 30, 2008 compared to $16,117 for the same period of 2007. The increase resulted from higher interest on investments of $425 or 7.9% due to purchases of securities of states & political subdivisions and U.S. Agencies. Total interest expense declined mainly due to lower deposit costs. Net interest income after provision for loan losses increased $865 or 5.5%. Year to date the provision for loan losses increased $90 from the year ago period.

Non-interest income increased $2,229 or 33.1% to $8,968 for the nine months ended September 30, 2008, compared with $6,739 for the same period in 2007 due primarily to the gain on the VISA stock redemption of $1,213. Total non-interest expense increased $898 or 5.8% to $16,341 for the nine months ended September 30, 2008 compared with $15,443 for the same period of 2007 primarily due to increased salaries and employee benefits. Without the impact of the VISA reversal, total non-interest expense would have increased $1,395 or 9.0%.

Net Interest Income and Net Interest Margin

Net interest income, the largest contributor to Penseco’s earnings, is defined as the difference between interest income on assets and the cost of funds supporting those assets. Average earning assets are composed primarily of loans and investments while deposits, short-term and long-term borrowings represent interest-bearing liabilities. Variations in the volume and mix of these assets and liabilities, as well as changes in the yields earned and rates paid, are determinants of changes in net interest income.

Net interest income after provision for loan losses increased $439 or 8.4% to $5,661 for the three months ended September 30, 2008 compared to $5,222 for the three months ended September 30, 2007. The average yield on interest earning assets decreased 62 basis points, largely from the Federal Reserve Bank lowering its target for the federal funds rate 375 basis points from the fall of 2007 through the third quarter of 2008, offset by increases in the investment securities portfolio.

The net interest margin represents Penseco’s net yield on its average interest earning assets and is calculated as net interest income divided by average interest earning assets. In the three months ended September 30, 2008, net interest margin decreased 14 basis points to 3.85% from 3.99% in the same period of 2007.

Total average interest earning assets and average interest bearing funds increased in the three months ended September 30, 2008 as compared to 2007. Average interest earning assets increased $50.4 million or 9.1%, from $554.7 million in 2007 to $605.1 million in 2008 and average interest bearing funds increased $47.4 million, or 10.9%, from $435.5 million to $482.9 million for the same period, mainly due to higher loans and increases in money market accounts, repurchase agreements, and short-term borrowings, offset by lower time-deposits. Long-term borrowings increased a net of $17.0 million or 28.5% reflecting new borrowings during the first quarter of 2008. Average earning assets, including Bank-Owned Life Insurance (BOLI), increased to 96.5% for the three months ended September 30, 2008 from 96.0% for the year ago period.

Changes in the mix of both interest earning assets and funding sources also impacted net interest income in the three months ended September 30, 2008 and 2007. Average loans as a percentage of average interest earning assets increased from 70.4% in 2007 to 70.6% in 2008. Average investments increased $20.7 million from 26.0% to 27.2% of interest earning assets. Average short-term investments, federal funds sold and interest bearing balances with banks decreased $6.5 million to $13.3 million from $19.8 million. Average time deposits decreased $3.4 million to $108.0 million from $111.4 million, average long-term borrowings increased $17.0 million, while repurchase agreements increased $14.0 million or 50.7% to $41.6 million compared to $27.6 million for the year ago period.

Shifts in the interest rate environment and competitive factors affected the rates paid for funds as well as the yields earned on assets. The investment securities tax equivalent yield increased 3 basis points from 5.80% for the three months ended September 30, 2007 to 5.83% for the three

1 See beginning on page 254 of this proxy statement/prospectus for a reconciliation of GAAP net income to net income excluding the gain related to the VISA, Inc. initial public offering during the nine months ended September 30, 2008.

months ended September 30, 2008. Average loan yields decreased 80 basis points, from 6.93% for the three months ended September 30, 2007 to 6.13% for the three  months ended September 30, 2008.

The average time deposit costs decreased 79 basis points from 4.39% for the three months ended September 30, 2007 to 3.60% for the three months ended September 30, 2008, along with the average cost of money market accounts decreasing 134 basis points from 3.17% for the three months ended September 30, 2007 to 1.83% for the three months ended September 30, 2008.

Distribution of Assets, Liabilities and Stockholders’ Equity / Interest Rates and Interest Differential

The table below presents average balances, interest income on a fully taxable equivalent basis and interest expense, as well as average rates earned and paid on Penseco’s major asset and liability items for the three months ended September 30, 2008 and September 30, 2007.

	September 30, 2008			September 30, 2007
	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Investment Securities
Available-for-sale:
U.S. Agency obligations	$52,730	$634	4.81%	$36,900	$426	4.62%
States & political subdivisions	40,688	457	6.81%	30,243	341	6.83%
Federal Home Loan Bank stock	4,771	41	3.44%	3,784	59	6.24%
Other	2,612	27	4.13%	3,089	25	3.24%
Held-to-maturity:
U.S. Agency obligations	34,820	413	4.74%	40,963	470	4.59%
States & political subdivisions	29,234	392	8.13%	29,245	392	8.12%
Loans, net of unearned income:
Real estate mortgages	274,047	4,130	6.03%	252,059	4,158	6.60%
Commercial real estate	94,135	1,456	6.19%	75,686	1,368	7.23%
Commercial	23,844	380	6.37%	22,992	489	8.51%
Consumer and other	34,861	577	6.62%	39,969	754	7.55%
Federal funds sold	6,685	31	1.85%	10,207	129	5.06%
Interest on balances with banks	6,627	28	1.69%	9,565	121	5.06%
Total Interest Earning Assets/Total Interest Income	605,054	$8,566	5.95%	554,702	$8,732	6.57%
Cash and due from banks	10,137			10,648
Bank premises and equipment	9,154			9,646
Accrued interest receivable	3,455			3,430
Cash surrender value of life insurance	7,554			7,237
Other assets	4,559			4,228
Less: Allowance for loan losses	5,119			4,320
Total Assets	$634,794			$585,571

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Demand-Interest bearing	$56,199	$97	0.69%	$57,406	$148	1.03%
Savings	76,338	92	0.48%	82,751	229	1.11%
Money markets	122,837	561	1.83%	96,410	763	3.17%
Time - Over $100	37,347	336	3.60%	40,913	504	4.93%
Time - Other	70,624	635	3.60%	70,512	718	4.07%
Federal funds purchased	-	-	-	-	-	-
Repurchase agreements	41,624	274	2.63%	27,609	231	3.35%
Short-term borrowings	1,333	8	2.40%	273	4	5.86%
Long-term borrowings	76,553	735	3.84%	59,633	605	4.06%
Total Interest Bearing Liabilities/ Total Interest Expense	482,855	$2,738	2.27%	435,507	$3,202	2.94%
Demand - Non-interest bearing	75,069			76,587
All other liabilities	3,616			4,363
Stockholders’ equity	73,254			69,114
Total Liabilities and Stockholders’ Equity	$634,794			$585,571
Interest Spread			3.68%			3.63%
Net Interest Income		$5,828			$5,530

FINANCIAL RATIOS
Net interest margin			3.85%			3.99%
Return on average assets			1.41%			1.49%
Return on average equity			12.24%			12.62%
Average equity to average assets			11.54%			11.80%
Dividend payout ratio			40.38%			36.63%

Net interest income after provision for loan losses increased $865 or 5.5% to $16,454 for the nine months ended September 30, 2008, compared to $15,589 for the nine months ended September 30, 2007. The average yield on interest earning assets decreased 38 basis points, largely from the Federal Reserve Bank lowering its target for the federal funds rate 375 basis points from the fall of 2007 through the third quarter of 2008, offset by increases in the investment securities portfolio.

The net interest margin represents Penseco’s net yield on its average interest earning assets and is calculated as net interest income divided by average interest earning assets. For the nine months ended September 30, 2008, net interest margin was 3.89% decreasing 1 basis point from 3.90% in the same period of 2007.

Total average interest earning assets and average interest bearing funds increased for the nine months ended September 30, 2008 as compared to the nine months ended September 30, 2007. Average interest earning assets increased $33.4 million or 6.1%, from $551.0 million in 2007 to $584.4 million in 2008 and average interest bearing funds increased $31.6 million, or 7.3%, from $433.4 million to $465.0 million for the same periods. As a percentage of average assets, average earning assets, including BOLI, increased to 96.4% for the nine months ended September 30, 2008 from 96.0% for the year ago period.

Changes in the mix of both interest earning assets and funding sources also impacted net interest income in the nine months ended September 30, 2008 and 2007. Average loans as a percentage of average interest earning assets increased from 69.0% in 2007 to 71.2% in 2008, due in part to the increase of new and refinanced residential mortgages as well as an increase in commercial loans secured by real estate. Average investments increased $10.2 million year over year and increased as a percentage of average assets to 27.7% at September 30, 2008 from 27.5% at September 30, 2007. Average short-term investments, federal funds sold and interest bearing balances with banks, decreased $12.7 million to $6.6 million from $19.3 million and also decreased as a percentage of average interest earning assets from 3.5% in 2007 to 1.1% in 2008. Average time deposits decreased $12.2 million or 10.2% from 27.7% of interest bearing liabilities in 2007 to 23.2% in 2008. Average short-term borrowings increased $5.8 million; average long-term borrowings increased $10.9 million, while repurchase agreements increased $9.8 million.

Shifts in the interest rate environment and competitive factors affected the rates paid for funds as well as the yields earned on assets. The investment securities tax equivalent yield increased 13 basis points from 5.70% for the nine months ended September 30, 2007 to 5.83% for the nine months ended September 30, 2008. Also, average loan yields decreased 58 basis points, from 6.88% for the nine months ended September 30, 2007 to 6.30% in the same period of 2008.

The average time deposit costs decreased 49 basis points from 4.38% for the nine months ended September 30, 2007 to 3.89% for the nine months ended September 30, 2008, along with the average cost of money market accounts decreasing 110 basis points from 3.11% for the nine months ended September 30, 2007 to 2.01% for the nine months ended September 30, 2008.

Distribution of Assets, Liabilities and Stockholders’ Equity / Interest Rates and Interest Differential

The table below presents average balances, interest income on a fully taxable equivalent basis and interest expense, as well as average rates earned and paid on Penseco’s major asset and liability items for the nine months ended September 30, 2008 and September 30, 2007.

	September 30, 2008			September 30, 2007
	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Investment Securities
Available-for-sale:
U.S. Agency obligations	$47,809	$1,774	4.95%	$40,943	$1,404	4.57%
States & political subdivisions	40,799	1,353	6.70%	30,227	1,011	6.76%
Federal Home Loan Bank stock	4,796	135	3.75%	3,983	190	6.36%
Other	2,795	76	3.63%	4,661	132	3.78%
Held-to-maturity:
U.S. Agency obligations	36,454	1,278	4.67%	42,647	1,455	4.55%
States & political subdivisions	29,237	1,168	8.07%	29,247	1,167	8.06%
Loans, net of unearned income:
Real estate mortgages	267,788	12,265	6.11%	241,689	11,701	6.46%
Commercial real estate	88,392	4,265	6.43%	74,961	4,176	7.43%
Commercial	23,978	1,237	6.88%	23,237	1,476	8.47%
Consumer and other	35,812	1,873	6.97%	40,092	2,268	7.54%
Federal funds sold	2,228	31	1.86%	11,112	433	5.20%
Interest on balances with banks	4,337	62	1.91%	8,203	314	5.10%
Total Interest Earning Assets/Total Interest Income	584,425	$25,517	6.12%	551,002	$25,727	6.50%
Cash and due from banks	10,078			10,446
Bank premises and equipment	9,183			9,675
Accrued interest receivable	3,363			3,311
Cash surrender value of life insurance	7,475			7,160
Other assets	4,667			4,099
Less: Allowance for loan losses	4,919			4,238
Total Assets	$614,272			$581,455

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Demand-Interest bearing	$54,349	$314	0.77%	$55,419	$406	.98%
Savings	76,741	329	0.57%	81,376	683	1.12%
Money markets	112,516	1,696	2.01%	89,535	2,088	3.11%
Time - Over $100	38,042	1,142	4.00%	41,709	1,540	4.92%
Time - Other	69,872	2,003	3.82%	78,416	2,408	4.09%
Federal funds purchased	-	-	-	-	-	-
Repurchase agreements	34,256	681	2.65%	24,478	588	3.20%
Short-term borrowings	6,224	158	3.38%	396	15	5.05%
Long-term borrowings	73,003	2,122	3.88%	62,107	1,882	4.04%
Total Interest Bearing Liabilities/ Total Interest Expense	465,003	$8,445	2.42%	433,436	$9,610	2.96%
Demand - Non-interest bearing	72,213			75,164
All other liabilities	4,714			4,698
Stockholders’ equity	72,342			68,157
Total Liabilities and Stockholders’ Equity	$614,272			$581,455
Interest Spread			3.70%			3.54%
Net Interest Income		$17,072			$16,117

FINANCIAL RATIOS
Net interest margin			3.89%			3.90%
Return on average assets			1.55%			1.27%
Return on average equity			13.14%			10.86%
Average equity to average assets			11.78%			11.72%
Dividend payout ratio			37.35%			43.02%

Investments

Penseco’s investment portfolio has primarily two functions: To provide liquidity and to contribute to earnings. To provide liquidity Penseco may invest in short-term securities such as Federal funds sold, interest bearing deposits with banks, U.S. Treasury securities and U.S. Agency securities all with maturities of one year or less. These funds are invested short-term to ensure the availability of funds to meet customer demand for credit needs. Penseco enhances interest income by securing long-term investments within its investment portfolio, by means of U.S. Treasury securities, U.S. Agency securities, municipal securities and mortgage-backed securities, generally with maturities greater than one year. Penseco’s mortgage-backed securities portfolio does not contain any sub-prime or Alt-A credits.

Investments in securities are classified in two categories and accounted for as follows:

Securities Held-to-Maturity  Bonds, notes, debentures and mortgage-backed securities for which Penseco has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts computed on the straight-line basis, which approximates the interest method, over the remaining period to maturity.

Securities Available-for-Sale  Bonds, notes, debentures, mortgage-backed securities and certain equity securities not classified as securities to be held to maturity are carried at fair value with unrealized holding gains and losses, net of tax, reported as a net amount in a separate component of stockholders’ equity until realized.

The amortization of premiums on mortgage-backed securities is done based on management’s estimate of the lives of the securities, adjusted, when necessary, for advanced prepayments in excess of those estimates.

Realized gains and losses on the sale of securities available-for-sale are determined using the specific identification method and are reported as a separate component of other income in the Statements of Income. Unrealized gains and losses are included as a separate item in computing comprehensive income.

Deposits

Penseco is largely dependent on its core deposit base to fund operations. Management has competitively priced its deposit products in checking, savings, money market and time deposits to provide a stable source of funding.

As general interest rates in the economy change, there is migration of some deposits among investment options as customers seek increased yields. Historically, such changes in Penseco’s deposit base have been minimal.

Provision for Loan Losses

The provision for loan losses represents management’s determination of the amount necessary to bring the allowance for loan losses to a level that management considers adequate to reflect the risk of future losses inherent in Penseco’s loan portfolio. The process of determining the adequacy of the allowance is necessarily judgmental and subject to changes in external conditions. The allowance for loan losses reflects management’s judgment as to the level considered appropriate to absorb such losses based upon a review of many factors, including historical loss experience, adverse situations that may affect the borrower’s ability to repay (including the timing of future payments), economic conditions and trends, loan portfolio volume and mix, loan performance trends, the value and adequacy of collateral, and Penseco’s internal credit review process. Accordingly, there can be no assurance that existing levels of the allowance will ultimately prove adequate to cover actual loan losses. The quarterly provision for loan losses charged to operating expense is that amount which is sufficient to bring the balance of the allowance for possible loan losses to an adequate level to absorb anticipated losses. Based on this ongoing evaluation, management determines the provision necessary to maintain an appropriate allowance.

The provision for loan losses decreased $141 from $308 for the three months ended September 30, 2007 to $167 for the three months ended September 30, 2008. Loans charged off totaled $82 and recoveries were $15 for the three months ended September 30, 2008. In the same period of 2007, loans charged off totaled $28 and recoveries were $0. For the nine months ended September 30, 2008, the provision for loan losses was $618, an increase of $90 from $528 in the first nine months of 2007. Loans charged-off totaled $109 and recoveries were $31 for the nine months ended September 30, 2008. In the same period of 2007 loans charged off were $130, offset by recoveries of $2. At September 30, 2008 the allowance for loan losses was $5,240, or 1.21% of gross loans compared to $4,600 or 1.16% of gross loans at September 30, 2007.

Non-Interest Income

The following table sets forth information by category of non-interest income for Penseco for the three months ended September 30, 2008 and September 30, 2007, respectively:

	September 30,	September 30,
Three Months Ended:	2008	2007
Trust department income	$386	$421
Service charges on deposit accounts	403	245
Merchant transaction income	1,583	1,482
Other fee income	483	414
Bank-owned life insurance income	78	80
Other operating income	30	23
VISA mandatory share redemption	-	-
Realized gains (losses) on securities, net	23	(2)
Total Non-Interest Income	$2,986	$2,663

Total non-interest income increased $323 or 12.1% to $2,986 for the three months ended September 30, 2008, compared with $2,663 for the same period in 2007. Trust department income decreased $35 or 8.3% due to the decrease in market value of trust assets. Service charges on deposit accounts increased $158 or 64.5% primarily due to the increased number of accounts and increased service charge activity. Merchant transaction income increased $101 or 6.8% due to higher transaction volume and new business. Other fee income increased $69 or 16.7% from prior year levels mostly due to increases in brokerage income of $47. Realized gains (losses) on securities increased $25 to $23 from ($2) for the same period of 2007, due to the sale of equity securities and mortgage-backed securities.

The following table sets forth information by category of non-interest income for Penseco for the nine months ended September 30, 2008 and September 30, 2007, respectively:

	September 30,	September 30,
Nine Months Ended:	2008	2007
Trust department income	$1,133	$1,160
Service charges on deposit accounts	1,062	756
Merchant transaction income	3,702	3,402
Other fee income	1,451	1,068
Bank-owned life insurance income	236	235
Other operating income	148	69
VISA mandatory share redemption	1,213	-
Realized gains (losses) on securities, net	23	49
Total Non-Interest Income	$8,968	$6,739

Total non-interest income increased $2,229 or 33.1% to $8,968 during the first nine months of 2008 from $6,739 for the same period of 2007. Service charges on deposit accounts increased $306 or 40.5% primarily due to the increased number of accounts and increased service charge activity. Merchant transaction income increased $300 or 8.8%, mainly due to higher transaction volume and new business. Other fee income increased $383 or 35.9% mainly from increased brokerage fee income of $326 compared to last year. Other operating income increased $79 or 114.5% due to increased income on other real estate owned of $49, along with an increase in general operating income. Penseco realized a gain of $1,213 related to VISA, Inc.’s Initial Public Offering, which consisted of a mandatory partial share redemption, during the first quarter of 2008, discussed earlier. Realized gains (losses) on securities decreased $26 or 53.1% to $23 during the first nine months of 2008 from $49 for the same period of 2007.

Non-Interest Expenses

The following table sets forth information by category of non-interest expenses for Penseco for the three months ended September 30, 2008 and September 30, 2007, respectively:

	September 30,	September 30,
Three Months Ended:	2008	2007
Salaries and employee benefits	$2,481	$2,108
Expense of premises and fixed assets	626	605
Merchant transaction expenses	1,182	1,149
Other operating expenses	1,537	1,238
Total Non-Interest Expenses	$5,826	$5,100

Total non-interest expenses increased $726 or 14.2% to $5,826 for the three months ended September 30, 2008 compared with $5,100 for the same period of 2007. Salaries and employee benefits expense increased $373 or 17.7% aided by a $210 rebate of health insurance premiums during the third quarter of 2007, along with current quarter increases in salaries and commissions resulting from additional employee hires and increased wealth management revenue. Other operating expenses increased $299 or 24.2% aided by a $139 rebate of computer processing fees during the third quarter of 2007, along with current quarter increases in professional services of $124, brokered money market administrative fees of $25 and stationery and supplies of $25.

The following table sets forth information by category of non-interest expenses for Penseco for the nine months ended September 30, 2008 and September 30, 2007, respectively:

	September 30,	September 30,
Nine Months Ended:	2008	2007
Salaries and employee benefits	$7,405	$6,813
Expense of premises and fixed assets	2,061	1,955
Merchant transaction expenses	2,787	2,644
Other operating expenses	4,088	4,031
Total Non-Interest Expenses	$16,341	$15,443

Total non-interest expenses increased $898 or 5.8% to $16,341 during the nine months of 2008 compared with $15,443 for the same period of 2007. Salaries and employee benefits expense increased $592 or 8.7% mainly due to increased salaries resulting from additional employee hires, along with increased commissions of $246 related to our wealth management division. Premises and fixed assets expense increased $106 or 5.4% due to computer system upgrades and increased occupancy expense. Merchant transaction expenses increased $143 or 5.4% due to higher transaction volume. Other operating expenses increased $57 or 1.4% due to increases in professional services of $285, contributions of $91, stationery and supplies of $51and general operating expenses, offset by the reversal in the first quarter of 2008 of the $497 VISA litigation accrual recorded by Penseco in the fourth quarter of 2007. Without the impact of the VISA reversal, total non-interest expenses would have increased $1,395 or 9.0%2.

 2 See beginning on page 254 of this proxy statement/prospectus for a reconciliation of GAAP net income to net income excluding the gain related to the VISA, Inc. initial public offering during the nine months ended September 30, 2008.

Income Taxes

Applicable income taxes decreased $25 or 4.1% to $579 for the three months ended September 30, 2008 from $604 for the same period of 2007 due to more tax-free income included in overall operating income. Also, applicable income taxes increased $620 or 46.5% during the first nine months of 2008 primarily due to the income on the VISA initial public offering and overall higher income.

Loan Portfolio

Details regarding Penseco’s loan portfolio are as follows:

	September 30,	December 31,
As of:	2008	2007
Real estate - construction and land development	$22,098	$25,858
Real estate mortgages	352,398	318,437
Commercial	24,014	24,505
Credit card and related plans	3,189	3,324
Installment and other	26,745	26,542
Obligations of states & political subdivisions	4,536	5,973
Loans, net of unearned income	432,980	404,639
Less: Allowance for loan losses	5,240	4,700
Loans, net	$427,740	$399,939

Penseco does not engage in any sub-prime or Alt-A credit lending. Therefore, Penseco is not subject to any credit risks associated with such loans. Penseco’s lending is primarily residential and commercial secured mortgage loans, in Northeastern Pennsylvania, based upon conservative underwriting standards.

Loan Quality

The lending activities of Penseco are guided by the comprehensive lending policy established by the Board of Directors. Loans must meet criteria which include consideration of the character, capacity and capital of the borrower, collateral provided for the loan, and prevailing economic conditions. Due to the consistent application of conservative underwriting standards, Penseco’s loan quality has remained strong during the current general economic downturn. Penseco has not engaged in any sub-prime credit lending and is therefore, not subject to the credit risks associated with such loans.

Regardless of credit standards, there is risk of loss inherent in every loan portfolio. The allowance for loan losses is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of the loans. The evaluations take into consideration such factors as change in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, industry experience, collateral value and current economic conditions that may affect the borrower’s ability to pay. Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review Penseco’s allowance for loan losses. Such agencies may require Penseco to recognize additions to the allowance based on their judgment of information available to them at the time of their examination.

The allowance for loan losses is increased by periodic charges against earnings as a provision for loan losses, and decreased periodically by charge-offs of loans (or parts of loans) management has determined to be uncollectible, net of actual recoveries on loans previously charged-off.

Non-Performing Assets

The following table sets forth information regarding non-accrual loans and loans past due 90 days or more and still accruing interest:

	September 30,	December 31,	September 30,
As of:	2008	2007	2007
Non-accrual loans	$1,352	$1,610	$406
Other real estate owned	-	-	-
Total non-performing assets	$1,352	$1,610	$406

Loans past due 90 days or more and accruing:
Secured by real estate	$924	$57	$285
Guaranteed student loans	200	408	461
Credit card loans	29	2	17
Commercial	-	-	-
Other loans to individuals for household, family,
and other personal expenditures	-	12	2
Total loans past due 90 days or more and accruing	$1,153	$479	$765

Non-accrual loans increased $946 to $1,352 at September 30, 2008 from $406 at September 30, 2007. However, non-accrual loans have decreased $258 from $1,610 at December 31, 2007.

Loans are generally placed on a non-accrual status when principal or interest is past due 90 days and when payment in full is not anticipated. When a loan is placed on non-accrual status, all interest previously accrued but not collected is charged against current income. Loans are returned to accrual status when past due interest is collected and the collection of future principal and interest is probable.

Loans on which the accrual of interest has been discontinued or reduced amounted to $1,352 at September 30, 2008, up from $406 at September 30, 2007. If interest on those loans had been accrued, such income would have been $186 and $253 for the nine months ended September 30, 2008 and September 30, 2007, respectively. Interest income on those loans, which is recorded only when received, amounted to $16 and $143 at September 30, 2008 and September 30, 2007, respectively. There were no commitments to lend additional funds to individuals whose loans are in non-accrual status.

Management’s process for evaluating the adequacy of the allowance for loan losses includes reviewing each month’s loan committee reports which list all loans that do not meet certain internally developed criteria as to collateral adequacy, payment performance, economic conditions and overall credit risk. These reports also address the current status and actions in process on each listed loan. From this information, adjustments are made to the allowance for loan losses. Such adjustments include both specific loss allocation amounts and general provisions by loan category based on present and past collection experience, nature and volume of the loan portfolio, overall portfolio quality, and current economic conditions that may affect the borrower’s ability to pay.

As of September 30, 2008 there are no significant loans as to which management has serious doubt about their collectibility. During the second quarter of 2008, Penseco was notified that The Education Resources Institute, Inc. (TERI), a guarantor of a portion of our student loan portfolio, had filed for Reorganization under Chapter 11 of the Bankruptcy Act. Currently, Penseco holds $8.4 million of TERI loans out of a total student loan portfolio of $20.7 million. Penseco does not anticipate that TERI’s bankruptcy filing will significantly impact Penseco’s financial statements. These loans are placed on non-accrual status when they become more than 90 days past due. At September 30, 2008 there was $128,000 in such loans placed on non-accrual status, essentially unchanged from June 30, 2008.

At September 30, 2008 and December 31, 2007, Penseco did not have any loans specifically classified as impaired.  Most of Penseco’s lending activity is with customers located in Penseco’s geographic market area and repayment thereof is affected by economic conditions in this market area.

Loan Loss Experience

The following tables present Penseco’s loan loss experience during the periods indicated:

	September 30,	September 30,
Three Months Ended:	2008	2007
Balance at beginning of period	$5,140	$4,320
Charge-offs:
Real estate mortgages	-	-
Commercial and all others	-	10
Credit card and related plans	2	18
Installment loans	80	-
Total charge-offs	82	28
Recoveries:
Real estate mortgages	-	-
Commercial and all others	1	-
Credit card and related plans	14	-
Installment loans	-	-
Total recoveries	15	-
Net charge-offs (recoveries)	67	28
Provision charged to operations	167	308
Balance at End of Period	$5,240	$4,600
Ratio of net charge-offs (recoveries) to average loans outstanding	0.016%	0.007%

	September 30,	September 30,
Nine Months Ended:	2008	2007
Balance at beginning of period	$4,700	$4,200
Charge-offs:
Real estate mortgages	-	84
Commercial and all others	-	10
Credit card and related plans	16	34
Installment loans	93	2
Total charge-offs	109	130
Recoveries:
Real estate mortgages	-	-
Commercial and all others	14	-
Credit card and related plans	17	1
Installment loans	-	1
Total recoveries	31	2
Net charge-offs (recoveries)	78	128
Provision charged to operations	618	528
Balance at End of Period	$5,240	$4,600
Ratio of net charge-offs (recoveries) to average loans outstanding	0.019%	0.034%

The allowance for loan losses at September 30, 2008 was $5,240 or 1.21% of total loans compared to $4,600 or 1.16% of total loans at September 30, 2007. Management believes the loan loss reserve is adequate.

The allowance for loan losses is allocated as follows:

As of:	September 30, 2008		December 31, 2007		September 30, 2007
	Amount	% *	Amount	% *	Amount	% *
Real estate mortgages	$1,200	86%	$1,200	85%	$1,300	84%
Commercial and all others	3,440	6%	2,900	7%	2,780	7%
Credit card and related plans	300	1%	300	1%	250	1%
Personal installment loans	300	7%	300	7%	270	8%
Total	$5,240	100%	$4,700	100%	$4,600	100%

* Percent of loans in each category to total loans

Liquidity

The objective of liquidity management is to maintain a balance between sources and uses of funds in such a way that the cash requirements of customers for loans and deposit withdrawals are met in the most economical manner. Management monitors its liquidity position continuously in relation to trends of loans and deposits for short-term as well as long-term requirements. Liquid assets are monitored on a daily basis to assure maximum utilization. Management also manages its liquidity requirements by maintaining an adequate level of readily marketable assets and access to short-term funding sources. Management does not foresee any adverse trends in liquidity.

Penseco remains in a highly liquid condition both in the short and long term. Sources of liquidity include Penseco’s U.S. Agency bond portfolios, additional deposits, earnings, overnight loans to and from other companies (Federal Funds) and lines of credit at the Federal Reserve Bank and the Federal Home Loan Bank (FHLB). Penseco is not a party to any commitments, guarantees or obligations that could materially affect its liquidity.

Penseco offers collateralized repurchase agreements, which have a one day maturity, as an alternative deposit option for its customers. Penseco also has long-term debt outstanding to the FHLB, which was used to purchase a Freddie Mac pool of residential mortgages, as described earlier in this report. At September 30, 2008 Penseco had $202,978 of available borrowing capacity with the FHLB.

Commitments and Contingent Liabilities

In the normal course of business, there are outstanding commitments and contingent liabilities, created under prevailing terms and collateral requirements such as commitments to extend credit, financial guarantees and letters of credit, which are not reflected in the accompanying Financial Statements. Penseco does not anticipate any losses as a result of these transactions. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Balance Sheets.

The contract or notional amounts of those instruments reflect the extent of involvement Penseco has in particular classes of financial instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have expiration dates of one year or less or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

At September 30, 2008 the Bank has entered into contracts for the renovation of various branches, in the amount of $3,216, approximately $748 of which had been disbursed as of October 17, 2008.

Related Parties

Penseco does not have any material transactions involving related persons or entities, other than traditional banking transactions, which are made on the same terms and conditions as those prevailing at the time for comparable transactions with unrelated parties. At September 30, 2008 the Bank has issued standby letters of credit for the accounts of related parties in the amount of $7,990.

Capital Resources

A strong capital position is important to the continued profitability of Penseco and promotes depositor and investor confidence. Penseco’s capital provides a basis for future growth and expansion and also provides additional protection against unexpected losses.

Additional sources of capital would come from retained earnings from the operations of Penseco and from the sale of additional common stock. Management has no plans to offer additional common stock at this time.

Penseco’s total risk-based capital ratio was 19.80% at September 30, 2008. Penseco’s risk-based capital ratio is more than the 10.00% ratio that Federal regulators use as the “well capitalized” threshold. This is the current criteria which the FDIC uses in determining the lowest insurance rate for deposit insurance. Penseco’s risk-based capital ratio is more than double the 8.00% limit, which determines whether a company is “adequately capitalized”. Under these rules, Penseco could significantly increase its assets and still comply with these capital requirements without the necessity of increasing its equity capital.

Quantitative and Qualitative Disclosures About Market Risk

Penseco currently does not enter into derivative financial instruments, which include futures, forwards, interest rate swaps, option contracts and other financial instruments with similar characteristics.  However, Penseco is party to traditional financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers.  These financial instruments include commitments to extend credit, financial guarantees and letters of credit.  These traditional instruments involve to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in Penseco’s audited Consolidated Balance Sheets appearing on page 131 in this proxy statement/prospectus.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party up to a stipulated amount and with specified terms and conditions.

Commitments to extend credit and standby letters of credit are not recorded as an asset or liability by Penseco until the instrument is exercised.

Penseco’s exposure to market risk is reviewed on a regular basis by the Asset/Liability Committee.  Interest rate risk is the potential of economic losses due to future interest rate changes.  These economic losses can be reflected as a loss of future net interest income and/or a loss of current fair market values.  The objective is to measure the effect on net interest income and to adjust the balance sheet to minimize the inherent risk while at the same time maximizing income.  Management realizes certain risks are inherent and that the goal is to identify and minimize the risks.  Tools used by management include the standard GAP report and an interest rate shock simulation report.  Penseco has no market risk sensitive instruments held for trading purposes.  It appears Penseco’s market risk is reasonable at this time.

The following table provides information about Penseco’s market rate sensitive instruments used for purposes other than trading that are sensitive to changes in interest rates.  For loans, securities, and liabilities with contractual maturities, the table presents principal cash flows and related weighted-average interest rates by contractual maturities as well as Penseco’s historical experience of the impact of interest rate fluctuations on the prepayment of residential and home equity loans and mortgage-backed securities.  For core deposits (e.g., DDA, interest checking, savings and money market deposits) that have no contractual maturity, the table presents principal cash flows and, as applicable, related weighted-average interest rates based on Penseco’s historical experience, management’s judgment, and statistical analysis, as applicable, concerning their most likely withdrawal behaviors.

The table below presents States and political subdivisions securities on a fully taxable equivalent basis.

Maturities and Sensitivity of Market Risk as of December 31, 2007
	2008	2009	2010	2011	2012	THERE-AFTER	NON-RATE SENSITIVE	TOTAL	FAIR VALUE
ASSETS
Fixed interest rate securities:
U.S. Agency obligations	$20,703	$11,584	$4,553	$3,344	$2,564	$10,952	$-	$53,700	$53,358
YIELD	5.03%	5.08%	5.03%	5.03%	5.03%	5.03%	-	5.04%	-
State & political subdivisions	-	7,196	8,975	13,050	7,333	32,160	-	68,714	70,423
YIELD	-	8.47%	8.51%	7.55%	7.60%	6.69%	-	7.44%	-
Variable interest rate securities:
U.S. Agency obligations	15,816	-	-	-	-	-	-	15,816	15,820
YIELD	5.77%	-	-	-	-	-	-	5.77%	-
Federal Home Loan Bank stock	4,389	-	-	-	-	-	-	4,389	4,389
YIELD	6.25%	-	-	-	-	-	-	6.25%	-
Other	-	-	-	-	-	2,829	-	2,829	2,829
YIELD	-	-	-	-	-	4.82%	-	4.82%
Fixed interest rate loans:
Real estate mortgages	66,448	41,623	27,655	19,561	13,314	25,054	-	193,655	194,643
YIELD	6.37%	6.29%	6.35%	6.35%	6.36%	6.59%	-	6.37%	-
Commercial	1,286	1,148	424	298	436	1,507	-	5,099	5,079
YIELD	6.63%	5.91%	6.88%	7.14%	7.17%	7.51%	-	6.83%	-
Consumer and other	5,894	1,553	956	562	452	7,080	-	16,497	16,460
YIELD	5.73%	7.5%	7.56%	7.37%	7.29%	6.32%	-	6.36%	-
Variable interest rate loans:
Real estate mortgages	134,308	2,656	6,495	4,156	2,921	104	-	150,640	151,409
YIELD	6.71%	7.22%	7.05%	6.47%	7.11%	7.55%	-	6.72%	-
Commercial	14,730	61	383	4,232	-	-	-	19,406	19,330
YIELD	7.12%	7.35%	7.27%	6.71%	-	-	-	7.03%	-
Consumer and other	16,465	93	98	103	2,583	-	-	19,342	19,298
YIELD	8.16%	8.03%	8.03%	8.03%	8.03%	-	-	8.15%	-
Less: Allowance for loan losses	-	-	-	-	-	4,700	-	4,700	-
Interest bearing balances with banks	967	-	-	-	-	-	-	967	967
YIELD	3.25%	-	-	-	-	-	-	3.25%	-
Cash surrender life insurance	7,368	-	-	-	-	-	-	7,368	7,368
YIELD	4.75%		-	-	-	-	-	4.75%	-
Cash and due from banks	-	-	-			-	10,677	10,677	10,677
Other assets	-	-	-	-	-	-	16,394	16,394	-
TOTAL ASSETS	$288,374	$65,914	$49,539	$45,306	$29,603	$74,986	$27,071	$580,793	$572,050

	2008	2009	2010	2011	2012	THERE-AFTER	NON-RATE SENSITIVE	TOTAL	FAIR VALUE
LIABILITIES AND STOCKHOLDERS’ EQUITY
Variable interest rate deposits:
Demand-Interest bearing	$6,276	$-	$-	$-	$-	$48,543	$-	$54,819	$54,819
YIELD	4.16%	-	-	-	-	.67%	-	1.07%	-
Savings	15,543	-	-	-	-	64,511	-	80,054	80,054
YIELD	3.45%	-	-	-	-	.35%	-	.95%	-
Money markets	103,924	-	-	-	-	-	-	103,924	103,924
YIELD	2.8%	-	-	-	-	-	-	2.80%	-
Fixed interest rate deposits:
Time-Over $100,000	28,368	5,626	5,456	318	424	203	-	40,395	40,528
YIELD	4.42%	4.94%	5.14%	5.41%	4.43%	5.63%	-	4.61%	-
Time-Other	40,689	13,007	5,453	1,961	1,744	561	-	63,415	63,625
YIELD	3.93%	4.27%	4.33%	4.61%	4.79%	5.46%	-	4.09%	-
Demand-Non interest bearing	-	-	-	-	-	-	73,926	73,926	73,926
Repurchase agreements	20,492	-	-	-	-	-	-	20,492	20,453
YIELD	2.92%	-	-	-	-	-	-	2.92%	-
Short-term borrowings	13,201	-	-	-	-	-	-	13,201	13,201
YIELD	3.38%	-	-	-	-	-	-	3.38%	-
Long-term borrowings	8,780	8,612	6,634	6,116	6,361	19,463	-	55,966	56,028
YIELD	3.69%	3.74%	3.90%	3.98%	3.98%	4.63%	-	4.08%	-
Other liabilities	-	-	-	-	-	-	4,886	4,886	-
Stockholders’ equity	-	-	-	-	-	-	69,715	69,715	-
TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$237,273	$27,245	$17,543	$8,395	$8,529	$133,281	$148,527	$580,793	$506,558
EXCESS OF ASSETS (LIABILITIES) SUBJECT TO INTEREST RATE CHANGE	$51,101	$38,669	$31,996	$36,911	$21,074	$58,295	$(121,456)	$-

Management of Penseco, as part of its regular practices, performs periodic reviews of the impact of interest rate changes upon net interest income and market value of Penseco’s portfolio equity. Based on, among other factors, such reviews, management believes that there have been no material changes in the market risk of Penseco’s asset and liability position since December 31, 2007.

Penseco Financial Statements

PENSECO FINANCIAL SERVICES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

December 31,	2007	2006
Cash and due from banks	$10,677	$12,999
Interest bearing balances with banks	967	1,779
Cash and Cash Equivalents	11,644	14,778
Investment securities:
Available-for-sale, at fair value	77,328	91,705
Held-to-maturity (fair value of $69,491 and $75,120, respectively)	68,120	74,375
Total Investment Securities	145,448	166,080
Loans, net of unearned income	404,639	369,922
Less: Allowance for loan losses	4,700	4,200
Loans, Net	399,939	365,722
Bank premises and equipment	9,323	9,471
Other real estate owned	–	–
Accrued interest receivable	3,558	3,632
Cash surrender value of life insurance	7,368	7,054
Other assets	3,513	3,084
Total Assets	$580,793	$569,821

Deposits:
Non-interest bearing	$73,926	$71,585
Interest bearing	342,607	342,215
Total Deposits	416,533	413,800
Other borrowed funds:
Repurchase agreements	20,492	13,441
Short-term borrowings	13,201	5,486
Long-term borrowings	55,966	65,853
Accrued interest payable	1,498	1,472
Other liabilities	3,388	3,198
Total Liabilities	511,078	503,250

Common stock, $.01 par value, 15,000,000 shares authorized, 2,148,000 shares issued and outstanding	21	21
Surplus	10,819	10,819
Retained earnings	59,697	56,393
Accumulated other comprehensive income	(822)	(662)
Total Stockholders’ Equity	69,715	66,571

Total Liabilities and Stockholders’ Equity	$580,793	$569,821

The accompanying Notes are an integral part of these Consolidated Financial Statements.

PENSECO FINANCIAL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

Years Ended December 31,	2007	2006	2005

Interest and fees on loans	$26,429	$23,374	$18,569
Interest and dividends on investments:
U.S. Treasury securities and U.S. Agency obligations	3,731	5,360	6,408
States & political subdivisions	2,944	2,688	2,616
Other securities	404	340	190
Interest on Federal funds sold	456	-	176
Interest on balances with banks	365	160	211

Total Interest Income	34,329	31,922	28,170

Interest on time deposits of $100,000 or more	2,010	1,408	808
Interest on other deposits	7,365	6,204	4,212
Interest on other borrowed funds	3,364	3,442	3,560

Total Interest Expense	12,739	11,054	8,580

Net Interest Income	21,590	20,868	19,590
Provision for loan losses	657	433	263

Net Interest Income After Provision for Loan Losses	20,933	20,435	19,327

Trust department income	1,535	1,483	1,479
Service charges on deposit accounts	1,014	860	940
Merchant transaction income	4,256	3,947	4,521
Other fee income	1,472	1,423	1,575
Bank-owned life insurance	314	54	–
Other operating income	80	119	372
Realized gains (losses) on securities, net	49	319	(13)

Total Other Income	8,720	8,205	8,874

Salaries and employee benefits	9,118	10,315	9,261
Expense of premises and equipment, net	2,586	2,397	2,455
Merchant transaction expenses	3,358	3,141	3,646
Other operating expenses	6,269	5,184	5,357

Total Other Expenses	21,331	21,037	20,719

Income before income taxes	8,322	7,603	7,482
Applicable income taxes	1,624	1,595	1,613

Net Income	$6,698	$6,008	$5,869

Earnings Per Share	$3.12	$2.80	$2.73

The accompanying Notes are an integral part of these Consolidated Financial Statements.

PENSECO FINANCIAL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(in thousands, except per share amounts)

Years Ended December 31, 2007, 2006 and 2005

				Accumulated Other	Total
(in thousands, except per share amounts	Common Stock	Surplus	Retained Earnings	Comprehensive Income	Stockholders’ Equity

Balance, December 31, 2004	$21	$10,819	$50,832	$704	$62,376

Comprehensive income:
Net income, 2005	–	–	5,869	–	5,869
Other comprehensive income, net of tax
Unrealized losses on securities, net of reclassification adjustment	–	–	–	(341)	(341)
Minimum pension liability adjustment	–	–	–	(1,011)	(1,011)
Other comprehensive income				(1,352)	(1,352)

Comprehensive income					4,517

Cash dividends declared ($1.44 per share)	–	–	(3,094)	–	(3,094)

Balance, December 31, 2005	21	10,819	53,607	(648)	63,799

Comprehensive income:
Net income, 2006	–	–	6,008	–	6,008
Other comprehensive income, net of tax
Unrealized gains on securities, net of reclassification adjustment	–	–	–	648	648
Minimum pension liability adjustment	–	–	–	1,011	1,011
Other comprehensive income				1,659	1,659

Comprehensive income					7,667

Cash dividends declared ($1.50 per share)	–	–	(3,222)	–	(3,222)

Adjustment to initially apply FASB Statement No. 158, net of tax	–	–	–	(1,673)	(1,673)

Balance, December 31, 2006	21	10,819	56,393	(662)	66,571

Comprehensive income:
Net income, 2007	–	–	6,698	–	6,698
Other comprehensive income, net of tax
Unrealized losses on securities, net of reclassification adjustment	–	–	–	(57)	(57)
Unrealized losses on employee benefit plans, net	–	–	–	(103)	(103)
Other comprehensive income				(160)	(160)

Comprehensive income					6,538

Cash dividends declared ($1.58 per share)	–	–	(3,394)	–	(3,394)
Balance, December 31, 2007	$21	$10,819	$59,697	$(822)	$69,715

The accompanying Notes are an integral part of these Consolidated Financial Statements.

PENSECO FINANCIAL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

Years Ended December 31,	2007	2006	2005
Net Income	$6,698	$6,008	$5,869
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	861	723	704
Provision for loan losses	657	433	263
Deferred income tax (benefit) provision	(344)	(254)	166
Amortization of securities (net of accretion)	366	419	1,379
Increase in cash surrender value of life insurance	(314)	(54)	–
Net realized (gains) losses on securities	(49)	(319)	13
(Gain) loss on other real estate	(19)	10	(46)
Gain on disposition of fixed assets	–	–	(5)
Decrease (increase) in interest receivable	74	(159)	(67)
(Increase) decrease in other assets	(36)	(304)	313
Decrease in income taxes payable	(14)	(4)	(442)
Increase in interest payable	26	211	375
Increase (decrease) in other liabilities	82	940	(29)
Net cash provided by operating activities	7,988	7,650	8,493
Purchase of investment securities available-for-sale	(21,412)	(25,770)	(47,526)
Proceeds from sales and maturities of investment securities available-for-sale	21,962	68,287	46,451
Proceeds from repayments of investment securities available-for-sale	13,779	15,028	19,140
Proceeds from repayments of investment securities to be held-to-maturity	5,899	7,213	12,746
Net loans originated	(34,950)	(48,676)	(41,550)
Proceeds from other real estate	95	164	432
Proceeds from sale of fixed assets	–	–	10
Investment in premises and equipment	(713)	(741)	(929)
Purchase of life insurance policies	–	(7,000)	–
Net cash (used) provided by investing activities	(15,340)	8,505	(11,226)
Net increase (decrease) in demand and savings deposits	17,781	(1,374)	(3,984)
Net (payments) proceeds on time deposits	(15,048)	17,307	6,550
Increase (decrease) in repurchase agreements	7,051	(16,973)	12,016
Net increase in short-term borrowings	7,715	860	3,740
Payments on long-term borrowings	(9,887)	(9,548)	(9,219)
Cash dividends paid	(3,394)	(3,222)	(3,094)
Net cash provided (used) by financing activities	4,218	(12,950)	6,009
Net (decrease) increase in cash and cash equivalents	(3,134)	3,205	3,276
Cash and cash equivalents at January 1	14,778	11,573	8,297
Cash and cash equivalents at December 31	$11,644	$14,778	$11,573

The accompanying Notes are an integral part of these Consolidated Financial Statements.

Notes to Consolidated Financial Statements

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Penseco Financial Services Corporation (the “Company”)) is a financial holding company, incorporated in 1997 under the laws of Pennsylvania. It is the parent company of Penn Security Bank and Trust Company (Bank), a state chartered bank.

The Company operates from nine banking offices under a state bank charter and provides full banking services, including trust services, to individual and corporate customers primarily in Northeastern Pennsylvania. The Company’s primary deposit products are savings and demand deposit accounts and certificates of deposit. Its primary lending products are real estate, commercial and consumer loans.

The Company’s revenues are attributable to a single reportable segment, therefore segment information is not presented.

The accounting policies of the Company conform with accounting principles generally accepted in the United States of America and with general practices within the banking industry.

BASIS OF PRESENTATION

The Financial Statements of the Company have been consolidated with those of its wholly-owned subsidiary, Penn Security Bank and Trust Company, eliminating all intercompany items and transactions.

The Statements are presented on the accrual basis of accounting.

All information is presented in thousands of dollars, except per share amounts.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

EMERGING ACCOUNTING STANDARDS

In February 2006, the Financial Accounting Standards Board (FASB) issued Statement No. 155, Accounting for Certain Hybrid Financial Instruments – An Amendment of FASB Statements No. 133 and 140. Statement No. 155 eliminated the exception from applying Statement 133 to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments. The Statement was effective for all financial instruments acquired or issued after the beginning of the first fiscal year that began after September 15, 2006.

The adoption of Statement No. 155 did not have a significant effect on the Company’s financial statements.

In March 2006, FASB issued Statement No. 156, Accounting for Servicing of Financial Instruments – An Amendment of FASB Statement No. 140. Statement No. 156 requires the recognition of the fair value of a servicing asset or servicing liability each time an obligation to service a financial asset by entering into a servicing contract is undertaken, if practicable. It also allows the entity to subsequently measure the asset or liability under an amortization or fair value method. The Statement was effective for all financial instruments acquired or issued after the beginning of the first fiscal year that began after September 15, 2006.

The adoption of Statement No. 156 did not have a significant effect on the Company’s financial statements.

In July 2006, FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109. Interpretation No. 48 clarifies the application of Statement No. 109 by establishing a threshold condition that a tax position must meet for any part of that position to be recognized in the financial statements. In addition to recognition, the Interpretation provides guidance on the measurement, derecognition, classification and disclosure of tax positions. The Interpretation was effective for fiscal years beginning after December 15, 2006.

The adoption of Interpretation No. 48 did not have a significant effect on the Company’s financial statements.

In September 2006, FASB issued Statement No. 157, Fair Value Measurements. Statement No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurement. The Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

The adoption of this Statement is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In September 2006, the FASB ratified Emerging Issues Task Force (EITF) issue No. 06-4, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements (EITF 06-4), and in March 2007, the FASB ratified EITF Issue No. 06-10, Accounting for Collateral Assignment Split-Dollar Life Insurance Arrangements (EITF 06-10). EITF 06-4 requires deferred compensation or postretirement benefit aspects of an endorsement-type split-dollar life insurance arrangement to be recognized as a liability by the employer and states the obligation is not effectively settled by the purchase of a life insurance policy. The liability for future benefits should be recognized based on the substantive agreement with the employee, which may be either to provide a future death benefit or to pay for the future cost of the life insurance. EITF 06-10 provides recognition guidance for postretirement benefit liabilitied related to collateral assignment split-dollar life insurance arrangements, as well as recognition and measurement of the associated asset on the basis of the terms of the collateral assignment split-dollar life insurance arrangement. EITF 06-4 and EITF 06-10 are effective for fiscal years beginning after December 15, 2007.

The Company is currently evaluating the impact of the adoption of EITF 06-4 and 06-10 on its financial condition, results of operations and cash flows.

In February 2007, FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. Statement No. 159 permits companies to elect to follow fair value accounting for certain financial assets and liabilities in an effort to mitigate volatility in earnings without having to apply complex hedge accounting provisions. The standard also establishes presentation and disclosure requirements designed to facilitate comparison between entities that choose different measurement attributes for similar types of assets and liabilities. The Statement is effective for fiscal years beginning after November 15, 2007.

The adoption of this Statement is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In November 2007, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 109 (SAB 109), Written Loan Commitments Recorded at Fair Value Through Earnings. SAB 109 supersedes SAB 105, Application of Accounting Principles to Loan Commitments and indicates that the expected net future cash flows related to the associated servicing of the loan should be included in the measurement of all written loan commitments that are accounted for at fair value through earnings. The guidance in SAB 109 should be applied on a prospective basis to derivative loan commitments issued or modified in fiscal quarters beginning after December 15, 2007.

The adoption of this guidance is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In December 2007, FASB issued Statement No. 141R, Business Combinations and Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements, and Amendment of ARB No. 51. These new standards significantly change the accounting for and reporting of business combination transactions and noncontrolling interests (previously referred to as minority interests) in consolidated financial statements. Both standards are effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited.

The Company is currently evaluating the provisions of Statements No. 141(R) and 160.

INVESTMENT SECURITIES

Investments in securities are classified in two categories and accounted for as follows:

Securities Held-to-Maturity  Bonds, notes, debentures and mortgage-backed securities for which the Company has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts computed on the straight-line basis, which approximates the interest method, over the remaining period to maturity.

Securities Available-for-Sale  Bonds, notes, debentures, mortgage-backed securities and certain equity securities not classified as securities to be held to maturity are carried at fair value with unrealized holding gains and losses, net of tax, reported as a net amount in a separate component of stockholders’ equity until realized.

The amortization of premiums on mortgage-backed securities is done based on management’s estimate of the lives of the securities, adjusted, when necessary, for advanced prepayments in excess of those estimates.

Gains and losses on the sale of securities available-for-sale are determined using the specific identification method and are reported as a separate component of other income in the Statements of Income.

LOANS AND PROVISION (ALLOWANCE) FOR POSSIBLE LOAN LOSSES

Loans are stated at the principal amount outstanding, net of any unearned income, deferred loan fees and the allowance for loan losses. Interest is accrued daily on the outstanding balances.

Loans are generally placed on a non-accrual status when principal or interest is past due 90 days or when payment in full is not anticipated. When a loan is placed on non-accrual status, all interest previously accrued but not collected is charged against current income. Loans are returned to accrual status when past due interest is collected and the collection of principal is probable.

The provision for loan losses is based on past loan loss experience, management’s evaluation of the potential loss in the current loan portfolio under current economic conditions and such other factors as, in management’s best judgement, deserve current recognition in estimating loan losses. The annual provision for loan losses charged to operating expense is that amount which is sufficient to bring the balance of the allowance for possible loan losses to an adequate level to absorb anticipated losses.

PREMISES AND EQUIPMENT

Premises and equipment are stated at cost less accumulated depreciation. Provision for depreciation and amortization, computed principally on the straight-line method, is charged to operating expenses over the estimated useful lives of the assets. Maintenance and repairs are charged to current expense as incurred.

LOAN SERVICING

The Company generally retains the right to service mortgage loans sold to others. The cost allocated to the mortgage servicing rights retained has been recognized as a separate asset and is being amortized in proportion to and over the period of estimated net servicing income.

Mortgage servicing rights are evaluated for impairment based on the fair value of those rights. Fair values are estimated using discounted cash flows based on current market rates of interest and current expected future prepayment rates. For purposes of measuring impairment, the rights must be stratified by one or more predominant risk characteristics of the underlying loans. The Company stratifies its capitalized mortgage servicing rights based on the product type, interest rate and term of the underlying loans. The amount of impairment recognized is the amount, if any, by which the amortized cost of the rights for each stratum exceed the fair value.

ADVERTISING EXPENSES

Advertising costs are expensed as incurred. Advertising expenses for the years ended December 31, 2007, 2006 and 2005, amounted to $612, $379 and $472, respectively.

INCOME TAXES

Provisions for income taxes are based on taxes payable or refundable for the current year (after exclusion of non-taxable income such as interest on state and municipal securities) as well as deferred taxes on temporary differences, between the amount of taxable income and pre-tax financial income and between the tax bases of assets and liabilities and their reported amounts in the Financial Statements. Deferred tax assets and liabilities are included in the Financial Statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

PENSION EXPENSE

Pension expense has been determined in accordance with Statement of Financial Accounting Standards No. 87, Employers Accounting for Pensions (SFAS 87).

STOCK APPRECIATION RIGHTS EXPENSE

The Company records its obligation under its stock appreciation rights plan in accordance with Statement of Financial Accounting Standards No. 123R, Accounting For Stock Based Compensation (SFAS 123R)

POSTRETIREMENT BENEFITS EXPENSE

Postretirement benefits expense has been determined in accordance with Statement of Financial Accounting Standards No. 106, Employers Accounting for Postretirement Benefits Other Than Pensions (SFAS 106).

CASH FLOWS

For purposes of the Statements of Cash Flows, cash and cash equivalents include cash on hand, due from banks, interest bearing balances with banks and Federal funds sold for a one-day period.

The Company paid interest and income taxes during the years ended December 31, 2007, 2006 and 2005 as follows:

	2007	2006	2005

Income taxes paid	$1,730	$1,752	$1,886
Interest paid	$12,713	$10,843	$8,205

Non-cash transactions during the years ended December 31, 2007, 2006 and 2005, comprised entirely of the net acquisition of real estate in the settlement of loans, amounted to $76, $83 and $301, respectively.

LONG-LIVED ASSETS

The Company reviews the carrying value of long-lived assets for impairment whenever events or changes in circumstances indicate that carrying amounts of the assets might not be recoverable, as prescribed in Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144).

TRUST ASSETS AND INCOME

Assets held by the Company in a fiduciary or agency capacity for its customers are not included in the Financial Statements since such items are not assets of the Company. Trust income is reported on the accrual basis of accounting.

EARNINGS PER SHARE

Basic earnings per share is computed on the weighted average number of common shares outstanding during each year (2,148,000) as prescribed in Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS 128). A calculation of diluted earnings per share is not applicable to the Company.

RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform to the current year presentation.

NOTE 2 — CASH AND DUE FROM BANKS

Cash and due from banks are summarized as follows:

December 31,	2007	2006
Cash items in process of collection	$8	$31
Non-interest bearing balances	6,603	9,102
Cash on hand	4,066	3,866
Total	$10,677	$12,999

The Company may, from time to time, maintain bank balances with other financial institutions in excess of $100,000 each. Management is not aware of any evidence that would indicate that such deposits are at risk.

NOTE 3 — INVESTMENT SECURITIES

The amortized cost and fair value of investment securities at December 31, 2007 and 2006 are as follows:

Available-for-Sale

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
2007	Cost	Gains	Losses	Value
U.S. Agency securities	$14,929	$144	$–	$15,073
Mortgage-backed securities	15,402	161	–	15,563
States & political subdivisions	38,740	830	96	39,474
Total Debt Securities	69,071	1,135	96	70,110
Equity securities	6,812	921	515	7,218
Total Available-for-Sale	$75,883	$2,056	$611	$77,328

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
2006	Cost	Gains	Losses	Value
U.S. Agency securities	$24,897	$9	$23	$24,883
Mortgage-backed securities	29,231	91	82	29,240
States & political subdivisions	29,281	939	–	30,220
Total Debt Securities	83,409	1,039	105	84,343
Equity securities	6,764	628	30	7,362
Total Available-for-Sale	$90,173	$1,667	$135	$91,705

Equity securities at December 31, 2007 and 2006, consisted primarily of other financial institutions’ stock and Federal Home Loan Bank (FHLB) stock, which is a required investment in order to participate in an available line of credit program. The FHLB stock is stated at par value as there is no readily determinable fair value.

A summary of transactions involving available-for-sale debt securities in 2007, 2006 and 2005 are as follows:

December 31,	2007	2006	2005
Proceeds from sales	$–	$–	$10,250
Gross realized gains	–	–	51
Gross realized losses	–	–	64

Held-to-Maturity

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
2007	Cost	Gains	Losses	Value
Mortgage-backed securities	$38,880	$3	$341	$38,542
States & political subdivisions	29,240	1,709	–	30,949
Total Held-to-Maturity	$68,120	$1,712	$341	$69,491

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
2006	Cost	Gains	Losses	Value
Mortgage-backed securities	$45,124	$4	$1,074	$44,054
States & political subdivisions	29,251	1,815	–	31,066
Total Held-to- Maturity	$74,375	$1,819	$1,074	$75,120

Investment securities with amortized costs and fair values of $128,682 and $131,134, respectively, at December 31, 2007 and $98,949 and $99,898, respectively, at December 31, 2006, were pledged to secure trust funds, public deposits and for other purposes as required by law.

The amortized cost and fair value of debt securities at December 31, 2007 by contractual maturity, are shown in the following table. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available-for-Sale		Held-to-Maturity
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value
Due in one year or less:
U.S. Agency securities	$9,920	$9,951	$–	$–
After one year through five years:
U.S. Agency securities	5,009	5,122	–	–
After five years through ten years:
States & political subdivisions	460	496	1,794	1,902
After ten years:
States & political subdivisions	38,280	38,978	27,446	29,047
Subtotal	53,669	54,547	29,240	30,949
Mortgage-backed securities	15,402	15,563	38,880	38,542
Total Debt Securities	$69,071	$70,110	$68,120	$69,491

The gross fair value and unrealized losses of the Company’s investments, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2007 and 2006 are as follows:

	Less than twelve months		Twelve months or more		Totals
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
December 31, 2007	Value	Losses	Value	Losses	Value	Losses
Mortgage-backed securities	$–	$–	$38,285	$341	$38,285	$341
States & political subdivisions	8,817	96	–	–	8,817	96
Equities	1,075	285	464	230	1,539	515
Total	$9,892	$381	$38,749	$571	$48,641	$952

	Less than twelve months		Twelve months or more		Totals
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
December 31, 2006	Value	Losses	Value	Losses	Value	Losses
U.S. Agency securities	$9,868	$9	$9,985	$14	$19,853	$23
Mortgage-backed securities	–	–	50,379	1,156	50,379	1,156
Equities	160	1	541	29	701	30
Total	$10,028	$10	$60,905	$1,199	$70,933	$1,209

The table above at December 31, 2007, includes twenty-five (25) securities that have unrealized losses for less than twelve months and seven (7) securities that have been in an unrealized loss position for twelve or more months.

Mortgage-Backed Securities

The unrealized losses on the Company’s investment in mortgage-backed securities were caused by interest rate fluctuations. The contractual cash flows of these investments are guaranteed by an agency of the U.S. government. Accordingly, it is expected that these securities would not be settled at a price less than the amortized cost of the Company’s investment. Because the decline in market value is attributable to changes in interest rates and not credit quality and because the Company has the ability to hold these investments until a recovery of fair value, which may be maturity, the Company does not consider these investments to be other-than-temporarily impaired at December 31, 2007.

State and Political Subdivisions

The unrealized losses on the Company’s investments in these obligations were caused by interest rate fluctuations. The contractual terms of these investments do not permit the issuer to settle the securities at price less than the par value of the investment. Because the Company has the ability to hold these investments until recovery of fair value, which may be maturity, the Company does not consider these investments to be other-than-temporarily impaired at December 31, 2007

Marketable Equity Securities

The unrealized losses on the Company’s investment in marketable equity securities were caused primarily by interest rate fluctuations and other market conditions. The Company’s investments in marketable equity securities consist primarily of investments in common stock of companies in the financial services industry. Because the Company has the ability and intent to hold these investments for a reasonable period of time sufficient for a forecasted recovery of fair value, the Company does not consider these investments to be other-than-temporarily impaired at December 31, 2007.

NOTE 4 — LOANS

Major classifications of loans are as follows:

December 31,	2007	2006
Loans secured by real estate:
Construction and land development	$25,858	$23,714
Secured by 1-4 family residential properties:
Revolving, open-end loans	22,432	17,691
Secured by first liens	184,193	156,944
Secured by junior liens	27,877	30,108
Secured by multi-family properties	3,092	2,870
Secured by non-farm, non-residential properties	80,843	76,710
Commercial and industrial loans to U.S. addressees	24,505	26,265
Loans to individuals for household, family and other personal expenditures:
Credit card and related plans	3,324	3,282
Other (installment and student loans, etc.)	25,482	24,647
Obligations of states & political subdivisions	5,973	6,806
All other loans	1,060	885
Gross Loans	404,639	369,922
Less: Unearned income on loans	–	–
Loans, Net of Unearned Income	$404,639	$369,922

Loans on which the accrual of interest has been discontinued or reduced amounted to $1,610, $3,180 and $1,627 at December 31, 2007, 2006 and 2005, respectively. The decrease in 2007 was primarily due to the resolution of a single borrower relationship outstanding in 2006. If interest on those loans had been accrued, such income would have been $153, $209 and $264 for 2007, 2006 and 2005, respectively. Interest income on those loans, which is recorded only when received, amounted to $17, $10 and $27 for 2007, 2006 and 2005, respectively. Also, at December 31, 2007 and 2006, the Bank had loans totaling $479 and $434, respectively, which were past due 90 days or more and still accruing interest, primarily guaranteed student loans.

The Company does not engage in any sub-prime or Alt-A credit lending. Therefore, the Company is not subject to any credit risks associated with such loans.

NOTE 5 — ALLOWANCE FOR LOAN LOSSES

Changes in the allowance for loan losses are as follows:

Years Ended December 31,	2007	2006	2005
Balance at beginning of year	$4,200	$3,800	$3,600
Provision charged to operations	657	433	263
Recoveries credited to allowance	8	134	50
	4,865	4,367	3,913
Losses charged to allowance	(165)	(167)	(113)
Balance at End of Year	$4,700	$4,200	$3,800

A comparison of the provision for loan losses for Financial Statement purposes with the allowable bad debt deduction for tax purposes is as follows:

Years Ended December 31,	Book Provision	Tax Deduction
2007	$657	$157
2006	$433	$33
2005	$263	$63

The balance of the reserve for bad debts as reported for Federal income tax purposes was $0, $0 and $380 at December 31, 2007, 2006 and 2005, respectively.

NOTE 6 —LOAN SERVICING

The Company services $43,618 in mortgage loans for Freddie Mac which are not included in the accompanying Consolidated Balance Sheets.

Custodial escrow balances maintained in connection with the foregoing loan servicing, and included in deposits, were approximately $604 and $595, at December 31, 2007 and 2006, respectively. The balance of the servicing rights was $91 and $197 at December 31, 2007 and 2006, respectively, net of amortization.

The Company has not recorded any new mortgage servicing rights during 2007 or 2006. Amortization expense of $106 and $116 was recorded for the years ended December 31, 2007 and 2006, respectively.

There was no allowance for impairment recorded at December 31, 2007 or 2006.

NOTE 7 — BANK PREMISES AND EQUIPMENT

December 31,	2007	2006
Land	$3,117	$3,117
Buildings and improvements	14,787	14,752
Furniture and equipment	14,670	14,018
	32,574	31,887
Less: Accumulated depreciation	23,251	22,416
Net Bank Premises and Equipment	$9,323	$9,471

Buildings and improvements are being depreciated over 10 to 39.5 year periods and equipment over 3 to 10 year periods. Depreciation expense amounted to $861 in 2007, $723 in 2006 and $704 in 2005.

Occupancy expenses were reduced by rental income received in the amount of $64, $64 and $61 in the years ended December 31, 2007, 2006 and 2005, respectively.

NOTE 8 — OTHER REAL ESTATE OWNED

Real estate acquired through foreclosure is recorded at the lower of cost or market at the time of acquisition. Any subsequent write-downs are charged against operating expenses. The other real estate owned was $0 as of December 31, 2007 and 2006.

NOTE 9 — INVESTMENT IN AND LOAN TO, INCOME FROM DIVIDENDS AND EQUITY IN EARNINGS OR LOSSES OF SUBSIDIARY

Penseco Realty, Inc. is a wholly-owned subsidiary of the Bank which owns certain banking premises. Selected financial information is presented below:

			Equity in
	Percent		underlying		Bank’s
	of voting	Total	net assets at	Amount	proportionate
	stock	investment	balance	of	part of loss for
Year	owned	and loan	sheet date	dividends	the period
2007	100%	$3,250	$3,235	None	$–
2006	100%	$3,250	$3,235	None	$–
2005	100%	$3,250	$3,235	None	$–

NOTE 10 — CASH SURRENDER VALUE OF LIFE INSURANCE

The Company has purchased Bank Owned Life Insurance (BOLI) policies on certain officers.

The policies are split-dollar life insurance policies which provide for the Company to receive the cash value of the policy and to split the residual proceeds with the officer’s designated beneficiary upon the death of the insured, while the officer is employed at the Company. The majority of the residual proceeds are retained by the Company per the individual agreements with the insured officers.

NOTE 11 — DEPOSITS

December 31,	2007	2006
Demand – Non-interest bearing	$73,926	$71,585
Demand – Interest bearing	54,819	57,309
Savings	80,054	80,328
Money markets	103,924	85,720
Time – Over $100,000	40,395	39,478
Time – Other	63,415	79,380
Total	$416,533	$413,800

Scheduled maturities of time deposits are as follows:

2008	$69,056
2009	18,648
2010	10,896
2011	2,278
2012	2,168
2013 and thereafter	764
Total	$103,810

NOTE 12 — OTHER BORROWED FUNDS

At December 31, 2007 and 2006, other borrowed funds consisted of demand notes to the U.S. Treasury, Federal Home Loan Bank overnight borrowings and repurchase agreements.

Short-term borrowings generally have original maturity dates of thirty days or less.

Investment securities with amortized costs and fair values of $49,990 and $50,009, respectively, at December 31, 2007 and $31,109 and $31,062, respectively, at December 31, 2006, were pledged to secure repurchase agreements.

Year Ended December 31,	2007	2006
Amount outstanding at year end	$33,693	$18,927
Average interest rate at year end	3.27%	2.91%
Maximum amount outstanding at any month end	$33,920	$29,285
Average amount outstanding	$27,096	$22,775
Weighted average interest rate during the year
Federal funds purchased	4.94%	5.28%
Repurchase agreements	3.25%	2.34%
Demand notes to U.S. Treasury	5.76%	4.96%

The Company has an available credit facility with the Federal Reserve Bank in the amount of $10,000, secured by pledged securities with amortized costs and fair values of $10,143 and $10,053, respectively, at December 31, 2007 and $10,202 and $9,958, respectively, at December 31, 2006 and with interest rates of 4.25% at December 31, 2007 and 5.25% at December 31, 2006. There is no stated expiration date for the credit facility as long as the Company maintains the pledged securities at the Federal Reserve Bank. There was no outstanding balance as of December 31, 2007 and 2006, respectively.

The Company has the availability of a $5,000 overnight Federal funds line of credit with Wachovia Bank, N.A. Also, the Company has a $16,000 overnight Federal Funds line with PNC Bank. There was no balance outstanding as of December 31, 2007 and 2006, respectively.

The Company maintains a collateralized maximum borrowing capacity of $178,490 with the Federal Home Loan Bank of Pittsburgh. There was a balance of $12,575 outstanding as of December 31, 2007.

NOTE 13 — LONG-TERM DEBT

The loans from the Federal Home Loan Bank, which were borrowed to purchase a mortgage-backed security, are secured by a general collateral pledge of the Company’s assets.

A summary of long-term debt, including amortizing principal and interest payments, at December 31, 2007 is as follows:

Monthly	Fixed	Maturity
Installment	Rate	Date	Balance

$161	2.73%	03/13/08	$480
253	3.22%	03/13/10	6,579
430	3.74%	03/13/13	24,565
186	4.69%	03/13/23	24,342
Total			$55,966

Aggregate maturities of long-term debt at December 31, 2007  are as follows:

Amount

2008	$8,780
2009	8,612
2010	6,634
2011	6,116
2012	6,361
2013 and thereafter	19,463
Total	$55,966

The Company has agreed to maintain sufficient qualifying collateral to fully secure the above borrowings.

NOTE 14 — EMPLOYEE BENEFIT PLANS

The Company provides an Employee Stock Ownership Plan (ESOP), a Retirement Profit Sharing Plan, an Employees’ Pension Plan, an unfunded supplemental executive pension plan, Postretirement Life Insurance Plan and a stock appreciation rights plan (SAR), all non-contributory, covering all eligible employees.

Under the ESOP, amounts voted by the Board of Directors are paid into the ESOP and each employee is credited with a share in proportion to their annual compensation. All contributions to the ESOP are invested in or will be invested primarily in Company stock. Distribution of a participant’s ESOP account occurs upon retirement, death or termination in accordance with the plan provisions.

At December 31, 2007 and 2006, the ESOP held 67,101 and 73,591 shares, respectively of the Company’s stock, all of which were acquired as described above and allocated to specific participant accounts. These shares are treated the same for dividend purposes and earnings per share calculations as are any other outstanding shares of the Company’s stock. The Company contributed $70, $70 and $70 to the plan during the years ended December 31, 2007, 2006 and 2005, respectively.

Under the Retirement Profit Sharing Plan, amounts voted by the Board of Directors are paid into a fund and each employee is credited with a share in proportion to their annual compensation. Upon retirement, death or termination, each employee is paid the total amount of their credits in the fund in one of a number of optional ways in accordance with the plan provisions. The Company contributed $70, $70 and $70 to the plan during the years ended December 31, 2007, 2006 and 2005, respectively.

Under the Pension Plan, amounts computed on an actuarial basis are paid by the Company into a trust fund. Provision is made for fixed benefits payable for life upon retirement at the age of 65, based on length of service and compensation levels as defined in the plan. Plan assets of the trust fund are invested and administered by the Trust Department of Penn Security Bank and Trust Company.

The unfunded supplemental executive pension plan provides certain officers with additional retirement benefits to replace benefits lost due to limits imposed on qualified plans by Federal tax law.

The postretirement life insurance plan is an unfunded, non-vesting defined benefit plan. The plan is non-contributory and provides for a reducing level of term life insurance coverage following retirement.

For the unfunded plans above, amounts calculated on an actuarial basis are recorded as a liability.

The Company granted 10,000 SAR’s to an executive on January 3, 2006 at a strike price of $43.00 per share. The rights vest on a straight line basis over a five year period and are expected to be settled in cash when exercised. The Company calculates the value of the vested rights using the Black -Scholes method and has recorded an expense for 2007 of $19.

Obligations and funded status of the plans:

	Pension Benefits		Other Benefits
December 31,	2007	2006	2007	2006
Change in benefit obligation:
Benefit obligation, beginning	$12,600	$13,267	$299	$287
Service cost	438	436	5	6
Interest cost	738	673	18	17
Change in assumptions	(154)	(1,167)	(17)	1
Actuarial (gain) loss	559	(55)	3	–
Benefits paid	(623)	(554)	(16)	(12)
Benefit obligation, ending	13,558	12,600	292	299

Change in plan assets:
Fair value of plan assets, beginning	11,548	9,709	–	–
Actual return on plan assets	1,051	954	–	–
Employer contribution	279	1,439	–	–
Benefits paid	(623)	(554)	–	–
Fair value of plan assets, ending	12,255	11,548	–	–

Funded status at end of year	$(1,303)	$(1,052)	$(292)	$(299)

Amounts recognized in the balance sheet consist of:

	Pension Benefits		Other Benefits
December 31,	2007	2006	2007	2006
Non Current Assets	$443	$358	$–	$–
Non Current Liabilities	$1,303	$1,052	$292	$299

Amounts recognized in the accumulated other comprehensive income consist of:

	Pension Benefits		Other Benefits
December 31,	2007	2006	2007	2006
Prior service costs	$52	$52	$27	$34
Net actuarial loss (gain)	2,656	2,482	(45)	(34)
Deferred taxes	(921)	(861)	6	–
Net amount recognized	$1,787	$1,673	$(12)	$–
The accumulated benefit obligation for all defined benefit pension plans was $11,531 and $10,915 at December 31, 2007 and 2006, respectively.

Information for pension plans with an accumulated benefit obligation in excess of plan assets is as follows:

	Pension Benefits
	2007	2006
Projected benefit obligation	$14	$–
Accumulated benefit obligation	4	–
Fair value of plan assets	–	–

Components of net periodic pension cost and other amounts recognized in other comprehensive income:

	Pension Benefits
Years Ended December 31,	2007	2006	2005
Components of net periodic pension cost:
Service cost	$438	$436	$415
Interest cost	738	673	678
Expected return on plan assets	(962)	(890)	(755)
Amortization of prior service cost	1	–	–
Amortization of unrecognized net loss	141	166	114
Net periodic pension cost	356	385	$452

Other changes in plan assets and benefit obligations recognized in other comprehensive income:

Net loss	175	–
Deferred tax	(60)	–
FASB 158 recognition of deferred cost, net	–	1,673
Reverse effect of additional minimum liability	–	(1,011)
Total recognized in other comprehensive Income	115	662
Total recognized in net period pension cost and other comprehensive income	$471	$1,047

	Other Benefits
Years Ended December 31,	2007	2006	2005
Components of net periodic pension cost:
Service cost	$5	$6	$6
Interest cost	18	17	16
Amortization of prior service cost	7	7	7
Amortization of unrecognized net gain	–	–	–
Net periodic other benefit cost	30	30	$29

Other changes in plan assets and benefit obligations recognized in other comprehensive income:

Net gain	(18)	–
Deferred taxes	6	–
Total recognized in other comprehensive Income	(12)	–
Total recognized in net period pension cost and other comprehensive income	$18	$30

The estimated net loss and prior service cost for the defined benefit pension plans that will be amortized from accumulated other comprehensive income into net periodic benefit cost over the next fiscal year are $108 and ($1), respectively. The estimated prior service cost for the other defined benefit postretirement plan will be amortized from accumulated other comprehensive income into net periodic benefit cost over the next fiscal year is $ 7.

Weighted-average assumptions used to determine benefit obligations were as follows:

	Pension Benefits		Other Benefits
December 31,	2007	2006	2007	2006
Discount rate	6.00%	5.75%-6.00%	6.00%	6.00%
Expected long-term return on plan assets	8.50%	8.50%	–	–
Rate of compensation increase	3.50%	3.00%	3.50%	4.50%

The expected long-term return on plan assets was determined using average historical returns of the Company’s plan assets.

The Company’s pension plan weighted-average asset allocations at December 31, 2007 and 2006, by asset category are as follows:

	Plan Assets at December 31,
	2007	2006
Asset Category
Equity securities	56.7%	55.9%
Corporate bonds	21.3	20.1
U.S. Government securities	21.1	23.2
Cash and cash equivalents	.9	.8
	100.0%	100.0%

The Company investment policies and strategies include:

1.) The Trust and Investment Division’s equity philosophy is Large-Cap Core with a value bias. We invest in individual high-grade common stocks that are selected from our approved list.

2.) Diversification is maintained by having no more than 20% in any industry sector and no individual equity representing more than 10% of the portfolio.

3.) The fixed income style is conservative but also responsive to the various needs of our individual clients. For our “Fixed Income” securities, we buy U.S. Government bonds and Agencies or high-grade Corporate rated “A” or better. The Company targets the following allocation percentages:  cash equivalents 10%, fixed income 40% and equities 50%.

There is no Company stock included in equity securities at December 31, 2007 or 2006.

Contributions

The Company expects to contribute $ 290, to its pension plan and $14 to its other postretirement plan in 2008

Estimated Future Benefit Payments

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid in the next five years and in the aggregate for the five years thereafter:

	Pension Benefits	Other Benefits
2008	$521	$14
2009	536	14
2010	572	15
2011	607	15
2012	694	17
2013-2017	4,458	96

NOTE 15 — INCOME TAXES

The total income taxes in the Statements of Income are as follows:

Years Ended December 31,	2007	2006	2005
Currently payable	$1,968	$1,849	$1,447
Deferred provision (benefit)	(344)	(254)	166
Total	$1,624	$1,595	$1,613

A reconciliation of income taxes at statutory rates to applicable income taxes reported in the Statements of Income is as follows:

Years Ended December 31,	2007	2006	2005
Tax at statutory rate	$2,829	$2,585	$2,544
Reduction for non-taxable interest	(1,301)	(1,052)	(1,012)
Other additions	96	62	81
Applicable Income Taxes	$1,624	$1,595	$1,613

The components of the deferred income tax (benefit) provision, which result from temporary differences, are as follows:

Years Ended December 31,	2007	2006	2005
Accretion of discount on bonds	$18	$(29)	$18
Accelerated depreciation	21	13	(4)
Supplemental benefit plan	–	51	(3)
Allowance for loan losses	(192)	(243)	(165)
Prepaid pension cost	(22)	(46)	320
Accrued liabilities	(169)	–	–
Total	$(344)	$(254)	$166

The significant components of deferred tax assets and liabilities are as follows:

December 31,	2007	2006
Deferred tax assets:
Allowance for loan losses	$1,598	$1,406
Accrued pension costs	443	358
Accumulated depreciation	288	309
Accrued liabilities	169	–
Total Deferred Tax Assets	2,498	2,073

Deferred tax liabilities:
Unrealized securities gains	492	522
Accumulated accretion	58	40
Post retirement gains	6	–
Total Deferred Tax Liabilities	556	562
Net Deferred Tax Assets	$1,942	$1,511

In management’s opinion, the deferred tax assets are realizable in as much as there is a history of strong earnings and a carryback potential greater than the deferred tax assets. Management is not aware of any evidence that would preclude the realization of the benefit in the future and, accordingly, has not established a valuation allowance against the deferred tax assets.

NOTE 16 — ACCUMULATED OTHER COMPREHENSIVE INCOME

Accumulated other comprehensive income was ($822), ($662) and ($648) at December 31, 2007, 2006 and 2005, respectively.

Other Comprehensive Income

Other comprehensive income (comprehensive income, excluding net income), beginning with the 2005 period, includes two components, the change in unrealized holding gains and losses on available for sale securities and the change in the unfunded pension liability. The components of other comprehensive income are reported net of related tax effects in the Consolidated Statements of Changes in Stockholders’ Equity.

In 2006, accumulated other comprehensive income includes the initial application of FASB No. 158 to record the unrecognized components of net periodic pension cost. As of 2007, changes in these components are shown in other comprehensive income.

A reconciliation of other comprehensive income for the years ended December 31, 2007, 2006 and 2005 is as follows:

2007	Before-Tax Amount	Tax (Expense) Benefit	Net-of-Tax Amount
Unrealized losses on available-for-sale securities:
Unrealized losses arising during the year	$(38)	$13	$(25)
Less: Reclassification adjustment for gains realized in income	49	(17)	32
Net unrealized losses	(87)	30	(57)
Change in funded status of employee benefit plans	(157)	54	(103)
Other Comprehensive Income	$(244)	$84	$(160)
2006	Before-Tax Amount	Tax (Expense) Benefit	Net-of-Tax Amount
Unrealized gains on available-for-sale securities:
Unrealized gains arising during the year	$1,302	$(443)	$859
Less: Reclassification adjustment for gains realized in income	319	(108)	211
Net unrealized gains	983	(335)	648
Change in minimum pension liability	1,531	(520)	1,011
Other Comprehensive Income	$2,514	$(855)	$1,659
2005	Before-Tax Amount	Tax (Expense) Benefit	Net-of-Tax Amount
Unrealized losses on available-for-sale securities:
Unrealized losses arising during the year	$(531)	$181	$(350)
Less: Reclassification adjustment for losses realized in income	(13)	4	(9)
Net unrealized losses	(518)	177	(341)
Change in minimum pension liability	(1,531)	520	(1,011)
Other Comprehensive Income	$(2,049)	$697	$(1,352)

NOTE 17 —COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business, there are outstanding commitments and contingent liabilities, created under prevailing terms and collateral requirements such as commitments to extend credit, financial guarantees and letters of credit, which are not reflected in the accompanying Financial Statements. The Company does not anticipate any losses as a result of these transactions. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Balance Sheets.

The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

Financial instruments whose contract amounts represent credit risk at December 31, 2007 and 2006 are as follows:

	2007	2006
Commitments to extend credit:
Fixed rate	$40,105	$37,692
Variable rate	$78,868	$74,577
Standby letters of credit	$13,104	$15,061

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have expiration dates of one year or less or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

Various actions and proceedings are presently pending to which the Company is a party. Management is of the opinion that the aggregate liabilities, if any, arising from such actions would not have a material adverse effect on the financial position of the Company.

NOTE 18 — FAIR VALUE DISCLOSURE

GENERAL

Statement of Financial Accounting Standards No.107, “Disclosures about Fair Value of Financial Instruments” (SFAS 107), requires the disclosure of the estimated fair value of on and off-balance sheet financial instruments.

VALUATION METHODS AND ASSUMPTIONS

Estimated fair values have been determined using the best available data, an estimation methodology suitable for each category of financial instruments. For those loans and deposits with floating interest rates it is presumed that estimated fair values generally approximate the carrying amount balances.

Financial instruments actively traded in a secondary market have been valued using quoted available market prices. Those with stated maturities have been valued using a present value discounted cash flow with a discount rate approximating current market for similar assets and liabilities. Those liabilities with no stated maturities have an estimated fair value equal to both the amount payable on demand and the carrying amount balance. The net loan portfolio has been valued using a present value discounted cash flow. The discount rate used in these calculations is the current loan rate adjusted for non-interest operating costs, credit loss and assumed prepayment risk. Off balance sheet carrying amounts and fair value of letters of credit represent the deferred income fees arising from those unrecognized financial instruments.

Changes in assumptions or estimation methodologies may have a material effect on these estimated fair values.

All assets and liabilities which are not considered financial instruments have not been valued differently than has been customary with historical cost accounting.

	December 31, 2007		December 31, 2006
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial Assets:
Cash and due from banks	$10,677	$10,677	$12,999	$12,999
Interest bearing balances with banks	967	967	1,779	1,779
Cash and cash equivalents	11,644	11,644	14,778	14,778
Investment Securities:
Available-for-sale:
U.S. Agency obligations	30,636	30,636	54,123	54,123
States & political subdivisions	39,474	39,474	30,220	30,220
Federal Home Loan Bank stock	4,389	4,389	5,093	5,093
Other securities	2,829	2,829	2,269	2,269
Held-to-maturity:
U.S. Agency obligations	38,880	38,542	45,124	44,054
States & political subdivisions	29,240	30,949	29,251	31,066
Total investment securities	145,448	146,819	166,080	166,825
Loans, net of unearned income:
Real estate mortgages	344,295	346,052	308,037	307,508
Commercial	24,505	24,409	26,265	25,963
Consumer and other	35,839	35,758	35,620	35,492
Less: Allowance for loan losses	4,700		4,200
Loans, net	399,939	406,219	365,722	368,963
Cash surrender value of life insurance	7,368	7,368	7,054	7,054
Total Financial Assets	564,399	$572,050	553,634	$557,620
Other assets	16,394		16,187
Total Assets	$580,793		$569,821

Financial Liabilities:
Demand – Non-interest bearing	$73,926	$73,926	$71,585	$71,585
Demand – Interest bearing	54,819	54,819	57,309	57,309
Savings	80,054	80,054	80,328	80,328
Money markets	103,924	103,924	85,720	85,720
Time	103,810	104,153	118,858	118,201
Total Deposits	416,533	416,876	413,800	413,143
Repurchase agreements	20,492	20,453	13,441	13,441
Short-term borrowings	13,201	13,201	5,486	5,486
Long-term borrowings	55,966	56,028	65,853	63,306
Total Financial Liabilities	506,192	$506,558	498,580	$495,376
Other Liabilities	4,886		4,670
Stockholders’ Equity	69,715		66,571
Total Liabilities and Stockholders’ Equity	$580,793		$569,821
Standby Letters of Credit	$(131)	$(131)	$(151)	$(151)

NOTE 19 — OPERATING LEASES

The Company leases the land upon which the Mount Pocono Office was built and the land upon which a drive-up ATM was built on Meadow Avenue, Scranton. The Company also leases space at several locations which are being used as remote banking facilities. Rental expense was $83 in 2007, $90 in 2006 and $94 in 2005. All leases contain renewal options. The Mount Pocono and the Meadow Avenue leases contain the right of first refusal for the purchase of the properties and provisions for annual rent adjustments based upon the Consumer Price Index.

Future minimum rental commitments under these leases at December 31, 2007 are as follows:

	Mount	Meadow	ATM
	Pocono	Avenue	Sites	Total
2008	$56	$23	$9	$88
2009	55	22	1	78
2010	55	22	–	77
2011	23	15	–	38
2012 and beyond	–	–	–	-
Total minimum payments required	$189	$82	$10	$281

NOTE 20 — LOANS TO DIRECTORS, PRINCIPAL OFFICERS AND RELATED PARTIES

The Company has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties), on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. A summary of loans to directors, principal officers and related parties is as follows:

Years Ended December 31,	2007	2006
Beginning Balance	$10,425	$10,490
Additions	3,694	1,042
Reclassifications	(251)	8
Collections	(2,831)	(1,115)
Ending Balance	$11,037	$10,425

In addition to the loan amounts shown above, the Bank has issued standby letters of credit for the accounts of related parties in the amount of $8,093.

NOTE 21 — REGULATORY MATTERS

The Company and the Bank are subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory—and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Company and the Bank’s Consolidated Financial Statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company and the Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the Capital Adequacy table on the following page) of Tier I and Total Capital to risk-weighted assets and of Tier I Capital to average assets (Leverage ratio). The table also presents the Company’s actual capital amounts and ratios. Management believes, as of December 31, 2007, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

As of December 31, 2007, the most recent notification from the Federal Deposit Insurance Corporation (FDIC) categorized the Company as “well capitalized” under the regulatory framework for prompt corrective action. To be categorized as “well capitalized”, the Company must maintain minimum Tier I Capital, Total Capital and Leverage ratios as set forth in the Capital Adequacy table. There are no conditions or events since that notification that management believes have changed the Company’s categorization by the FDIC.

The Company and Bank are also subject to minimum capital levels which could limit the payment of dividends, although the Company and Bank currently have capital levels which are in excess of minimum capital level ratios required.

The Pennsylvania Banking Code restricts capital funds available for payment of dividends to the retained earnings of the Bank. Accordingly, at December 31, 2007, the balances in the capital stock and surplus accounts totaling $10,840 are unavailable for dividends.

In addition, the Bank is subject to restrictions imposed by Federal law on certain transactions with the Company’s affiliates. These transactions include extensions of credit, purchases of or investments in stock issued by the affiliate, purchases of assets subject to certain exceptions, acceptance of securities issued by an affiliate as collateral for loans, and the issuance of guarantees, acceptances, and letters of credit on behalf of affiliates. These restrictions prevent the Company’s affiliates from borrowing from the Bank unless the loans are secured by obligations of designated amounts. Further, the aggregate of such transactions by the Bank with a single affiliate is limited in amount to 10 percent of the Bank’s Capital Stock and Surplus, and the aggregate of such transactions with all affiliates is limited to 20 percent of the Bank’s Capital Stock and Surplus. The Federal Reserve System has interpreted “Capital Stock and Surplus” to include undivided profits.

Actual				Regulatory Requirements

				For Capital						To Be
				Adequacy Purposes						“Well Capitalized”
As of December 31, 2007	Amount	Ratio		Amount				Ratio		Amount		Ratio

Total Capital (to Risk Weighted Assets)
PFSC (Company)	$75,145	19.89%	≥		$30,222		≥	8.0%	≥	$37,777	≥	10.0%
PSB (Bank)	$71,840	19.11%	≥		$30,080		≥	8.0%	≥	$37,601	≥	10.0%

Tier 1 Capital (to Risk Weighted Assets)
PFSC (Company)	$70,445	18.65%	≥		$15,111		≥	4.0%	≥	$22,666	≥	6.0%
PSB (Bank)	$67,140	17.86%	≥		$15,040		≥	4.0%	≥	$22,561	≥	6.0%

Tier 1 Capital (to Average Assets)
PFSC (Company)	$70,445	12.11%	≥	$		*	≥	*	≥	$29,081	≥	5.0%
PSB (Bank)	$67,140	11.62%	≥	$		*	≥	*	≥	$28,900	≥	5.0%

PFSC - *3.0% ($17,449), 4.0% ($23,265) or 5.0% ($29,081) depending on the bank’s CAMELS Rating and other regulatory risk factors.
PSB - *3.0% ($17,340), 4.0% ($23,120) or 5.0% ($28,900) depending on the bank’s CAMELS Rating and other regulatory risk factors.

				For Capital						To Be
				Adequacy Purposes						“Well Capitalized”
As of December 31, 2006	Amount	Ratio		Amount				Ratio		Amount		Ratio

Total Capital (to Risk Weighted Assets)
PFSC (Company)	$71,235	19.65%	≥		$28,998		≥	8.0%	≥	$36,248	≥	10.0%
PSB (Bank)	$68,029	18.84%	≥		$28,882		≥	8.0%	≥	$36,103	≥	10.0%

Tier 1 Capital (to Risk Weighted Assets)
PFSC (Company)	$67,035	18.49%	≥		$14,499		≥	4.0%	≥	$21,749	≥	6.0%
PSB (Bank)	$63,829	17.68%	≥		$14,441		≥	4.0%	≥	$21,662	≥	6.0%

Tier 1 Capital (to Average Assets)
PFSC (Company)	$67,035	11.93%	≥	$		*	≥	*	≥	$28,105	≥	5.0%
PSB (Bank)	$63,829	11.36%	≥	$		*	≥	*	≥	$28,083	≥	5.0%

PFSC - *3.0% ($16,863), 4.0% ($22,484) or 5.0% ($28,105) depending on the bank’s CAMELS Rating and other regulatory risk factors.
PSB - *3.0% ($16,850), 4.0% ($22,466) or 5.0% ($28,083) depending on the bank’s CAMELS Rating and other regulatory risk factors.

NOTE 22 — PENSECO FINANCIAL SERVICES CORPORATION (PARENT CORPORATION)

The condensed Company-only information follows:

BALANCE SHEETS
December 31,	2007	2006
Cash	$5	$1
Interest bearing balances with banks	920	1,554
Cash and Cash Equivalents	925	1,555
Investment in bank subsidiary	66,141	62,970
Equity investments	2,809	2,249

Total Assets	$69,875	$66,774

Total Liabilities	$160	$203
Total Stockholders’ Equity	69,715	66,571
Total Liabilities and Stockholders’ Equity	$69,875	$66,774

STATEMENTS OF INCOME

Years Ended December 31,	2007	2006	2005
Dividends from bank subsidiary	$3,394	$3,222	$5,594
Dividends on investment securities	99	106	45
Interest on balances with banks	40	5	3
Gain on sale of equities	49	319	–
Total income	3,582	3,652	5,642
Other non-interest expense	88	21	10
Net income before undistributed earnings of bank subsidiary	3,494	3,631	5,632
Undistributed earnings of bank subsidiary	3,204	2,377	237
Net Income	$6,698	$6,008	$5,869

STATEMENTS OF CASH FLOWS
Years Ended December 31,	2007	2006	2005
Operating Activities:
Net income	$6,698	$6,008	$5,869
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of equities	(49)	(319)	–
Equity in undistributed net income of bank subsidiary	(3,204)	(2,377)	(237)
Increase in other liabilities	23	–	–
Net cash provided by operating activities	3,468	3,312	5,632
Investing Activities:
Purchase of equity investments	(1,055)	(160)	(2,465)
Proceeds from sales of equity securities	351	1,544	–
Net cash (used) provided by investing activities	(704)	1,384	(2,465)
Financing Activities:
Cash dividends paid	(3,394)	(3,222)	(3,094)
Net cash used by financing activities	(3,394)	(3,222)	(3,094)
Net (decrease) increase in cash and cash equivalents	(630)	1,474	73
Cash and cash equivalents at January 1	1,555	81	8
Cash and cash equivalents at December 31	$925	$1,555	$81

NOTE 23 — SUBSEQUENT EVENTS

Subsequent to the Balance Sheet date, the Company purchased $25 million, 5% mortgage-backed securities using the proceeds from a series of long-term borrowings from the FHLB. The securities are expected to yield 5.16% based on average life expectancy for similar securities. The borrowings have maturities and rates ranging from 1 to 7 years and 2.61%-3.44%, respectively.

The transaction resulted in increases in the total assets and total liabilities of the Company from December 31, 2007 of approximately 4.3% and 4.9%, respectively.

The Company also awarded an additional 8,500 SARS to the President and CEO. The SARS have a straight-line vesting period of 5 years and a strike price of $37.50 per share.

NOTE 24 — SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

	First	Second	Third	Fourth
2007	Quarter	Quarter	Quarter	Quarter
Net Interest Income	$5,245	$5,342	$5,530	$5,473
Provision for Loan Losses	96	124	308	129
Other Income	2,096	1,980	2,663	1,981
Other Expenses and Taxes	5,575	5,498	5,704	6,178
Net Income	1,670	1,700	2,181	1,147
Earnings Per Share	$.78	$.79	$1.01	$.54

	First	Second	Third	Fourth
2006	Quarter	Quarter	Quarter	Quarter
Net Interest Income	$5,171	$5,212	$5,214	$5,271
Provision for Loan Losses	127	27	143	136
Other Income	2,038	1,655	2,452	2,060
Other Expenses and Taxes	5,508	5,279	5,650	6,195
Net Income	1,574	1,561	1,873	1,000
Earnings Per Share	$.73	$.73	$.87	$.47

MMQ
Francis J. Merkel, CPA
Joseph J. Quinn, CPA/ABV, CVA
Daniel J. Gerrity, CPA
Mary Ann E. Novak, CPA

McGrail Merkel Quinn & Associates
CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Penseco Financial Services Corporation

We have audited the consolidated balance sheets of Penseco Financial Services Corporation and subsidiary as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Penseco Financial Services Corporation and subsidiary as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Penseco Financial Services Corporation and subsidiary’s internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated February 29, 2008 expressed an unqualified opinion on the effectiveness of Penseco Financial Services Corporation and subsidiary’s internal control over financial reporting.

/s/ McGrail Merkel Quinn & Associates

Scranton, Pennsylvania
February 29, 2008

RSM McGladrey Network
An Independently Owned Member

Clay Avenue Professional Plaza, 1173 Clay Avenue, Scranton, PA 18510    570 961-0345 Fax: 570 961-8650
www.mmq.com

MMQ
Francis J. Merkel, CPA
Joseph J. Quinn, CPA/ABV, CVA
Daniel J. Gerrity, CPA
Mary Ann E. Novak, CPA

McGrail Merkel Quinn & Associates
CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Penseco Financial Services Corporation

We have audited Penseco Financial Services Corporation and subsidiary’s internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).  Penseco Financial Services Corporation and subsidiary’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control Over Financial Reporting.  Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk.  Our audit also included performing such other procedures as we considered necessary in the circumstances.  We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

RSM McGladrey Network
An Independently Owned Member

Clay Avenue Professional Plaza, 1173 Clay Avenue, Scranton, PA 18510    570 961-0345 Fax: 570 961-8650
www.mmq.com

In our opinion, Penseco Financial Services Corporation and subsidiary maintained, in all material respects, effective internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements of Penseco Financial Services Corporation and subsidiary and our report dated February 29, 2008 expressed an unqualified opinion.

/s/ McGrail Merkel Quinn & Associates

Scranton, Pennsylvania
February 29, 2008

PENSECO FINANCIAL SERVICES CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except per share amounts)

	September 30,	December 31,
	2008	2007
ASSETS

Cash and due from banks	$7,457	$10,677
Interest bearing balances with banks	19,325	967
Federal funds sold	5,000	-
Cash and Cash Equivalents	31,782	11,644
Investment securities:
Available-for-sale, at fair value	91,029	77,328
Held-to-maturity (fair value of $64,427and $69,491, respectively)	63,524	68,120
Total Investment Securities	154,553	145,448
Loans, net of unearned income	432,980	404,639
Less: Allowance for loan losses	5,240	4,700
Loans, Net	427,740	399,939
Bank premises and equipment	9,175	9,323
Other real estate owned	-	-
Accrued interest receivable	3,606	3,558
Cash surrender value of life insurance	7,605	7,368
Other assets	5,181	3,513
Total Assets	$639,642	$580,793

LIABILITIES

Deposits:
Non-interest bearing	$80,944	$73,926
Interest bearing	361,578	342,607
Total Deposits	442,522	416,533
Other borrowed funds:
Repurchase agreements	45,857	20,492
Short-term borrowings	572	13,201
Long-term borrowings	75,275	55,966
Accrued interest payable	1,090	1,498
Other liabilities	2,412	3,388
Total Liabilities	567,728	511,078

STOCKHOLDERS’ EQUITY

Common stock ($ .01 par value, 15,000,000 shares authorized, 2,148,000 shares issued and outstanding)	21	21
Surplus	10,819	10,819
Retained earnings	64,160	59,697
Accumulated other comprehensive income	(3,086)	(822)
Total Stockholders’ Equity	71,914	69,715
Total Liabilities and Stockholders’ Equity	$639,642	$580,793

(See accompanying Notes to Unaudited Consolidated Financial Statements)

PENSECO FINANCIAL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended	Three Months Ended
	September 30, 2008	September 30, 2007
INTEREST INCOME
Interest and fees on loans	$6,543	$6,769
Interest and dividends on investments:
U.S. Treasury securities and U.S. Agency obligations	1,047	896
States & political subdivisions	849	733
Other securities	68	84
Interest on Federal funds sold	31	129
Interest on balances with banks	28	121
Total Interest Income	8,566	8,732
INTEREST EXPENSE
Interest on time deposits of $100,000 or more	336	504
Interest on other deposits	1,385	1,858
Interest on other borrowed funds	1,017	840
Total Interest Expense	2,738	3,202
Net Interest Income	5,828	5,530
Provision for loan losses	167	308
Net Interest Income After Provision for Loan Losses	5,661	5,222
NON-INTEREST INCOME
Trust department income	386	421
Service charges on deposit accounts	403	245
Merchant transaction income	1,583	1,482
Other fee income	483	414
Bank-owned life insurance income	78	80
Other operating income	30	23
VISA mandatory share redemption	-	-
Realized gains (losses) on securities, net	23	(2)
Total Non-Interest Income	2,986	2,663
NON-INTEREST EXPENSES
Salaries and employee benefits	2,481	2,108
Expense of premises and fixed assets	626	605
Merchant transaction expenses	1,182	1,149
Other operating expenses	1,537	1,238
Total Non-Interest Expenses	5,826	5,100
Income before income taxes	2,821	2,785
Applicable income taxes	579	604
Net Income	2,242	2,181
Other comprehensive income, net of taxes:
Unrealized securities (losses gains)	(1,817)	156
Unrealized gains on employee benefit plans	-	-
Comprehensive Income	$425	$2,337
Earnings per Common Share (Based on 2,148,000 shares outstanding)	$1.04	$1.01
Cash Dividends Declared Per Common Share	$0.42	$0.37

(See accompanying Notes to Unaudited Consolidated Financial Statements)

PENSECO FINANCIAL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	Nine Months Ended	Nine Months Ended
	September 30, 2008	September 30, 2007
INTEREST INCOME
Interest and fees on loans	$19,640	$19,621
Interest and dividends on investments:
U.S. Treasury securities and U.S. Agency obligations	3,052	2,859
States & political subdivisions	2,521	2,178
Other securities	211	322
Interest on Federal funds sold	31	433
Interest on balances with banks	62	314
Total Interest Income	25,517	25,727
INTEREST EXPENSE
Interest on time deposits of $100,000 or more	1,142	1,540
Interest on other deposits	4,342	5,585
Interest on other borrowed funds	2,961	2,485
Total Interest Expense	8,445	9,610
Net Interest Income	17,072	16,117
Provision for loan losses	618	528
Net Interest Income After Provision for Loan Losses	16,454	15,589
NON-INTEREST INCOME
Trust department income	1,133	1,160
Service charges on deposit accounts	1,062	756
Merchant transaction income	3,702	3,402
Other fee income	1,451	1,068
Bank-owned life insurance income	236	235
Other operating income	148	69
VISA mandatory share redemption	1,213	-
Realized gains (losses) on securities, net	23	49
Total Non-Interest Income	8,968	6,739
NON-INTEREST EXPENSES
Salaries and employee benefits	7,405	6,813
Expense of premises and fixed assets	2,061	1,955
Merchant transaction expenses	2,787	2,644
Other operating expenses	4,088	4,031
Total Non-Interest Expenses	16,341	15,443
Income before income taxes	9,081	6,885
Applicable income taxes	1,954	1,334
Net Income	7,127	5,551
Other comprehensive income, net of taxes:
Unrealized securities (losses) gains	(2,709)	(44)
Unrealized gains on employee benefit plans	445	-
Comprehensive Income	$4,863	$5,507
Earnings per Common Share (Based on 2,148,000 shares outstanding)	$3.32	$2.58
Cash Dividends Declared Per Common Share	$1.24	$1.11

(See accompanying Notes to Unaudited Consolidated Financial Statements)

PENSECO FINANCIAL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Nine Months Ended	Nine Months Ended
	September 30, 2008	September 30, 2007
OPERATING ACTIVITIES
Net income	$7,127	$5,551
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	606	644
Provision for loan losses	618	528
Deferred income tax (benefit) provision	(9)	117
Amortization of securities, (net of accretion)	223	281
Gain on VISA mandatory share redemption	(1,213)	-
Net realized (gains) losses on securities	(23)	(49)
(Gain) loss on other real estate	(6)	-
(Increase) decrease in interest receivable	(48)	-
(Increase) decrease in cash surrender value of life insurance	(237)	(235)
(Increase) decrease in other assets	(1,659)	(375)
Increase (decrease) in income taxes payable	1,987	74
(Decrease) increase in interest payable	(408)	(86)
Increase (decrease) in other liabilities	633	(486)
Net cash provided (used) by operating activities	7,591	5,964
INVESTING ACTIVITIES
Purchase of investment securities available-for-sale	(48,841)	(12,496)
Proceeds from sales and maturities of investment securities available-for-sale	24,544	21,838
Purchase of investment securities to be held-to-maturity	-	-
Proceeds from repayments of investment securities available-for-sale	6,494	9,665
Proceeds from repayments of investment securities held-to-maturity	4,391	4,717
Net loans (originated) repaid	(28,981)	(26,317)
Proceeds from other real estate	28	76
Investment in premises and equipment	(458)	(662)
Net cash (used) provided by investing activities	(42,823)	(3,179)
FINANCING ACTIVITIES
Net increase (decrease) in demand and savings deposits	22,352	22,213
Net proceeds (payments) on time deposits	3,637	(12,581)
Increase (decrease) in federal funds purchased	-	-
Increase (decrease) in repurchase agreements	25,365	19,854
Net (decrease) increase in short-term borrowings	(12,629)	(4,861)
Increase in long-term borrowings	27,000	-
Repayments of long-term borrowings	(7,691)	(7,383)
Cash dividends paid	(2,664)	(2,384)
Net cash provided (used) by financing activities	55,370	14,858
Net increase (decrease) in cash and cash equivalents	20,138	17,643
Cash and cash equivalents at January 1	11,644	14,778
Cash and cash equivalents at September 30	$31,782	$32,421
The Company paid interest and income taxes of $8,853 and $2,080 and $9,696 and $1,045, for the nine month periods ended September 30, 2008 and 2007, respectively.

(See accompanying Notes to Unaudited Consolidated Financial Statements)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the Quarter Ended September 30, 2008
(unaudited)

These Notes to Unaudited Consolidated Financial Statements reflect events subsequent to December 31, 2007, the date of the most recent Report of Independent Registered Public Accounting Firm, through the date of November 6, 2008. These Notes to Unaudited Consolidated Financial Statements should be read in conjunction with Unaudited Consolidated Financial Statements for the Period Ended September 30, 2008, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the Securities and Exchange Commission (SEC) on March 17, 2008.

NOTE 1 — Principles of Consolidation

Penseco Financial Services Corporation is a financial holding company incorporated under the laws of Pennsylvania. It is the parent company of Penn Security Bank and Trust Company (Bank), a Pennsylvania state chartered bank.

Intercompany transactions have been eliminated in preparing the consolidated financial statements.

The accounting policies of the Company conform with accounting principles generally accepted in the United States of America and with general practices within the banking industry.

NOTE 2 — Basis of Presentation

The unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments that are of a normal recurring nature and are considered necessary for a fair presentation have been included. They are not, however, necessarily indicative of the results of consolidated operations for a full year.

All information is presented in thousands of dollars, except per share amounts.

For further information, refer to the consolidated financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

NOTE 3 — Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

NOTE 4 — Investment Securities

Investments in securities are classified in two categories and accounted for as follows:

Securities Held-to-Maturity  Bonds, notes, debentures and mortgage-backed securities for which the Company has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts computed on the straight-line basis, which approximates the interest method, over the remaining period to maturity.

Securities Available-for-Sale  Bonds, notes, debentures, mortgage-backed securities and certain equity securities not classified as securities to be held to maturity are carried at fair value with unrealized holding gains and losses, net of tax, reported as a net amount in a separate component of stockholders’ equity until realized.

The amortization of premiums on mortgage-backed securities is done based on management’s estimate of the lives of the securities, adjusted, when necessary, for advanced prepayments in excess of those estimates.

Realized gains and losses on the sale of securities available-for-sale are determined using the specific identification method and are reported as a separate component of other income in the Statements of Income. Unrealized gains and losses are included as a separate item in computing comprehensive income.

The amortized cost and fair value of investment securities at September 30, 2008 and December 31, 2007 are as follows:

Available-for-Sale

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
September 30, 2008	Cost	Gains	Losses	Value
U.S. Agency securities	$25,256	$91	$117	$25,230
Mortgage-backed securities	21,980	130	162	21,948
States & political subdivisions	40,400	195	3,053	37,542
Total Debt Securities	87,636	416	3,332	84,720
Equity securities	6,054	760	505	6,309
Total Available-for-Sale	$93,690	$1,176	$3,837	$91,029

Available-for-Sale

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
December 31, 2007	Cost	Gains	Losses	Value
U.S. Agency securities	$14,929	$144	$-	$15,073
Mortgage-backed securities	15,402	161	-	15,563
States & political subdivisions	38,740	830	96	39,474
Total Debt Securities	69,071	1,135	96	70,110
Equity securities	6,812	921	515	7,218
Total Available-for-Sale	$75,883	$2,056	$611	$77,328

The Company does not hold any Federal National Mortgage Association (Fannie Mae) or Federal Home Loan Mortgage Corporation (Freddie Mac) preferred or common equity securities and does not hold any trust preferred securities.

Held-to-Maturity

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
September 30, 2008	Cost	Gains	Losses	Value
Mortgage-backed securities	$34,291	$2	$240	$34,053
States & political subdivisions	29,233	1,169	28	30,374
Total Held-to-Maturity	$63,524	$1,171	$268	$64,427

Held-to-Maturity

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
December 31, 2007	Cost	Gains	Losses	Value
Mortgage-backed securities	$38,880	$3	$341	$38,542
States & political subdivisions	29,240	1,709	-	30,949
Total Held-to-Maturity	$68,120	$1,712	$341	$69,491

The amortized cost and fair value of debt securities at September 30, 2008 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

September 30, 2008	Available-for-Sale		Held-to-Maturity
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value
Due in one year or less:
U.S. Agency securities	$5,000	$5,091	$-	$-
After one year through five years:
U.S. Agency securities	20,256	20,139	-	-
After five year through ten years:
States & political subdivisions	460	466	4,091	4,231
After ten years:
States & political subdivisions	39,940	37,076	25,142	26,143
Subtotal	65,656	62,772	29,233	30,374
Mortgage-backed securities	21,980	21,948	34,291	34,053
Total Debt Securities	$87,636	$84,720	$63,524	$64,427

The gross fair value and unrealized losses of the Company’s investments, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at September 30, 2008 and December 31, 2007 are as follows:

	Less than twelve months		Twelve months or more		Totals
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
September 30, 2008	Value	Losses	Value	Losses	Value	Losses
U.S. Agency securities	$20,139	$117	$-	$-	$20,139	$117
Mortgage-backed securities	45,365	402	-	-	45,365	402
States & political subdivisions	29,303	2,976	700	105	30,003	3,081
Equities	43	8	561	497	604	505
Total	$94,850	$3,503	$1,261	$602	$96,111	$4,105

	Less than twelve months		Twelve months or more		Totals
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
December 31, 2007	Value	Losses	Value	Losses	Value	Losses
Mortgage-backed securities	$-	$-	$38,285	$341	$38,285	$341
States & political subdivisions	8,817	96	-	-	8,817	96
Equities	1,075	285	464	230	1,539	515
Total	$9,892	$381	$38,749	$571	$48,641	$952

The table at September 30, 2008, includes sixty-nine (69) securities that have unrealized losses for less than twelve months and thirteen (13) securities that have been in an unrealized loss position for twelve or more months. The table at December 31, 2008, includes twenty-five (25) securities that have unrealized losses for less than twelve months and seven (7) securities that have been in an unrealized loss position for twelve or more months. The Company has analyzed its investment portfolio and determined that the market value fluctuation in these securities is consistent with the broader market and not a cause for recognition of a current loss.

U.S. Agency Securities

The unrealized losses on the Company’s investments in U.S. Agency securities were caused by interest rate fluctuations. The contractual terms of these investments do not permit the issuer to settle the securities at a price less than the par value of the investment. Because the Company has the ability to hold these investments until a recovery of fair value, which may be maturity, the Company does not consider these investments to be other-than-temporarily impaired at September 30, 2008.

Mortgage-Backed Securities

The unrealized losses on the Company’s investments in mortgage-backed securities were caused by interest rate fluctuations. The contractual cash flows of these investments are guaranteed by an agency of the U.S. government. Accordingly, it is expected that these securities would not be settled at a price less than the amortized cost of the Company’s investment. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Company has the ability to hold these investments until a recovery of fair value, which may be maturity, the Company does not consider these investments to be other-than-temporarily impaired at September 30, 2008.

States and Political Subdivisions

The unrealized losses on the Company’s investments in states and political subdivisions were caused by interest rate fluctuations. The contractual terms of these investments do not permit the issuer to settle the securities at a price less than the par value of the investment. Because the Company has the ability to hold these investments until a recovery of fair value, which may be maturity, the Company does not consider these investments to be other-than-temporarily impaired at September 30, 2008.

Marketable Equity Securities

The unrealized losses on the Company’s investments in marketable equity securities were caused primarily by interest rate fluctuations and other market conditions. The Company’s investments in marketable equity securities consist primarily of investments in common stock of companies in the financial services industry. The Company has analyzed its equity portfolio and determined that the market value fluctuation in these equities is consistent with the broader market and not a cause for recognition of a current loss. Because the Company has the ability and intent to hold these investments for a reasonable period of time sufficient for a forecasted recovery of fair value, the Company does not consider these investments to be other-than-temporarily impaired at September 30, 2008.

NOTE 5 — Loan Portfolio

Details regarding the Company’s loan portfolio are as follows:

	September 30,	December 31,
As of:	2008	2007
Real estate - construction and land development	$22,098	$25,858
Real estate mortgages	352,398	318,437
Commercial	24,014	24,505
Credit card and related plans	3,189	3,324
Installment and other	26,745	26,542
Obligations of states & political subdivisions	4,536	5,973
Loans, net of unearned income	432,980	404,639
Less: Allowance for loan losses	5,240	4,700
Loans, net	$427,740	$399,939

The Company does not engage in any sub-prime or Alt-A credit lending. Therefore, the Company is not subject to any credit risks associated with such loans. The Company’s lending is primarily residential and commercial secured mortgage loans, in Northeastern Pennsylvania, based upon conservative underwriting standards.

NOTE 6 — Loan Servicing

The Company generally retains the right to service mortgage loans sold to others. The cost allocated to the mortgage servicing rights retained has been recognized as a separate asset and is being amortized in proportion to and over the period of estimated net servicing income.

Mortgage servicing rights are evaluated for impairment based on the fair value of those rights. Fair values are estimated using discounted cash flows based on current market rates of interest and expected future prepayment rates. For purposes of measuring impairment, the rights must be stratified by one or more predominant risk characteristics of the underlying loans. The Company stratifies its capitalized mortgage servicing rights based on the product type, interest rate and term of the underlying loans. The amount of impairment recognized is the amount, if any, by which the amortized cost of the rights for each stratum exceed the fair value.

NOTE 7 — Long-Term Debt

A summary of the long-term debt at September 30, 2008 is as follows:

Monthly Installment	Fixed Rate	Maturity Date	Balance
Amortizing loans
$253	3.22%	03/15/10	$4,439
90	3.10%	02/28/13	4,456
430	3.74%	03/13/13	21,344
67	3.44%	03/02/15	4,628
13	3.48%	03/31/15	936
10	3.83%	04/02/18	965
186	4.69%	03/13/23	23,507
Total amortizing			60,275
Non-amortizing loans
	2.61%	03/02/09	1,000
	2.62%	08/31/09	1,000
	2.61%	03/01/10	1,000
	2.61%	08/30/10	1,000
	2.88%	02/28/11	2,000
	3.27%	02/29/12	2,000
	3.49%	02/28/13	7,000
Total non-amortizing			15,000
Total long-term debt			$75,275

The loans are secured by a general collateral pledge of the Company.

The Company has agreed to maintain sufficient qualifying collateral to fully secure the above borrowings.

Aggregate maturities of long-term debt at September 30, 2008 are as follows:

September 30,	Principal
2009	$12,361
2010	11,214
2011	10,007
2012	10,315
2013	12,400
Thereafter	18,978
$75,275

NOTE 8 — Employee Benefit Plans

The Company provides a post-retirement benefit plan for eligible employees.

The components of the post-retirement benefit costs are as follows:

	Post-retirement Benefits
Nine months ended September 30,	2008	2007
Service cost	$4	$3
Interest cost	14	12
Expected return on plan assets	-	-
Amortization of prior service cost	5	6
Amortization of net loss (gain)	-	-
Net periodic pension cost	$23	$21

Contributions

The Company previously disclosed in its financial statements for the year ended December 31, 2007 that it expected to contribute $290 to its pension plan and $14 to its post-retirement plan for 2008. The final actuarial calculation for 2008 was revised to $400 and $32, respectively. As of September 30, 2008, $100 has been contributed to the pension plan for 2008. Readers should refer to the Annual Report on Form 10-K for further details on the Company’s defined benefit pension plan. However, effective June 22, 2008 the Company froze its defined benefit pension plan.

The actuarially computed information on the plan curtailment, as to the pension obligation and funded status, was disclosed in Form 10-Q for the six month period ended June 30, 2008 as filed with the SEC on August 7, 2008.

Effective July 1, 2008, the Company sponsors a new 401(k) pension plan for all eligible employees. The Company’s 401(k) expense for the three months ended September 30, 2008 was $60.

NOTE 9 — Regulatory Matters

The Company and the Bank are subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory—and possibly additional discretionary—actions by regulators that, if undertaken, could have a direct material effect on the Company and the Bank’s Consolidated Financial Statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company’s and the Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the Capital Adequacy table on the following page) of Tier I and Total Capital to risk-weighted assets and of Tier I Capital to average assets (Leverage ratio). The table also presents the Company’s actual capital amounts and ratios. Management believes, as of September 30, 2008, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

As of September 30, 2008, the most recent notification from the Federal Deposit Insurance Corporation (FDIC) categorized the Company as “well capitalized” under the regulatory framework for prompt corrective action. To be categorized as “well capitalized”, the Company must maintain minimum Tier I Capital, Total Capital and Leverage ratios as set forth in the following Capital Adequacy table. There are no conditions or events since that notification that management believes have changed the Company’s categorization by the FDIC.

The Company and Bank are also subject to minimum capital levels, which could limit the payment of dividends, although the Company and Bank currently have capital levels which are in excess of minimum capital level ratios required.

The Pennsylvania Banking Code restricts capital funds available for payment of dividends to the retained earnings of the Bank. Accordingly, at September 30, 2008, the balances in the capital stock and surplus accounts totaling $10,840 are unavailable for dividends.

In addition, the Bank is subject to restrictions imposed by Federal law on certain transactions with the Company’s affiliates. These transactions include extensions of credit, purchases of or investments in stock issued by the affiliate, purchases of assets subject to certain exceptions, acceptance of securities issued by an affiliate as collateral for loans, and the issuance of guarantees, acceptances, and letters of credit on behalf of affiliates. These restrictions prevent the Company’s affiliates from borrowing from the Bank unless the loans are secured by obligations of designated amounts. Further, the aggregate of such transactions by the Bank with a single affiliate is limited in amount to 10 percent of the Bank’s Capital Stock and Surplus, and the aggregate of such transactions with all affiliates is limited to 20 percent of the Bank’s Capital Stock and Surplus. The Federal Reserve System has interpreted “Capital Stock and Surplus” to include undivided profits.

Actual				Regulatory Requirements

				For Capital						To Be
				Adequacy Purposes						“Well Capitalized”
As of September 30, 2008	Amount	Ratio		Amount				Ratio		Amount		Ratio

Total Capital (to Risk Weighted Assets)
PFSC (Company)	$79,999	19.80%	≥		$32,318		≥	8.0%	≥	$40,397	≥	10.0%
PSB (Bank)	$76,623	19.03%	≥		$32,210		≥	8.0%	≥	$40,262	≥	10.0%

Tier 1 Capital (to Risk Weighted Assets)
PFSC	$74,952	18.55%	≥		$16,159		≥	4.0%	≥	$24,238	≥	6.0%
PSB	$71,588	17.78%	≥		$16,105		≥	4.0%	≥	$24,157	≥	6.0%

Tier 1 Capital (to Average Assets)
PFSC	$74,952	12.20%	≥	$		*	≥	*	≥	$30,711	≥	5.0%
PSB	$71,588	11.68%	≥	$		*	≥	*	≥	$30,646	≥	5.0%

PFSC - *3.0% ($18,427), 4.0% ($24,569) or 5.0% ($30,711) depending on the bank’s CAMELS Rating and other regulatory risk factors.
PSB - *3.0% ($18,388), 4.0% ($24,517) or 5.0% ($30,646) depending on the bank’s CAMELS Rating and other regulatory risk factors.

Actual				Regulatory Requirements

				For Capital						To Be
				Adequacy Purposes						“Well Capitalized”
As of December 31, 2007	Amount	Ratio		Amount				Ratio		Amount		Ratio

Total Capital (to Risk Weighted Assets)
PFSC	$75,145	19.89%	≥		$30,222		≥	8.0%	≥	$37,777	≥	10.0%
PSB	$71,840	19.11%	≥		$30,080		≥	8.0%	≥	$37,601	≥	10.0%

Tier 1 Capital (to Risk Weighted Assets)
PFSC	$70,445	18.65%	≥		$15,111		≥	4.0%	≥	$22,666	≥	6.0%
PSB	$67,140	17.86%	≥		$15,040		≥	4.0%	≥	$22,561	≥	6.0%

Tier 1 Capital (to Average Assets)
PFSC	$70,445	12.11%	≥	$		*	≥	*	≥	$29,081	≥	5.0%
PSB	$67,140	11.62%	≥	$		*	≥	*	≥	$28,900	≥	5.0%

PFSC - *3.0% ($17,449), 4.0% ($23,265) or 5.0% ($29,081) depending on the bank’s CAMELS Rating and other regulatory risk factors.
PSB - *3.0% ($17,340), 4.0% ($23,120) or 5.0% ($28,900) depending on the bank’s CAMELS Rating and other regulatory risk factors.

NOTE 10 — Fair Value Measurements (SFAS No. 157)

Effective January 1, 2008, the Company adopted SFAS No. 157, which, among other things, requires enhanced disclosures about assets and liabilities carried at fair value. SFAS No. 157 establishes a hierarchal disclosure framework associated with the level of pricing observability utilized in measuring assets and liabilities at fair value.

The three broad levels defined by SFAS No. 157 hierarchy are as follows:

Level I:	Quoted prices are available in active markets for identical assets or liabilities as of the record date.

Level II:
Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these assets and liabilities include items for which quoted prices are available but traded less frequently, and items that are fair valued using other financial instruments, the parameters of which can be directly observed.

Level III:
Assets and liabilities that have little to no pricing observability as of the reported date. These items do not have two-way markets and are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment or estimation

The following table presents the assets reported on the consolidated statements of financial condition at their fair value as of September 30, 2008 by level within the fair value hierarchy. As required by SFAS No. 157, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

	September 30, 2008
	Level I	Level II	Level III	Total
Assets:
Securities available-for-sale	$6,259	$84,720	$50	$91,029

INFORMATION WITH RESPECT TO OLD FORGE BANK

Voting Securities and Principal Holders Thereof

The following table sets forth, as of February 9, 2009, information with respect to the holdings of Old Forge securities of all persons which Old Forge, pursuant to Old Forge’s stock transfer records, has reason to believe may be beneficial owners of more than five percent (5%) of Old Forge’s outstanding common stock, each current director, each executive officer, and all of Old Forge’s directors and executive officers as a group.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class

Executive Officers:
Vincent G. O'Bell (1)	30	*
Michael L. Jake (2)	50	*

Directors:
Joseph G Cesare M.D. (3)	72,144	12.9%
Mark H DeStefano (4)	1,384	*
Michelene Pagnotti Kennedy (5)	4,401	*
Robert J Mellow (6)	2,000	*
Raymond C Rinaldi (7)	3,228	*
Jerry J Weinberger (8)	10,821	1.9%

Others:
Norma B. Hartke (9)	39,610	7.1%
Lackawanna Casualty (10)	55,846	9.9%

All Directors and Executive Officers as a Group (8 persons)	94,058	16.8%

* Less than 1%

(1)	Includes 10 shares held individually by Mr. O’Bell and 20 shares held jointly by Mr. O’Bell and his spouse.

(2)	Includes 50 shares held individually by Mr. Jake.

(3)
Includes 1,000 shares held individually by Dr. Cesare, 18,846 shares held individually by his spouse, 42,699 shares held by the Estate of James Tedesco, Mrs. Cesare, Executrix and 9,599 shares owned by Tedesco Corp., controlled by the Estate of James Tedesco, Mrs. Cesare, Executrix. Dr. Cesare disclaims beneficial owernership of all but the 1,000 shares owned in his name.

(4)	Includes 1,384 shares held individually by Mr. DeStefano.

(5)	Includes 4,137 shares held individually by Ms. Kennedy and 264 shares of Estate of Joseph Pagnotti, Ms. Kennedy, Executrix.

(6)	Includes 2,000 shares held individually by Mr. Mellow.

(7)	Includes 2,328 shares held individually by Raymond C. Rinaldi and 900 shares held individually by Rosemarie Rinaldi, his spouse.

(8)
Includes 3,119 shares held individually by Jerry Weinberger;  509 shares held by Judith L. Weinberger, his spouse; 4,905 shares held by Harold Weinberger, Inc., Jerry Weinberger, President and 2,288 shares held by J. Weinberger, Partners, Jerry Weinberger, Partner.

(9)
Includes 12,690 shares held by Helen C. Berger (Deceased).  Norma B. Hartke is the daughter of Helen C. Berger and Executrix of Estate of Helen C. Berger. Also includes 1,384 shares held individually by John J. Hartke, III (Norma B. Hartke’s spouse); 10,000 shares held in the name of John J. Hartke III and Norma B. Hartke, Trustees Under The Hartke Family Trust Dated May 29, 2007; 15,536 shares held individually by Norma B. Hartke.

(10)	Includes 55,846 shares held by Lackawanna Casualty.

Directors

Upon completion of the merger, it is anticipated that three current members of the Old Forge board of directors will be appointed to the Penn Security and Penseco boards of directors.  See “The Merger Agreement —  Appointment of Old Forge Directors.”  The specific individuals who will serve as directors of the combined company will be selected by Old Forge and be acceptable to Penseco.  Information regarding the current directors of Old Forge follows. Jerry Weinberger, a member of the Old Forge board of directors, and Steven Weinberger, a member of the board of directors of Penseco, are brothers.

Old Forge Directors

Name and Age	Director of Old Forge Bank Since	Principal Occupation for Past Five Years
Michelene Pagnotti Kennedy, 48	2005	Chairperson, Board of Directors, Old Forge Bank President & Director, Pagnotti Enterprises, Inc. Board member, various not-for-profit, community groups
Mark H. DeStefano, 41	1997
Vice President of Finance, AllOne Health Group, Inc.
Consulting, Lackawanna Insurance Group and Hospital Service Association of Northeastern Pennsylvania d/b/a Blue Cross of NEPA
General Manager, Comcast General Manager, Adelphia Communications Corporation
Managing Member, Glint of Gold, LLC
General Partner, Loree Associates
Mystara, LLC – sole member
Athanatoi Associates – Partner
Ithaka Company – Director, Vice President & Secretary
Board member, various not-for-profit community groups

Jerry J. Weinberger, 63	2003
Secretary, Board of Directors, Old Forge Bank
President & Shareholder, Nogi Appleton Weinberger & Wren P.C.
Member, Luxury Rentals LLC
President, Harold Weinberger Inc.
Partner, J. Weinberger Partners
Board member, various not-for profit community groups

Raymond C. Rinaldi, 70	1990	Practicing attorney President, Rinaldi & Poveromo, P.C. Board member, Palm Bancorp Board member, The First National Bank of Palmerton
Joseph G. Cesare, M.D., 71	2005	Orthopedic Surgeon President – Scranton Orthopedic Specialists President, Medical Arts Realty
Robert Mellow, 66	1989	State Senator, Commonwealth of Pennsylvania Licensed insurance broker Licensed accountant

Old Forge Director Independence

The Old Forge board of directors has determined that all of its members are independent and meet the independence requirements of Nasdaq Stock Market, Inc. In determining the independence of its directors, the board of directors considered routine banking transactions between Old Forge and each of the directors, their family members and businesses with whom they are associated, such as loans, deposit accounts, any overdrafts that may have occurred on deposit accounts, any contributions the Bank made to non-profit organizations with whom any of the directors are associated, and any transactions described below in “-Certain Relationships and Related Transactions”. In each case, the Old Forge board determined that none of the transactions, relationships or arrangements impaired the independence of the director.

Old Forge Director Compensation

In 2008, each director received $800 per meeting for each board of director meeting attended.  Following is the aggregate compensation received by each director in 2008:

	Total Meeting Fees	Bank Owned Life Insurance (1)

Michelene Pagnotti Kennedy	$30,400	$261
Mark H. DeStefano	$29,600	$306
Jerry J. Weinberger	$30,400	$453
Raymond G. Rinaldi	$30,400	$1,064
Dr. Joseph G. Cesare	$30,400	$709
Robert Mellow	$30,400	$893
(1)  Represents the value of premiums paid on behalf of each of the directors.

Certain Relationships and Related Transactions

Old Forge Bank has made, and expects to continue to make, loans in the future to Old Forge’s directors and their family members, and to firms, corporations, and other entities in which they and their family members maintain interests.  None of such loans are, as of the date of this proxy statement/prospectus, or were at December 31, 2008, nonaccrual, past due, restructured or potential problems, and all of such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Old Forge or Old Forge Bank and did not involve more than the normal risk of collectability or present other unfavorable features.

Description of Business

Old Forge Bank is a Pennsylvania state-chartered commercial bank.  Old Forge provides commercial and retail banking services to individuals and small to medium-sized businesses.  Old Forge’s primary market is the corridor between Scranton and Wilkes-Barre, Pennsylvania.  These are the towns straddling the Lackawanna and Luzerne county line – Old Forge, Taylor, Moosic, Duryea, Exeter and Avoca. In addition, the market also includes Mid Valley and Peckville. As of September 30, 2008, Old Forge had total consolidated assets of approximately $217 million, total consolidated deposits of approximately $183 million and total consolidated shareholders’ equity of approximately $33 million.  The principal executive offices of Old Forge are located at 216 S. Main Street, Old Forge, Pennsylvania 18518, and its telephone number is (570) 457-8345.

Market for Old Forge’s Common Equity, Related Shareholder Matters and Purchases of Equity Securities

Management of Old Forge is aware of the following securities dealers who make a market in Old Forge’s stock.

•	Charles Schwab & Co., Inc.
•	Ferris Baker, Watts, Inc.
•	Hill, Thompson, Magid, Inc.
•	Janney, Montgomery, Scott, Inc.
•	Morgan Stanley Co.

Old Forge’s common stock is traded on the Pink Sheets inter-dealer electronic quotation and trading system under the symbol “OLDF”.  The following table sets forth the price range together with dividends paid for each of the last two years.  These quotations reflect inter-dealer prices, without retail mark-up, markdown, or commission, and may not necessarily reflect actual transactions.

2008	High	Low	Dividend Paid Per Share
First Quarter	$88.00	$86.00	$0.35
Second Quarter	92.00	87.00	0.35
Third Quarter	87.00	86.25	0.35
Fourth Quarter	87.00	78.00	1.75

2007	High	Low	Per Share
First Quarter	$86.00	$83.75	$0.35
Second Quarter	86.50	86.00	0.35
Third Quarter	86.50	86.50	0.35
Fourth Quarter	86.50	86.50	1.75

As of February 9, 2009 there were approximately 325 stockholders of Old Forge based on the number of holders on record.  Old Forge acts as its own transfer agent.  Stockholders’ questions should be directed to Old Forge’s executive officers at 570-457-8345.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion is intended to provide information to facilitate the understanding and assessment of significant changes and trends related to the financial condition of Old Forge.  This discussion and analysis should be read in conjunction with Old Forge’s audited financial statements at and for the years ended December 31, 2007, 2006 and 2005 and notes thereto, and the unaudited interim financial statements at and for the period ended September 30, 2008 and notes thereto, which financial statements begin at page 215.  All information is presented in thousands of dollars, except as indicated.  Current performance does not guarantee or assure, nor is it indicative of, similar performance in the future.

In addition to the historical information contained in this document, the discussion presented contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions.  Please note that the cautionary statements made in this report are applicable to all forward-looking statements in this document.  Our actual results could differ materially from those discussed here.  Factors that could cause or contribute to these differences include, but are not limited to, those discussed in this section.  Old Forge’s forward-looking statements are relevant only as of the date on which such statements are made.  By making any forward-looking statements, Old Forge assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.

Overview

Old Forge is a Commonwealth of Pennsylvania chartered commercial bank that was founded in 1908.  It conducts business from its main office at 216 South Main Street, Old Forge, Pennsylvania and has two additional branches located in Duryea, Pennsylvania and Peckville, Pennsylvania.  Old Forge employs approximately 70 full-time equivalent employees.  As a state-chartered institution, Old Forge is subject to the supervision of the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking.

Old Forge offers business and personal loans generally on a secured basis, including: commercial loans (term and time); personal and commercial lines of credit; mortgage loans (conventional fixed and adjustable residential and commercial real estate); commercial and residential construction loans; letters of credit; consumer loans (home equity and installment); and direct and indirect automobile financing.  Old Forge makes commercial loans to small businesses primarily in Old Forge’s market area.  Old Forge also provides an indirect dealer lending product for approximately 50 dealers in Old Forge’s immediate market area.  Old Forge’s legal lending limit to any one borrower is 15% of capital for most loans.

Old Forge generates revenue from its loan and investment portfolios as well as from loan origination fees and service charges on deposit accounts.  Old Forge’s loan portfolio is largely centered in residential mortgages with a composition of approximately 55% in adjustable rate mortgages and 45% in fixed rate mortgages.

Old Forge loan growth results for the three and nine month periods ended September 30, 2008 out paced it’s run-off even though the real estate market has slowed considerably while its delinquencies have remained flat and under 3%.  Old Forge originated $46,221 of loans during the first nine months of 2008 compared to $34,771 for the same time period of 2007, and $12,182 from July to September 2008 compared to $9,521 from July to September 2007.  Old Forge has not engaged in sub prime lending.

Delinquent loans have remained flat at September 2008 at 2.6% compared to December 2007 at 2.6%, however, management has increased its provision for loan losses in the nine months ended September 2008 to $225 as compared to the comparable nine months of 2007 of $100 due to the general real estate economic environment.

Critical Accounting Policies

The accounting policies of Old Forge conform to accounting principles generally accepted in the United States of America and with general practice within the industry in which it operates. A description of significant accounting policies and recent accounting pronouncements are presented in Note 1 of the audited financial statements of Old Forge for the year ended December 31, 2007 which are set forth on pages 220 through 225 hereto.

Application of these principles requires management to make estimates, assumptions, and judgments that affect the amounts reported in the financial statements and accompanying notes.  These estimates, assumptions, and judgments are based on information available as of the date of the financial statements; accordingly, as this information changes, the financial statements could reflect different estimates, assumptions, and judgments. Certain policies inherently have a greater reliance on the use of estimates, assumptions, and judgments and, as such, have a greater possibility of producing results that could be materially different than originally reported. Estimates, assumptions, and judgments are necessary when assets and liabilities are required to be recorded at fair value, when a decline in the value of an asset not carried on the financial statements at fair value warrants an impairment write-down or valuation reserve to be established, or when an asset or liability needs to be recorded contingent upon a future event. Carrying assets and liabilities at fair value inherently results in more financial statement volatility. When applying accounting policies in such areas that are subjective in nature, management must use its best judgment to arrive at the carrying value of certain assets and liabilities.

Of these significant accounting policies, Old Forge considers the policy regarding the allowance for loan losses to be its most critical accounting policy, given the uncertainty in evaluating the level of the allowance required to cover credit losses inherent in the loan portfolio and the material effect that such judgments can have on the results of operations.  In addition, changes in economic conditions can have a significant impact on the allowance for loan losses and therefore the provision for loan losses and results of operations as well as the valuation of foreclosed real estate.  Old Forge has developed policies and procedures for assessing the adequacy of the allowance for loan losses, recognizing that this process requires a number of assumptions and estimates with respect to its loan portfolio.  Old Forge’s assessments may be impacted in future periods by changes in economic conditions, the impact of regulatory examinations, and the discovery of information with respect to borrowers that is not known to management at the time of the issuance of the financial statements.

Financial Condition

September 30, 2008 Compared to December 31, 2007

Old Forge’s total assets increased $2,251, or 1.04%, to $217,840 at September 30, 2008 from $215,589 at December 31, 2007.  The asset growth during this period was funded by an increase in deposits and due primarily to an increase in time deposits.

Securities

The size of Old Forge’s investment securities portfolio decreased $2,329, or 5.46%, to $40,321 at September 30, 2008 from $42,650 at December 31, 2007. The funds provided from the reduction in the investment portfolio were used to fund loan growth, increasing net loans to $161,402 as of September 30, 2008 from $155,590 on December 31, 2007, which is an increase of $5,812 or 3.74%.

At September 30, 2008, municipal securities were $31,119 which comprised 14.3% of total assets or 77.2% of total securities as compared to $31,059 which comprised 14.5% of total assets or 72.8% of total securities at December 31, 2007.  Old Forge’s next largest securities concentration is in United States Treasury & Agency securities which was $7 million which comprised  3.2% of total assets or 17.4% of total securities at September 30, 2008 as compared to $8 million which comprised 3.7% of total assets or 18.8% of total securities at December 31, 2007.  Old Forge’s sensitivity to market risk, which is comprised primarily of interest rate risk, is low and well managed.  Old Forge’s Asset Liability Management Committee monitors the interest rate sensitivity position using quarterly reports that include income simulation and economic value of equity projections.  Old Forge’s emphasis on asset quality has also helped limit interest rate risk.

Changes in Old Forge’s investment securities portfolio have been limited over the last three years as the portfolio duration, asset quality and return are in accordance with the Asset Liability Management Committee guidelines.  Old Forge’s focus was on a credit rating of AA+ or above, and with the yield generated given greater emphasis than duration.

Loans

Major classification of loans are as follows:

	September 30,	December 31,
	2008	2007
Real estate loans	$71,929	$68,212
Commercial and industrial loans	56,191	58,055
Tax-exempt obligations	3,297	2,629
Installment loans	31,406	28,573
	162,823	157,469
Less: Unearned income on loans	7	10
Loans, net of unearned income	$162,816	$157,459

                        Allowance for Loan Losses

            Changes in the allowance for loan losses are as follows:

	Nine Months Ended September 30,	Year Ended December 31,
	2008	2007
Balance, beginning of year	$1,869	$1,934
Provision charged to operations	225	150
Loans charged-off	(687)	(223)
Recoveries	6	8
Balance, end of year	$1,413	$1,869

Old Forge’s ability to originate loans is dependent upon customer demand, which is affected by the current and expected future level of interest rates.  Interest rates are affected by the demand  for loans, the supply of money available for lending purposes and the rates offered by competitors. Among other things, these factors are, in turn, affected by economic conditions, monetary policies of the federal government, including the Federal Reserve, and legislative tax policies.

Old Forge has not engaged in subprime lending, but has generally focused on securing personal and commercial mortgages where adequate down payments are provided and loan-to-value ratios and debt-to-income ratios meet acceptable guidelines.  At September 30, 2008, Old Forge’s gross loan portfolio totaled approximately $162,800.  The largest concentration in Old Forge’s loan portfolio mix was comprised of approximately $64,700 in consumer real estate loans at September 30, 2008 as compared to $60,826 at December 31, 2007.  Consumer residential real estate loans represented 29% of total assets and 39% of gross loans at September 30, 2008 as compared to 28% of total assets and 39% of gross loans at December 31, 2007.  Commercial real estate loans totaled approximately $31,000 at September 30, 2008 as compared to $35,971 at December 31, 2007.  This commercial loan category represented 14.2% of total assets and 19.0% of gross loans at September 30, 2008 as compared to 16% of total assets and 23% of gross loans at December 31, 2007.  Installment loans as of December 31, 2007 were $28,573 compared to $31,406 at September 30, 2008.  These represented 14% of total assets and 19% of gross loans at September 30, 2008 as compared to 13% of total assets and 18% of gross loans at December 31, 2007.  Old Forge’s concentration in consumer real estate loans is higher than many of its peers while its commercial real estate loans are lower when compared to peers of similar size.

Asset quality remains strong despite a slight increase in adversely classified items due to deteriorating economic conditions.  Delinquent loan totals were less than 2.7% of total loans.  Non-accruing loans grew from $634 to $2,527 from December 2007 to September 2008 primarily due to two accounts.  Both accounts have been allocated for and are in the process of foreclosure.  The loan loss reserve remains adequate at $1,413 for September 2008 or .87% of total loans compared to $1,869 for December 2007 or 1.20%.  The decrease in the loan loss was mainly due to a large charge-off of $600.

Management believes that Old Forge has maintained adequate loan loss reserves to provide funding for potential loan charge-offs.  Old Forge’s board of directors and management reviews and reconciles its loan loss reserve on a quarterly basis.  The review considers the adequacy of the loan loss reserve and the examination of the quarterly provision based on external market conditions and a careful examination of all segments of the loan portfolio.  Management believes that Old Forge’s allowance for loan and lease losses (ALLL) is appropriately funded for the level of risk inherent in the loan portfolio.  The methodology to funding the ALLL incorporates the loan loss history, stratification of the loan portfolio, and current analyses of larger credits, non-performing loans, and potential loan charge-offs and respective deficiencies.

Deposits

Old Forge’s total deposits increased $2,810 or 1.56% to $183,017 on September 30, 2008 from $180,207 on December 31, 2007.  This deposit growth was due primarily to interest rate specials for time deposits.  The increase in deposits along with the reduction in the investment portfolio and federal funds sold funded Old Forge’s loan growth.  Old Forge had no borrowings on either September 30, 2008 or December 31, 2007.

Earnings

Old Forge’s earnings are generated primarily from net interest income and fees.  Earnings have remained strong over the last five years.  Although, the return on average assets (ROAA) has declined from 1.43% at December 31, 2007 to 1.12% at September 30, 2008, Management believes that the current ROAA ratio is sufficient to support continued operations, provide suitable provision expense, and maintain the current strong capital position.  Furthermore, fiscal 2007 earnings include a one time $296 death benefit from an Old Forge-owned life insurance policy on the life of the former chief operating officer.

The net interest margin declined 3 basis points from 3.78% at December 31, 2007 to 3.75% at September 30, 2008.  Old Forge has historically achieved strong earning performance through aggressive expense management and limited overhead expenses which are low at 2.31% of average assets.  Provision for loan losses increased by 125% to $225,000 at September 30, 2008 as compared to September 30, 2007 of $100,000, primarily due to one large credit relationship for which potential loan losses have been reserved.

Market Area

Old Forge’s market area is comprised of an approximate 60 mile radius in Northeastern Pennsylvania and its service area is generally limited to two counties, Lackawanna County and Luzerne County.  Old Forge’s Old Forge branch is located within a municipality with nearly 9,000 residents.   Old Forge’s Duryea and Peckville branches respectively serve communities south and north of the main office.

The deposit and loan activities of Old Forge are significantly affected by economic conditions it its market area.  The primary concern for the deposit and loan growth has been the increased competition from the regional banks in Old Forge’s market area.  The regional banks have offered interest rates on deposits above the local market rates causing Old Forge in turn to offer special interest rate promotions at time.

Results of Operations

Periods Ended September 30, 2008 and September 30, 2007

Net income.  Net income for the three month period ended September 30, 2008 decreased $104, or 14.02% to $638 compared to $742 for the same period of 2007. This reduction is the result of Old Forge receiving a death benefit of approximately $114 during 2007.  Net income for the nine month period ended September 30, 2008 decreased $456, or 20.0% to $1,823 compared to $2,279 for the same period of 2007.  The decrease in net income for the nine month period ended September 30, 2008 as compared to the same period of 2007 is attributable primarily to Old Forge receiving death benefit insurance proceeds of $296, and an increase in Old Forge’s loan loss provision from $100 to $225 which, together, comprise $421 of the $457 decrease.  The volume of Old Forge’s loans increased moderately while deposits were relatively flat for the three and nine month periods ended September 30, 2008 compared to the same periods of 2007.

Net income per share was $3.26 for the nine months ended September 30, 2008 compared to $4.08 for the same period of 2007, and $1.14 for the three month period ended September 30, 2008 as compared to $1.31 for the same period of 2007.  The decrease in net income per share in 2008 was primarily due to the $296 death benefit from an Old Forge-owned life insurance policy on the life of the former Chief Operating Officer booked in 2007 and an increase of $125 in the loan loss provision.

Old Forge’s return on average assets (ROAA) was 1.12% for the nine month period ended September 30, 2008 as compared to 1.42% for the same period of 2007.  Return on average equity (ROE) for those periods was 7.14% and 9.29%, respectively.  Old Forge’s return on average assets was 1.11% for the three month period ended September 30, 2008 as compared to 1.45% for the same period of 2007.  ROE for those periods was 7.04% and 9.51% respectively.  This change was due to $114 death benefit booked in the third quarter of 2007.  These changes were primarily due to the additional income recognized on the death benefit received in 2007, and the addition of $125,000 in loan loss provision recorded in 2008.

Net Interest Income/Margins.

The principal component of Old Forge’s earnings is net interest income, which is the difference between the interest income Old Forge earns on interest-earning assets, such as loans and investment securities, and the interest expense Old Forge pays on interest-bearing sources of funds, such as deposits and borrowings.  Net interest income comprised 59% of Old Forge’s total revenues at September 30, 2008.  The net interest income for the three months ended September 30, 2008 increased $13, or .68% to $1,920, from $1,907 the same period of 2007.  For the nine months ended September 30, 2008, net interest income decreased, $2, or .04% to $5,646 as compared to $5,648 during the same period of 2007.  Investment income decreased $50 for the nine month period ended September 30, 2008, and $5 for the three month period ended September 30, 2008.  These decreases were primarily due to a reduction in the portfolio from $42,702 at September 30, 2007 to $40,321 at September 30, 2008.

Net interest income, when expressed as a percentage of average interest-earning assets, is referred to as net interest margin.  Old Forge’s net interest margin for the nine month period ended September 30, 2008 was 3.75% as compared to 3.75% for the same period in 2007, and 3.76% for the three month period ended September 30, 2008 as compared to 3.82% for the same period of 2007.  The average rate paid on interest-bearing liabilities decreased during the nine month period ended September 30, 2008 to 2.95% as compared to 3.15% for the same period in 2007, and 2.77% in the three months ended September 30, 2008 as compared to 3.15% for the same period of 2007.  The most significant impact on net interest income between periods is the result of changes in the volume and rates associated with interest-earning assets and interest-bearing liabilities.  The volume and rates of earning dollars in loans and investments compared to the volume and rates of interest-bearing liabilities represented by deposits and borrowings and the resulting spread produces the changes in net interest income between periods.

Competitive pressures in the local market have facilitated an increase in the rates required to be paid on Old Forge’s deposits.  As local banks have added branches and local and regional banks have paid higher rates on deposits in order to attract and retain those deposits, Old Forge has been able to maintain a relatively stable cost of funds.

Interest Expense.  Old Forge’s interest expense for the nine months ended September 30, 2008 totaled $3,345, a decrease of $183 or 5.19% as compared to $3,528 for the same period of 2007.  Old Forge’s interest expense for the three months ended September 30, 2008 totaled $1,052, a decrease of $138 or 11.6% as compared to $1,190 for the same period of 2007.  The reduction was due to rate decreases in 2008.

Provision for Loan Losses.  The provision for loan losses is based on management’s judgment of an amount that is adequate to absorb losses in the existing portfolio.  In evaluating the portfolio, management takes into consideration numerous factors including current economic conditions, prior loan loss experience, the composition of the portfolio and management’s estimate of anticipated credit losses.

For the nine month period ended September 30, 2008, a provision of $225 was added to the allowance and net charge-offs for the year were $681 or .4%, annualized, of average loans. During the same time period of 2007, $100 was added to the allowance and a net recovery/charge-off of $214 occurred.  For the three month period from July to September 30, 2008, a provision of $75 was added to the allowance and net charge-offs were $659. This change was attributable to management’s estimate of anticipated losses in a volatile economic environment. For the three month period from July to September 30, 2007, a provision of $100 was added to the allowance and net charge-offs of $89.

The allowance for loan losses represented .86% of total loans receivable at September 30, 2008, as compared with 1.18% at September 30, 2007.  This change in the provision was based solely on management’s estimate of the losses inherent in  Old Forge’s total loan portfolio and increases in the loan portfolio.

Other Income and Other Expenses.  Other income for the nine months ended September 30, 2008 decreased $380 or 40.4% to $562 as compared to $942 for the nine months ended September 30, 2007.  This decrease is attributed to the $296 death benefit recognized in 2007, along with a drop in overdraft fees of $88 or 25.73% to $254 in 2008 as compared to $342 in the first nine months of 2007.

Other income for the three months ended September 30, 2008 was $182 as compared to $320 for the third quarter of 2007.  This difference was due to the $114 death benefit received in 2007 and the reduction in overdraft fees.

Income from service charges on deposit accounts for the nine month period ended September 30, 2008 totaled $285 as compared to $379 for the same period of 2007, a decrease of $94, or 24.8%.  Income from service charges on deposit accounts for the three month period ended September 30, 2008 totaled $90 as compared to $103 for the same period of 2007, a decrease of $13 or 12.6%. This decrease was due primarily due to a reduction in overdraft fees as a result of exiting customers during 2008 who Old Forge considered to have unacceptable banking practices.

Other non-interest income decreased $286, or 50.8% to $277 for the nine month period ended September 30, 2008 compared to $563 for the same period of 2007 and other income for the three months ended September 30, 2008 decreased $125 or 57.6% to $92 as compared to $217 for the three month period ended September 30, 2007.  This decrease was attributed to the death benefit of $296 received over the second and third quarters of 2007 which substantially increased other non interest income.

Salary and employee benefits expenses decreased $118, or 5.25% to $2,130 for the nine months ended September 30, 2008 compared to $2,248 for the same period of 2007.  The salary and employee benefits for the three months ended September 30, 2008 totaled $685 as compared to $728 for the same period of 2007.  During 2007 Old Forge’s chief operating officer passed away while in 2008 Old Forge’s president passed away; neither officer was replaced.

Expense of premises and equipment increased $41 to $405 for the nine month period ended September 30, 2008 from $364 during the same period of 2007, primarily due to maintenance to Old Forge’s facilities.   The expense of premises and equipment for the three months ended September 30, 2008 totaled $133 as compared to $121 for the same period of 2007.

Other non-interest expense increased $142, or 13.4%, to $1,197 for the nine month period ended September 30, 2008 compared to $1,055 for the same period of 2007.

The other non interest expense for the three months ended September 30, 2008 totaled $414 as compared to $365 for the same period of 2007.  These increases were due primarily to $82 increase in legal expense during the first nine months of 2008 in connection with non-performing loans and other business matters.

Income Taxes.  Applicable income taxes for the three months ended September 30, 2008 decreased $17 to $154 compared to $171 during the same period of 2007.  This represents an effective tax rate of 19.4% for the three months ended September 30, 2008 compared with 18.8% for the same period of 2007.  For the nine months ended September 30, 2008, income taxes decreased $104 or 19.01% to $443 from $547 during the same period of 2007, largely due to the decrease in federal taxable income.  This represents an effective tax rate of 19.5% for the nine months ended September 30, 2008 compared with 19.4% for the same period of 2007.  The decreases in income tax expenses are mainly due to decrease in taxable income of Old Forge during those time periods.

Financial Condition

At December 31, 2007,  December 31, 2006 and December 31, 2005

Old Forge’s total assets increased by $430, or 0.4%, at December 31, 2007 to $215,589 from $214,794 at December 31, 2006, which was down from $218,700 at December 31, 2005.  The following discusses material changes in Old Forge’s financial condition between such periods.

Old Forge’s total deposits decreased $795 or 0.4% to $180,207 at December 31, 2007, down slightly from $180,912 at December 31, 2006, which was down from $186,658 at December 31, 2005.  In order to mitigate the rise in deposit costs, Old Forge instituted strict control over operating expenses and structured its investment policies to take advantage of additional tax free opportunities.

 The volatile increase in deposit rates resulted in Old Forge retreat from the trend of paying unacceptably high interest rates, and as such, Old Forge’s deposit base was reduced, which further reduced the investment portfolio.

The cash surrender value of life insurance decreased $256 or 4.12% from $6,208 at December 31, 2006 to $5,952 at December 31, 2007.  This decrease was due to the death benefit paid for Old Forge’s chief operating officer.

The cash surrender value of life insurance increased $560 or 9.92% from $5,648 at December 31, 2005 to $6,208 at December 31, 2006. The increase was a combination of cash value growth on existing life insurance policies and an additional purchase of life insurance policies of $360.

Securities

The size of Old Forge’s investment securities portfolio was approximately $42,650 at December 31, 2007 compared to $43,822 at December 31, 2006 and $44,701 at December 31, 2005.  At December 31, 2007, municipal securities were $31,059 which comprised 14.4% of total assets or 72.8% of total securities as compared to $34,949 which comprised 16.3% of total assets or 79.7% of total securities at December 31, 2006, and compared to $35,051 which comprised 16% of total assets or 78.4% of total securities at December 31, 2005.  Old Forge’s next largest securities concentration is in United States Treasury & Agency securities which was $8 million and comprised 3.7% of total assets and 18.8% of total securities at December 31, 2007 as compared to $5 million at December 31, 2006, which comprised 2.3% of total assets and 11.4% of total securities, and $5 million at December 31, 2005 which comprised 2.3% of total assets and 11.2% of total securities. The increase in the agencies was to provide pledging for municipal deposits. Old Forge’s sensitivity to market risk, which is comprised primarily of interest rate risk, is low and well managed.  Old Forge’s Asset Liability Management Committee monitors the interest rate sensitivity position using quarterly reports that include income simulation and economic value of equity projections.

In 2007 and 2006 proceeds from sales of securities available-for-sale were $4,523 and $10,601 respectfully.  Gross gains and losses of $6 and $19 respectively, were realized on the sales during 2007.  Gross gains and losses of $80 and $10 respectively, were realized on the sales during 2006.

In 2005, proceeds from sales of securities available-for-sale were $14,329.  Gross gains and losses of $161 and $71 respectfully, were realized on the sales during 2005.

Loans

Major classification of loans are as follows:

	December 31,
	2007	2006	2005
Real Estate Loans	$68,212	$61,464	$60,659
Commercial and Industrial Loans	58,055	61,151	62,950
Tax-Exempt Obligations	2,629	2,765	3,270
Installment Loans	28,573	28,500	29,439
	157,469	153,880	156,318
Less: Unearned Income on Loans	10	15	21
Loans, Net of Unearned Income	$157,459	$153,865	$156,297

Old Forge’s ability to originate loans is dependent upon customer demand, which is affected by the current and expected future level of interest rates.  Interest rates are affected by the demand  for loans, the supply of money available for lending purposes and the rates offered by competitors. Among other things, these factors are, in turn, affected by economic conditions, monetary policies of the federal government, including the Federal Reserve, and legislative tax policies.

At December 31, 2007, Old Forge’s gross loan portfolio totaled $157,459.  Net loans totaled $155,590 at December 31, 2007, an increase of $3,658 or 2% from $151,932 at December 31, 2006, which was down from $154,217 at December 31, 2005.  The largest concentration in Old Forge’s loan portfolio mix was comprised of $60,826 in consumer real estate loans.  Consumer residential real estate loans represented 29% of total assets or 40% of gross loans.  Commercial real estate loans totaled $35,081.  This commercial loan category represents 18% of total assets or 24% of gross loans.  Old Forge’s concentration in consumer real estate loans is higher than many of its peers while its commercial real estate loans are lower when compared to peers of similar size.

Installment loans have remained flat over the past three years from $29,439, $28,500 and 28,573 from December 2005, 2006 and 2007 respectively.

Consumer residential real estate loans have also remained flat from December 2005  to December 2006 at $56,550 and $56,361 , however experienced growth over 2007 to $60,826 primarily due to strong real estate growth in general.

Commercial real estate loans have been steadily decreasing from $39,954, $37,729 and $35,081 from December 2005, 2006 and 2007 respectively.

Asset quality remained strong despite a slight increase in adversely classified items due to deteriorating economic conditions.  Non accruing loans grew from $663 to $2,526 from December 2007 to September 2008 primarily due to two accounts.  Both accounts have been allocated for and are in the process of foreclosure. Asset quality remains strong with delinquent loan totals less than 2.7% of total loans.

Earnings

Although, the return on average assets (ROA) has declined at December 31, 2007 to 1.43% from 1.47% at December 31, 2006 and 1.61% at December 31, 2005, management believes that the current ROA ratio is sufficient to support continued operations, provide suitable provision expense, and maintain the current strong capital position. Furthermore, fiscal 2007 earnings include a one time $296 death benefit from an Old Forge-owned life insurance policy on the life of the former chief operating officer.

The net interest margin declined 16 basis points to 3.78% at December 31, 2007 from 3.94% at December 31, 2006, which in turn was down 16 basis points from December 31, 2005.  Old Forge has historically achieved strong earnings performance through aggressive expense management and limited overhead expenses which were low at 1.74% of average assets as of September 30, 2008.  Provision for loan losses increased in 2007 by $150, primarily due to one large credit relationship for which potential loan losses have been reserved. During 2006 no loan loss provision was booked, however during 2005 management increased the provision by $150 based upon an assessment of economic conditions.

Stockholders’ Equity

Old Forge’s total stockholders’ equity increased 1,549 to $33,481 at December 31, 2007 from $31,932 at December 31, 2006, which was an increase of $1,611 from $30,321 at December 31, 2005. The average capital to average assets ratio increased 1.59% at December 31, 2006 from 13.83% at December 31, 2005 to 14.77% at December 31, 2006.  The average capital to average assets ratio increased 0.65% to 15.42% at December 31, 2007. Also the December 31, 2007 total capital to risk weighted assets ratio was 22.1% as compared to 21.1% at December 31, 2006 and 19.9% at December 31, 2005.  Federal banking agencies list “adequate” capital at a ratio of 8%, with “well capitalized” being listed at 10%.  This capital increase is attributable to strong earnings by Old Forge.

Results of Operations

Fiscal Years Ended December 31, 2007, December 31, 2006 and December 31, 2005

Net Income.  Old Forge recorded net income for the fiscal year ended December 31, 2007 (“fiscal 2007”) of $3,061, a decrease of $62 or 1.99% compared to the $3,123 earned during the year ended December 31, 2006 (“fiscal 2006”), which was a decrease of $350 or 10.1% compared to the $3,473 earned in the year ended December 31, 2005 (“fiscal 2005”).  The $62 net income decrease for fiscal 2007 compared to fiscal 2006 is primarily attributable to the recording of a loan loss provision of $150 in fiscal 2007 where as no provision was recorded in fiscal 2006, and $150 in fiscal 2005.  The volume of Old Forge’s loans and deposits were relatively flat during 2007 and 2006, and 2005.

 The decrease of $350 in net income in fiscal 2006 versus 2005 was due primarily to a decrease in net interest income, caused by high deposit costs.

Net income per share was $5.48 in fiscal 2007 compared to $5.59 in fiscal 2006 and $6.21 in fiscal 2005. Old Forge’s ROAA was 1.43% in fiscal 2007 as compared to 1.47% in fiscal 2006 and 1.61% in fiscal 2005.  Old Forge’s ROE was 9.29%, 9.93% and 11.64% in fiscal years 2007, 2006 and 2005, respectively.

The downward trend in the net income, the ROAA and the ROE over the three year period is due primarily to the decrease in the net interest income.

Net Interest Income/Margins.   Net interest income decreased $258 or 3.3% to $7,597  for the fiscal year ended December 31, 2007 compared to net interest income of $7,855 in fiscal 2006, which had decreased $539 or 6.42% compared to $8,394 in fiscal 2005.  Interest income on loans was higher in fiscal 2007 than in either fiscal 2006 or fiscal 2005 due to increases in the volume of new loans.  Investment income was flat in fiscal 2007 as compared to fiscal 2006, and lower than in fiscal 2005.  The decrease in investment income from 2005 to 2006 was due to a reduction in the investment portfolio.

Despite a $425 increase in interest income and fees on loans, net interest income was lower in fiscal 2007 as compared to fiscal 2006 due to a $694 increase in interest expense.  Interest expense on deposits increased $694 in fiscal 2007 generally due to higher rates paid on time deposits as compared to the prior year.  The interest expense in fiscal 2006 increased $872 as compared to fiscal 2005 due to the upward trend in interest rates paid to depositors.  During 2005 and 2006, the Federal Reserve increased the borrowing rate available to banks twelve times which contributed to this upward trend.

Old Forge’s net interest margin for the fiscal year ended December 31, 2007 was 3.78% as compared to 3.94% in fiscal 2006 and 4.10% in fiscal 2005.  The average rate paid on interest-bearing liabilities increased during fiscal 2007 to 3.17% compared to 2.70% in fiscal 2006 and 2.04% in fiscal 2005.

Interest Expense.  Old Forge’s interest expense for the year ended December 31, 2007 totaled $4,741 an increase of $694 or 17.15% as compared to $4,047 for year end December 31, 2006.  The interest expense for the year end December 31, 2006 of $4,047 was an increase of $872 or 27.46% as compared to year end December 31, 2005 of $3,175.  These increases were primarily due to rate increase on interest bearing deposits.

Provision for Loan Losses.  The provision for loan losses was $150 during the fiscal year ended December 31, 2007 compared to $0 during fiscal 2006 and $150 during fiscal 2005.  Old Forge recorded no provision during 2006 because management believed that the allowance was sufficient to cover losses inherent in its loan portfolio.

The allowance for loan losses represented 1.20% of total loans receivable at December 31, 2007, as compared with 1.26% and 1.33% at December 31, 2006 and 2005, respectively.  The changes in the provision were based solely on management’s estimate of the losses inherent in our total loan portfolio and increases in the loan portfolio.

Other Income and Other Expenses.  Income from service charges and other fees on deposit accounts for the fiscal year ended December 31, 2007 totaled $594 as compared to $566 during fiscal 2006, and $572 during fiscal 2005.  The increase from fiscal 2006 to fiscal 2007 was primarily attributable to increased overdraft charges.

Other operating income increased $309, or 130.4%, to $546 for the fiscal year ended December 31, 2007 compared to $237 during fiscal 2006, which had increased $9, or 3.95%, compared to $228 during fiscal 2005.  These increases were due primarily to the one time death benefit of $296 received in 2007 from an Old Forge-owned life insurance policy on the life of Old Forge’s former chief operating officer.

Old Forge recorded a net loss of $13 on the sale of securities for the fiscal year ended December 31, 2007 compared to a net gain of $70 for fiscal 2006, and a net gain of $90 for fiscal 2005.  The 2007 net loss is due primarily to the sale of municipal securities for the purpose of reducing the portfolio duration.

Salary and employee benefits expenses decreased $3, or 0.1%, to $2,947 for the fiscal year ended December 31, 2007 compared to $2,950 for fiscal 2006, which had increased $94, or 3.29%, from $2,856 in fiscal 2005.  The fiscal 2007 decrease was due primarily to the death of the chief operating officer who was not replaced.

Old Forge’s occupancy expenses increased $13 to $263 for the fiscal year ended December 31, 2007 compared to $250 for fiscal 2006, which had increased $4, or 1.6%, from $246 in fiscal 2005.  These increased expenses were primarily due to an increase in utility expenses.

Furniture and equipment expenses increased $7, or 3.1%, to $231 during the fiscal year ended December 31, 2007 compared to $224 during fiscal 2006, which had decreased $1 to $225 during fiscal 2005.  The fiscal 2007 increase was due primarily to repair costs.

Other operating expense increased $10, or 0.9%, to $1,082 for the fiscal year ended December 31, 2007 compared to $1,072 for fiscal 2006, which had decreased $11, or 1.0%, to $1,083 in fiscal 2005.  Other operating expenses were relatively flat during this three year period.

Old Forge incurred state shares taxes from the Commonwealth of Pennsylvania of $334 for the fiscal year ended December 31, 2007, $311 for fiscal 2006 and $289 for fiscal 2005.  This increase in the state shares tax is attributable to growth in the book value of Old Forge.

Income Taxes.  Applicable income taxes for the fiscal year ended December 31, 2007 decreased $141 or 17.69% to $656, as compared to $797 in fiscal 2006 and $962 in fiscal 2005.    This represents an effective tax rate of 17.65% for fiscal 2007 compared to 20.33% for fiscal 2006 and 21.69% for fiscal 2005.  The fiscal 2007 and 2006 decreases in income tax expense were due primarily to decreases in operating income

Liquidity and Capital Resources

Old Forge’s liquidity is determined by its ability to raise funds through several sources including borrowed funds, capital, deposits, loan repayments and maturing investments.  Based on the internal and external sources available, Old Forge’s liquidity position well exceeded anticipated short-term and long-term needs as of September 30, 2008.  Additionally, loan payments, maturities, deposit growth and earnings contribute a flow of funds available to meet liquidity requirements.

Management believes it has sufficient cash flow and liquidity to meet its current commitments through the next 12 months.  Old Forge’s primary source of liquidity is deposits which is used to fund loan growth.  Based on past experience, management believes that a significant portion of such deposits will remain with Old Forge. Additionally, Old Forge has maintained a relationship with one large depositor with an average balance of $6.5 million as of September 30, 2008.  Although these funds are considered volatile due to competitive bidding, they have remained with Old Forge for the past five years.  In addition to deposits, Old Forge currently has available to it $29 million of unpledged securities and approximately $84 million in borrowing available from federal funds from correspondent banks and short-term borrowing from the Federal Home Loan Bank.  Old Forge also has the ability to reduce its commitments for new loan originations and adjust other cash outflows should the need arise.

As of September 30, 2008, Old Forge had $5.6 million outstanding in loan commitments, which Old Forge expects to fund from the sources of liquidity described above.  This amount does not include undisbursed lines of credit, home equity lines of credit and standby letters of credit, in the aggregate amount of $16.1 million, which Old Forge anticipates it will be able to fund, if required, from these liquidity sources in the regular course of business.

Old Forge’s current capital position is relatively strong, with Tier 1 Leverage and Total Risk-Based Capital ratios of 15.91% and 22.12%, respectively.  Old Forge is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possible additional discretionary, actions by the regulators that, if undertaken, could have a direct material effect on Old Forge’s financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Old Forge must meet specific capital guidelines that involve quantitative measures of Old Forge’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Old Forge’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Management believes, as of September 30, 2008, that Old Forge meets all capital adequacy requirements to which it is subject.

OLD FORGE BANK
FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

To the Board of Directors and Stockholders
Old Forge Bank
Old Forge, Pennsylvania

INDEPENDENT AUDITOR’S REPORT

We have audited the accompanying balance sheets of Old Forge Bank as of December 31, 2007 and 2006, and the related statements of income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Old Forge Bank as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

McGrail Merkel Quinn & Associates

Scranton, Pennsylvania
February 19, 2008

OLD FORGE BANK
BALANCE SHEETS
DECEMBER 31, 2007 AND 2006

ASSETS	2007	2006

Cash and due from banks	$5,529,693	$5,282,995
Federal funds sold	1,750,000	3,400,000
Cash and cash equivalents	7,279,693	8,682,995

Investment securities, available-for-sale	42,650,195	43,821,786

Loans, net of unearned income	157,458,925	153,865,410
Allowance for loan losses	(1,868,708)	(1,933,566)
Net loans	155,590,217	151,931,844

Accrued interest receivable	1,125,124	1,107,722
Bank premises and equipment, net	1,755,222	1,612,363
Other real estate owned	102,174	109,268
Cash surrender value of life insurance	5,952,197	6,207,676
Other assets	1,133,810	1,320,706

Total assets	$215,588,632	$214,794,360
LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits
Non-interest bearing	$29,464,741	$29,778,802
Interest bearing	150,742,648	151,133,446
Total deposits	180,207,389	180,912,248

Accrued interest payable	478,472	511,104
Other liabilities	1,421,986	1,438,585

Total liabilities	182,107,847	182,861,937

Common stock, $2.50 par value, 1,000,000 shares authorized, 558,994 shares issued and outstanding	1,397,485	1,397,485
Additional paid-in capital	4,602,515	4,602,515
Retained earnings	27,494,152	25,998,422
Accumulated other comprehensive income	(13,367)	(65,999)
Total stockholders’ equity	33,480,785	31,932,423

Total liabilities and stockholders’ equity	$215,588,632	$214,794,360

The accompanying Notes are an integral part of these Financial Statements.

OLD FORGE BANK
STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Interest income
Interest and fees on loans	$10,446,848	$10,021,626
Interest and dividends on investment securities:
Taxable	499,846	490,038
Tax-exempt	1,320,146	1,338,591
Interest on Federal funds sold	71,245	51,666
Total interest income	12,338,085	11,901,921

Interest expense
Interest on deposits	4,702,793	3,987,687
Interest on short-term borrowings	38,691	59,072
Total interest expense	4,741,484	4,046,759

Net interest income	7,596,601	7,855,162

Provision for loan losses	150,000	-
Net interest income, after provision for loan losses	7,446,601	7,855,162
Other income
Service charges and other fees	593,530	565,674
Other operating income	546,448	236,655
(Loss) gain on the sale of securities, net	(12,895)	69,555
Total other income	1,127,083	871,884

Other expenses
Salaries and employee benefits	2,946,826	2,949,996
Occupancy expense	262,631	250,279
Furniture and equipment expense	230,901	223,758
State shares tax	334,203	311,222
Other operating expenses	1,082,211	1,071,811
Total other expenses	4,856,772	4,807,066

Income before income taxes	3,716,912	3,919,980

Applicable income taxes	656,000	797,000

Net income	$3,060,912	$3,122,980

Net income per common share	$5.48	$5.59

The accompanying Notes are an integral part of these Financial Statements.

OLD FORGE BANK
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2007 AND 2006

	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehen sive Income	Total Stockholders’ Equity
Balance, December 31, 2005	$1,397,485	$4,602,515	$24,440,625	$(119,568)	$30,321,057

Comprehensive income:
Net income, 2006	-	-	3,122,980	-	3,122,980
Unrealized gains on securities, net of reclassification adjustment	-	-	-	53,569	53,569
Comprehensive income					3,176,549

Cash dividends declared ($2.80 per share)	-	-	(1,565,183)	-	(1,565,183)

Balance, December 31, 2006	1,397,485	4,602,515	25,998,422	(65,999)	31,932,423

Comprehensive income:
Net income, 2007	-	-	3,060,912	-	3,060,912
Unrealized gains on securities, net of reclassification adjustment	-	-	-	52,632	52,632
Comprehensive income					3,113,544

Cash dividends declared ($2.80 per share)	-	-	(1,565,182)	-	(1,565,182)

Balance, December 31, 2007	$1,397,485	$4,602,515	$27,494,152	$(13,367)	$33,480,785

The accompanying Notes are an integral part of these Financial Statements.

OLD FORGE BANK
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Operating activities
Net income	$3,060,912	$3,122,980
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	150,000	-
Depreciation	120,171	124,514
Amortization of intangible assets	50,032	50,032
Deferred income tax provision (benefit)	29,159	47,985
Increase in cash surrender value of life insurance	(307,594)	(199,577)
Amortization of securities (net of accretion)	290,255	314,419
Net realized loss (gain) on securities available-for-sale	12,895	(69,555)
Increase in interest receivable	(17,402)	(19,125)
Decrease (increase) in other assets	80,592	(88,135)
(Decrease) increase in interest payable	(32,632)	131,406
(Decrease) increase in other liabilities	(16,599)	69,400
Net cash provided by operating activities	3,419,789	3,484,344

Investing activities
Proceeds from sales of securities available-for-sale	4,522,806	10,601,075
Proceeds from repayments of securities available-for-sale	1,957,463	2,458,529
Purchases of securities available-for-sale	(5,532,083)	(12,344,321)
Net loans repaid (originated)	(3,808,373)	2,323,542
Proceeds from other real estate	7,094	216,726
Investment in premises and equipment	(263,030)	(59,900)
Proceeds from life insurance policies	563,073	-
Purchase of life insurance policies	-	(360,000)
Net cash (used in) provided by investing activities	(2,553,050)	2,835,651

Financing activities
Net decrease in demand and savings deposits	(1,412,459)	(3,874,911)
Net increase (decrease) in time deposits	707,600	(1,871,257)
Cash dividends paid	(1,565,182)	(1,537,233)
Net cash used in financing activities	(2,270,041)	(7,283,401)

Net decrease in cash and cash equivalents	(1,403,302)	(963,406)

Cash and cash equivalents at January 1	8,682,995	9,646,401

Cash and cash equivalents at December 31	$7,279,693	$8,682,995

The accompanying Notes are an integral part of these Financial Statements.

NOTES TO FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies

The accounting policies of Old Forge Bank (the Bank) conform with accounting principles generally accepted in the United States of America and with general practice within the banking industry. A description of the significant accounting policies is presented below.

Nature of Operations

The Bank operates under a state bank charter and provides a variety of financial services to individual and corporate customers in Northeastern Pennsylvania from its banking facilities located in Old Forge, Peckville and Duryea, Pennsylvania. The Bank’s primary deposit products are interest-bearing savings and checking accounts and certificates of deposit. Its primary lending products are individual and corporate real estate and installment loans.

Basis of Presentation

The accrual basis of accounting is used, except that certain minor sources of income and expenses are recorded on the cash basis, the results of which approximate the accrual basis.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

Investment Securities

The Bank’s investments in securities are classified and accounted for as follows:

Securities Available-for-Sale: Securities available-for-sale consist of bonds, notes, debentures, and equity securities and are carried at fair value with unrealized holding gains and losses, net of tax, reported as a separate component of other comprehensive income until realized.

Gains and losses on the sale of securities available-for-sale are determined using the specific identification method and are reported as a separate component of other income in the Statements of Income.

Loans

Loans are stated at the principal amount outstanding, net of any unearned discount and the allowance for loan losses. Loan interest income is accrued on the principal amount outstanding, except for interest income on installment loans which is recognized on the actuarial method or the simple interest method.

Loan commissions paid under the Bank’s dealer incentive program are amortized over the dealer commitment participation period with the corresponding expense recorded as an offset to interest income on the related loans.

Loans are generally placed on non-accrual or impaired status when principal or interest is past due 90 days or more and when, in the opinion of management, the collectibility of principal or interest is in doubt. At the time a loan is placed on non-accrual or impaired status, interest previously accrued but not collected is charged against current income. Loans are returned to accrual status when the collection of past due interest and principal is probable or the loan has been modified and the borrower has demonstrated the willingness and ability to pay currently for a reasonable period of time.

Allowance for Loan Losses

The allowance for loan losses is based on management’s judgment of an amount that is adequate to absorb losses in the existing portfolio. In evaluating the portfolio, management takes into consideration numerous factors including current economic conditions, prior loan loss experience, the composition of the portfolio and management’s estimate of anticipated credit losses.

Bank Premises and Equipment

Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method and is charged to operations over the estimated useful lives of the assets (5 to 40 years). Maintenance and repairs are charged to operating expense as incurred.

Long-Lived Assets

The Company reviews the carrying value of long-lived assets for impairment whenever events or changes in circumstances indicate that carrying amounts of the assets might not be recoverable, as prescribed in Statement Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS 144).

Intangible Assets

Included in “other assets” on the accompanying Balance Sheets is $750,480 of startup costs, net of accumulated amortization of $550,353 and $500,321 as of December 31, 2007 and 2006, respectively. These costs were incurred in connection with a Bank expansion program and are being amortized using the straight-line method over a 15 year period.

Postretirement Benefits

The Bank sponsors an unfunded defined benefit postretirement life insurance plan covering substantially all of its employees and directors. The plan provides for a reducing level of term life insurance coverage following retirement.

The life insurance premiums are charged to salaries and employee benefits expense when paid, inasmuch as they are insignificant in amount.

Advertising Expenses

Advertising costs are expensed as incurred. Advertising expenses for the years ended December 31, 2007 and 2006, amounted to $67,303 and $78,000, respectively.

Income Taxes

Provisions for income taxes are based on both the taxes payable or refundable for the current year (after exclusion of non-taxable income, such as interest on state and municipal securities) as well as deferred taxes for temporary differences, between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the Financial Statements. Deferred tax assets and liabilities are included in the Financial Statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109). As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Cash Flows

For purposes of the Statements of Cash Flows, cash and cash equivalents include cash on hand, due from banks and Federal funds sold for a one-day period, when applicable.

The Bank paid interest and income taxes of $4,774,116 and $620,000 and $3,915,353 and $727,688 during the years ended December 31, 2007 and 2006, respectively.

Non-cash transactions included the unrealized gain on investment securities, available-for-sale, net of tax, amounting to $52,632 and $53,569 during the years ended December 31, 2007 and 2006.

Earnings Per Share

Basic earnings per share are calculated on the weighted average number of common shares outstanding during each year as prescribed in Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (SFAS 128).

A calculation of diluted earnings per share is not applicable to the Bank.

Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (FASB) issued Statement No. 155, Accounting for Certain Hybrid Financial Instruments - An Amendment of FASB Statements No. 133 and 140. Statement No. 155 eliminated the exception from applying statement 133 to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments. The Statement is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that began after September 15, 2006.

The adoption of Statement No. 155 did not have a significant effect on the Company’s financial statements.

In March 2006, FASB issued statement No. 156, Accounting for Servicing of Financial Instruments - An Amendment of FASB Statement No. 140. statement No. 156 requires the recognition of the fair value of a servicing asset or servicing liability each time an obligation to service a financial asset by entering into a servicing contract is undertaken, if practicable. It also allows the entity to subsequently measure the asset or liability under an amortization or fair value method. The Statement was effective for all financial instruments acquired or issued after the beginning of the first fiscal year that began after September 15, 2006.

The adoption of Statement No. 156 did not have a significant effect on the Company’s financial statements.

In July 2006, FASB issued FASB Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on a tax return. If there are changes in net assets as a result of the application of FIN 48, they will be accounted for as an adjustment to the opening balance of retained earnings. Additional disclosures about the amounts of liabilities recorded will also be required. In February 2008, the FASB delayed the effective date of FIN 48 for certain non-public enterprises to annual financial statements for fiscal years beginning after December 15, 2007.

The adoption of this statement is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In September 2006, FASB issued Statement No. 157, Fair Value Measurements. Statement No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. The statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

The adoption of this Statement is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In September 2006, FASB issued Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - An Amendment of FASB Statements No. 87, 88, 106, and 132(R). Statement No. 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. The Statement was effective for financial statements issued for fiscal years ending after June 15, 2007.

The adoption of Statement No. 158 did not have a significant effect on the Company’ s financial statements.

In September 2006, the FASB ratified Emerging Issues Task Force (EITF) issue No. 06-4, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements (EITF 06-4), and in March 2007, the FASB ratified EITF Issue No. 06-10, Accounting for Collateral Assignment Split-Dollar Life Insurance Arrangements (EITF 06-10). EITF 06-4 requires deferred compensation or post retirement benefit aspects of an endorsement-type split-dollar life insurance arrangement to be recognized as a liability by the employer and states the obligation is not effectively settled by the purchase of a life insurance policy.  The liability for future benefits should be recognized based on the substantive agreement with the employee, which may be either to provide a future death benefit or to pay for future cost of the life insurance. EITF 06-10 provides recognition guidance for postretirement benefit liabilities related to collateral assignment split-dollar life insurance arrangements, as well as recognition and measurement of the associated asset on the basis of the terms of the collateral assignment split-dollar life insurance arrangement. EITF 06-4 and EITF 06-10 are effective for fiscal years beginning after December 15, 2007.

The Company is currently evaluating the impact of the adoption of EITF 06-4 and 06-10 on its financial condition, results of operations and cash flows.

In February 2007, FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. Statement No. 159 permits companies to elect to follow fair value accounting for certain financial assets and liabilities in an effort to mitigate volatility in earnings without having to apply complex hedge accounting provisions. The standard also establishes presentation and disclosure requirements designed to facilitate comparison between entities that choose different measurement attributes for similar types of assets and liabilities.  The Statement is effective for fiscal years beginning after November 15, 2007.

The adoption of this Statement is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In December 2007, FASB issued Statement No. 141(R), Business Combinations and Statement No. 160, Non-controlling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51. These new standards significantly change the accounting for and reporting of business combination transactions and non-controlling interests (previously referred to as minority interests) in consolidated financial statements. Both standards are effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited.

The Company is currently evaluating the provisions of Statements No. 141(R) and 160.

Note 2 - Investment Securities

The amortized cost and fair values of investment securities at December 31, 2007 and 2006, are as follows:

	2007
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Government agencies and corporations	$8,001,262	$54,049	$-	$8,055,311
State and political subdivisions	31,045,889	106,808	93,763	31,058,934
Mortgage-backed securities	863,447	474	12,697	851,224
Corporate securities	2,251,246	24,894	100,018	2,176,122
Subtotal	42,161,844	186,225	206,478	42,141,591
Equity securities	508,604	-	-	508,604

Total available-for-sale	$42,670,448	$186,225	$206,478	$42,650,195

	2006
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Government agencies and corporations	$4,766,069	$-	$52,120	$4,713,949
State and political subdivisions	34,963,243	139,080	153,713	34,948,610
Mortgage-backed securities	1,087,894	818	24,695	1,064,017
Corporate securities	2,671,975	33,379	42,748	2,662,606
Subtotal	43,489,181	173,277	273,276	43,389,182
Equity securities	432,604	-	-	432,604

Total available-for-sale	$43,921,785	$173,277	$273,276	$43,821,786

Equity securities, at December 31, 2007 and 2006, consisted primarily of Federal Home Loan Bank stock, which is a required investment in order to participate in an available line of credit program. The stock is stated at par value as there is no readily determinable fair value.

The amortized cost and fair value of debt securities at December 31, 2007 by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value

Due in one year	$309,951	$308,989
Due after one year through five years	3,692,477	3,737,394
Due after five years through ten years	11,574,602	11,669,410
Due after ten years	25,721,367	25,574,574
Subtotal	41,298,397	41,290,367
Mortgage-backed securities	863,447	851,224

Total	$42,161,844	$42,141,591

In 2007 and 2006, proceeds from sales of securities available-for-sale were $4,522,806 and $10,601,075, respectively. Gross gains and losses of $5,785 and $18,680, respectively, were realized on the sales during 2007. Gross gains and losses of $79,907 and $10,352, respectively, were realized on the sales during 2006.

Investment securities with an amortized cost and fair value of $12,793,208 and $12,800,069 at December 31, 2007, and $13,482,671 and $13,438,053 at December 31, 2006, were pledged to secure public deposits and for other purposes, as required by law.

The gross fair value and unrealized losses of the Bank’s investments, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, are as follows:

	December 31, 2007
	Less than twelve months		Twelve months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
State and political subdivisions	$1,293,194	$1,762	$16,569,087	$92,001	$17,862,281	$93,763
Mortgage-backed securities	9,939	2	781,189	12,695	791,128	12,697
Corporate securities	-	-	1,149,983	100,018	1,149,983	100,018

Total	$1,303,133	$1,764	$18,500,259	$204,714	$19,803,392	$206,478

	December 31, 2006
	Less than twelve months		Twelve months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Government agencies and corporations	$-	$-	$4,713,949	$52,120	$4,713,949	$52,120
State and political subdivisions	7,135,269	46,244	13,452,036	107,469	20,587,305	153,713
Mortgage- backed securities	15,009	109	926,743	24,586	941,752	24,695
Corporate securities	-	-	1,207,253	42,748	1,207,253	42,748

Total	$7,150,278	$46,353	$20,299,981	$226,923	$27,450,259	$273,276

The table above, at December 31, 2007, includes 5 securities that have unrealized losses for less than twelve months and 41 securities that have been in an unrealized loss position for twelve or more months.

State and political subdivisions - The unrealized losses on the Bank’s State and political subdivision obligations were caused by interest rate fluctuations along with unamortized premiums. The contractual terms of these investments do not permit the issuer to settle the securities at a price less than par value at the earliest call date. Since the Bank amortizes any premium to the earliest call date and has the ability to hold these investments until a recovery of fair value, which may be maturity, the Bank does not consider these investments to be other-than-temporarily impaired at December 31, 2007.

Mortgage-backed securities - The unrealized losses on the Bank’s mortgage-backed securities were caused by interest rate fluctuations along with the unamortized premium. The Bank amortizes the premium to expected maturity and adjusts for unusual prepayments. Since the Bank has the ability to hold this security to maturity and the decline in market is attributable to interest rate changes, the Bank does not consider this investment to be other-than-temporarily impaired at December 31, 2007.

Corporate securities - The unrealized losses on the Bank’s corporate securities consist of three securities, all at par value, and were caused by interest rate fluctuations. The contractual terms of these investments do not permit the issuer to settle the securities at a price less than par value. Since the Bank has the ability to hold these investments until a recovery of fair value, which may be maturity, the Bank does not consider these investments to be other-than-temporarily impaired at December 31, 2007. One of the securities has been in an unrealized loss position for in excess of sixty months and has an unrealized loss of approximately $98,480 at December 31, 2007, however, the security has passed its initial call date of August 2003.

Note 3 - Loans

Major classification of loans are as follows:

	December 31,
	2007	2006

Real estate loans	$68,211,137	$61,464,537
Commercial and industrial loans	58,055,156	61,151,470
Tax-exempt obligations	2,629,097	2,764,632
Installment loans	28,573,207	28,499,580
	157,468,597	153,880,219
Less: unearned income on loans	9,672	14,809
Loans, net of unearned income	$157,458,925	$153,865,410

At December 31, 2007 and 2006, the Bank had total recorded investments in impaired loans of $363,639 and $291,711, respectively. The average balance of these loans amounted to approximately $327,675 and $336,632 for the years ended December 31, 2007 and 2006, respectively. The allowance for loan losses related to impaired loans amounted to approximately $52,200 and $130,750 at December 31, 2007 and 2006, respectively. Interest income, recorded as received, amounted to $20,528 and $11,119 during 2007 and 2006, respectively.

The Bank has no commitments to loan additional funds to the borrowers whose loans are considered to be impaired.

Note 4 - Allowance for Loan Losses

Changes in the allowance for loan losses are as follows:

	Years Ended December 31,
	2007	2006
Balance, beginning of year	$1,933,566	$2,079,851
Provision charged to operations	150,000	-
Loans charged-off	(223,138)	(150,631)
Recoveries	8,280	4,346

Balance, end of year	$1,868,708	$1,933,566

Note 5 - Bank Premises and Equipment

A summary of the bank premises and equipment is as follows:

	December 31,
	2007	2006

Land	$353,975	$353,975
Bank premises and improvements	2,932,085	2,914,832
Furniture and equipment	2,903,333	2,657,556
	6,189,393	5,926,363
Less: Accumulated depreciation	4,434,171	4,314,000
Net bank premises and equipment	$1,755,222	$1,612,363

Depreciation charged to income was $120,171 and $124,514 during the years ended December 31, 2007 and 2006, respectively.

Note 6 - Other Real Estate Owned

Real estate acquired through foreclosure is recorded at the lower of cost or market at the time of acquisition, based on appraisals of the real estate involved. Other real estate owned, which includes real estate sales contracts, at December 31, 2007 and 2006 was $102,174 and $109,268, respectively. Additional costs associated with holding the properties are expensed as incurred.

Note 7 - Cash Surrender Value of Life Insurance

The Bank has purchased Bank Owned Life Insurance (BOLI) policies on certain directors and officers.

The policies are split-dollar life insurance policies which provide for the bank to receive the cash value of the policy and to split the residual proceeds with the director/officer’s designated beneficiary upon the death of the insured.

Note 8 - Deposits

Deposits are summarized as follows:

	December 31,
	2007	2006

Demand deposits - non-interest bearing	$29,464,741	$29,778,802
NOW accounts	18,143,685	17,847,093
Money market accounts	10,083,170	10,069,699
Savings deposits	34,305,299	35,713,760
Time certificates	88,210,494	87,502,894

Total deposits	$180,207,389	$180,912,248

The aggregate amounts of certificates of deposit of $100,000 or more were $29,557,625 and $29,017,518 at December 31, 2007 and 2006, respectively.

Interest expense related to these certificates of deposit was $1,297,427 and $1,076,828 in 2007 and 2006, respectively.

The scheduled maturities of time deposits at December 31, 2007, are as follows:

2008	$55,652,223
2009	20,196,783
2010	3,511,690
2011	5,051,028
2012	2,952,678
Thereafter	846,092
Total	$88,210,494

Note 9 - Short-Term Borrowings

A summary of aggregate short-term borrowings for the years ended December 31, 2007 and 2006, respectively, is as follows:

	2007	2006

Amount outstanding at year-end	$-	$-
Average interest rate at year-end	-	-
Maximum amount outstanding at any month-end	$4,375,000	$4,400,000
Average amount outstanding	$734,270	$1,092,055
Average interest rate:
Federal funds purchased	5.26%	5.42%
Federal Home Loan Bank advance	5.32%	5.32%

Federal funds purchased and Federal Home Loan Bank advances generally mature within six months from the transaction date.

The Bank has an approved Maximum Borrowing Capacity of $91,281,000 with the Federal Home Loan Bank (FHLB). The Bank is required to purchase and maintain stock in the FHLB and pledge a general assignment of its assets as guarantee for the maximum borrowing capacity.

The Bank also has an approved Borrowing Facility of $6,000,000 with the Atlantic Central Bankers Bank (ACBB). The Bank is required to purchase and maintain stock in the ACBB and maintain a corresponding banking relationship with the ACBB as a guarantee for the borrowing facility.

Note 10 - Accumulated Other Comprehensive Income

Accumulated other comprehensive income of ($13,367) and ($65,999) at December 31, 2007 and 2006, respectively, consisted entirely of unrealized gains or losses on available-for-sale securities, net of tax.

A reconciliation of other comprehensive income for the years ended December 31, 2007 and 2006 is as follows:

	2007
	Before-Tax Amount	Tax (Expense) Benefit	Net-of-Tax Amount
Unrealized gains on available-for-sale securities:
Unrealized holding gains arising during the year	$66,850	$(22,729)	$44,121
Less: Reclassification adjustment for losses realized in net income	(12,895)	4,384	(8,511)
Net unrealized gains	79,745	(27,113)	52,632

Other comprehensive income	$79,745	$(27,113)	$52,632

	2006
	Before-Tax Amount	Tax (Expense) Benefit	Net-of-Tax Amount
Unrealized gains on available-for-sale securities:
Unrealized holding gains arising during the year	$150,720	$(51,245)	$99,475
Less: Reclassification adjustment for gains realized in net income	69,555	(23,649)	45,906
Net unrealized gains	81,165	(27,596)	53,569

Other comprehensive income	$81,165	$(27,596)	$53,569

Note 11 - Profit sharing Plan

The Bank sponsors a 401(k) deferred compensation and profit sharing plan for eligible employees. Eligible employees may elect deferrals of up to the maximum amounts permitted by law. The Bank’s contributions to the plan are made at the discretion of the Board of Directors based on includable compensation.

The Bank’s expenses for the plan were $250,000 and $252,000 for the years ended December 31, 2007 and 2006, respectively.

Note 12 - Income Taxes

The total income taxes in the Statements of Income are as follows:

	Years Ended December 31,
	2007	2006

Current provision	$626,841	$749,015
Deferred tax provision	29,159	47,985

Total	$656,000	$797,000

A reconciliation of income taxes at statutory rates to applicable income taxes reported in the Statements of Income is as follows:

	Years Ended December 31,
	2007	2006

Provision at statutory rates on pretax income	$1,263,750	$1,332,793
Add (deduct) tax effect of:
Non-taxable interest income	(569,275)	(573,504)
Non-taxable life insurance proceeds	(100,327)	-
Non-deductible interest expense	57,665	55,756
Other items, net	4,187	(18,045)

Applicable income taxes	$656,000	$797,000

The components of the net deferred tax provision are as follows:

	Years Ended December 31,
	2007	2006

Provision for loan losses	$22,052	$49,737
Depreciation	33,149	(1,951)
Alternative minimum tax	(25,764)	-
Other	(278)	199

Total	$29,159	$47,985
The significant components of deferred tax assets and liabilities are as follows:

	December 31,
	2007	2006

Deferred tax assets:
Allowances for loan losses	$441,108	$463,160
Unrealized securities losses	6,886	33,999
Alternative minimum tax	25,764	-
Total deferred tax assets	473,758	497,159

Deferred tax liabilities:
Depreciation	89,621	56,472
Other	3,426	3,704
Total deferred tax liabilities	93,047	60,176

Net deferred tax asset	$380,711	$436,983

In management’s opinion, the deferred tax assets are realizable inasmuch as the Bank has a history of taxable income and a carryback potential greater than the deferred tax assets. Management is not aware of any evidence that would preclude the Bank from realizing the benefit in the future and, accordingly, has not established a valuation allowance against the deferred tax assets.

Note 13 - Fair Value of Financial Instruments

General

Statement of Financial Accounting standards No. 107, “Disclosures about Fair Value of Financial Instruments” (SFAS 107), requires the disclosure of the estimated fair value of on and off-balance sheet financial instruments. For Old Forge Bank, as for most financial institutions, in excess of 90% of its assets and liabilities are considered financial instruments as defined in SFAS 107. Many of the Bank’s financial instruments however, lack an available trading market as characterized by a willing buyer and willing seller engaging in an exchange transaction. It is also the Bank’s general practice to hold its financial instruments to maturity and to not engage in trading or sales activities. Therefore, significant estimations and present value calculations were used by the Bank for the purposes of this disclosure.

Valuation Methods and Assumptions

Estimated fair values have been determined by the Bank using the best available data, an estimation methodology suitable for each category of financial instruments.

Financial instruments actively traded in a secondary market have been valued using quoted available market prices. Those with stated maturities have been valued using future cash flow with an applicable rate approximating current market for similar assets and liabilities. Those liabilities with no stated maturities have an estimated fair value equal to both the amount payable on demand and the carrying amount balance. The rate used in these calculations is the current loan rate adjusted for non-interest operating costs, credit loss and assumed prepayment risk.

Changes in assumptions or estimation methodologies may have a material effect on these estimated fair values.

The Bank’s remaining assets and liabilities are not considered financial instruments and have not been valued within the following table. Accordingly, the aggregate of fair value amounts presented does not attempt to represent the aggregate assets and liabilities of the Bank.

The carrying amount and estimated fair value of financial instruments at December 31, 2007 and 2006, are as follows:

	December 31, 2007		December 31, 2006
	Carrying Amount	Fair Value	Carrying Amount	Fair Value

Assets
Cash and cash equivalents	$7,279,693	$7,279,693	$8,682,995	$8,682,995
Investment securities	42,650,195	42,650,195	43,821,786	43,821,786
Net Loans	155,590,217	156,388,301	151,931,844	150,294,646
Liabilities
Demand Deposits	$91,996,895	$91,996,895	$93,409,354	$93,409,354
Time Deposits	88,210,494	88,622,381	87,502,894	86,713,567

Note 14 - Commitments and Contingent Liabilities

In the normal course of business, there are outstanding commitments and contingent liabilities, created under prevailing terms and collateral requirements, such as commitments to extend credit and letters of credit which are not reflected in the accompanying Financial Statements. The Bank does not anticipate any losses as a result of these transactions. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Balance Sheets. The contract or notional amounts of these instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

Financial instruments whose contract amounts represent credit risk at December 31, 2007 and 2006, are as follows:

	2007	2006
Commitments to extend credit
Fixed rate	$2,120,110	$1,250,081
Variable rate	6,690,124	7,472,769

Standby letters of credit	3,439,179	2,557,912

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. These commitments include loans-in-process, available borrowing under commercial line of credit agreements and available borrowing under home equity agreements. Commitments generally have fixed expiration dates or other termination clauses and may require a payment of a fee. since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third-party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

Note 15 - Concentration of Credit Risk

Most of the Bank’s lending activity is with customers located in the Bank’s geographic market area and repayment is affected by economic conditions in this market area.

The Bank may, from time to time, maintain correspondent bank balances in excess of $100,000 each. Management is not aware of any evidence that would indicate that such deposits are at risk.

Note 16 - Related Party Transactions

The following table represents the indebtedness of directors, officers, employees and companies in which they have 10 percent or more beneficial ownership. Related party loans are granted on the same terms, including interest rates and collateral, as those prevailing at the time of the loan for comparable transactions with unrelated persons.

	Years Ended December 31,
	2007	2006

Balance, beginning of year	$4,748,140	$4,181,486
Additions	255,827	1,015,811
Reductions	(524,985)	(449,157)

Balance, end of year	$4,478,982	$4,748,140

Note 17 - Restrictions that Limit the Availability of Surplus and/or Retained Earnings for Dividend Purposes

The Pennsylvania Banking code restricts, in all state-chartered banks, the availability of capital funds for the payment of dividends to the Retained Earnings of the bank. Accordingly, at December 31, 2007, the balances in the Capital Stock and Additional Paid-in Capital accounts, totaling $6,000,000, were unavailable for dividend payments.

Note 18 - Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory-and possibly additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total Capital and Tier I Capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2007, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2007, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as “well capitalized” under the regulatory framework for prompt corrective action. To be categorized as “well capitalized” the Bank must maintain minimum Total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the institution’s category.

The Bank’s actual capital amounts and ratios are also presented in the table.

	Actual		For Capital Adequacy Purposes		To Be “Well Capitalized”
December 31, 2007	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Capital (to Risk- Weighted Assets)	$35,163,000	22.1%	≥$12,749,440	≥8.0%	≥$15,936,800	≥10.0%

Tier I Capital (to Risk- Weighted Assets)	$33,294,000	20.9%	≥$6,374,720	≥4.0%	≥$9,562,080	≥6.0%

Tier I Capital (to Average Assets)	$33,294,000	15.5%	≥$8,591,160	≥4.0%	≥$10,738,950	≥5.0%

	Actual		For Capital Adequacy Purposes		To Be “Well Capitalized”
December 31, 2006	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Capital (to Risk-Weighted Assets)	$33,681,000	21.1%	≥$12,795,440	≥8.0%	≥$15,994,300	≥10.0%

Tier I Capital (to Risk Weighted Assets)	$31,748,000	19.8%	≥$6,397,720	≥4.0%	≥$9,596,580	≥6.0%

Tier I Capital (to Average Assets)	$31,748,000	15.0%	≥$8,496,880	≥4.0%	≥$10,621,100	≥5.0%

OLD FORGE BANK
FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

To the Board of Directors and Stockholders
Old Forge Bank
Old Forge, Pennsylvania

Independent Auditor’s Report

We have audited the accompanying balance sheets of Old Forge Bank as of December 31, 2006 and 2005, and the related statements of income, stockholders’ equity and cash flows for the years then ended.  These financial statements are the responsibility of the Bank’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Old Forge Bank as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

McGrail Merkel Quinn & Associates

Scranton, Pennsylvania
February 23, 2007

OLD FORGE BANK
BALANCE SHEETS
DECEMBER 31, 2006 AND 2005

ASSETS	2006	2005

Cash and due from banks	$5,282,995	$5,046,401
Federal funds sold	3,400,000	4,600,000
Cash and cash equivalents	8,682,995	9,646,401

Investment securities, available-for-sale	43,821,786	44,700,768

Loans, net of unearned income	153,865,410	156,297,071
Allowance for loan losses	(1,933,566)	(2,079,851)
Net loans	151,931,844	154,217,220

Accrued interest receivable	1,107,722	1,088,597
Bank premises and equipment, net	1,612,363	1,676,977
Other real estate owned	109,268	364,160
Cash surrender value of life insurance	6,207,676	5,648,099
Other assets	1,320,706	1,358,184

Total assets	$214,794,360	$218,700,406

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits
Non-interest bearing	$29,778,802	$30,747,724
Interest bearing	151,133,446	155,910,692
Total deposits	180,912,248	186,658,416

Accrued interest payable	511,104	379,698
Other liabilities	1,438,585	1,341,235

Total liabilities	182,861,937	188,379,349

Common stock, $2.50 par value, 1,000,000 shares authorized, 558,994 shares issued and outstanding	1,397,485	1,397,485
Additional paid-in capital	4,602,515	4,602,515
Retained earnings	25,998,422	24,440,625
Accumulated other comprehensive income	(65,999)	(119,568)
Total stockholders’ equity	31,932,423	30,321,057

Total liabilities and stockholders’ equity	$214,794,360	$218,700,406

The accompanying Notes are an integral part of these Financial Statements.

OLD FORGE BANK
STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31,2006 AND 2005

	2006	2005
Interest income
Interest and fees on loans	$10,021,626	$9,608,506
Interest and dividends on investment securities:
Taxable	490,038	510,658
Tax-exempt	1,338,591	1,421,584
Interest on Federal funds sold	51,666	27,571
Total interest income	11,901,921	11,568,319

Interest expense
Interest on deposits	3,987,687	3,040,127
Interest on short-term borrowings	59,072	134,539
Total interest expense	4,046,759	3,174,666

Net interest income	7,855,162	8,393,653

Provision for loan losses	-	150,000
Net interest income, after provision for loan losses	7,855,162	8,243,653

Other income
Service charges and other fees	565,674	571,802
Other operating income	236,655	228,095
Gain on the sale of securities, net	69,555	90,205
Total other income	871,884	890,102

Other expenses
Salaries and employee benefits	2,949,996	2,855,528
Occupancy expense	250,279	246,388
Furniture and equipment expense	223,758	224,716
State shares tax	311,222	289,441
Other operating expenses	1,071,811	1,082,655
Total other expenses	4,807,066	4,698,728

Income before income taxes	3,919,980	4,435,027

Applicable income taxes	797,000	962,000

Net income	$3,122,980	$3,473,027

Net income per common share	$5.59	$6.21
The accompanying Notes are an integral part of these Financial Statements.

OLD FORGE BANK
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2006 AND 2005

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity

Balance, December 31, 2004	$1,397,485	$4,602,515	$22,504,831	$(108,117)	$28,396,714

Comprehensive income:
Net income, 2005	-	-	3,473,027	-	3,473,027
Unrealized losses on securities, net of reclassification adjustment	-	-	-	(11,451)	(11,451)
Comprehensive income					3,461,576

Cash dividends declared ($2.75 per share)	-	-	(1,537,233)	-	(1,537,233)

Balance, December 31, 2005	1,397,485	4,602,515	24,440,625	(119,568)	30,321,057

Comprehensive income:
Net income, 2006	-	-	3,122,980	-	3,122,980
Unrealized gains on securities, net of reclassification adjustment	-	-	-	53,569	53,569
Comprehensive income					3,176,549

Cash dividends declared ($2.80 per share)	-	-	(1,565,183)	-	(1,565,183)

Balance, December 31, 2006	$1,397,485	$4,602,515	$25,998,422	$(65,999)	$31,932,423

The accompanying Notes are an integral part of these Financial Statements.

OLD FORGE BANK
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
Operating activities
Net income	$3,122,980	$3,473,027
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	-	150,000
Depreciation	124,514	132,533
Amortization of intangible assets	50,032	50,032
Deferred income tax provision (benefit)	47,985	(44,696)
Increase in cash surrender value of life insurance	(199,577)	(181,726)
Amortization of securities (net of accretion)	314,419	299,209
Net realized gain on securities available-for-sale	(69,555)	(90,205)
Gain on sale of other real estate owned	-	(1,394)
Increase in interest receivable	(19,125)	(5,741)
(Increase) decrease in other assets	(88,135)	113,027
Increase in interest payable	131,406	106,206
Increase (decrease) in other liabilities	69,400	(120,608)
Net cash provided by operating activities	3,484,344	3,879,664

Investing activities
Proceeds from sales of securities available-for-sale	10,601,075	14,328,608
Proceeds from repayments of securities available-for-sale	2,458,529	3,600,844
Purchases of securities available-for-sale	(12,344,321)	(14,670,874)
Net loans repaid (originated)	2,323,542	(3,942,234)
Proceeds from other real estate	216,726	137,068
Investment in premises and equipment	(59,900)	(43,973)
Purchase of life insurance policies	(360,000)	-
Net cash provided by (used in) investing activities	2,835,651	(590,561)

Financing activities
Net decrease in demand and savings deposits	(3,874,911)	(3,105,325)
Net (decrease) increase in time deposits	(1,871,257)	4,466,441
Cash dividends paid	(1,537,233)	(1,509,284)
Net cash used in financing activities	(7,283,401)	(148,168)

Net (decrease) increase in cash and cash equivalents	(963,406)	3,140,935

Cash and cash equivalents at January 1	9,646,401	6,505,466

Cash and cash equivalents at December 31	$8,682,995	$9,646,401

The accompanying Notes are an integral part of these Financial Statements.

NOTES TO FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies

The accounting policies of Old Forge Bank (the Bank) conform with accounting principles generally accepted in the United States of America and with general practice within the banking industry.  A description of the significant accounting policies is presented below.

Nature of Operations

The Bank operates under a state bank charter and provides a variety of financial services to individual and corporate customers in Northeastern Pennsylvania from its banking facilities located in Old Forge, Peckville and Duryea, Pennsylvania.  The B ank’s primary deposit products are interest-bearing savings and checking accounts and certificates of deposit.  Its primary lending products are individual and corporate real estate and installment loans.

Basis of Presentation

The accrual basis of accounting is used, except that certain minor sources of income and expenses are recorded on the cash basis, the results of which approximate the accrual basis.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans.  In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

Investment Securities

The Bank’s investments in securities are classified and accounted for as follows:

Securities Available-for-Sale Securities available-for-sale consist of bonds, notes, debentures, and equity securities and are carried at fair value with unrealized holding gains and losses, net of tax, reported as a separate component of other comprehensive income until realized.

Gains and losses on the sale of securities available-for-sale are determined using the specific identification method and are reported as a separate component of other income in the Statements of Income.

Loans

Loans are stated at the principal amount outstanding, net of any unearned discount and the allowance for loan losses.  Loan interest income is accrued on the principal amount outstanding, except for interest income on installment loans which is recognized on the actuarial method or the simple interest method.

Loan commissions paid under the Bank’s dealer incentive program are amortized over the dealer commitment participation period with the corresponding expense recorded as an offset to interest income on the related loans.

Loans are generally placed on non-accrual or impaired status when principal or interest is past due 90 days or more and when, in the opinion of management, the collectibility of principal or interest is in doubt.  At the time a loan is placed on non-accrual or impaired status, interest previously accrued but not collected is charged against current income.  Loans are returned to accrual status when the collection of past due interest and principal is probable or the loan has been modified and the borrower has demonstrated the willingness and ability to pay currently for a reasonable period of time.

Allowance for Loan Losses

The allowance for loan losses is based on management’s judgment of an amount that is adequate to absorb losses in the existing portfolio.  In evaluating the portfolio, management takes into consideration numerous factors including current economic conditions, prior loan loss experience, the composition of the portfolio and management’s estimate of anticipated credit losses.

Bank Premises and Equipment

Bank premises and equipment are stated at cost less accumulated depreciation.  Depreciation is computed on the straight-line method and is charged to operations over the estimated useful lives of the assets (5 to 40 years).  Maintenance and repairs are charged to operating expense as incurred.

Long-Lived Assets

The Company reviews the carrying value of long-lived assets for impairment whenever events or changes in circumstances indicate that carrying amounts of the assets might not be recoverable, as prescribed in Statement Financial Accounting Standards No. 144, “ Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS 144).

Intangible Assets

Included in “Other assets” on the accompanying Balance Sheets is $750,480 of startup costs, net of accumulated amortization of $500,321 and $450,289 as of December 31, 2006 and 2005, respectively.  These costs were incurred in connection with a Bank expansion program and are being amortized using the straight-line method over a 15 year period.

Postretirement Benefits

The Bank sponsors an unfunded defined benefit postretirement life insurance plan covering substantially all of its employees and directors.  The plan provides for a reducing level of term life insurance coverage following retirement.

The life insurance premiums are charged to salaries and employee benefits expense when paid, inasmuch as they are insignificant in amount.

Advertising Expenses

Advertising costs are expensed as incurred.  Advertising expenses for the years ended December 31, 2006 and 2005, amounted to $78,000 and $92,000, respectively.

Income Taxes

Provisions for income taxes are based on both the taxes payable or refundable for the current year (after exclusion of non-taxable income, such as interest on state and municipal securities) as well as deferred taxes for temporary differences, between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the Financial Statements.  Deferred tax assets and liabilities are included in the Financial Statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109).  As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Cash Flows

For purposes of the Statements of Cash Flows, cash and cash equivalents include cash on hand, due from banks and Federal funds sold for a one-day period, when applicable.

The Bank paid interest and income taxes of $3,915,353 and $727,688 and $3,068,460 and $1,136,129 during the years ended December 31, 2006 and 2005, respectively.

Non-cash transactions included the unrealized gain (loss) on investment securities, available-for-sale, net of tax, amounting to $53,569 and ($11,451) during the years ended December 31, 2006 and 2005 and the net acquisition of real estate in the settlement of loans amounting to $ 169,300 during the year ended December 31, 2005.  There were no acquisitions of real estate in the settlement of loans during 2006.

Earnings Per Share

Basic earnings per share are calculated on the weighted average number of common shares outstanding during each year as prescribed in Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (SFAS 128).

A calculation of diluted earnings per share is not applicable to the Bank.

Emergency Accounting Standards

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement No. 123 (Revised 2004), Share-Based Payment.  Statement No. 123 (Revised 2004) is a revision of FASB Statement 123, Accounting for Stock-Based Compensation and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance.  The Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.  Statement No. 123 (Revised 2004) requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award, except in certain circumstances.  That cost will be recognized over the period during which an employee is required to provide service in exchange for the award.  The statement was effective for the Company as of January 1, 2006.

The adoption of Statement No. 123 (Revised 2004) had no effect on the Company’s results of operations or financial position as the Company has not issued any share-based payments.

In December 2004, FASB issued Statement No. 153, Exchanges of Nonmonetary Assets, An Amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions.  Statement No. 153 eliminated the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29 and replaced it with an exception for exchanges that do not have commercial substance.  Statement No. 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  The statement was effective for the Company as of January 1, 2006.

The adoption of Statement No. 153 had no effect on the Company’s results of operations or financial position.

In May 2005, FASB issued Statement No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No, 28.  Statement No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections.  It establishes retrospective application, or earliest date practicable, as the required method for reporting a change in accounting principle or correction of an error.  The Statement was effective for accounting changes or corrections of errors made in fiscal periods beginning after December 15, 2005.

The adoption of Statement No. 154 had no effect on the Company’s results of operations or financial position.

In November 2005, the FASB issued FASB Staff Position (FSP) FAS 115-1 and FAS 124-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments.  The FSP addresses the determination of when an investment is considered impaired and whether that impairment is other than temporary, and provides guidance on measuring an impairment loss.  The FSP requires certain disclosures about unrealized losses not recognized as other-than-temporary impairments.

The guidance in the FSP amends FASB Statements No. 115, Accounting for Certain Investments in Debt and Equity Securities, and No. 124, Accounting for Certain Investments Held by Not-for-Profit Organizations, and APB Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock.  The Company has considered the requirements of this FSP in its assessment of the investment portfolio.

In February 2006, the FASB issued Statement No. 155, Accounting for Certain Hybrid Financial Instruments - An Amendment of FASB Statements No. 133 and 140.  Statement No. 155 eliminates the exception from applying Statement 133 to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments.  The Statement is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006.

The Company believes that the adoption of this statement will not have a significant impact on its results of operations or financial position.

In March 2006, FASB issued StatementNo. 156, Accounting for Servicing of Financial Instruments - An Amendment of FASB Statement No. 140.  Statement No. 156 requires the recognition of the fair value of a servicing asset or servicing liability each time an obligation to service a financial asset by entering into a servicing contract is undertaken, if practicable.  It also allows the entity to subsequently measure the asset or liability under an amortization or fair value method.  The Statement is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006.

The Company believes that the adoption of this statement will not have a significant impact on its results of operations or financial position.

In July 2006, FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109.  Interpretation No. 48 clarifies the application of Statement No. 109 by establishing a threshold condition that a tax position must meet for any part of that position to be recognized in the financial statements.  In addition to recognition, the Interpretation provides guidance on the measurement, derecognition, classification and disclosure of tax positions.  The Interpretation is effective for fiscal years beginning after December 15, 2006.

The Company believes that the adoption of this statement will not have a significant impact on its results of operations or financial position.

In September 2006, FASB issued Statement No. 157, Fair Value Measurements.  Statement No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements.  The Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

The Company believes that the adoption of this statement will not have a significant impact on its results of operations or financial position.

In September 2006, FASB issued Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R).  Statement No. 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income.  The Statement is effective for financial statements issued for fiscal years ending after June 15, 2007.

The Company believes that the adoption of this statement will not have a significant impact on its results of operations and financial position.

At the September 2006 EITF meeting, a consensus was reached on EITF 06-4, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements.  EITF 06-4 requires the recognition of a liability related to the postretirement benefits covered by an endorsement split-dollar life insurance arrangement based on the substantive agreement with the employee.  The issue is effective for fiscal years beginning after December 15, 2007, with early adoption permitted.

The Company is evaluating the potential impact of this statement on its results of operations and financial position.

Note 2 - Investment Securities

The amortized cost and fair values of investment securities at December 31,2006 and 2005, are as follows:

	2006
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

U.S. Government agencies and corporations	$4,766,069	$-	$52,120	$4,713,949
State and political subdivisions	34,963,243	139,080	153,713	34,948,610
Mortgage-backed securities	1,087,894	818	24,695	1,064,017
Corporate securities	2,671,975	33,379	42,748	2,662,606
Subtotal	43,489,181	173,277	273,276	43,389,182
Equity securities	432,604	-	-	432,604

Total available-for-sale	43,921,785	173,277	273,276	43,821,786

	2005
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

U.S. Government agencies and corporations	$5,337,932	$-	$62,139	$5,275,793
State and political subdivisions	35,138,576	198,739	286,808	35,050,507
Mortgage-backed securities	1,373,364	3,301	23,581	1,353,084
Corporate securities	2,672,655	42,025	52,700	2,661,980
Subtotal	44,522,527	244,065	425,228	44,341,364
Equity securities	359,404	-	-	359,404

Total available-for-sale	$44,881,931	$244,065	$425,228	$44,700,768

Equity securities, at December 31, 2006 and 2005, consisted primarily of Federal Home Loan Bank stock, which is a required investment in order to participate in an available line of credit program.  The stock is stated at par value as there is no readily determinable fair value.

The amortized cost and fair value of debt securities at December 31, 2006 by contractual maturity, are shown below.  Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value

Due in one year	$749,951	$748,736
Due after one year through five years	3,034,399	3,060,146
Due after five years through ten years	8,252,836	8,276,400
Due after ten years	30,364,101	30,239,883
Subtotal	42,401,287	42,325,165
Mortgage-backed securities	1,087,894	1,064,017

Total	$43,489,181	$43,389,182

In 2006 and 2005, proceeds from sales of securities available-for-sale were $10,601,075 and $14,328,608, respectively.  Gross gains and losses of $79,907 and $10,352, respectively, were realized on the sales during 2006.  Gross gains and losses of $161,445 and $71,240, respectively, were realized on the sales during 2005.

Investment securities with an amortized cost and fair value of $13,482,671 and $13,438,053 at December 31, 2006, and $14,654,662 and $14,642,693 at December 31, 2005, were pledged to secure public deposits and for other purposes, as required by law.

The gross fair value and unrealized losses of the Bank’s investments, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, are as follows:

	December 31, 2006
	Less than twelve months		Twelve months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

U.S. Government agencies and corporations	$-	$-	$4,713,949	$52,120	$4,713,949	$52,120
State and political subdivisions	7,135,269	46,244	13,452,036	107,469	20,587,305	153,713
Mortgage-backed securities	15,009	109	926,743	24,586	941,752	24,695
Corporate securities	-	-	1,207,253	42,748	1,207,253	42,748

Total	$7,150,278	$46,353	$20,299,981	$226,923	$27,450,259	$273,276

	December 31, 2005
	Less than twelve months		Twelve months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

U.S. Government agencies and corporations	$4,535,137	$41,132	$740,656	$21,007	$5,275,793	$62,139
State and political subdivisions	14,139,433	200,753	5,228,734	86,055	19,368,167	286,808
Mortgage-backed securities	979,559	13,542	200,005	10,039	1,179,564	23,581
Corporate securities	-	-	1,617,301	52,700	1,617,301	52,700

Total	$19,654,129	$255,427	$7,786,696	$169,801	$27,440,825	$425,228

The table above, at December 31, 2006 includes 13 securities that have unrealized losses for less than twelve months and 50 securities that have been in an unrealized loss position for twelve or more months.

U.S. Government agencies and corporations - The unrealized losses on the Bank’s U.S.  Government agency and corporations obligations were caused by interest rate increases.  The contractual terms of these investments do not permit the issuer to settle the securities at a price less than par value at the earliest call date.  Since the Bank amortizes any premium to the earliest call date and has the ability to hold these investments until a recovery of fair value, which may be maturity, the Bank does not consider these investments to be other-than-temporarily impaired at December 31, 2006.

State and political subdivisions - The unrealized losses on the Bank’s State and political subdivision obligations were caused by interest rate increases along with unamortized premiums.  The contractual terms of these investments do not permit the issuer to settle the securities at a price less than par value at the earliest call date.  Since the Bank amortizes any premium to the earliest call date and has the ability to hold these investments until a recovery of fair value, which may be maturity, the Bank does not consider these investments to be other-than-temporarily impaired at December 31, 2006.

Mortgage-backed securities - The unrealized losses on the Bank’s mortgage-backed securities were caused by interest rate increases along with the unamortized premium.  The Bank amortizes the premium to expected maturity and adjusts for unusual prepayments.  Since the Bank has the ability to hold this security to maturity and the decline in market is attributable to interest rate changes, the Bank does not consider this investment to be other-than-temporarily impaired at December 31, 2006.

Corporate securities - The unrealized losses on the Bank’s corporate securities consist of three securities, all at par value, and were caused by interest rate increases.  The contractual terms of these investments do not permit the issuer to settle the securities at a price less than par value.  Since the Bank has the ability to hold these investments until a recovery of fair value, which may be maturity, the Bank does not consider these investments to be other-than-temporarily impaired at December 31,2006.  One of the securities has been in an unrealized loss position for in excess of sixty months and has an unrealized loss of approximately $31,300 at December 31, 2006, however, the security has passed its initial call date of August 2003.

Note 3 - Loans

Major classification of loans are as follows:

	December 31,
	2006	2005

Real estate loans	$61,464,537	$60,659,244
Commercial and industrial loans	61,151,470	62,950,027
Tax-exempt obligations	2,764,632	3,269,992
Installment loans	28,499,580	29,439,119
	153,880,219	156,318,382
Less: Unearned income on loans	14,809	21,311

Loans, net of unearned income	$153,865,410	$156,297,071

At December 31, 2006 and 2005, the Bank had total recorded investments in impaired loans of $291,711 and $381,552, respectively.  The average balance of these loans amounted to approximately $336,632 and $271,495 for the years ended December 31, 2006 and 2005, respectively.  The allowance for loan losses related to impaired loans amounted to approximately $130,750 and $144,600 at December 31,2006 and 2005, respectively.  Interest income, recorded as received, amounted to $ 11,119 and $17,367 during 2006 and 2005, respectively.

The Bank has no commitments to loan additional funds to the borrowers whose loans are considered to be impaired.

Note 4 - Allowance for Loan Losses

Changes in the allowance for loan losses are as follows:

	Years Ended December 31,
	2006	2005

Balance, beginning of year	$2,079,851	$1,979,267
Provision charged to operations	-	150,000
Loans charged-off	(150,631)	(100,272)
Recoveries	4,346	50,856

Balance, end of year	$1,933,566	$2,079,851

Note 5 - Bank Premises and Equipment

A summary of the bank premises and equipment is as follows:

	December 31,
	2006	2005

Land	$353,975	$353,975
Bank premises and improvements	2,914,832	2,914,832
Furniture and equipment	2,657,556	2,597,656
	5,926,363	5,866,463
Less: Accumulated depreciation	4,314,000	4,189,486

Net bank premises and equipment	$1,612,363	$1,676,977

Depreciation charged to income was $ 124,514 and $132,533 during the years ended December 31, 2006 and 2005, respectively.

Note 6 - Other Real Estate Owned

Real estate acquired through foreclosure is recorded at the lower of cost or market at the time of acquisition, based on appraisals of the real estate involved.  Other real estate owned, which includes real estate sales contracts, at December 31, 2006 and 2005 was $109,268 and $364,160, respectively.  Additional costs associated with holding the properties are expensed as incurred.

Note 7 - Cash Surrender Value of Life Insurance

The Bank has purchased Bank Owned Life Insurance (BOLI) policies on certain directors and officers.

The policies are split-dollar life insurance policies which provide for the bank to receive the cash value of the policy and to split the residual proceeds with the director/officer’s designated beneficiary upon the death of the insured.

Note 8 - Deposits

Deposits are summarized as follows:

	December 31,
	2006	2005

Demand deposits – non-interest bearing	$29,778,802	$30,747,724
NOW accounts	17,847,093	18,845,183
Money market accounts	10,069,699	7,090,195
Savings deposits	35,713,760	40,601,163
Time certificates	87,502,894	89,374,151

Total deposits	$180,912,248	$186,658,416

The aggregate amounts of certificates of deposit of $100,000 or more were $29,017,518 and $26,902,955 at December 31, 2006 and 2005, respectively.

Interest expense related to these certificates of deposit was $ 1,076,828 and $772,958 in 2006 and 2005, respectively.

The scheduled maturities of time deposits at December 31, 2006, are as follows:

2007	$66,224,398
2008	10,262,793
2009	2,770,420
2010	2,955,140
2011	5,290,143
Thereafter	-

Total	$87,502,894

Note 9 - Short-Term Borrowings

A summary of aggregate short-term borrowings for the years ended December 31, 2006 and 2005, respectively, is as follows:

	2006	2005

Amount outstanding at year-end	$-	$-
Average interest rate at year-end	-	-
Maximum amount outstanding at any month-end	$4,400,000	$9,650,000
Average amount outstanding	$1,092,055	$3,687,025
Average interest rate:
Federal funds purchased	5.42%	3.74%
Federal Home Loan Bank advance	5.32%	3.61%

Federal funds purchased and Federal Home Loan Bank advances generally mature within six months from the transaction date.

The Bank has an approved Maximum Borrowing Capacity of $86,893,000 with the Federal Home Loan Bank (FHLB).  The Bank is required to purchase and maintain stock in the FHLB and pledge a general assignment of its assets as guarantee for the maximum borrowing capacity.

The Bank also has an approved Borrowing Facility of $6,000,000 with the Atlantic Central Bankers Bank (ACBB).  The Bank is required to purchase and maintain stock in the ACBB and maintain a corresponding banking relationship with the ACBB as a guarantee for the borrowing facility.

Note 10 - Accumulated Other Comprehensive Income

Accumulated other comprehensive income of ($65,999) and ($119,568) at December 31,2006 and 2005, respectively, consisted entirely of unrealized gains or losses on available-for-sale securities, net of tax.

A reconciliation of other comprehensive income for the years ended December 31, 2006 and 2005 is as follows:

	2006
	Before-Tax Amount	Tax (Expense) Benefit		Net-of-Tax Amount

Unrealized gains on available-for-sale securities:
Unrealized holding gains arising during the year	$150,720	$	(51,245)	$99,475
Less: Reclassification adjustment for gains realized in net income	69,555		(23,649)	45,906
Net unrealized gains	81,165		(27,596)	53,569

Other comprehensive income	$81,165		$(27,596)	$53,569

	2005
	Before-Tax Amount	Tax (Expense) Benefit		Net-of-Tax Amount

Unrealized gains on available-for-sale securities:
Unrealized holding gains arising during the year	$72,856	$	(24,772)	$48,084
Less: Reclassification adjustment for gains realized in net income	90,205		(30,670)	59,535
Net unrealized gains	(17,349)		5,898	(11,451)

Other comprehensive income	$(17,349)		$5,898	$(11,451)

Note 11 - Profit Sharing Plan

The Bank sponsors a 401(k) deferred compensation and profit sharing plan for eligible employees.  Eligible employees may elect deferrals of up to the maximum amounts permitted by law.  The Bank’s contributions to the plan are made at the discretion of the Board of Directors based on includable compensation.

The Bank’s expenses for the plan were $252,000 and $249,000 for the years ended December 31, 2006 and 2005, respectively.

Note 12 - Income Taxes

The total income taxes in the Statements of Income are as follows:

	Years Ended December 31,
	2006	2005

Current provision	$749,015	$1,006,696
Deferred tax provision (benefit)	47,985	(44,696)

Total	$797,000	$962,000

A reconciliation of income taxes at statutory rates to applicable income taxes reported in the Statements of Income is as follows:

	Years Ended December 31,
	2006	2005

Provision at statutory rates on pretax income	$1,332,793	$1,507,909
Add (deduct) tax effect of:
Non-taxable interest income	(573,504)	(596,079)
Non-deductible interest expense	55,756	43,524
Other items, net	(18,045)	6,646

Applicable income taxes	$797,000	$962,000

The components of the net deferred tax provision (benefit) are as follows:

	Years Ended December 31,
	2006	2005

Provision for loan losses	$49,737	$(34,199)
Depreciation	(1,951)	(7,457)
Other	199	(3,040)
Total	$47,985	$(44,696)

The significant components of deferred tax assets and liabilities are as follows:

	Years Ended December 31,
	2006	2005
Deferred tax assets:
Allowances for loan losses	$463,160	$512,897
Unrealized securities losses	33,999	61,595
Total deferred tax assets	497,159	574,492

Deferred tax liabilities:
Depreciation	56,472	58,423
Other	3,704	3,505
Total deferred tax liabilities	60,176	61,928

Net deferred tax asset	$436,983	$512,564

In management’s opinion, the deferred tax assets are realizable inasmuch as the Bank has a history of taxable income and a carryback potential greater than the deferred tax assets.  Management is not aware of any evidence that would preclude the Bank from realizing the benefit in the future and, accordingly, has not established a valuation allowance against the deferred tax assets.

Note 13 - Fair Value of Financial Instruments

General

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments” (SFAS 107), requires the disclosure of the estimated fair value of on and off-balance sheet financial instruments.  For Old Forge Bank, as for most financial institutions, in excess of 90% of its assets and liabilities are considered financial instruments as defined in SFAS 107.  Many of the Bank’s financial instruments however, lack an available trading market as characterized by a willing buyer and willing seller engaging in an exchange transaction.  It is also the Bank’s general practice to hold its financial instruments to maturity and to not engage in trading or sales activities.  Therefore, significant estimations and present value calculations were used by the Bank for the purposes of this disclosure.

Valuation Methods and Assumptions

Estimated fair values have been determined by the Bank using the best available data, an estimation methodology suitable for each category of financial instruments.

Financial instruments actively traded in a secondary market have been valued using quoted available market prices.  Those with stated maturities have been valued using future cash flow with an applicable rate approximating current market for similar assets and liabilities. Those liabilities with no stated maturities have an estimated fair value equal to both the amount payable on demand and the carrying amount balance.  The rate used in these calculations is the current loan rate adjusted for non-interest operating costs, credit loss and assumed prepayment risk.

Changes in assumptions or estimation methodologies may have a material effect on these estimated fair values.

The Bank’s remaining assets and liabilities are not considered financial instruments and have not been valued within the following table.  Accordingly, the aggregate of fair value amounts presented does not attempt to represent the aggregate assets and liabilities of the Bank.

The carrying amount and estimated fair value of financial instruments at December 31, 2006 and 2005, are as follows:

	December 31, 2006		December 31, 2005
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets
Cash and cash equivalents	$8,682,995	$8,682,995	$9,646,401	$9,646,401
Investment securities	43,821,786	43,821,786	44,700,768	44,700,768
Net loans	151,931,844	150,294,646	154,217,220	156,445,336

Liabilities
Demand deposits	93,409,354	93,409,354	97,284,265	97,284,265
Time deposits	87,502,894	86,713,567	89,374,151	88,684,151

Note 14 - Commitments and Contingent Liabilities

In the normal course of business, there are outstanding commitments and contingent liabilities, created under prevailing terms and collateral requirements, such as commitments to extend credit and letters of credit which are not reflected in the accompanying Financial Statements.  The Bank does not anticipate any losses as a result of these transactions.  These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Balance Sheets.  The contract or notional amounts of these instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

Financial instruments whose contract amounts represent credit risk at December 31,2006 and 2005, are as follows:

	2006	2005

Commitments to extend credit
Fixed rate	$1,250,081	$158,516
Variable rate	7,472,769	5,880,519
Standby letters of credit	2,557,912	1,146,858

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  These commitments include loans-in-process, available borrowing under commercial line of credit agreements and available borrowing under home equity agreements.  Commitments generally have fixed expiration dates or other termination clauses and may require a payment of a fee.  Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

Note 15 - Concentration of Credit Risk

Most of the Bank’s lending activity is with customers located in the Bank’s geographic market area and repayment is affected by economic conditions in this market area.

The Bank may, from time to time, maintain correspondent bank balances in excess of $100,000 each.  Management is not aware of any evidence that would indicate that such deposits are at risk.

Note 16 - Related Party Transactions

The following table represents the indebtedness of directors, officers, employees and companies in which they have 10 percent or more beneficial ownership.  Related party loans are granted on the same terms, including interest rates and collateral, as those prevailing at the time of the loan for comparable transactions with unrelated persons.

	Years Ended December 31,
	2006	2005

Balance, beginning of year	$4,181.486	$1,902,236

Additions	1,015,811	2,711,150

Reductions	(449,157)	(431,900)

Balance, end of year	$4,748,140	$4,181,486

Note 17 - Restrictions that Limit the Availability of Surplus and/or Retained Earnings for Dividend Purposes

The Pennsylvania Banking Code restricts, in all state-chartered banks, the availability of capital funds for the payment of dividends to the Retained Earnings of the bank.  Accordingly, at December 31, 2006, the balances in the Capital Stock and Additional Paid-in Capital accounts, totaling $6,000,000, were unavailable for dividend payments.

Note 18 - Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the Federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory—and possibly additional discretionary—actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices.  The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total Capital and Tier I Capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I Capital (as defined) to average assets (as defined).  Management believes, as of December 31, 2006, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2006, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as “well capitalized” under the regulatory framework for prompt corrective action.  To be categorized as “well capitalized” the Bank must maintain minimum Total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below.  There are no conditions or events since that notification that management believes have changed the institution’s category.

The Bank’s actual capital amounts and ratios are also presented in the table.

	Actual		For Capital Adequacy Purposes		To Be “Well Capitalized”
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2006
Total Capital (to Risk-Weighted Assets)	$33,681,000	21.1%	>$12,795,440	>8.0%	>$15,994,300	> 10.0%
Tier I Capital (to Risk-Weighted Assets)	$31,748,000	19.8%	>$ 6,397,720	>4.0%	>$ 9,596,580	> 6.0%
Tier I Capital (to Average Assets)	$31,748,000	15.0%	>$ 8,496,880	>4.0%	>$10,621,100	> 5.0%

	Actual		For Capital Adequacy Purposed		To Be “Well Capitalized”
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2005
Total Capital (to Risk-Weighted Assets)	$32,162,000	19.9%	>$12,948,240	>8.0%	>$16,185,300	>10.%
Tier I Capital (to Risk-Weighted Assets)	$30,141,000	18.6%	>$ 6,474,120	>4.0%	>$ 9,711,180	>6.0%
Tier I Capital (to Average Assets)	$30,141,000	13.8%	>$ 8,763,920	>4.0%	>$10,954,900	>5.0%

OLD FORGE BANK
BALANCE SHEETS
SEPTEMBER 30, 2008 AND DECEMBER 31, 2007
(UNAUDITED)
(in thousands)

ASSETS	September 30, 3008	December 31, 2007

Cash and Due from Banks	$4,571,782	$5,529,693
Securities	40,321,233	42,650,195
Federal Funds Sold	800,000	1,750,000
Loans, Net of Unearned Income	162,815,823	157,458,925
Less: Allow For Pos. Loan Loss	1,413,444	1,868,708

Net Loans	161,402,379	155,590,217
Bank Premises	1,676,059	1,755,222
Real Estate Sales Contract	96,470	102,174
Other Real Estate	25,000	0
Accrued Interest Receivable	1,136,182	1,125,124
Cash Surrender Value of Life Insurance	6,113,589	5,952,197
Other Assets	1,696,873	1,133,810

TOTAL ASSETS	$217,839,567	$215,588,632

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits
(A) Demand	$29,739,202	$29,464,741
(B) Savings	55,543,217	62,532,154
(C) Time	97,734,881	88,210,494

Total Deposits	183,017,300	180,207,389
Federal Funds Purchased	0	0
Other Borrowed Funds	0	0
Accrued interest Payable	444,376	478,472
Other Liabilities	608,480	1,421,986

Total Liabilities	184,070,156	182,107,847

EQUITY CAPITAL

Common Stock	1,397,485	1,397,485
Surplus	4,602,515	4,602,515
Retained Earnings	27,769,411	27,480,785

Total Equity Capital	33,769,411	33,480,785

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$217,839,567	$215,588,632
See notes to interim financial statements.

OLD FORGE BANK
STATEMENTS OF INCOME
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(UNAUDITED)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
INTEREST INCOME:
Interest & Fees on Loans
(A) Real Estate	$1,754,823	$1,755,520	$5,220,919	$5,151,515
(B) Installment	418,061	416,490	1,265,633	1,217,729
(C) Commercial & Conventional	350,394	471,196	1,130,514	1,382,357
Interest on Loans	2,523,278	2,643,206	7,617,066	7,751,601

Interest & Dividends on Securities
(A) States & Political Subdivisions	311,380	334,848	919,604	1,008,029
(B) All Others	135,826	118,059	416,950	355,309
Interest on Federal Funds Sold and Balances with Banks	1,684	1,009	37,734	61,278
Interest and Dividends on Securities	448,890	453,916	1,374,288	1,424,616

Total Interest Income	2,972,168	3,097,122	8,991,354	9,176,217

INTEREST EXPENSE
Interest on Deposits
(A) Interest on Savings	59,644	70,752	175,797	206,539
(B) Interest on Time Deposits	887,662	971,484	2,703,810	2,792,909
(O Interest on NOW/MMDA	90,173	124,655	422,047	497,360
Expense on Federal Funds Purchased	12,292	21,751	19,106	28,039
Other Borrowed Money	2,345	1,737	24,285	3,239

Total Interest Expense	1,052,116	1,190,379	3,345,045	3,528,086

NET INTEREST INCOME	1,920,052	1,906,743	5,646,309	5,648,131

NET INTEREST MARGIN(%)			3.75%	3.75%

Provision for Loan Losses	75,000	100,000	225,000	100,000

OTHER INCOME
Service charge on Deposit A/C	89,929	103,326	285,091	379,008
Other Noninterest Income	92,007	217,047	276,526	562,685
Total Other Income	181,936	320,373	561,617	941,693

Gains (Losses) on Securities	(3,697)	0	13,901	3,521

OTHER EXPENSES
Salaries & Employee Benefits	684,686	728,009	2,129,613	2,248,320
Exp. Of Premises & Equipment	133,270	121,425	404,511	363,943
Other Noninterest Expense	413,972	364,809	1,197,095	1,054,940

Total Other Expenses	1,231,928	1,214,243	3,731,219	3,667,203

NET INCOME BEFORE TAXES	791,363	912,873	2,265,608	2,826,142
Applicable Income Taxes	154,000	171,000	443,000	547,000

NET INCOME	$637,363	$741,873	$1,822,608	$2,279,142

See notes to interim financial statements.

OLD FORGE BANK STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007 (UNAUDITED) (in thousands)

	For the nine months ended September 30,
	2008	2007
Operating activities:
Net income	$1,822,608	$2,279,142
Adjustments to reconcile net to net cash
provided by operation activities:
Provision for loan losses	225,000	100,000
Depreciation	107,783	86,713
Amortization of intangible assets	37,524	37,524
Increase in cash surrender value of life insurance	(161,392)	(255,853)
Amortization of securities (net of accretion)	186,188	222,809
Net realized loss (gain) on securities available-for-sale	(13,901)	(3,521)
Increase in interest receivable	(11,059)	(62,001)
(Increase) in other assets	(428,564)	(32,807)
(Decrease) increase in interest payable	(34,096)	66,965
Increase (decrease) other liabilities	394,208	(228,723)
Net cash provided by operating activities	2,124,299	2,210,248

Investing activities:
Proceeds from sales of securities available-for-sale	4,590,626	670,357
Proceeds from repayments of securities available-for-sale	6,332,771	1,901,808
Purchase of securities available for sale	(10,081,089)	(1,971,808)
Net loans repaid (originated)	(6,324,218)	(5,201,583)
Proceeds from other real estate	(19,296)	(5,267)
Investment in premises and equipment	28,620	14,004
Proceeds from life insurance policies	-	563,073
Net cash (used in) provided by investing activities	(5,472,586)	(4,028,690)

Financing activities:
Other borrowed funds	-	4,375,000
Net decrease in demand and savings deposits	(6,327,607)	(8,831,165)
Net increase (decrease) in time deposits	9,137,518	3,546,737
Cash dividends paid	(1,369,535)	(1,369,535)
Net cash used in financing activities	1,440,376	(2,278,963)

Net decrease in cash and cash equivalents	(1,907,911)	(4,097,405)

Cash and cash equivalents at January 1	7,279,693	8,682,995

Cash and cash equivalents at September 30	$5,371,782	$4,585,590

See notes to interim financial statements.

Notes to the Unaudited Financial Statements for the Quarter Ended September 30, 2008 (unaudited)

These Notes to Unaudited Financial Statements reflect events subsequent to December 31, 2007, the date of the most recent Independent Auditor’s Report. These Notes to Unaudited Financial Statements should be read in conjunction with the Company’s Annual Report for the year ended December 31, 2007.

Forward Looking Information

This Report contains forward-looking statements that are based on assumptions and may describe future plans, strategies and expectations of Old Forge Bank. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Old Forge Bank’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of Old Forge Bank include, but are not limited to, changes in interest rates, national and regional economic conditions, legislative and regulatory changes,  monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality and composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in Old Forge Bank’s market area, changes in real estate market values in Old Forge Bank’s market area, changes in relevant accounting principles and guidelines and inability of third party service providers to perform.

Except as required by applicable law or regulation, Old Forge Bank does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

Unless the context indicates otherwise, all references in this Report to “Company,” “we,” “us” and “our” refer to Old Forge Bank.

Note 1 - Summary of Significant Accounting Policies

The accounting policies of Old Forge Bank (the Bank) conform with accounting principles generally accepted in the United States of America and with general practice within the banking industry.  A description of the significant accounting policies is presented below.

Nature of Operations

The Bank operates under a state bank charter and provides a variety of financial services to individual and corporate customers in Northeastern Pennsylvania from its banking facilities located in Old Forge, Peckville and Duryea, Pennsylvania.  The Bank's primary deposit products are interest-bearing savings and checking accounts and certificates of deposit.  Its primary lending products are individual and corporate real estate and installment loans.

Basis of Presentation

The accrual basis of accounting is used, except that certain minor sources of income and expenses are recorded on the cash basis, the results of which approximate the accrual basis.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans.  In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

Note 2 - Investment Securities

The Bank's investments in securities are classified and accounted for as follows:

Securities Available-for-Sale  Securities available-for-sale consist of bonds, notes, debentures, and equity securities and are carried at fair value with unrealized holding gains and losses, net of tax, reported as a separate component of other comprehensive income until realized.

Gains and losses on the sale of securities available-for-sale are determined using the specific identification method and are reported as a separate component of other income in the Statements of Income.

The amortized cost and fair values of investment securities at September 30, 2008 and December 31, 2007, are as follows:

	September 30, 2008
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

U.S. Government agencies
and corporations	$7,000,372	$7,143	$-	$7,007,515
State and political subdivisions	31,119,447	-	1,017,139	30,102,308
Mortgage-backed securities	739,764	-	14,276	725,488
Corporate securities	2,250,666	-	296,448	1,954,218
Subtotal	41,110,249	7,143	1,327,863	39,789,529
Equity securities	531,704	-	-	531,704

Total available-for-sale	$41,641,953	$7,143	$1,327,863	$40,321,233

	December 31, 2007
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

U.S. Government agencies
and corporations	$8,001,262	$54,049	$-	$8,055,311
State and political subdivisions	31,045,889	106,808	93,763	31,058,934
Mortgage-backed securities	863,447	474	12,697	851,224
Corporate securities	2,251,246	24,894	100,018	2,176,122
Subtotal	42,161,844	186,225	206,478	42,141,591
Equity securities	508,604	-	-	508,604

Total available-for-sale	$42,670,448	$186,225	$206,478	$42,650,195

Equity securities, at September 30, 2008 and December 31, 2007, consisted primarily of Federal Home Loan Bank stock, which is a required investment in order to participate in an available line of credit program.  The stock is stated at par value as there is no readily determinable fair value.

The amortized cost and fair value of debt securities at September 30, 2008 by contractual maturity are shown below.  Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value

Due in one year	$2,000,666	$1,732,945
Due after one year through five years	2,399,857	2,407,417
Due after five years through ten years	11,842,869	11,689,720
Due after ten years	24,814,243	23,907,011
Subtotal	41,057,635	39,737,093
Mortgage-backed securities	52,614	52,436

Total	$41,110,249	$39,789,529

The gross fair value and unrealized losses of the Bank’s investments, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, are as follows:

	September 30, 2008
	Less Than Twelve Months		Twelve Months Or More		Totals
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
State and political subdivisions	$4,616,918	$309,268	$17,276,801	$707,871	$21,893,719	$1,017,139
Mortgage backed securities	-	-	723,487	14,276	723,487	14,276

Corporate securities	-	-	1,954,218	296,448	1,954,218	296,448

Total	$4,616,918	$309,268	$19,954,506	$1,018,595	$24,571,424	$1,327,863

	December 31, 2007
	Less Than Twelve Months		Twelve Months Or More		Totals
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
State and political subdivisions	$1,293,194	$1,762	$16,569,087	$92,001	$17,862,281	$93,763
Mortgage backed securities	9,939	2	781,189	12,695	791,128	12,697

Corporate securities	-	-	1,149,983	100,018	1,149,983	100,018

Total	$1,303,133	$1,764	$18,500,259	$204,714	$19,803,392	$206,478

The table above, at September 30, 2008, includes 12 securities that have unrealized losses for less than twelve months and 55 securities that have been in an unrealized loss position for twelve or more months.

State and political subdivisions - The unrealized losses on the Bank’s State and political subdivision obligations were caused by interest rate fluctuations along with unamortized premiums.  The contractual terms of these investments do not permit the issuer to settle the securities at a price less than par value at the earliest call date.  Since the Bank amortizes any premium to the earliest call date and has the ability to hold these investments until a recovery of fair value, which may be maturity, the Bank does not consider these investments to be other-than-temporarily impaired at September 30, 2008.

Mortgage-backed securities - The unrealized losses on the Bank’s mortgage-backed securities were caused by interest rate fluctuations along with the unamortized premium.  The Bank amortizes the premium to expected maturity and adjusts for unusual prepayments.  Since the Bank has the ability to hold this security to maturity and the decline in market is attributable to interest rate changes, the Bank does not consider this investment to be other-than-temporarily impaired at September 30, 2008.

Corporate securities - The unrealized losses on the Bank’s corporate securities consist of three securities, all at par value, and were caused by interest rate fluctuations.  The contractual terms of these investments do not permit the issuer to settle the securities at a price less than par value.  Since the Bank has the ability to hold these investments until a recovery of fair value, which may be maturity, the Bank does not consider these investments to be other-than-temporarily impaired at September 30, 2008.

Note 3 - Loans

Major classifications of loans are as follows:

	September 30,	December 31,
	2008	2007

Real estate loans	$71,929,015	$68,211,137
Commercial and industrial loans	56,190,952	58,055,156
Tax-exempt obligations	3,296,651	2,629,097
Installment loans	31,406,034	28,573,207
	162,822,652	157,468,597
Less: Unearned income on loans	6,829	9,672

Loans, net of unearned income	$162,815,823	$157,458,925
The Bank has no commitments to loan additional funds to the borrowers whose loans are considered to be impaired.

Note 4 - Allowance for Loan Losses

Changes in the allowance for loan losses for the nine months ended September 30, 2008 and year ended December 31, 2007 are as follows:

	September 30,	December 31,
	2008	2007

Balance, beginning of year	$1,868,708	$1,933,566
Provisions charged to operations	225,000	150,000
Loans charged-off	(686,636)	(223,138)
Recoveries	6,372	8,280

Balance, end of year	$1,413,444	$1,868,708

Note 5 - Fair Value Measurements (SFAS No. 157)

Effective January 1, 2008, the Company adopted SFAS No. 157, which, among other things, requires enhanced disclosures about assets and liabilities carried at fair value.  SFAS No. 157 establishes a hierarchal disclosure framework associated with the level of pricing observability utilized in measuring assets and liabilities at fair value.  The three broad levels defined by SFAS No. 157 hierarchy are as follows:

Level I:   Quoted prices are available in active markets for identical assets or liabilities as of the record date.

Level II:   Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reported date.  The nature of these assets and liabilities include items for which quoted prices are available but traded less frequently, and items that are fair valued using other financial instruments, the parameters of which can be directly observed.

Level III:   Assets and liabilities that have little to no pricing observability as of the reported date.  These items do not have two-way markets and are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment or estimation.

The following table presents the assets reported on the consolidated statements of financial condition at their fair value as of September 30, 2008 by level within the fair value hierarchy.  As required by SFAS No. 157, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

	September 30, 2008
	Level I	Level lI	Level III	Total
Assets
Securities available-for-sale	$-	$40,321,233	$-	$40,321,233

Note 6 - Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the Federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory—and possibly additional discretionary—actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices.  The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total Capital and Tier I Capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I Capital (as defined) to average assets (as defined).  Management believes, as of September 30, 2008, that the Bank meets all capital adequacy requirements to which it is subject.

As of September 30, 2008, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as "well capitalized" under the regulatory framework for prompt corrective action.  To be categorized as "well capitalized" the Bank must maintain minimum Total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below.  There are no conditions or events since that notification that management believes have changed the institution's category.

The Bank's actual capital amounts and ratios are also presented in the table.

	Actual		For Capital Adequacy Purposes		To Be “Well Capitalized”
	Amount	Ratio	Amount	Ratio	Amount	Ratio
September 30, 2008
Total Capital (to Risk-Weighted Assets)	$35,892,000	22.1%	≥$12,979,840	≥ 8.0%	$16,224,800	≥ 10.0%
Tier 1 Capital (to Risk-Weighted Assets	$34,479,000	21.3%	≥ $6,489,920	≥ 4.0%	$ 9,734,880	≥ 6.0%
Tier 1 Capital (to Average Assets)	$34,479,000	15.9%	≥ $8,666,480	≥ 4.0%	$10,833,100	≥ 5.0%

	Actual		For Capital Adequacy Purposes		To Be “Well Capitalized”
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2007
Total Capital (to Risk-Weighted Assets)	$35,163,000	22.1%	≥$12,749,440	≥ 8.0%	$15,936,800	≥ 10.0%
Tier 1 Capital (to Risk-Weighted Assets	$33,294,000	20.9%	≥ $6,374,720	≥ 4.0%	$ 9,562,080	≥ 6.0%
Tier 1 Capital (to Average Assets)	$33,294,000	15.5%	≥ $8,591,160	≥ 4.0%	$10,738,950	≥ 5 .0%

RECENT DEVELOPMENTS

Penseco

On February 9, 2009, Penseco reported the selected consolidated historical financial and other data contained in the tables on pages 251 through 253 at the dates and for the periods indicated.  The information as of and for the three months and year ended December 31, 2008 is derived from unaudited financial statements.  Penseco’s management prepared the unaudited information on the same basis as it prepared Penseco’s audited consolidated financial statements.  In the opinion of Penseco’s management, this information reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data for those dates.  You should read this information in conjunction with Penseco’s financial statements beginning on page 131.

Penseco reported an increase in net income of $339,000 or 29.6% for the three months ended December 31, 2008 to $1,486,000 or $0.69 per share compared with $1,147,000 or $0.54 per share from the year ago period.  The increase in net income was primarily attributable to increased net interest income of $523,000 or 9.6%, higher non-interest income and lower non-interest expense, offset by higher applicable income taxes.  Interest on investments increased mainly due to increased volume of securities of states & political subdivisions and U.S. Agencies while total interest expense declined mainly from lower deposit costs.  The provision for loan losses increased $114,000 from the year ago period.  The allowance for loan losses at December 31, 2008 was 1.20% of total loans compared to 1.21% of total loans at September 30, 2008 and 1.16% of total loans at December 31, 2007.  Also aiding in the increase of net income of $339,000 for the three month period is a lower non-interest expense of $57,000.  This is primarily due to a $497,000 pre-tax VISA litigation accrual ($328,000 net of tax) recorded by the Company in the fourth quarter of 2007.  Excluding the impact of the VISA transaction, net income increased $11,000 or 0.7% from the three months ended December 31, 2007.  (See beginning on page 254 for a reconciliation of GAAP net income to net income excluding the gain related to the VISA, Inc. initial public offering during the three months ended December 31, 2008.)

For the twelve months ended December 31, 2008, net income increased $1,915,000 or 28.6%, to $8,613,000 or $4.01 per share compared with the year ago period of $6,698,000 or $3.12 per share. The increase in net income was primarily attributable to a one time after tax increase in income of $1,129,000, or $.53 per share, related to VISA, Inc.’s initial public offering, which consisted of a gain from the mandatory partial share redemption by VISA and the reversal of a litigation liability accrual that had been recorded by Penseco in the fourth quarter of 2007.  Excluding the impact of the VISA transaction, net income increased $458,000 or 6.5% from the twelve months of 2007.  (See beginning on page 254 for a reconciliation of GAAP net income to net income excluding the gain related to the VISA, Inc. initial public offering during the twelve months ended December 31, 2008.)  Net interest income increased $1,478,000 or 6.8% to $23,068,000 for the twelve months ended December 31, 2008 compared to $21,590,000 for the same period of 2007.  The increase resulted from higher interest on investments of $504,000 or 7.1% due to increased volume of securities of states & political subdivisions and U.S. Agencies.  Total interest expense declined $1,909,000 or 8.8% mainly due to lower deposit costs.  Net interest income after provision for loan losses increased $1,274,000 or 6.1%.  The provision for loan losses increased $204,000 to $861,000 during the twelve months of 2008 compared with $657,000 for the same period of 2007.

Non-interest Income

Total non-interest income increased $87,000 or 4.4% to $2,068,000 for the three months ended December 31, 2008, compared with $1,981,000 for the same period in 2007.  Trust department income decreased $34,000 or 9.1% due to the decrease in market value of trust assets.  Service charges on deposit accounts increased $157,000 or 60.9% primarily due to the increased number of accounts and increased service charge activity.  Merchant transaction income decreased $54,000 or 6.3% due to lower transaction volume mainly from the economic slowdown.  Realized losses on securities were $11,000 compared to $0 for the same period of 2007, due to the sale of equity securities.

Total non-interest income increased $2,316,000 or 26.6% to $11,036,000 during the twelve months of 2008 from $8,720,000 for the same period of 2007.  Trust department income decreased $61,000 due to the decrease in market value of trust assets.  Service charges on deposit accounts increased $463,000 or 45.7% primarily due to the increased number of accounts and increased service charge activity.  Merchant transaction income increased $246,000 or 5.8%, mainly due to higher transaction volume and new business.  Brokerage fee income increased $335,000 or 128.4% due to new and increased business in the wealth management area.  Other operating income increased $87,000 or 108.7% due to increased income on other real estate owned of $49,000, along with an increase in general operating income. Penseco realized a gain of $1,213,000 related to VISA, Inc.’s initial public offering, which consisted of a mandatory partial share redemption, during the first quarter of 2008, discussed earlier.  Realized gains on securities decreased $37,000 to $12,000 during 2008 from $49,000 for 2007.

Non-interest Expenses

Total non-interest expenses decreased $57,000 or 1.0% to $5,831,000 for the three months ended December 31, 2008 compared with $5,888,000 for the same period of 2007.  Salaries and employee benefits expense increased $435,000 or 18.8% largely due to a $356,000 retirement contribution to fifty employees negatively impacted by the pension freeze during the second quarter of 2008, and an additional $70,000 401(k) profit sharing contribution benefiting all employees.  Other operating expenses decreased $405,000 or 18.2% largely due to the $497,000 VISA litigation charge accrual recorded by the Company during the fourth quarter of 2007.  (See beginning on page 254 for a reconciliation of GAAP net income to net income excluding the gain related to the VISA, Inc. initial public offering during the three months ended December 31, 2008.)

Total non-interest expenses increased $841,000 or 3.9% to $22,172,000 during the twelve months of 2008 compared with $21,331,000 for the same period of 2007.  Salaries and employee benefits expense increased $1,039,000 or 11.4% largely due to a $356,000 retirement contribution to fifty employees negatively impacted by the pension freeze during the second quarter of 2008, and an additional $70,000 401(k) profit sharing contribution benefiting all employees, and increased salaries resulting from additional employee hires and increased commissions related to our wealth management division.  Premises and fixed assets expense increased $117,000 or 4.5% due to computer system upgrades and increased occupancy expense.  Merchant transaction expenses increased $45,000 or 1.3% due to higher transaction volume.  Other operating expenses decreased $360,000 or 5.7% largely due to the $497,000 VISA litigation charge accrual recorded by the Company during the fourth quarter of 2007.  (See beginning on page 254 for a reconciliation of GAAP net income to net income excluding the gain related to the VISA, Inc. initial public offering during the twelve months ended December 31, 2008.)  Excluding this VISA litigation accrual, other operating expenses increased year over year

$634,000 mostly related to Penseco’s new brand and logo expenses of $120,000, legal fees related to loan collection efforts of $128,000, and professional expenses of $134,000 related to the pension freeze, $82,000 related to outsourced audit and compliance services, and $78,000 related to computer system updates.

Asset Quality

The allowance for loan losses at December 31, 2008 was $5,275,000 or 1.20% of total loans compared to $4,700,000 or 1.16% of total loans at December 31, 2007.  Management believes the loan loss reserve is adequate.

Loans on which the accrual of interest has been discontinued or reduced amounted to $1,454,000 at December 31, 2008, down from $1,610,000 at December 31, 2007.  If interest on those loans had been accrued, such income would have been $192,000 and $153,000 for the twelve months ended December 31, 2008 and December 31, 2007, respectively.  There were no commitments to lend additional funds to individuals whose loans are in non-accrual status.

Net loan charge-offs amounted to $208,000 or .048% of average outstanding loans for the three months ended December 31, 2008 compared to $29,000 or .007% at December 31, 2007.  Net loan charge-offs amounted to $285,000 or .068% of average outstanding loans for the twelve months ended December 31, 2008 compared to $157,000 or .041% at December 31, 2007.

As of December 31, 2008 there are no significant loans as to which management has serious doubt about their collectibility.  During the second quarter of 2008, Penseco was notified that The Education Resources Institute, Inc. (TERI), a guarantor of a portion of our student loan portfolio, had filed for Reorganization under Chapter 11 of the Bankruptcy Act.  Currently, Penseco holds $8.4 million of TERI loans.  Penseco does not anticipate that TERI’s bankruptcy filing will significantly impact Penseco’s financial statements.  These loans are placed on non-accrual status when they become more than 90 days past due.  At December 31, 2008 there was $144,000 in such loans placed on non-accrual status, up from $128,000 at September 30, 2008.

At December 31, 2008 and December 31, 2007, Penseco did not have any loans specifically classified as impaired.

Penseco does not engage in any sub-prime or Alt-A credit lending. Therefore, it is not subject to any credit risks associated with such loans.  Penseco’s lending is primarily residential and commercial secured mortgage loans, in Northeastern Pennsylvania, based upon conservative underwriting standards.

Income Tax Expense

Applicable income taxes increased $214,000 or 73.8% for the three months ended December 31, 2008 compared to the same period of 2007 due to higher income.  Also, applicable income taxes increased $834,000 or 51.4% during the twelve months end December 31, 2008 primarily due to the income on the VISA initial public offering and overall higher income.

PENSECO FINANCIAL SERVICES CORPORATION

FINANCIAL HIGHLIGHTS
(unaudited)
(in thousands, except per share amounts)

Twelve Months Ended
December 31,	December 31,	Increase	%
(in thousands, except per share amounts)	2008	2007	$	Change

PERFORMANCE RATIOS
Return on Average Assets	1.40%	1.15%	21.74%
Return on Average Equity	11.89%	9.75%	21.95%

STOCKHOLDERS’ VALUE
Net Income	$8,613	$6,698	$1,915	28.59%
Earnings per share	4.01	3.12	0.89	28.53%
Dividends Per Share	1.66	1.58	0.08	5.06%
Book Value Per Share	34.28	32.45	1.83	5.64%
Market Value Per Share	36.74	39.50	-2.76	-6.99%
Market Value/Book Value Ratio	107.18%	121.73%	-11.95%
Price Earnings Multiple	9.16	x	12.66	x	-27.65%
Dividend Payout Ratio	41.40%	50.64%	-18.25%
Dividend Yield	4.52%	4.00%	13.00%

SAFETY AND SOUNDNESS
Stockholders’ Equity/Assets Ratio	11.71%	12.00%	-2.42%
Total Capital/Risk Weighted Assets	19.82%	19.89%	-0.35%
Tier 1 Capital/Risk Weighted Assets	18.57%	18.65%	-0.43%
Tier 1 Capital/Average Assets	12.26%	12.11%	1.24%
Allowance for Loan Loss as
a Percent of Loans	1.20%	1.16%	3.45%
Non-accrual Loans/Total Loans	0.33%	0.40%	-17.50%
Non-performing Assets/Total Assets	0.41%	0.36%	13.89%

BALANCE SHEET HIGHLIGHTS
Total Assets	$628,967	$580,793	$48,174	8.29%
Total Investments	157,480	145,448	12,032	8.27%
Net Loans	435,873	399,939	35,934	8.98%
Allowance for Loan Losses	5,275	4,700	575	12.23%
Total Deposits	424,725	416,533	8,192	1.97%
Stockholders’ Equity	73,642	69,715	3,927	5.63%

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except per share amounts)

	December 31,	December 31,
	2008	2007
ASSETS
Cash and due from banks	$7,246	$10,677
Interest bearing balances with banks	2,109	967
Federal funds sold	-	-
Cash and Cash Equivalents	9,355	11,644
Investment securities:
Available-for-sale, at fair value	94,996	77,328
Held-to-maturity (fair value of $64,678
and $69,491, respectively)	62,484	68,120
Total Investment Securities	157,480	145,448
Loans, net of unearned income	441,148	404,639
Less: Allowance for loan losses	5,275	4,700
Loans, Net	435,873	399,939
Bank premises and equipment	10,391	9,323
Other real estate owned	-	-
Accrued interest receivable	3,518	3,558
Cash surrender value of life insurance	7,684	7,368
Other assets	4,666	3,513
Total Assets	$628,967	$580,793
LIABILITIES
Deposits:
Non-interest bearing	$72,456	$73,926
Interest bearing	352,269	342,607
Total Deposits	424,725	416,533
Other borrowed funds:
Repurchase agreements	29,155	20,492
Short-term borrowings	24,204	13,201
Long-term borrowings	72,720	55,966
Accrued interest payable	975	1,498
Other liabilities	3,546	3,388
Total Liabilities	555,325	511,078
STOCKHOLDERS’ EQUITY
Common stock ($ .01 par value, 15,000,000 shares
authorized, 2,148,000 shares issued and outstanding)	21	21
Surplus	10,819	10,819
Retained earnings	64,745	59,697
Accumulated other comprehensive income	(1,943)	(822)
Total Stockholders' Equity	73,642	69,715
Total Liabilities and Stockholders' Equity	$628,967	$580,793

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
INTEREST INCOME
Interest and fees on loans	$6,578	$6,808	$26,218	$26,429
Interest and dividends on investments:
U.S. Treasury securities and U.S. Agency obligations	895	872	3,947	3,731
States & political subdivisions	859	766	3,380	2,944
Other securities	45	82	256	404
Interest on Federal funds sold	(2)	23	29	456
Interest on balances with banks	6	51	68	365
Total Interest Income	8,381	8,602	33,898	34,329
INTEREST EXPENSE
Interest on time deposits of $100,000 or more	309	470	1,451	2,010
Interest on other deposits	1,180	1,780	5,522	7,365
Interest on other borrowed funds	896	879	3,857	3,364
Total Interest Expense	2,385	3,129	10,830	12,739
Net Interest Income	5,996	5,473	23,068	21,590
Provision for loan losses	243	129	861	657
Net Interest Income After Provision for Loan Losses	5,753	5,344	22,207	20,933
NON-INTEREST INCOME
Trust department income	341	375	1,474	1,535
Service charges on deposit accounts	415	258	1,477	1,014
Merchant transaction income	800	854	4,502	4,256
Brokerage fee income	109	101	596	261
Other fee income	315	303	1,279	1,211
Bank-owned life insurance income	80	79	316	314
Other operating income	19	11	167	80
VISA mandatory share redemption	-	-	1,213	-
Realized (losses) gains on securities, net	(11)	-	12	49
Total Non-Interest Income	2,068	1,981	11,036	8,720
NON-INTEREST EXPENSES
Salaries and employee benefits	2,752	2,317	10,157	9,118
Expense of premises and equipment, net	642	631	2,703	2,586
Merchant transaction expenses	616	714	3,403	3,358
Other operating expenses	1,821	2,226	5,909	6,269
Total Non-Interest Expenses	5,831	5,888	22,172	21,331
Income before income taxes	1,990	1,437	11,071	8,322
Applicable income taxes	504	290	2,458	1,624
Net Income	$1,486	$1,147	$8,613	$6,698

Earnings per Common Share
(Based on 2,148,000 shares outstanding)	$0.69	$0.54	$4.01	$3.12
Cash Dividends Declared Per Common Share	$0.42	$0.47	$1.66	$1.58

Non-GAAP Financial Measures: (VISA Transaction)

Certain financial measures contained in this “Recent Developments” section exclude the decrease of the liability accrual related to VISA’s covered litigation provision as well as the gain from the mandatory redemption of a portion of the Company’s class B shares in VISA. Financial measures which exclude the above-referenced items have not been determined in accordance with generally accepted accounting principles and are therefore non-GAAP financial measures. Management of the Company believes that investors’ understanding of the Company’s performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the Company’s ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies. The attached Non-GAAP Reconciliation Schedule provides a reconciliation of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP.

In March 2008, VISA, Inc. (VISA) completed its initial public offering. Penn Security Bank & Trust Company and certain other VISA member banks are shareholders in VISA. Following the initial public offering, the Company received $1.2 million in proceeds from the offering, as a mandatory partial redemption of 28,351 shares, reducing the Company’s holdings from 73,333 to 44,982 shares of Class B common stock. Using proceeds from this offering, VISA established a $3.0 billion escrow account to cover the resolution of pending litigation and related claims. The partial redemption proceeds of $1.2 million are reflected in other non-interest income in the first quarter of 2008.

The remaining unredeemed shares of VISA Class B common stock are restricted and may not be transferred until the later of (1) three years from the date of the initial public offering or (2) the period of time necessary to resolve the covered litigation. A conversion ratio of 0.71429 was established for the conversion rate of Class B shares into Class A shares. If the funds in the escrow account are insufficient to settle all the covered litigation, VISA may sell additional Class A shares, use the proceeds to settle litigation, and further reduce the conversion ratio. If funds remain in the escrow account after all litigation is settled, the Class B conversion ratio will be increased to reflect that surplus. As of December 31, 2008, the value of the Class A shares was $52.45 per share. The value of unredeemed Class A equivalent shares owned by the Company was $1.7 million as of December 31, 2008, and has not yet been reflected in the accompanying financial statements.

In connection with VISA’s establishment of the litigation escrow account, the Company reversed a $497,000 reserve in the first quarter of 2008, reflected as a reduction of other non-interest expense. This reserve was created in the fourth quarter of 2007, pending completion of the VISA, Inc. initial public offering as a charge to other non-interest expense.

NON-GAAP RECONCILIATION SCHEDULE
PENSECO FINANCIAL SERVICES CORPORATION
(unaudited)
(in thousands)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

	Three Months Ended
	December 31,
	2008	2007	Change
Net interest income after provision for loan losses	$5,753	$5,344	$409
Non-interest income	2,068	1,981	87
Non-interest expense	(5,831)	(5,888)	57
Income tax provision	(504)	(290)	(214)
Net income	1,486	1,147	339

Adjustments
Non-interest income
Gain on mandatory redemption of VISA, Inc.
class B common stock	-	-	-
Non-interest expense
Covered litigation provision	-	497	497
Total Adjustments pre-tax	-	497	497
Income tax provision	-	(169)	(169)
After tax adjustments to GAAP	-	328	328
Adjusted net income	$1,486	$1,475	$11

Return on Average Assets	0.95%	1.01%
Return on Average Equity	8.16%	8.40%

Return on average equity (ROE) and return on average assets (ROA) for the three months ended December 31, 2008 was 8.16% and 0.95%, respectively. ROE was 6.50% (8.40% excluding the VISA IPO impact) and ROA was 0.79% (1.01% excluding the VISA IPO impact) for the same period last year.

NON-GAAP RECONCILIATION SCHEDULE
PENSECO FINANCIAL SERVICES CORPORATION
(unaudited)
(in thousands)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

	Twelve Months Ended
	December 31,
	2008	2007	Change
Net interest income after provision for loan losses	$22,207	$20,933	$1,274
Non-interest income	11,036	8,720	2,316
Non-interest expense	(22,172)	(21,331)	(841)
Income tax provision	(2,458)	(1,624)	(834)
Net income	8,613	6,698	1,915

Adjustments
Non-interest income
Gain on mandatory redemption of VISA, Inc.
class B common stock	(1,213)	-	(1,213)
Non-interest expense
Covered litigation provision	(497)	497	(994)
Total Adjustments pre-tax	(1,710)	497	(2,207)
Income tax provision	581	(169)	750
After tax adjustments to GAAP	(1,129)	328	(1,457)
Adjusted net income	$7,484	$7,026	$458

Return on Average Assets	1.21%	1.21%
Return on Average Equity	10.33%	10.23%

Return on average equity (ROE) and return on average assets (ROA) for the twelve months ended December 31, 2008 was 11.89% (10.33% excluding the VISA IPO impact) and 1.40% (1.21% excluding the VISA IPO impact), respectively. ROE was 9.75% (10.23% excluding the VISA IPO impact) and ROA was 1.15% (1.21% excluding the VISA IPO impact) for the same period last year.

Old Forge

Old Forge has reported the selected historical financial and other data contained in the tables on pages 260 through 262 at the dates and for the periods indicated.  The information as of and for the three months and year ended December 31, 2008 is derived from unaudited financial statements.  Old Forge’s management prepared the unaudited information on the same basis as it prepared Old Forge’s audited financial statements.  In the opinion of Old Forge’s management, this information reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data for those dates.  You should read this information in conjunction with Old Forge’s financial statements beginning on page 215.

Old Forge reported a decrease in net income of $85,000 or 10.9% for the three months ended December 31, 2008 to $697,000 or $1.25 per share compared with $782,000 or $1.40 per share from the year ago period. The decrease in net income was primarily attributable to increased loan loss provision of $25,000 and higher non-interest expense totaling $80,000, offset by higher non-interest income of $41,000. Interest on investments and loans along with interest expense declined mainly from the declining rate environment. The allowance for loan losses at December 31, 2008 was 0.84% of total loans compared to 0.87% of total loans at September 30, 2008 and 1.19% of total loans at December 31, 2007.

For the twelve months ended December 31, 2008, net income decreased $541,000 or 17.7%, to $2,520,000 or $4.51 per share compared with the year ago period of $3,061,000 or $5.48 per share. The decrease in net income was primarily attributable to increasing the loan loss provision from $150,000 in 2007 to $300,000 in 2008, along with the effect of $296,000 insurance proceeds in 2007 which was not a recurring item. Net interest income decreased $9,000 or 0.1% to $7,588,000 for the year ended December 31, 2008 compared to $7,597,000 for the same period of 2007. The investment portfolio decreased $2.6 million or 6.1% to $40.0 million as of December 31, 2008 from $42.6 million at December 31, 2007, while net loans increased $12.8 million or 8.2% to $168.4 million at year end 2008 compared to $155.6 million at year end 2007. The declining rate environment during 2008 on loans resulted in a decrease in interest income of $342,000 or 2.8%, despite the loan portfolios’ growth. Total interest expense declined $333,000 or 7.0% mainly due to lower deposit costs.  The net interest income after provision for loan losses decreased $159,000 for 2008 as compared to 2007. The decrease is due primarily to an additional $150,000 loan loss provision in 2008.

Non-interest Income

Total non-interest income increased $41,000 or 22.5% to $223,000 for the three months ended December 31, 2008, compared with $182,000 for the same period in 2007.  Service charges on deposit accounts decreased $20,000 or 18.0% primarily due to lower service charge activity.  Other operating income increased $36,000 or 400.0% from the gain recognized on the sale of real estate sold under agreement.  Realized gains (losses) on securities increased $22,000 to $6,000 from a loss of $16,000 for the same period of 2007, due to the sale of municipal securities.

Total non-interest income decreased $328,000 or 29.1% to $799,000 during 2008 from $1,127,000 for the year ending December 31, 2007. Service charges on deposit accounts decreased $114,000 or 23.3% primarily due to lower service charge activity.  Income on bank owned life insurance is down $296,000 due to the insurance proceeds received in 2007.  Other operating income increased $43,000 or 119.4% due to increased income on the sale of real estate sold under agreement.  Realized gains (losses) on securities increased $33,000 to $20,000 during 2008 from a loss of $13,000 for 2007.

Non-interest Expenses

Total non-interest expenses increased $80,000 or 6.7% to $1,270,000 for the three months ended December 31, 2008 compared with $1,190,000 for the same period of 2007. Salaries and employee benefits expense decreased $5,000 or 0.7% as staffing reductions offset salary increases.  Other operating expenses increased $77,000 or 21.3% due to increases in professional services of $41,000 and board fees of $16,000.

Total non-interest expenses increased $145,000 or 3.0% to $5,002,000 during the year ended December 31, 2008 compared with $4,857,000 for 2007.  Salaries and employee benefits expense decreased $123,000 or 4.2% mainly due to a decrease in the number of full time equivalent employees.  Premises and fixed assets expense increased $50,000 or 10.1% due to increases in communication equipment in addition to exterior renovations and repairs.  Other operating expenses increased $218,000 or 15.4% due to increases in professional services of $123,000, director fees of $28,000 and Pennsylvania bank shares tax of $22,000.

Asset Quality

Asset quality remains strong despite a slight increase in adversely classified items due to deteriorating economic conditions.  Delinquent loan totals were less than 2.7% of total loans.  Non-accruing loans grew from $634,000 to $2,886,000 from December 2007 to December 2008 primarily due to two accounts.  Both accounts have been allocated for and are in the process of foreclosure.  The loan loss reserve remains adequate at $1,429,000 for December 2008 or 0.84% of total loans compared to $1,869,000 for December 2007 or 1.19%.  The decrease in the loan loss allowance was mainly due to a large charge-off of $600,000.

Old Forge’s management believes that Old Forge has maintained adequate loan loss reserves to provide funding for potential loan charge-offs.  Old Forge’s board of directors and management reviews and reconciles its loan loss reserve on a quarterly basis.  The review considers the adequacy of the loan loss reserve and the examination of the quarterly provision based on external market conditions and a careful examination of all segments of the loan portfolio.  Old Forge’s management believes that Old Forge’s allowance for loan and lease losses (ALLL) is appropriately funded for the level of risk inherent in the loan portfolio.  The methodology to funding the ALLL incorporates the loan loss history, stratification of the loan portfolio, and current analyses of larger credits, non-performing loans, and potential loan charge-offs, and respective deficiencies.

Loans on which the accrual of interest has been discontinued or reduced amounted to $2,886,000 at December 31, 2008, up from $634,000 at December 31, 2007.  If interest on those loans had been accrued, such income would have been $253,000 and $109,000 for the year ended December 31, 2008 and December 31, 2007, respectively. There were no commitments to lend additional funds to individuals whose loans are in non-accrual status.

Net loan charge-offs amounted to $60,000 or .035% of average outstanding loans for the three months ended December 31, 2008 compared to $66,000 or .004% at December 31, 2007. Net loan charge-offs amounted to $740,000, including the $600,000 charge off referenced above, or .44% of average outstanding loans for the year ended December 31, 2008 compared to $215,000 or .14% at December 31, 2007.

Loans are placed on non-accrual status when they become more than ninety days past due.

At December 31, 2008 and December 31, 2007, Old Forge specifically classified loans as impaired totaling $2,461,000 and $363,000, respectively.

Old Forge does not engage in any sub-prime or Alt-A credit lending.  Therefore, Old Forge is not subject to any credit risks associated with such loans.  Old Forge’s lending is primarily residential and commercial secured mortgage loans, in Northeastern Pennsylvania, based upon conservative underwriting standards.

Income Tax Expense

Applicable income taxes increased $13,000 or 11.9% to $122,000 for the three months ended December 31, 2008 from $109,000 for the same period of 2007.  In the fourth quarter of 2007 taxes were lower due to an over estimate of the third quarter 2007 tax accrual.  Also, applicable income taxes decreased $91,000 or 13.9% during the year ended December 31, 2008 primarily due to the decrease in net taxable income.

OLD FORGE BANK

FINANCIAL HIGHLIGHTS
(unaudited)
(in thousands, except per share amounts)

Twelve Months Ended
December 31,	December 31,	Increase	%
(in thousands, except per share amounts)	2008	2007	$	Change

PERFORMANCE RATIOS
Return on Average Assets	1.16%	1.43%	-18.88%
Return on Average Equity	7.41%	9.29%	-20.24%

STOCKHOLDERS' VALUE
Net Income	$2,520	$3,061	$-541	-17.67%
Earnings per share	4.51	5.48	-0.97	-17.70%
Dividends Per Share	2.80	2.80	-	-
Book Value Per Share	59.89	59.90	-0.01	-
Market Value Per Share	85.00	86.50	-1.50	-1.73%
Market Value/Book Value Ratio	141.93%	144.41%	-1.72%
Price Earnings Multiple	18.85	x	15.78	x	19.46%
Dividend Payout Ratio	62.08%	51.09%	21.51%
Dividend Yield	3.29%	3.24%	1.54%

SAFETY AND SOUNDNESS
Stockholders' Equity/Assets Ratio	15.00%	15.53%	-3.41%
Total Capital/Risk Weighted Assets	21.20%	22.10%	-4.07%
Tier 1 Capital/Risk Weighted Assets	20.30%	20.90%	-2.87%
Tier 1 Capital/Average Assets	15.40%	15.50%	-0.65%
Allowance for Loan Loss as
a Percent of Loans	0.84%	1.19%	-29.41%
Non-accrual Loans/Total Loans	1.70%	0.42%	304.76%
Non-performing Assets/Total Assets	1.40%	0.36%	288.89%

BALANCE SHEET HIGHLIGHTS
Total Assets	$223,262	$215,589	$7,673	3.56%
Total Investments	40,033	42,650	-2,617	-6.14%
Net Loans	168,361	155,590	12,771	8.21%
Allowance for Loan Losses	1,429	1,869	-440	-23.54%
Total Deposits	180,458	180,207	251	0.14%
Stockholders' Equity	33,479	33,481	-2	-0.01%

OLD FORGE BANK

BALANCE SHEETS
(unaudited)
(in thousands, except per share amounts)

	December 31,	December 31,
	2008	2007
ASSETS
Cash and due from banks	$4,275	$5,530
Federal funds sold	-	1,750
Cash and Cash Equivalents	4,275	7,280
Investment securities:
Available-for-sale, at fair value	40,033	42,650
Total Investment Securities	40,033	42,650
Loans, net of unearned income	169,790	157,459
Less: Allowance for loan losses	1,429	1,869
Loans, Net	168,361	155,590
Bank premises and equipment	1,701	1,755
Other real estate owned	210	102
Accrued interest receivable	1,104	1,125
Cash surrender value of life insurance	6,166	5,952
Other assets	1,412	1,135
Total Assets	$223,262	$215,589
LIABILITIES
Deposits:
Non-interest bearing	$27,414	$29,465
Interest bearing	153,044	150,742
Total Deposits	180,458	180,207
Other borrowed funds:
Short-term borrowings	7,500	-
Accrued interest payable	387	479
Other liabilities	1,438	1,422
Total Liabilities	189,783	182,108
STOCKHOLDERS' EQUITY
Common stock ($ 2.50 par value, 1,000,000 shares
authorized, 558,994 shares issued and outstanding)	1,397	1,397
Surplus	4,603	4,603
Retained earnings	28,362	27,494
Accumulated other comprehensive income	(883)	(13)
Total Stockholders' Equity	33,479	33,481
Total Liabilities and Stockholders' Equity	$223,262	$215,589

OLD FORGE BANK

STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
INTEREST INCOME
Interest and fees on loans	$2,567	$2,695	$10,184	$10,447
Interest and dividends on investments:
U.S. Treasury securities and U.S. Agency obligations	101	100	414	313
States & political subdivisions	300	312	1,219	1,320
Other securities	36	42	140	184
Interest on Federal funds sold	1	12	33	71
Interest on balances with banks	-	1	6	3
Total Interest Income	3,005	3,162	11,996	12,338
INTEREST EXPENSE
Interest on time deposits of $100,000 or more	271	311	1,111	1,297
Interest on other deposits	789	894	3,250	3,405
Interest on other borrowed funds	4	8	47	39
Total Interest Expense	1,064	1,213	4,408	4,741
Net Interest Income	1,941	1,949	7,588	7,597
Provision for loan losses	75	50	300	150
Net Interest Income After Provision for Loan Losses	1,866	1,899	7,288	7,447
NON-INTEREST INCOME
Service charges on deposit accounts	91	111	376	490
Other fee income	28	27	110	104
Bank-owned life insurance income	53	51	214	510
Other operating income	45	9	79	36
Realized gains (losses) on securities, net	6	(16)	20	(13)
Total Non-Interest Income	223	182	799	1,127
NON-INTEREST EXPENSES
Salaries and employee benefits	694	699	2,824	2,947
Expense of premises and equipment, net	138	130	544	494
Other operating expenses	438	361	1,634	1,416
Total Non-Interest Expenses	1,270	1,190	5,002	4,857
Income before income taxes	819	891	3,085	3,717
Applicable income taxes	122	109	565	656
Net Income	$697	$782	$2,520	$3,061

Earnings per Common Share
(Based on 558,994 shares outstanding)	$1.25	$1.40	$4.51	$5.48
Cash Dividends Declared Per Common Share	$1.75	$1.75	$2.80	$2.80

LEGAL MATTERS

The legality of Penseco common stock to be issued in connection with the merger will be passed upon by Pepper Hamilton LLP. Certain legal matters will be passed upon for Old Forge by Stradley Ronon Stevens & Young, LLP.  Certain United States federal income tax consequences of the merger will be passed upon for Penseco by Pepper Hamilton LLP and for Old Forge by Stradley Ronon Stevens & Young, LLP.

EXPERTS

Penseco

The consolidated financial statements of Penseco as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, have been incorporated by reference herein in reliance upon the report of McGrail Merkel Quinn & Associates, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Old Forge

The consolidated financial statements of Old Forge as of December 31, 2007 and 2006, and December 31, 2005 and 2004, have been audited by McGrail Merkel Quinn & Associates, independent accountants given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Penseco files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Penseco files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1850, Washington, D.C. 20549. Please call 1-800-732-0330 for further information on the public reference room. These SEC filings are also available to the public at the SEC’s Internet site at http://www.sec.gov. Our reference to the SEC’s Internet site is intended to be an inactive textual reference only. You may also obtain filed documents from commercial document retrieval services (some of which also provide on-line delivery).

Penseco has filed with the SEC a Registration Statement on Form S-4 under the Securities Act, with respect to the Penseco common stock to be issued in the merger. This proxy statement/prospectus is part of that registration statement and constitutes a prospectus of Penseco. This proxy statement/prospectus does not contain all of the information discussed in the registration statement or the exhibits to the registration statement, parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, you should refer to the registration statement, copies of which may be obtained from the SEC as set forth above.

OTHER MATTERS

According to the Old Forge bylaws notifications of special meetings shall contain the purpose of the meeting.  Accordingly, absent notice complying with the Old Forge bylaws and applicable law, no matters other than the matters described in this document will be presented for action at the special meeting or at any adjournment or postponement of the special meeting.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

PENSECO FINANCIAL SERVICES CORPORATION,

PENN SECURITY BANK AND TRUST COMPANY

and

OLD FORGE BANK

Dated as of December 5, 2008

i

ii

Schedule A—List of Shareholders for Voting Agreements
Schedule B—List of Individuals for Employment Protection Agreements

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER is dated as of December 5, 2008 (this “Agreement”), by and among Penseco Financial Services Corporation, a Pennsylvania corporation (“Penseco”), its direct wholly-owned subsidiary, Penn Security Bank and Trust Company, a Pennsylvania commercial bank and trust company (“Penn Security”), and Old Forge Bank, a Pennsylvania commercial bank (“Old Forge”).

W I T N E S S E T H:

WHEREAS, the boards of directors of Penseco, Penn Security and Old Forge have determined that it is in the best interests of their respective companies and their shareholders and, in the case of Old Forge, its customers, employees and communities, to approve this Agreement and the two-step business combination transaction provided for in this Agreement pursuant to which (i) an interim Pennsylvania commercial bank and direct wholly-owned subsidiary of Penesco (“Merger Sub”) will merge with and into Old Forge (the “Reverse Merger”) and (ii) immediately thereafter the First-Step Surviving Corporation (as defined herein) will merge with and into Penn Security (the “Second-Step Merger”), with Penn Security continuing as the surviving corporation, both steps of which will occur as part of a single integrated plan.  As used in this Agreement, “Merger” shall mean the Reverse Merger and the Second-Step Merger, collectively or sequentially, as appropriate;

WHEREAS, for federal income Tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to be and is adopted as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g);

WHEREAS, concurrently with the execution of this Agreement, each Old Forge shareholder included on Schedule A attached hereto has executed an agreement substantially in the form of Exhibit A attached hereto (collectively, the “Voting Agreements”) between such shareholder and Penseco governing the voting of all shares of Old Forge Common Stock (as defined herein) owned by such shareholder at the Old Forge Shareholders Meeting (as defined herein); and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1
Definitions

Section 1.1.   Defined Terms.  As used in this Agreement, the following terms have the following meanings.

“BCL” means the Pennsylvania Business Corporation Law of 1988, as amended.

“BHC Act” means the Bank Holding Company Act of 1956, as amended.

“Cash Component” means $17,400,000.

“Certificate” means each certificate evidencing shares of Old Forge Common Stock.

“Determination Date” means the third calendar day immediately prior to the Effective Time, or if such calendar day is not a trading day on the OTC Bulletin Board, then the trading day immediately preceding such calendar day.

“Dissenting Holder” means a holder of Dissenting Shares.

“Dissenting Shares” means shares of Old Forge Common Stock owned beneficially or of record by persons who assert dissenters rights and who perform every act required for the assertion of those rights under the applicable provisions of the Banking Code and the BCL, and who, as of the Effective Time, have not withdrawn or lost such dissenters rights.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” means such bank or trust company or other agent designated by Penseco, and reasonably acceptable to Old Forge, which shall act as agent for Penseco in connection with the exchange procedures for converting shares of Old Forge Common Stock evidenced by Certificates into the Merger Consideration.

“Exchange Ratio” means the quotient, rounded to the nearest one ten thousandth, of (i) the Per Share Amount divided by (ii) the Penseco Closing Price.

“Lien” means any lien, pledge, charge, security interest or similar encumbrance.

“Merger Sub Common Stock” means the class of common stock of Merger Sub.

“Old Forge Common Stock” means the class of common stock, $2.50 par value per share, of Old Forge.

“Owned Properties” means all the properties and assets reflected in the latest audited balance sheet as being owned by Old Forge or Penseco or one of its Subsidiaries, as the case may be, or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business).

“Penn Security Common Stock” means the class of common stock, $10.00 par value per share, of Penn Security.

“Penseco Closing Price” means the average, rounded to the nearest one tenth of a cent, of the closing prices of Penseco Common Stock as reported on the OTC Bulletin Board for the Determination Date and the nineteen trading days immediately preceding the Determination Date (as adjusted, if necessary, for any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization during such period).

“Penseco Common Stock” means the class of common stock, $.01 par value per share, of Penseco.

“Per Share Amount” means the sum, rounded to the nearest one-tenth of a cent, of (A) $31.127 plus (B) the product, rounded to the nearest one tenth of a cent, of the Share Ratio times the Penseco Closing Price.

“Relevant Group” means any affiliated, combined, consolidated, unitary or similar group.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Share Ratio” means the quotient, rounded to the nearest one ten thousandth, of (i) 72.631 divided by (ii) the Penseco Closing Price, subject to a minimum of 1.8261 and a maximum of 2.0183.

 “Starting Price” means $37.88.

“Tax” or “Taxes” means all federal, state, local, or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental, profits, windfall profits, transaction, license, lease, service, use, occupation, severance, energy, unemployment, social security, worker’s compensation, capital, premium, or other taxes, assessments, customs, duties, fees, levies, or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax, or additional amounts with respect thereto.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

Section 1.2.   Other Defined Terms.  Other capitalized terms used herein are defined elsewhere in this Agreement.

Term	Section
Agreement	Introduction
Alternative Proposal	Section 7.9.1
Alternative Transaction	Section 7.9.1
Approval Recommendation	Section 7.4.1
Articles of Merger	Section 2.2
Banking Code	Section 2.1
Cash Consideration	Section 3.1.3(a)
Cash Conversion Number	Section 3.1.6
Cash Election	Section 3.1.3(a)

Term	Section
Cash Election Number	Section 3.1.6(b)(i)
Cash Election Shares	Section 3.1.3(a)
Claim	Section 7.6.1
Closing	Section 10.1
Closing Date	Section 10.1
Code	Preamble
Confidentiality Agreement	Section 7.3.3
Covered Employees	Section 7.5.1
Derivative Transactions	Section 4.14.1
DPC Common Shares	Section 3.1.2
Effective Time	Section 2.2
Election	Section 3.2.1(a)
Election Deadline	Section 3.2.1(d)
Environmental Laws	Section 4.18
ERISA	Section 4.11.1
ERISA Affiliate	Section 4.11.3(d)
Exchange Agent Agreement	Section 3.2.1(d)
Exchange Fund	Section 3.2.2
Expense Reimbursement	Section 9.3.2(c)
FDIC	Section 4.1.3
Federal Reserve Board	Section 4.4
First-Step Surviving Corporation	Section 2.1
Form of Election	Section 3.2.1(b)
Form S-4	Section 4.4
GAAP	Section 5.1.3
Governmental Entity	Section 4.4
Holder	Section 3.2.1
HSR Act	Section 4.4
Indemnified Parties	Section 7.6.1
Index Price	Section 9.1.7
Index Ratio	Section 9.1.7
Injunction	Section 8.1.3
Insurance Amount	Section 7.6.2
Intellectual Property	Section 4.17
Leased Properties	Section 5.17
Letter of Transmittal	Section 3.2.3(a)
Loan(s)	Section 4.25.1
Material Adverse Effect	Section 4.8.1
Materially Burdensome Regulatory Condition	Section 7.2
Merger	Preamble
Merger Consideration	Section 3.1.3
Merger Sub	Preamble
Non-Election Shares	Section 3.1.3(c)
Notice Period	Section 7.9.3
Old Forge	Introduction
Old Forge Articles	Section 4.1.2

Term	Section
Old Forge Board	Section 4.3.1
Old Forge Bylaws	Section 4.1.2
Old Forge Contract	Section 4.13.1
Old Forge Directors	Section 7.11
Old Forge Disclosure Schedule	Article 4
Old Forge Employees	Section 7.5.3
Old Forge Regulatory Agreement	Section 4.5.2
Old Forge Requisite Regulatory Approvals	Section 8.3.3
Old Forge Shareholder Meeting	Section 7.4.1
Other Regulatory Approvals	Section 4.4
Payment Holdback Amount	Section 7.12
Penn Security	Introduction
Penn Security Articles	Section 5.1.3
Penn Security Bylaws	Section 5.1.3
Penseco	Introduction
Penseco Articles	Section 5.1.2
Penseco Bylaws	Section 5.1.2
Penseco Capitalization Date	Section 5.2.1
Penseco Contracts	Section 5.22.1
Penseco Disclosure Schedule	Article 5
Penseco Ratio	Section 9.1.7
Penseco Regulatory Agreement	Section 5.5.2
Penseco Requisite Regulatory Approvals	Section 8.2.3
Penseco SEC Reports	Section 5.5.3
Penseco Stock Plans	Section 5.2.1
Penseco Subsidiary	Section 5.1.3
Permitted Liens	Section 4.16
Personal Property Lease	Section 4.19
Plans	Section 4.11.1
Policies, Practices and Procedures	Section 4.15.2
Proxy Statement-Prospectus	Section 7.1.1
Real Property	Section 5.17
Regulatory Agencies	Section 4.5.1
Reverse Articles of Merger	Section 2.2
Reverse Merger	Preamble
SEC	Section 4.4
Second-Step Articles of Merger	Section 2.2
Second-Step Effective Time	Section 2.2
Second-Step Merger	Preamble
Securities Act	Section 4.2.1
Shortfall Number	Section 3.1.6(b)(ii)
Stock Consideration	Section 3.1.3(b)
Stock Election	Section 3.1.3(b)
Stock Election Shares	Section 3.1.3(b)
Subsidiary	Section 5.1.3

Term	Section
Superior Proposals	Section 7.9.5
Surviving Corporation	Section 2.1
Termination Fee	Section 9.3.2
Trust Account Common Shares	Section 3.1.2
Voting Agreements	Preamble
Voting Debt	Section 4.2.1

ARTICLE 2
The Merger

Section 2.1.   The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Pennsylvania Banking Code of 1965, as amended (the “Banking Code”), at the Effective Time, as part of a single integrated plan, Merger Sub shall be merged with and into Old Forge, and immediately thereafter (and in no event later than the same business day), the resulting institution from such merger shall be merged with and into Penn Security.  As a result of the Reverse Merger, the separate existence of Merger Sub shall cease and Old Forge shall be the resulting institution of the Reverse Merger (the “First-Step Surviving Corporation”) and a wholly owned subsidiary of Penseco and shall succeed to and assume all the rights and obligations of Old Forge in accordance with the laws of the Commonwealth of Pennsylvania.  As a result of the Second-Step Merger the separate corporate existence of the First-Step Surviving Corporation shall cease and Penn Security shall continue as the resulting institution (the “Surviving Corporation”) of the Second-Step Merger and a wholly owned subsidiary of Penseco and shall continue its existence under the laws of the Commonwealth of Pennsylvania.

Section 2.2.   Effective Time.  The Reverse Merger shall become effective as set forth in the articles of merger that shall be filed with the Secretary of State of the Commonwealth of Pennsylvania (the “Reverse Articles of Merger”).  The Second-Step Merger shall become effective as set forth in the articles of merger that shall be filed with the Secretary of State of the Commonwealth of Pennsylvania (the “Second-Step Articles of Merger”).  The “Effective Time” shall be the date and time when the Reverse Merger becomes effective as set forth in the Reverse Articles of Merger.  The “Second-Step Effective Time” shall be the date and time when the Second-Step Merger becomes effective as set forth in the Second-Step Articles of Merger.

Section 2.3.   Effects of the Merger.  The Merger shall have the effects set forth in Section 1606 of the Banking Code.

Section 2.4.   Tax Consequences.  It is intended that the Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g).

Section 2.5.   Board of Directors; Officers.  The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the First-Step Surviving Corporation.  At the Second-Step Effective Time, the directors of the Surviving Corporation shall be comprised of the directors of Penn Security immediately prior to the Second-Step Effective Time, and immediately after the Second-Step Effective Time, certain individuals who are members of the board of directors of Old Forge on the date of this Agreement shall be appointed to the board of directors of the Surviving Corporation in accordance with Section 7.11.  The officers of the First-Step Surviving Corporation shall consist of the officers of Merger Sub immediately prior to the Effective Time.  The officers of the Surviving Corporation shall consist of the officers of Penn Security immediately prior to the Second-Step Effective Time.

Section 2.6.   Articles of Incorporation.  At the Effective Time, the Articles of Incorporation of Old Forge shall be the Articles of Incorporation of the First-Step Surviving Corporation.  At the Second-Step Effective Time the Articles of Incorporation of Penn Security shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

Section 2.7.   Bylaws.  At the Effective Time, the Bylaws of Old Forge shall be the Bylaws of the First-Step Surviving Corporation.  At the Second-Step Effective Time the Bylaws of Penn Security shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

ARTICLE 3
Conversion of Shares; Delivery of Merger Consideration

Section 3.1.   Conversion of Common Stock; Merger Consideration.  At the Effective Time, by virtue of the Reverse Merger, and at the Second-Step Effective Time, by virtue of the Second-Step Merger, and in both cases without any action on the part of Penseco, Penn Security, Merger Sub, Old Forge or the holder of any of the following securities:

3.1.1.   At the Effective Time, each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted  into and become one fully paid and nonassessable share of common stock of the First-Step Surviving Corporation.

3.1.2.   At the Effective Time, all shares of Old Forge Common Stock issued and outstanding immediately prior to the Effective Time that are owned by Old Forge, Merger Sub, Penn Security or Penseco (other than shares of Old Forge Common Stock held in trust accounts, managed accounts and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties (any such shares, “Trust Account Common Shares”) and other than shares of Old Forge Common Stock held, directly or indirectly, by Old Forge, Merger Sub, Penseco or Penn Security in respect of a debt previously contracted (any such shares, “DPC Common Shares”)) shall be cancelled and shall cease to exist and no stock of Penseco or other consideration shall be delivered in exchange therefor.

3.1.3.   At the Second-Step Effective Time, each share of capital stock of the First-Step Surviving Corporation issued and outstanding immediately prior to the Second-Step Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.  Each share of capital stock in Penn Security issued and outstanding immediately prior to the Second-Step Effective Time shall remain outstanding after the Second-Step Effective Time and together with the converted shares of capital stock of the First-Step Surviving Corporation shall be the only outstanding shares of capital stock of the Surviving Corporation.

3.1.4.   At the Effective Time, subject to Sections 3.1.6, 3.1.7 and 3.1.8, each share of Old Forge Common Stock, except for shares of Old Forge Common Stock owned by Old Forge, Merger Sub, Penn Security or Penseco (other than Trust Account Common Shares and DPC Common Shares), shall be converted, at the election of the holder thereof, in accordance with the procedures set forth in Section 3.2, into the right to receive the following, without interest:

(a)   for each share of Old Forge Common Stock with respect to which an election to receive cash has been effectively made and not revoked or deemed revoked pursuant to Section 3.2 (a “Cash Election”), the right to receive in cash from Penseco an amount (the “Cash Consideration”) equal to the Per Share Amount (collectively, the “Cash Election Shares”);

(b)   for each share of Old Forge Common Stock with respect to which an election to receive Penseco Common Stock has been effectively made and not revoked or deemed revoked pursuant to Section 3.2 (a “Stock Election”), the right to receive from Penseco the number of shares of Penseco Common Stock (the “Stock Consideration”) as is equal to the Exchange Ratio (collectively, the “Stock Election Shares”); and

(c)   for each share of Old Forge Common Stock other than shares as to which a Cash Election or a Stock Election has been effectively made and not revoked or deemed revoked pursuant to Section 3.2 (collectively, the “Non-Election Shares”), the right to receive from Penseco such Stock Consideration and/or Cash Consideration as is determined in accordance with Section 3.1.6(b).

The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the “Merger Consideration.”

3.1.5.   All of the shares of Old Forge Common Stock converted into the right to receive the Merger Consideration pursuant to this Article 3 shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each Certificate shall thereafter represent only the right to receive the Merger Consideration and/or cash in lieu of fractional shares, into which the shares of Old Forge Common Stock represented by such Certificate have been converted pursuant to this Section 3.1 and Section 3.2.3(f), as well as any dividends to which holders of Old Forge Common Stock become entitled in accordance with Section 3.2.3(c).

3.1.6.   If, between the date of this Agreement and the Effective Time, the outstanding shares of Penseco Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the Share Ratio.

3.1.7.   Proration.

(a)   Notwithstanding any other provision contained in this Agreement, the total number of shares of Old Forge Common Stock to be converted into Cash Consideration pursuant to Section 3.1.3 (the “Cash Conversion Number”) shall be equal to the quotient obtained by dividing (x) the Cash Component by (y) the Per Share Amount.  All other shares of Old Forge Common Stock shall be converted into Stock Consideration (other than Dissenting Shares and shares of Old Forge Common Stock to be cancelled as provided in Section 3.1.2).

(b)   Within five business days after the Effective Time, Penseco shall cause the Exchange Agent to effect the allocation among holders of Old Forge Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

(i)   If the aggregate number of shares of Old Forge Common Stock with respect to which Cash Elections shall have been made (the “Cash Election Number”) exceeds the Cash Conversion Number, then all Stock Election Shares and all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and Cash Election Shares of each holder thereof will be converted into the right to receive the Cash Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the Cash Conversion Number and the denominator of which is the Cash Election Number (with the Exchange Agent to determine, consistent with Section 3.1.6(a), whether fractions of Cash Election Shares shall be rounded up or down), with the remaining number of such holder’s Cash Election Shares being converted into the right to receive the Stock Consideration; and

(ii)   If the Cash Election Number is less than the Cash Conversion Number (the amount by which the Cash Conversion Number exceeds the Cash Election Number being referred to herein as the “Shortfall Number”), then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and the Non-Election Shares and Stock Election Shares shall be treated in the following manner:

(A)   If the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Stock Election Shares shall be converted into the right to receive the Stock Consideration, and the Non-Election Shares of each holder thereof shall convert into the right to receive the Cash Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares (with the Exchange Agent to determine, consistent with Section 3.1.6(a), whether fractions of Non-Election Shares shall be rounded up or down), with the remaining number of such holder’s Non-Election Shares being converted into the right to receive the Stock Consideration; or

(B)   If the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof shall convert into the right to receive the Cash Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares, and the denominator of which is the total number of Stock Election Shares (with the Exchange Agent to determine, consistent with Section 3.1.6(a), whether fractions of Stock Election Shares shall be rounded up or down), with the remaining number of such holder’s Stock Election Shares being converted into the right to receive the Stock Consideration.

Notwithstanding anything to the contrary in this Section 3.1.6 or any other provision contained in this Agreement: (i) no Old Forge shareholder shall have the right to receive Stock Consideration to the extent that the receipt of such Stock Consideration would result in such Old Forge shareholder beneficially owning five percent (5%) or more of the number of shares of Penseco Common Stock outstanding immediately after the issuance of all of the Stock Consideration in the Merger; and (ii) in the event that the issuance of any Stock Consideration would result in an Old Forge shareholder beneficially owning five percent (5%) or more of the number of shares of Penseco Common Stock outstanding immediately after the issuance of all of the Stock Consideration in the Merger, Penseco, in its sole discretion, may (1) issue such Stock Consideration, notwithstanding such result or (2) increase the Cash Component and use the amount of such increase to pay Cash Consideration in lieu of such Stock Consideration.  For purposes of this Section 3.1.7, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

3.1.8.   Dissenting Shares.  Any Dissenting Shares which, as of the Effective Time, the holder thereof has not withdrawn or otherwise lost any right to such appraisal, shall not be entitled to receive the consideration set forth in Section 3.1.4, as applicable, but instead shall be converted into the right to receive such amount as may be determined to be due with respect to such Dissenting Shares pursuant to Section 1222 of the Banking Code and applicable provisions of the BCL.  Old Forge shall give Penseco (i) prompt notice of any written notice or demands for appraisal of shares of Old Forge Common Stock, written withdrawals or modifications of such demands, and any other instruments served pursuant to the Section 1222 of the Banking Code and the applicable provisions of the BCL and received by Old Forge which relate to any such demand for appraisal, and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Closing.  Old Forge agrees that, except with the prior written consent of Penseco, it will not make any payment with respect to or settle any claim, demand or other obligation it may have with respect to any Dissenting Shares.  Each Dissenting Holder who, pursuant to the provisions of Section 1222 of the Banking Code and the applicable provisions of the BCL, becomes entitled to payment of the fair value for any Dissenting Shares, shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to the provisions of Section 1222 of the Banking Code and the applicable provisions of the BCL) and thereupon such Dissenting Shares shall be canceled and retired, and shall cease to exist.  If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares for any reason, including because the Dissenting Holder withdraws, fails to perfect or otherwise loses the right to appraisal, then Penseco shall pay (or cause the Surviving Corporation to pay) the consideration, without interest, which such Dissenting Holder would have been entitled to receive pursuant to Section 3.1.4, assuming such shares were not Dissenting Shares at the Effective Time.

Section 3.2.   Procedures for Exchange of Old Forge Common Stock.

3.2.1.   Election Procedures.  Each holder of record of shares of Old Forge Common Stock (“Holder”) shall have the right, subject to the limitations set forth in this Article 3, to submit an election in accordance with the following procedures:

(a)   Each Holder may specify in a request made in accordance with the provisions of this Section 3.2.1 (herein called an “Election”) (i) the number of shares of Old Forge Common Stock owned by such Holder with respect to which such Holder desires to make a Stock Election and (ii) the number of shares of Old Forge Common Stock owned by such Holder with respect to which such Holder desires to make a Cash Election.

(b)   Penseco shall prepare a form reasonably acceptable to Old Forge (the “Form of Election”) which shall be mailed to each holder of record of Certificate(s) so as to permit such holders to exercise their right to make an Election prior to the Election Deadline.

(c)   Penseco shall make the Form of Election initially available not less than twenty (20) business days prior to the anticipated Election Deadline and shall use all reasonable efforts to make available as promptly as possible a Form of Election to any shareholder of Old Forge who requests such Form of Election following the initial mailing of the Forms of Election and prior to the Election Deadline.

(d)   Any Election shall have been made properly only if the person authorized to receive Elections and to act as Exchange Agent, pursuant to an agreement (the “Exchange Agent Agreement”) entered into prior to the mailing of the Form of Election to Old Forge shareholders, shall have received, by the Election Deadline, a Form of Election properly completed and signed and accompanied by Certificates to which such Form of Election relates or by an appropriate customary guarantee of delivery of such certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or a commercial bank or trust company in the United States; provided, that such Certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery.  Failure to deliver shares of Old Forge Common Stock covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election, unless otherwise determined by Penseco, in its sole discretion.  As used herein, unless otherwise agreed in advance by the parties, “Election Deadline” means 5:00 p.m. local time (in the city in which the principal office of the Exchange Agent is located) on the day prior to the Old Forge Shareholder Meeting.  Old Forge and Penseco shall cooperate to issue a press release reasonably satisfactory to each of them announcing the date of the Election Deadline not more than fifteen (15) business days before, and at least five (5) business days prior to, the Election Deadline.

(e)   Any Old Forge shareholder may, at any time prior to the Election Deadline, change his or her Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Form of Election.  Subject to the terms of the Exchange Agent Agreement, if Penseco shall determine in its reasonable discretion that any Election is not properly made with respect to any shares of Old Forge Common Stock (neither Penseco nor Old Forge nor the Exchange Agent being under any duty to notify any shareholder of any such defect), such Election shall be deemed to be not in effect, and the shares of Old Forge Common Stock covered by such Election shall, for purposes hereof, be deemed to be Non-Election Shares, unless a proper Election is thereafter timely made.

(f)   Any Old Forge shareholder may, at any time prior to the Election Deadline, revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Certificates, or of the guarantee of delivery of such Certificates, previously deposited with the Exchange Agent.  All Elections shall be automatically deemed revoked upon receipt by the Exchange Agent of written notification from Penseco or Old Forge that this Agreement has been terminated in accordance with Article 9.

(g)   Subject to the terms of the Exchange Agent Agreement, Penseco, in the exercise of its reasonable, good faith discretion, shall have the right to make all determinations, not inconsistent with the terms of this Agreement, governing (i) the validity of the Forms of Election and compliance by any Old Forge shareholder with the Election procedures set forth herein, (ii) the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 3.1.3, (iii) the issuance and delivery of certificates representing the whole number of shares of Penseco Common Stock into which shares of Old Forge Common Stock are converted in the Reverse Merger and (iv) the method of payment of cash for shares of Old Forge Common Stock converted into the right to receive the Cash Consideration and cash in lieu of fractional shares of Penseco Common Stock.

3.2.2.   Deposit of Merger Consideration.  At or prior to the Effective Time, Penseco shall deposit, or shall cause to be deposited, with the Exchange Agent (i) certificates representing the number of shares of Penseco Common Stock sufficient to deliver, and Penseco shall instruct the Exchange Agent to timely deliver, the aggregate Stock Consideration, and (ii) immediately available funds equal to the aggregate Cash Consideration (together with, to the extent then determinable, any cash payable in lieu of fractional shares pursuant to Section 3.2.3(f)) (collectively, the “Exchange Fund”) and Penseco shall instruct the Exchange Agent to timely pay the Cash Consideration, and such cash in lieu of fractional shares, in accordance with this Agreement.

3.2.3.   Delivery of Merger Consideration.

(a)   As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Certificate(s) which immediately prior to the Effective Time represented outstanding shares of Old Forge Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 3.1 and any cash in lieu of fractional shares of Penseco Common Stock to be issued or paid in consideration therefor who did not properly complete and submit an Election Form (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificate(s) shall pass, only upon delivery of Certificate(s) (or affidavits of loss in lieu of such Certificates) to the Exchange Agent and shall be substantially in such form and have such other provisions as shall be prescribed by the Exchange Agent Agreement) (the “Letter of Transmittal”) and (ii) instructions for use in surrendering Certificate(s) in exchange for the Merger Consideration and any cash in lieu of fractional shares of Penseco Common Stock to be issued or paid in consideration therefor in accordance with Section 3.2.3(f) upon surrender of such Certificate and any dividends or distributions to which such holder is entitled pursuant to Section 3.2.3(c).

(b)   Upon surrender to the Exchange Agent of its Certificate or Certificates, accompanied by a properly completed Form of Election or a properly completed Letter of Transmittal, a holder of Old Forge Common Stock will be entitled to receive promptly after the Effective Time the Merger Consideration (with the aggregate Cash Consideration paid to each such holder rounded to the nearest whole cent) and any cash in lieu of fractional shares of Penseco Common Stock to be issued or paid in consideration therefor in respect of the shares of Old Forge Common Stock represented by its Certificate or Certificates.  Until so surrendered, each such Certificate shall represent after the Effective Time, for all purposes, only the right to receive the Merger Consideration and any cash in lieu of fractional shares of Penseco Common Stock to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with, and any dividends or distributions to which such holder is entitled pursuant to, this Section 3.2.

(c)   No dividends or other distributions with respect to Penseco Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Penseco Common Stock represented thereby, in each case until the surrender of such Certificate in accordance with this Section 3.2.  Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate in accordance with this Section 3.2, the record holder thereof shall be entitled to receive, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of Penseco Common Stock represented by such Certificate and not paid and/or (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of Penseco Common Stock represented by such Certificate with a record date after the Effective Time (but before such surrender date) and with a payment date subsequent to the issuance of the Penseco Common Stock issuable with respect to such Certificate.

(d)   In the event of a transfer of ownership of a Certificate representing Old Forge Common Stock that is not registered in the stock transfer records of Old Forge, the proper amount of cash and/or shares of Penseco Common Stock shall be paid or issued in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate formerly representing such Old Forge Common Stock shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment or issuance shall pay any transfer or other similar Taxes required by reason of the payment or issuance to a person other than the registered holder of the Certificate or establish to the satisfaction of Penseco that the Tax has been paid or is not applicable.

(e)   After the Effective Time, there shall be no transfers on the stock transfer books of Old Forge of the shares of Old Forge Common Stock that were issued and outstanding immediately prior to the Effective Time other than to settle transfers of Old Forge Common Stock that occurred prior to the Effective Time.  If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration and any cash in lieu of fractional shares of Penseco Common Stock to be issued or paid in consideration therefor in accordance with the procedures set forth in this Section 3.2.

(f)   Notwithstanding anything to the contrary contained in this Agreement, no certificates or scrip representing fractional shares of Penseco Common Stock shall be issued upon the surrender of Certificates for exchange, no dividend or distribution with respect to Penseco Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Penseco.  In lieu of the issuance of any such fractional share, Penseco shall pay to each former shareholder of Old Forge who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the Penseco Closing Price by (ii) the fraction of a share (after taking into account all shares of Old Forge Common Stock held by such holder at the Effective Time and rounded to the nearest thousandth when expressed in decimal form) of Penseco Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 3.1.

(g)   Any portion of the Exchange Fund that remains unclaimed by the shareholders of Old Forge as of the first anniversary of the Effective Time may, to the extent permitted by applicable law, be paid to Penseco.  In such event, any former shareholders of Old Forge who have not theretofore complied with this Section 3.2 shall thereafter look only to Penseco with respect to the Merger Consideration, any cash in lieu of any fractional shares and any unpaid dividends and distributions on the Penseco Common Stock deliverable in respect of each share of Old Forge Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.  Notwithstanding the foregoing, none of Penseco, Penn Security, Merger Sub, Old Forge, the Exchange Agent or any other person shall be liable to any former holder of shares of Old Forge Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

(h)   In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Penseco or the Exchange Agent, the posting by such person of a bond in such amount as Penseco may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

3.2.4.   Withholding Rights.  The Exchange Agent (or, subsequent to the first anniversary of the Effective Time, Penseco) shall be entitled to deduct and withhold from the Merger Consideration and any cash in lieu of fractional shares of Penseco Common Stock otherwise payable pursuant to this Agreement to any holder of Old Forge Common Stock such amounts as the Exchange Agent or Penseco, as the case may be, is required to deduct and withhold under federal, state, local or foreign law, with respect to the making of such payment.  To the extent the amounts are so withheld by the Exchange Agent or Penseco, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Old Forge Common Stock in respect of whom such deduction and withholding was made by the Exchange Agent or Penseco, as the case may be.

Section 3.3.   Reservation of Shares.  Penseco shall reserve for issuance a sufficient number of shares of Penseco Common Stock for the purpose of issuing shares of Penseco Common Stock to the Old Forge shareholders in accordance with this Article 3.

ARTICLE 4
Representations and Warranties of Old Forge

Old Forge has delivered a disclosure schedule (the “Old Forge Disclosure Schedule”) to Penseco and Penn Security in connection with the execution of this Agreement setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article 4 or to one or more of Old Forge’s covenants contained herein.  Except as set forth on the Old Forge Disclosure Schedule, Old Forge hereby represents and warrants to Penseco and Penn Security as follows:

Section 4.1.   Corporate Organization.

4.1.1.   Old Forge is a commercial bank duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.  Old Forge has the power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, other than in such jurisdictions where to failure to be so licensed or qualified, individually or in the aggregate, would not have a Material Adverse Effect.  Old Forge has no Subsidiaries (as defined below).

4.1.2.   True, complete and correct copies of the Articles of Incorporation of Old Forge, as amended (the “Old Forge Articles”), and the Bylaws of Old Forge (the “Old Forge Bylaws”), as in effect as of the date of this Agreement, have previously been made available to Penseco.

4.1.3.   The deposit accounts of Old Forge are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

Section 4.2.   Capitalization.

4.2.1.   The authorized capital stock of Old Forge consists of 1,000,000 shares of Old Forge Common Stock, of which, 558,994 shares are issued and outstanding.  No shares of Old Forge Common Stock are reserved for issuance.  All of the issued and outstanding shares of Old Forge Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.  No bonds, debentures, notes or other indebtedness of Old Forge having the right to vote on any matters on which its shareholders may vote (“Voting Debt”) are issued or outstanding.  Except pursuant to this Agreement, Old Forge does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of, or the payment of any amount based on, any shares of Old Forge Common Stock, Voting Debt or any other equity securities of Old Forge or any securities representing the right to purchase or otherwise receive any shares of Old Forge Common Stock, Voting Debt or other equity securities of Old Forge.  Except as set forth in Section 4.2.1 of the Old Forge Disclosure Schedule, there are no contractual obligations of Old Forge (i) to repurchase, redeem or otherwise acquire any shares of capital stock of Old Forge or any equity security of Old Forge or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of Old Forge or (ii) pursuant to which Old Forge is or could be required to register shares of Old Forge capital stock or other securities under the Securities Act of 1933, as amended (the “Securities Act”).  No equity-based awards are outstanding.  Except as set forth on Section 4.2.1 of the Old Forge Disclosure Schedule, since December 31, 2007, through the date hereof, Old Forge has not (A) issued or repurchased any shares of Old Forge Common Stock, Voting Debt or other equity securities of Old Forge, or (B) issued or awarded any options, restricted shares or any other equity-based awards.  Except as set forth on Schedule 4.2.1 of the Old Forge Disclosure Schedule, neither the Old Forge Common Stock nor any other class of securities of Old Forge is held, or has been held at any one time, of record by five hundred or more persons.

4.2.2.   Section 4.2.2 of the Old Forge Disclosure Schedule sets forth Old Forge’s capital stock, equity interest or other direct or indirect ownership interest in any person, where such ownership interest is equal to or greater than five percent of the total ownership interest of such person.

Section 4.3.   Authority; No Violation.

4.3.1.   Old Forge has requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the board of directors of Old Forge (the “Old Forge Board”).  The Old Forge Board has determined that the Merger, on substantially the terms and conditions set forth in this Agreement, is advisable and in the best interests of Old Forge and its shareholders, customers, employees and communities, has resolved to recommend that Old Forge’s shareholders vote in favor of the Merger, on substantially the terms and conditions set forth in this Agreement, and has directed that the Merger, on substantially the terms and conditions set forth in this Agreement, be submitted to Old Forge’s shareholders for consideration at a duly held meeting of such shareholders and, except for the approval of this Agreement by the affirmative vote of the holders of two thirds of the outstanding shares of Old Forge Common Stock entitled to vote at such meeting, no other proceedings on the part of Old Forge are necessary to approve this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Old Forge and (assuming due authorization, execution and delivery by Penseco and Penn Security) constitutes the valid and binding obligation of Old Forge, enforceable against Old Forge in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity).

4.3.2.   Neither the execution and delivery of this Agreement by Old Forge nor the consummation by Old Forge of the transactions contemplated hereby, nor compliance by Old Forge with any of the terms or provisions of this Agreement, will (i) violate any provision of the Old Forge Articles or the Old Forge Bylaws or (ii) assuming that the consents, approvals and filings referred to in Section 4.4 are duly obtained and/or made, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or Injunction applicable to Old Forge or any of its respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Old Forge under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Old Forge is a party or by which any of them or any of their respective properties or assets is bound.

Section 4.4.   Consents and Approvals.  Except for (a) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) under the BHC Act and the Pennsylvania Department of Banking and approval of such applications and notices, (b) the filing of any required applications, filings or notices with the FDIC and any other federal or state banking, insurance or other regulatory or self-regulatory authorities or any courts, administrative agencies or commissions or other governmental authorities or instrumentalities (each a “Governmental Entity”) and approval of such applications, filings and notices (the “Other Regulatory Approvals”), (c) the filing with the Securities and Exchange Commission (the “SEC”) of the Proxy Statement-Prospectus in definitive form relating to the meeting of Old Forge’s shareholders to be held in connection with this Agreement and the transactions contemplated by this Agreement and of a registration statement on Form S-4 (the “Form S-4”) in which the Proxy Statement-Prospectus will be included as a prospectus, and declaration of effectiveness of the Form S-4, (d) the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Pennsylvania after approval by the Pennsylvania Department of Banking pursuant to the Banking Code, (e) notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), if any, and (f) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Penseco Common Stock pursuant to this Agreement, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the consummation by Old Forge of the Merger and the other transactions contemplated by this Agreement.  No consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the execution and delivery by Old Forge of this Agreement.

Section 4.5.   Reports; Regulatory Matters.

4.5.1.   Except as set forth on Section 4.5.1 of the Old Forge Disclosure Schedule, Old Forge has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2005 with (i) the Federal Reserve Board, (ii) the FDIC, (iii) the Pennsylvania Department of Banking or any state regulatory authority, (iv) any foreign regulatory authority, (v) any applicable industry self-regulatory organization, and (vi) the SEC (collectively,

“Regulatory Agencies”) and with each other applicable Governmental Entity, and all other reports and statements required to be filed by them since January 1, 2005, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity or any Regulatory Agency or Governmental Entity, and have paid all fees and assessments due and payable in connection therewith.  Except for normal examinations conducted by a Regulatory Agency or Governmental Entity in the ordinary course of the business of Old Forge, no Regulatory Agency or Governmental Entity has initiated since January 1, 2005 or has pending any proceeding, enforcement action or, to the knowledge of Old Forge, investigation into the business, disclosures or operations of Old Forge.  Except as set forth on Section 4.5.1 of the Old Forge Disclosure Schedule, since January 1, 2005, no Regulatory Agency or Governmental Entity has resolved any proceeding, enforcement action or, to the knowledge of Old Forge, investigation into the business, disclosures or operations of Old Forge.  Except as set forth on Section 4.5.1 of the Old Forge Disclosure Schedule, there is no unresolved violation, criticism, comment or exception by any Regulatory Agency or Governmental Entity with respect to any report or statement relating to any examinations or inspections of Old Forge.  Except as set forth on Section 4.5.1 of the Old Forge Disclosure Schedule, since January 1, 2005, there has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency or Governmental Entity with respect to the business, operations, policies or procedures of Old Forge (other than normal examinations conducted by a Regulatory Agency or Governmental Entity in Old Forge’s ordinary course of business).

4.5.2.   Except as set forth on Section 4.5.2 of the Old Forge Disclosure Schedule, Old Forge is not subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2005 a recipient of any supervisory letter from, or since January 1, 2005 has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity (each item in this sentence, a “Old Forge Regulatory Agreement”), nor has Old Forge been advised since January 1, 2005 by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Old Forge Regulatory Agreement.  Except as set forth on Section 4.5.2 of the Old Forge Disclosure Schedules, to the knowledge of Old Forge, there has not been any event or occurrence since January 1, 2005 that would result in a determination that Old Forge is not “well capitalized” and “well managed” as a matter of U.S. federal banking law, and there has been no notification or communication from any Governmental Entity (i) threatening to revoke any permit, license, franchise, certificate of authority or other governmental authorization, or (ii) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, FDIC deposit insurance.

Section 4.6.   Financial Statements.

4.6.1.   The financial statements of Old Forge at and for the years ended December 31, 2007 and 2006 (including the related notes, where applicable), as well as the financial statements of Old Forge at and for the ten-month period ended October 31, 2008 that have been provided to Penseco (including any notes thereto), (i) have been prepared from, and are in accordance with, the books and records of Old Forge, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Old Forge for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), and (iii) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto.  The books and records of Old Forge have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

4.6.2.   Old Forge does not have any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Old Forge included in the financial statements of Old Forge at and for the ten-month period ended October 31, 2008 (including any notes thereto) that have been provided to Penseco and for liabilities incurred in the ordinary course of business consistent with past practice since October 31, 2008 or in connection with this Agreement and the transactions contemplated hereby.

4.6.3.   Except as set forth on Section 4.6.3 of the Old Forge Disclosure Schedules, since December 31, 2007, (i) through the date hereof, neither Old Forge nor any of its Subsidiaries nor, to the knowledge of Old Forge, any director, officer, employee, auditor, accountant or representative of Old Forge has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Old Forge or its respective internal accounting controls, including any material complaint, allegation, assertion or claim that Old Forge has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Old Forge, whether or not employed by Old Forge, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Old Forge or any of its officers, directors, employees or agents to the Old Forge Board or any committee thereof or to any director or officer of Old Forge.

Section 4.7.   Broker’s Fees.  Neither Old Forge nor any of its officers, directors, employees, agents and representatives, has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement, other than as set forth on Section 4.7 of the Old Forge Disclosure Schedule and pursuant to letter agreements, true, complete and correct copies of which have been previously delivered to Penseco.

Section 4.8.   Absence of Certain Changes or Events.

4.8.1.   Except as set forth in the financial statements of Old Forge at and for the ten-month period ended October 31, 2008 that have been provided to Penseco, since December 31, 2007, no event has occurred that has had or is reasonably likely to have, either individually or in the aggregate with all other events, a Material Adverse Effect on Old Forge.  As used in this Agreement, the term “Material Adverse Effect” means, with respect to Penseco, Old Forge or the Surviving Corporation, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole (provided, however, that, with respect to this clause (i), a Material Adverse Effect shall not be deemed to include effects to the extent resulting from (A) changes, after the date hereof, in generally accepted accounting principles or regulatory accounting requirements applicable to banks or savings associations and their holding companies, generally, (B) changes, after the date hereof, in laws, rules or regulations of general applicability to banks or savings associations and their holding companies, generally, or interpretations thereof by courts or Governmental Entities, (C) changes, after the date hereof, in global or national political conditions (including national emergencies, the outbreak of war or acts of terrorism) or in general economic or market conditions affecting banks, savings associations or their holding companies generally, (D) consummation or public disclosure of this Agreement or the transactions contemplated hereby or compliance with the terms hereof, or (E) actions or omissions of Penseco or Old Forge taken with the prior written consent of the other in contemplation of the transactions contemplated hereby or required hereunder; and provided, further, that, with respect to this clause (i) a Material Adverse Effect shall be deemed to include the circumstances and conditions discussed in clauses (A), (B) and (C) to the extent such changes have a disproportionate impact on either Penseco and its Subsidiaries (on a consolidated basis) or Old Forge, as the case may be, in comparison to the banking industry generally), or (ii) the ability of such party to timely consummate the transactions contemplated by this Agreement.

4.8.2.   Since December 31, 2007 through and including the date of this Agreement, Old Forge has carried on its respective business in all material respects in the ordinary course of business consistent with their past practice.

4.8.3.   Except as set forth on Section 4.8.3 of the Old Forge Disclosure Schedule, since December 31, 2007, Old Forge has not (i) except for (A) normal increases for employees (other than officers subject to the reporting requirements of Section 16(a) of the Exchange Act) made in the ordinary course of business consistent with past practice or (B) as required by applicable law or pre-existing contractual obligations, increased the wages, salaries, compensation, pension or other fringe benefits or perquisites payable to any executive officer, employee or director from the amount thereof in effect as of December 31, 2007, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay (in each case, except as required under the terms of agreements or severance plans listed on Section 4.11 of the Old Forge Disclosure Schedule, as in effect as of the date hereof), or paid any bonus other than the customary year-end bonuses in amounts consistent with past practice, (ii) granted any stock appreciation rights or options to purchase shares of Old Forge Common Stock, any restricted shares of Old Forge Common Stock or any right to acquire any shares of its capital stock to any executive officer, director or employee, (iii) changed any accounting methods, principles or practices of Old Forge affecting its assets, liabilities or business, including any reserving, renewal or residual method, practice or policy, (iv) suffered any strike, work stoppage, slow-down or other labor disturbance, (v) declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any Old Forge Common Stock, other than customary dividends, (vi) effected or authorized any issuance, split, combination or reclassification of Old Forge Common Stock, or (vii) made any agreement or commitment (contingent or otherwise) to do any of the foregoing.

Section 4.9.   Legal Proceedings.

4.9.1.   Except as disclosed on Section 4.9 of the Old Forge Disclosure Schedule, Old Forge is not a party to any, and there are no pending or, to the knowledge of Old Forge, threatened, legal, administrative, arbitral or other material proceedings, claims, actions or governmental or regulatory investigations of any nature against Old Forge, or otherwise challenging the validity or propriety of the transactions contemplated by this Agreement.  None of the proceedings, claims, actions or governmental or regulatory investigations set forth on Section 4.9 of the Old Forge Disclosure Schedule would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Old Forge.

4.9.2.   There is no Injunction, judgment or regulatory restriction (other than those of general application that apply to similarly situated Pennsylvania commercial banks or their Subsidiaries) imposed upon Old Forge or the assets of Old Forge.

Section 4.10.   Taxes.

4.10.1.   All Tax Returns required to have been filed by or with respect to Old Forge have been duly and timely filed, and each such Tax Return correctly and completely reflects liability for Taxes and all other information required to be reported thereon.  All Taxes owed by Old Forge (whether or not shown on any Tax Return) have been timely paid.  Old Forge has adequately provided for, in its books of account and related records, liability for all unpaid Taxes, being current Taxes not yet due and payable.

4.10.2.   There is no action, audit, dispute or claim now proposed, threatened or pending against, or with respect to, Old Forge in respect of any Taxes.  Old Forge is not the beneficiary of any extension of time within which to file any Tax Return, nor has it requested such an extension.  No claim has ever been made by an authority in a jurisdiction where Old Forge does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.  There are no liens on any of the stock or assets of Old Forge with respect to Taxes.

4.10.3.   Old Forge has withheld and timely paid all Taxes required to have been withheld and paid and has complied with all information reporting and backup withholding requirements

4.10.4.   Section 4.10.4 of the Old Forge Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to Old Forge for taxable periods ended on or after December 31, 2005, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit.  Old Forge has delivered to Penseco correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Old Forge since December 31, 2005.  Old Forge has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

4.10.5.   Old Forge has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.  Old Forge has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make payments that would result in a nondeductible expense under Section 280G of the Code.  Old Forge has never been a member of a Relevant Group.

4.10.6.   Old Forge has not agreed to and is not required to make by reason of a change in accounting method and could not be required to make by reason of a proposed or threatened change in accounting method, any adjustment under Section 481(a) of the Code.  Old Forge has not been the “distributing corporation” or the “controlled corporation” with respect to a transaction described in Section 355 of the Code within the 5-year period ending as of the date of this Agreement.  Old Forge is not subject to any ruling from or agreement with any taxing authority.  Old Forge has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.  Old Forge has not participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4.

4.10.7.   Old Forge is not a party to any Tax allocation or sharing agreement. Old Forge does not have any liability for the Taxes of any Person under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local, or foreign law) as a transferee or successor, by contract or otherwise.  Old Forge is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

4.10.8.   Old Forge will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any installment sale or open transaction disposition made on or prior to the Closing Date, or prepaid amount received on or prior to the Closing Date.  There is no power of attorney in force with respect to Taxes with respect to Old Forge.

4.10.9.   The amount of the bad debt reserve of Old Forge that must be recaptured for federal income Tax purposes as a result of the Merger is $571,334.

4.10.10. Old Forge has no equity interest in any corporation, partnership, limited liability company, trust or other entity.

Section 4.11.   Employee Matters.

4.11.1.   Section 4.11.1 of the Old Forge Disclosure Schedule sets forth a true and correct list of each deferred compensation plan, incentive compensation plan, equity compensation plan, “welfare” plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)); “pension” plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Old Forge or any of its ERISA Affiliates, for the benefit of any employee or former employee, director or consultant of Old Forge or with respect to which Old Forge has any liability or obligation, contingent or otherwise (the “Plans”).

4.11.2.   Old Forge has heretofore made available to Penseco with respect to each of the Plans true and correct copies of each of the following documents, if applicable: (i) the Plan document and any amendment thereto (or if there is no Plan document, a summary of the material terms of the Plan); (ii) any related trust or other funding vehicle; (iii) the actuarial report and annual report for such Plan for the most recent two years for which such reports are available; (iv) the most recent determination letter from the IRS for such Plan, and (v) the most recent summary plan description and related summaries of material modifications.

4.11.3.   Except as may be set forth in Section 4.11.3 of the Old Forge Disclosure Schedule:

(a)   each of the Plans has been established and has at all times been operated and administered in material compliance with the applicable law, including the Code and ERISA;

(b)   there is no material liability relating to the Plans (with materiality determined with respect to the Plans in the aggregate) that has not been disclosed on Old Forge’s financial statements in accordance with GAAP and any other applicable legal and accounting requirements and such liability with respect to any Plan will not materially increase as a result of the Merger;

(c)   with respect to each of the Plans intended to be “qualified” within the meaning of Section 401(a) of the Code, Old Forge has received a favorable determination notification or opinion letter from the IRS, and, to Old Forge’s knowledge, no event has occurred that would reasonably be expected to affect such determination and each of the Plans has been timely amended to comply with current laws and regulations (or time remains to make such amendments under Section 401(b) of the code or other similar statutory, regulatory or administrative relief);

(d)   Old Forge and its ERISA Affiliates do not sponsor, participate in or contribute to, and have not in the past sponsored, participated in or contributed to, and have no current or contingent obligation with respect to: (1) any defined benefit pension plan subject to Title IV of ERISA, (2) any multi-employer Plan (as defined in Section 3(37) of ERISA), (3) any plan or arrangement that provides medial benefits, life insurance benefits or other welfare benefits following cessation of employment, except to the extent required by COBRA or any similar state law or (4) any “welfare benefit fund” (within the meaning of Section 419 of the Code), and for purposes of this Agreement, “ERISA Affiliate” shall mean all persons that are treated as being under common control with Old Forge or any affiliate under Code Section 414(b), (c), (m), or (o);

(e)   Old Forge has not incurred any liability for any Tax (including any excise tax) or penalty with respect to any Plan, and no event has occurred and no circumstance exists or has existed that could reasonably be expected to give rise to the imposition of any such Tax or penalty;

(f)   to Old Forge’s knowledge, no non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) or breach of any fiduciary duty described in Section 404 of ERISA has occurred that could result in any material liability, direct or indirect, for Old Forge or any of its ERISA Affiliates or any shareholder, officer, director or employee of Old Forge or an ERISA Affiliate;

(g)   each Plan that is a group health plan (within the meaning of section 5000(b)(1) of the Code) complies, and in each and every case has complied, with all material requirements of ERISA and section 4980B of the Code;

(h)   all amounts that Old Forge and its ERISA Affiliates are required to pay as contributions to each of the Plans have been paid or properly accrued and fully deducted by Old Forge for federal income tax purposes;

(i)   all benefits accrued under any funded or unfunded Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP; and all monies withheld from employee paychecks with respect to Plans have been transferred to the appropriate Plan or otherwise applied to pay premiums or benefits in a timely manner as required by applicable law;

(j)   except as specifically described in this Agreement, the execution of and performance of the transactions contemplated by herein will not (either alone or upon the occurrence of any additional or subsequent events) result in: (i) any payment to or acceleration, vesting or increase in the rights of any current or former service provider of Old Forge, or (ii) any “excess parachute payment” (as defined in Section 280G of the Code) to any current or former service provider of Old Forge;

(k)   there are no pending or, to the knowledge of Old Forge, threatened or anticipated (i) claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto, or (ii) any audit or investigation by any Governmental Entity with respect to a Plan;

(l)   each Plan that is subject to Section 409A of the Code has been maintained and operated in good faith based on the regulations promulgated by the IRS and related IRS guidance issued with respect to Section 409A of the Code and has been timely amended in accordance therewith;

(m)   all persons classified by Old Forge or its ERISA Affiliates as independent contractors satisfy and have at all times satisfied the requirements of applicable law to be so classified; and Old Forge and its ERISA Affiliates have fully and accurately reported their compensation on IRS Forms 1099 when required to do so;

(n)   no individuals are currently providing services to Old Forge or its ERISA Affiliates pursuant to an employee leasing agreement or similar type of arrangement, nor is Old Forge or its ERISA Affiliates party to any such arrangement; and

(o)    each Plan may be amended or terminated at any time determined by Old Forge in its sole discretion without the consent of any third party.

Section 4.12.   Compliance with Applicable Law.  Old Forge holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business and has complied in all respects with and is not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy or guideline of any Governmental Entity relating to Old Forge.  Old Forge does not act as a fiduciary for any person, or administer any account for which it acts as a fiduciary, including as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.  Since the enactment of the Sarbanes-Oxley Act, Old Forge has been and is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act applicable to Old Forge and its business.  Section 4.12 of the Old Forge Disclosure Schedule sets forth a schedule of all officers and directors of Old Forge who have outstanding loans from Old Forge, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof.

Section 4.13.   Certain Contracts.

4.13.1.   Except as disclosed on Section 4.13.1 of the Old Forge Disclosure Schedule, Old Forge is not a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, other than in the ordinary course of business consistent with past practice, (ii) that, upon execution of this Agreement or consummation or shareholder approval of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due from Penseco, Old Forge, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) that materially restricts the conduct of any line of business by Old Forge or, to the knowledge of Old Forge, upon consummation of the Merger will materially restrict the ability of the Surviving Corporation to engage in any line of business in which a bank holding company may lawfully engage, (iv) with or to a labor union or guild (including any collective bargaining agreement), (v) including any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan or benefits plan in which any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the execution of this Agreement, the occurrence of any shareholder approval or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of or affected by any of the transactions contemplated by this Agreement, or (vi) which is otherwise material.  Each contract, arrangement, commitment or understanding of the type described in this Section 4.13.1, whether or not set forth in the Old Forge Disclosure Schedule, is referred to as an “Old Forge Contract,” and Old Forge does not know of, and has not received notice of, any material violation of any Old Forge Contract by any of the other parties thereto.

4.13.2.   (i) Each Old Forge Contract is valid and binding on Old Forge and is in full force and effect, (ii) Old Forge has in all material respects performed all obligations required to be performed by it to date under each Old Forge Contract and (iii) except as set forth on Section 4.13.2 of the Old Forge Disclosure Schedule, no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Old Forge under any such Old Forge Contract.

Section 4.14.   Risk Management Instruments.

4.14.1.   “Derivative Transactions” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, prices, values, or other financial or nonfinancial assets, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

4.14.2.   All Derivative Transactions, whether entered into for the account of Old Forge or for the account of a customer of Old Forge, were entered into in the ordinary course of business consistent with past practice and in accordance with prudent banking practice and applicable laws, rules, regulations and policies of any Regulatory Authority and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by Old Forge, and with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions.  All of such Derivative Transactions are legal, valid and binding obligations of Old Forge enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity), and are in full force and effect.  Old Forge has duly performed its obligations under the Derivative Transactions to the extent that such obligations to perform have accrued and, to Old Forge’s knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

Section 4.15.   Investment Securities and Commodities.

4.15.1.   Except as would not reasonably be expected to have a Material Adverse Effect on Old Forge, Old Forge has good title to all securities and commodities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Liens, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of Old Forge.  Such securities and commodities are valued on the books of Old Forge in accordance with GAAP in all material respects.

4.15.2.   Old Forge and its business employ and have acted in compliance in all material respects with investment, securities, commodities, risk management and other policies, practices and procedures (the “Policies, Practices and Procedures”) that Old Forge believes are prudent and reasonable in the context of such business.  Before the date hereof, Old Forge has made available to Penseco in writing its material Policies, Practices and Procedures.

Section 4.16.   Property.  Old Forge (a) has fee simple title to all its Owned Property, free and clear of all Liens of any nature whatsoever, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet delinquent, (iii) easements, rights of way and other similar encumbrances and matters of record that do not materially adversely affect the use of the properties or assets subject thereto or affected thereby as used by Old Forge on the date hereof and (iv) such imperfections or irregularities of title or Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties as conducted by Old Forge on the date hereof (collectively, “Permitted Liens”).  Old Forge is not a lessor or lessee under any real property lease.  Old Forge’s Owned Property is in material compliance with all applicable zoning laws and building codes, and the buildings and improvements located on such Owned Property are in good operating condition and in a state of good working order, ordinary wear and tear and casualty excepted.  There are no pending or, to the knowledge of Old Forge, threatened condemnation proceedings against Old Forge’s Owned Property.  Old Forge is in material compliance with all applicable health and safety related requirements for Old Forge’s Owned Property, including those under the Americans with Disabilities Act of 1990 and the Occupational Health and Safety Act of 1970.  Old Forge currently maintains (or causes to be maintained) insurance on all its property, including its Owned Property in amounts, scope and coverage reasonably necessary for its operations.  Old Forge has not received any written notice of termination, nonrenewal or premium adjustment for such policies.

Section 4.17.   Intellectual Property.  Old Forge owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted.  The use of any Intellectual Property by Old Forge does not, to the knowledge of Old Forge, infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Old Forge acquired the right to use any Intellectual Property.  To Old Forge’s knowledge, no person is challenging, infringing on or otherwise violating any right of Old Forge with respect to any Intellectual Property owned by and/or licensed to Old Forge.  Old Forge has not received any written notice of any pending claim with respect to any Intellectual Property used by Old Forge and, to Old Forge’s knowledge, no Intellectual Property owned and/or licensed by Old Forge is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.  For purposes of this Agreement, “Intellectual Property” means trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

Section 4.18.   Environmental Liability.  There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action or notices with respect to any environmental, health or safety matters or any private or governmental environmental, health or safety investigations or remediation activities of any nature seeking to impose, or that are reasonably likely to result in, any liability or obligation of Old Forge arising under common law or under any local, state or federal environmental, health or safety statute, regulation or ordinance (collectively, “Environmental Laws”), including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or, to the knowledge of Old Forge, threatened against Old Forge.  To the knowledge of Old Forge, there is no reasonable basis for, or circumstances that are reasonably likely to give rise to, any such proceeding, claim, action, investigation or remediation by any Governmental Entity or any third party that would give rise to any liability or obligation on the part of Old Forge.  Old Forge is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any liability or obligation with respect to any of the foregoing.  Old Forge is and has been, and all properties foreclosed upon by Old Forge are, in compliance with all applicable Environmental Laws.

Section 4.19.   Personal Property Leases.  Section 4.19 of the Old Forge Disclosure Schedule sets forth a list of each personal property lease involving annual payments in excess of $100,000 to which Old Forge is a party (each, a “Personal Property Lease”).  Each Personal Property Lease is valid and binding on Old Forge and is in full force and effect.  Old Forge has performed, in all material respects, all obligations required to be performed by it to date under each Personal Property Lease.  Old Forge is not in material default under any Personal Property Lease beyond any applicable notice and cure period.

Section 4.20.   Securitizations.  Old Forge is not a party to any agreement pursuant to which it has securitized any of its assets.

Section 4.21.   Reorganization; Approvals.  Old Forge (a) is not aware of any fact or circumstance, and has not taken or agreed to take any action, that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and (b) knows of no reason why all regulatory approvals from any Governmental Entity required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

Section 4.22.   Opinion.  Before the execution of this Agreement, the Old Forge Board has received an opinion from Danielson Capital, LLC to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration is fair to the shareholders of Old Forge from a financial point of view.  Such opinion has not been amended or rescinded as of the date of this Agreement.

Section 4.23.   Old Forge Information.  The information relating to Old Forge that is provided by Old Forge or its representatives for inclusion in the Proxy Statement-Prospectus and the Form S-4, or in any application, notification or other document filed with any other Regulatory Agency or other Governmental Entity in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.  The portions of the Proxy Statement-Prospectus relating to Old Forge and other portions within the reasonable control of Old Forge will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

Section 4.24.   State Takeover Law.  The Old Forge Board has approved the transactions contemplated by this Agreement and the Voting Agreements such that no “moratorium,” “control share,” “fair price,” “business combination” or other anti-takeover laws are applicable to the Merger or any transactions contemplated therein.

Section 4.25.   Loan Portfolio.

4.25.1.   Old Forge has made available to Penseco a listing, as of October 31, 2008, of the following: (i) each borrower, customer or other party which has notified Old Forge during the past 12 months of, or has asserted against Old Forge, in each case in writing, any “lender liability” or similar claim; (ii) (A) the aggregate outstanding principal amount of all loan agreements, notes or borrowing arrangements (including leases, credit enhancements and interest-bearing assets) payable to Old Forge (each, a “Loan” and collectively, the “Loans”), other than “nonaccrual” Loans, (B) the aggregate outstanding principal amount of all “nonaccrual” Loans, (C) a summary of all Loans designated as of such date by either Old Forge, its accountants (whether internal or external) or its auditors (whether internal or external) as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Watch List” or words of similar import, including the aggregate principal amount of such Loans and the amount of specific reserves with respect to all such Loans, (D) any Loan where a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the Loan is less than 90 days past due, (E) any Loan where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower’s ability to pay and (F) any Loan where a specific reserve allocation exists in connection therewith; and (iii) all other assets classified by Old Forge as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.  Since October 31, 2008, no Loans have been designated by either Old Forge, its accountants (whether internal or external) or its auditors (whether internal or external) as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Watch List” or words of similar import, except for such Loans that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Old Forge.

4.25.2.   Each Loan (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens in favor of Old Forge that have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity).  All Loans originated by Old Forge, and all such Loans purchased by Old Forge, were made or purchased in accordance with customary lending standards.  All such Loans (and any related guarantees) and payments due thereunder are, and on the Closing Date will be, free and clear of any Lien, and Old Forge has complied in all material respects, and on the Closing Date will have complied in all material respects, with all laws and regulations relating to such Loans.

4.25.3.   Except as disclosed in the financial statements of Old Forge at and for the ten-month period ended October 31, 2008 that have been provided to Penseco, since December 31, 2007, Old Forge has not incurred any unusual or extraordinary loan losses which are material to Old Forge; to Old Forge’s knowledge and in light of its historical loan loss experiences and its managements’ analyses of the quality and performance of its loan portfolios, as of October 31, 2008, its reserves for loan losses are adequate to absorb potential loan losses determined on the basis of management of Old Forge’s continuing review and evaluation of the loan portfolio and their judgment as to the impact of economic conditions on the portfolio.

Section 4.26.   Internal Controls.  The records, systems, controls, data and information of Old Forge are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Old Forge or accountants (including all means of access thereto and therefrom).  Since December 31, 2003, Old Forge has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP.  Old Forge (i) has designed disclosure controls and procedures to ensure that material information relating to Old Forge, including its consolidated Subsidiaries, is made known to the management of Old Forge by others within the organization, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to Old Forge’s auditors and the audit committee of the Old Forge Board (x) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect Old Forge’s ability to record, process, summarize and report financial data and have identified for Old Forge’s auditors any material weaknesses in internal controls and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Old Forge’s internal controls.  Old Forge has made available to Penseco the disclosures made by management to Old Forge’s auditors and audit committee since January 1, 2005.

Section 4.27.   Due Diligence.  Old Forge acknowledges that Penseco and Penn Security have permitted Old Forge to conduct, and Old Forge has conducted, such due diligence and other investigation of Penseco and Penn Security as Old Forge has deemed appropriate in connection with the transactions contemplated by this Agreement.  For avoidance of doubt, the foregoing shall not be deemed to be, or construed as, a limitation or waiver of any rights or remedies which Old Forge may have with respect to any breach of a representation or warranty made by Penseco or Penn Security in this Agreement.

ARTICLE 5
Representations and Warranties of Penseco and Penn Security

Penseco and Penn Security have delivered a disclosure schedule (the “Penseco Disclosure Schedule”) to Old Forge in connection with the execution of this Agreement setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article 5 or to one or more of Penseco’s covenants contained herein.  Except as set forth on the Penseco Disclosure Schedule, Penseco hereby represents and warrants to Old Forge as follows:

Section 5.1.   Corporate Organization.

5.1.1.   Penseco is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.  Penseco has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, other than in such jurisdictions where to failure to be so licensed or qualified, individually or in the aggregate, would not have a Material Adverse Effect.

5.1.2.   Penseco is duly registered as a bank holding company under the BHC Act and is a financial holding company pursuant to Section 4(l) of the BHC Act.  True, complete and correct copies of the Articles of Incorporation of Penseco, as amended (the “Penseco Articles”) and Bylaws of Penseco (the “Penseco Bylaws”), as in effect as of the date of this Agreement, have previously been made available to Old Forge.

5.1.3.   Each Penseco Subsidiary, including Penn Security, (i) is duly incorporated or duly formed, as applicable to each such Subsidiary, and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (iii) has all requisite corporate power or other power and authority to own or lease its properties and assets and to carry on its business as now conducted.  True, complete and correct copies of the Articles of Incorporation of Penn Security, as amended (the “Penn Security Articles”) and Bylaws of Penn Security (the “Penn Security Bylaws”), as in effect as of the date of this Agreement, have previously been made available to Old Forge.  As used in this Agreement, the word “Subsidiary,” when used with respect to either party, means any bank, corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, that is consolidated with such party for financial reporting purposes under U.S. generally accepted accounting principles (“GAAP”), and the terms “Penseco Subsidiary” shall mean any direct or indirect Subsidiary of Penseco.

Section 5.2.   Capitalization.

5.2.1.   The authorized capital stock of Penseco consists of 15,000,000 shares of Penseco Common Stock, of which, as of the date of this Agreement (the “Penseco Capitalization Date”), 2,148,000 shares were issued and outstanding.  As of the Penseco Capitalization Date, no shares of Penseco Common Stock were reserved for issuance, provided, however, that 107,400 shares of Penseco Common Stock were available for grant under the equity-based compensation plans of Penseco or a Subsidiary of Penseco in effect as of the date of this Agreement (the “Penseco Stock Plans”), which shares may be authorized and unissued shares, treasury shares held by Penseco or shares purchased or held by Penseco or a Subsidiary of Penseco for purposes of the Penseco Stock Plans, or any combination thereof.  All of the issued and outstanding shares of Penseco Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.  As of the date of this Agreement, no Voting Debt of Penseco is issued or outstanding.  As of the Penseco Capitalization Date, except as disclosed in the Penseco SEC Reports and/or pursuant to this Agreement, the Penseco Stock Plans, and stock repurchase plans entered into by Penseco from time to time, Penseco does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of Penseco Common Stock, Voting Debt of Penseco or any other equity securities of Penseco or any securities representing the right to purchase or otherwise receive any shares of Penseco Common Stock, Voting Debt of Penseco or other equity securities of Penseco.  The shares of Penseco Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

5.2.2.   The authorized capital stock of Penn Security consists of 3,500,000 shares of Penn Security Common Stock, of which, 537,000 shares are issued and outstanding.  No shares of Penn Security Common Stock are reserved for issuance.  All of the issued and outstanding shares of Penn Security Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.  No Voting Debt of Penn Security is issued or outstanding.  Penn Security does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of Penn Security Common Stock, Voting Debt of Penn Security or any other equity securities of Penn Security or any securities representing the right to purchase or otherwise receive any shares of Penn Security Common Stock, Voting Debt of Penn Security or other equity securities of Penn Security.

5.2.3.   All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Penseco are owned by Penseco, directly or indirectly, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (subject to 12 U.S.C. § 55) and free of preemptive rights.

Section 5.3.   Authority; No Violation.

5.3.1.   Each of Penseco and Penn Security has requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the board of directors of Penseco and Penn Security, and by Penseco as the sole shareholder of Penn Security, and no other corporate proceedings on the part of Penseco or Penn Security are necessary to approve this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by each of Penseco and Penn Security and (assuming due authorization, execution and delivery by Old Forge) constitutes the valid and binding obligations of each of Penseco and Penn Security, enforceable against each of them in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity).

5.3.2.   Neither the execution and delivery of this Agreement by Penseco or Penn Security, nor the consummation by Penseco or Penn Security of the transactions contemplated hereby, nor compliance by Penseco or Penn Security with any of the terms or provisions of this Agreement, will (i) violate any provision of the Penseco Articles, Penseco Bylaws, Penn Security Articles or Penn Security Bylaws, or (ii) assuming that the consents, approvals and filings referred to in Section 5.4 are duly obtained and/or made, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or Injunction applicable to Penseco, any of its Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Penseco or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Penseco or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound.

Section 5.4.   Consents and Approvals.  Except for (a) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and any applicable state regulatory agencies and approval of such applications and notices, (b) the Other Regulatory Approvals, (c) the filing with the SEC of the Proxy Statement-Prospectus and the filing and declaration of effectiveness of the Form S-4, (d) the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Pennsylvania after approval by the Pennsylvania Department of Banking pursuant to the Banking Code, (e) any consents, authorizations, approvals, filings or exemptions in connection with compliance with consumer finance, mortgage banking and other similar laws, (f) notices or filings under the HSR Act, if any, and (g) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Penseco Common Stock pursuant to this Agreement, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the consummation by Penseco or Penn Security of the Merger and the other transactions contemplated by this Agreement.  No consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the execution and delivery by Penseco or Penn Security of this Agreement.

Section 5.5.   Reports; Regulatory Matters.

5.5.1.   Penseco and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2005 with the Regulatory Agencies and each other applicable Governmental Entity, and all other reports and statements required to be filed by them since January 1, 2005, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith.  Except for normal examinations conducted by a Regulatory Agency or Governmental Entity in the ordinary course of the business of Penseco and its Subsidiaries, no Regulatory Agency or Governmental Entity has initiated since January 1, 2005 or has pending any proceeding, enforcement action or, to the knowledge of Penseco, investigation into the business, disclosures or operations of Penseco or any of its Subsidiaries.  Since January 1, 2005, no Regulatory Agency or Governmental Entity has resolved any proceeding, enforcement action or, to the knowledge of Penseco, investigation into the business, disclosures or operations of Penseco or any of its Subsidiaries.  There is no unresolved violation, criticism or exception by any Regulatory Agency or Governmental Entity with respect to any report or statement relating to any examinations or inspections of Penseco or any of its Subsidiaries.  Since January 1, 2005, there has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency or Governmental Entity with respect to the business, operations, policies or procedures of Penseco or any of its Subsidiaries (other than normal examinations conducted by a Regulatory Agency or Governmental Entity in Penseco’s ordinary course of business).

5.5.2.   Neither Penseco nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 2005 a recipient of any supervisory letter from, or has been ordered to pay any civil money penalty by, or since January 1, 2005 has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to bank holding companies or their Subsidiaries (each, a “Penseco Regulatory Agreement”), nor has Penseco or any of its Subsidiaries been advised since January 1, 2005 by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Penseco Regulatory Agreement.

5.5.3.   Penseco has previously made available to Old Forge an accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by Penseco since January 1, 2008 pursuant to the Securities Act or the Exchange Act and before the date of this Agreement (the “Penseco SEC Reports”).  No such Penseco SEC Report or communication, at the time filed or furnished (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date.  As of their respective dates, all Penseco SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto.  No executive officer of Penseco has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act.

Section 5.6.   Financial Statements.

5.6.1.   The financial statements of Penseco and its Subsidiaries included (or incorporated by reference) in the Penseco SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Penseco and its Subsidiaries; (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Penseco and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount); (iii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto and except as contemplated by SEC Regulation G regarding the use of non-GAAP financial measures.  The books and records of Penseco and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

5.6.2.   Neither Penseco nor any of its Subsidiaries has any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Penseco included in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2008 or in connection with this Agreement and the transactions contemplated hereby.

5.6.3.   Since December 31, 2007, (i) through the date hereof, neither Penseco nor any of its Subsidiaries nor, to the knowledge of Penseco, any director, officer, employee, auditor, accountant or representative of Penseco or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Penseco or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Penseco or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Penseco or any of its Subsidiaries, whether or not employed by Penseco or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Penseco or any of its officers, directors, employees or agents to the board of directors of Penseco or any committee thereof or to any director or officer of Penseco.

Section 5.7.   Broker’s Fees.  Neither Penseco nor any Penseco Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement, other than as set forth on Section 5.7 of the Penseco Disclosure Schedule.

Section 5.8.   Absence of Certain Changes or Events.

5.8.1.   Except as disclosed in the Penseco SEC Reports, since December 31, 2007, no event or events have occurred that have had or are reasonably likely to have a Material Adverse Effect on Penseco.

5.8.2.   Except as disclosed in the Penseco SEC Reports, since December 31, 2007 through and including the date of this Agreement, Penseco and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business consistent with their past practice.

5.8.3.   Except as disclosed in the Penseco SEC Reports, since December 31, 2007, neither Penseco nor Penn Security has (i) except for (A) normal increases for employees (other than officers subject to the reporting requirements of Section 16(a) of the Exchange Act) made in the ordinary course of business consistent with past practice or (B) as required by applicable law or pre-existing contractual obligations, increased the wages, salaries, compensation, pension or other fringe benefits or perquisites payable to any executive officer, employee or director from the amount thereof in effect as of December 31, 2007, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay (in each case, except as required under the terms of agreements or severance plans as in effect as of the date hereof), or paid any bonus other than the customary year-end bonuses in amounts consistent with past practice, (ii) granted any stock appreciation rights or options to purchase shares of Penseco Common Stock, any restricted shares of Penseco Common Stock or any right to acquire any shares of its capital stock to any executive officer, director or employee, (iii) changed any accounting methods, principles or practices of Penseco affecting its assets, liabilities or business, including any reserving, renewal or residual method, practice or policy, (iv) suffered any strike, work stoppage, slow-down or other labor disturbance, (v) declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any Penseco Common Stock, other than customary dividends, (vi) effected or authorized any issuance, split, combination or reclassification of Penseco Common Stock, or (vii) made any agreement or commitment (contingent or otherwise) to do any of the foregoing.

Section 5.9.   Legal Proceedings.

5.9.1.   Except as disclosed in the Penseco SEC Reports, none of Penseco or any of its Subsidiaries is a party to any, and there are no pending or, to the best of Penseco’s knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Penseco or any of its Subsidiaries.

5.9.2.   There is no Injunction, judgment or regulatory restriction (other than those of general application that apply to similarly situated bank holding companies or their Subsidiaries) imposed upon Penseco, any of its Subsidiaries or the assets of Penseco or any of its Subsidiaries.

Section 5.10.   Taxes and Tax Returns.  Penseco and Penn Security have timely filed (including all applicable extensions) all material Tax Returns required to be filed, and all such Tax Returns are correct and complete in all material respects.  Each of Penseco and Penn Security has paid all material Taxes that are due and payable other than Taxes being contested in good faith.  Except as disclosed in the Penseco SEC Reports, there are no material disputes pending, or claims asserted, for Taxes or assessments upon Penseco or Penn Security for which Penseco does not have reserves that are adequate under GAAP.

Section 5.11.   Compliance with Applicable Law.  Penseco and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy or guideline of any Governmental Entity relating to Penseco or any of its Subsidiaries.  Since the enactment of the Sarbanes-Oxley Act, Penseco has been and is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act applicable to Penseco.

Section 5.12.   Reorganization; Approvals.  Penseco (a) is not aware of any fact or circumstance, and has not taken or agreed to take any actions, that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and (b) knows of no reason why all regulatory approvals from any Governmental Entity required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

Section 5.13.   Opinion.  Before the execution of this Agreement, the Penseco board of directors has received an opinion from Keefe, Bruyette & Woods, Inc. to the effect that as of the date thereof and based upon and subject to the assumptions, qualifications and other matters set forth therein, the Merger Consideration is fair to Penseco from a financial point of view.  Such opinion has not been amended or rescinded as of the date of this Agreement.

Section 5.14.   Penseco Information.  The information relating to Penseco and its Subsidiaries that is provided by Penseco or its representatives for inclusion in the Proxy Statement-Prospectus and the Form S-4, or in any application, notification or other document filed with any other Regulatory Agency or other Governmental Entity in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.  The portions of the Proxy Statement-Prospectus relating to Penseco and other portions within the reasonable control of Penseco will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.  The Form S-4 will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

Section 5.15.   Risk Management Instruments.  All Derivative Transactions, whether entered into for the account of Penseco or any of its Subsidiaries or for the account of a customer of Penseco or any of its Subsidiaries, were entered into in the ordinary course of business consistent with past practice and in accordance with prudent banking practice and applicable laws, rules, regulations and policies of any Regulatory Authority and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by Penseco and its Subsidiaries, and with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions.  All of such Derivative Transactions are legal, valid and binding obligations of Penseco or one of its Subsidiaries enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity), and are in full force and effect.  Penseco and its Subsidiaries have duly performed their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued and, to Penseco’s knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

Section 5.16.   Investment Securities and Commodities.

5.16.1.   Except as would not reasonably be expected to have a Material Adverse Effect on Penseco, each of Penseco and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Liens, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of Penseco or its Subsidiaries.  Such securities and commodities are valued on the books of Penseco in accordance with GAAP in all material respects.

5.16.2.   Penseco and its Subsidiaries and their respective businesses employ and have acted in compliance in all material respects with the Policies and Procedures that Penseco believes are prudent and reasonable in the context of such businesses.

Section 5.17.   Property.  Penseco or any Penseco Subsidiary (a) has fee simple title to all its Owned Properties, free and clear of all Liens of any nature whatsoever, except Permitted Liens, and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (the “Leased Properties” and, collectively with the Owned Properties, the “Real Property”).  Penseco’s Real Property is in material compliance with all applicable zoning laws and building codes, and the buildings and improvements located on such Real Property are in good operating condition and in a state of good working order, ordinary wear and tear and casualty excepted.  There are no pending or, to the knowledge of Penseco, threatened condemnation proceedings against Penseco’s Real Property.  Penseco and its Subsidiaries are in material compliance with all applicable health and safety related requirements for Penseco’s Real Property, including those under the Americans with Disabilities Act of 1990 and the Occupational Health and Safety Act of 1970.  Penseco currently maintains (or causes to be maintained) insurance on all its property, including its Real Property in amounts, scope and coverage reasonably necessary for its operations.  Penseco has not received any written notice of termination, nonrenewal or premium adjustment for such policies.

Section 5.18.   Intellectual Property.  Penseco and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted.  The use of any Intellectual Property by Penseco and its Subsidiaries does not, to the knowledge of Penseco, infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Penseco or any Subsidiary acquired the right to use any Intellectual Property.  To Penseco’s knowledge, no person is challenging, infringing on or otherwise violating any right of Penseco or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Penseco or its Subsidiaries.  Neither Penseco nor any of its Subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by Penseco and its Subsidiaries and, to Penseco’s knowledge, no Intellectual Property owned and/or licensed by Penseco or its Subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.

Section 5.19.   Environmental Liability.  There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action or notices with respect to any environmental, health or safety matters or any private or governmental environmental, health or safety investigations or remediation activities of any nature seeking to impose, or that are reasonably likely to result in, any liability or obligation of Penseco or any of its Subsidiaries arising under any Environmental Laws.  To the knowledge of Penseco, there is no reasonable basis for, or circumstances that are reasonably likely to give rise to, any such proceeding, claim, action, investigation or remediation by any Governmental Entity or any third party that would give rise to any liability or obligation on the part of Penseco or any of its Subsidiaries.  Neither Penseco nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any liability or obligation with respect to any of the foregoing.  Each of Penseco and its Subsidiaries is and has been, and all properties foreclosed upon by Penseco or any of its Subsidiaries are, in compliance with all applicable Environmental Laws.

Section 5.20.   Loan Portfolio.  Except as disclosed in the financial statements of Penseco and its Subsidiaries at and for the nine month period ended September 30, 2008, since December 31, 2007, neither Penseco nor any of its Subsidiaries has incurred any unusual or extraordinary loan losses which are material to Penseco and its Subsidiaries on a consolidated basis; to Penseco’s knowledge and in light of their historical loan loss experiences and their managements’ analyses of the quality and performance of their loan portfolios, as of September 30, 2008, their reserves for loan losses are adequate to absorb potential loan losses determined on the basis of management of Penseco and its Subsidiaries’ continuing review and evaluation of the loan portfolio and their judgment as to the impact of economic conditions on the portfolio.

Section 5.21.   Internal Controls.  Since December 31, 2003, Penseco and its Subsidiaries have devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP.  Penseco (i) has designed disclosure controls and procedures to ensure that material information relating to Penseco, including its consolidated Subsidiaries, is made known to the management of Penseco by others within the organization, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to Penseco’s auditors and the audit committee of Penseco’s board of directors (x) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect Penseco’s ability to record, process, summarize and report financial data and have identified for Penseco’s auditors any material weaknesses in internal controls and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Penseco’s internal controls.

Section 5.22.   Certain Contracts.

5.22.1.   Except as disclosed in the Penseco SEC Reports or on Section 5.22.1 of the Penseco Disclosure Schedule, neither Penseco nor Penn Security is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, other than in the ordinary course of business consistent with past practice, (ii) that, upon execution of this Agreement or consummation or shareholder approval of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due from Penseco, Old Forge, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) that materially restricts the conduct of any line of business by Penseco or, to the knowledge of Penseco, upon consummation of the Merger will materially restrict the ability of the Surviving Corporation to engage in any line of business in which a bank holding company may lawfully engage, (iv) with or to a labor union or guild (including any collective bargaining agreement), (v) including any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan or benefits plan in which any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the execution of this Agreement, the occurrence of any shareholder approval or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of or affected by any of the transactions contemplated by this Agreement, or (vi) which is otherwise material.  Each contract, arrangement, commitment or understanding of the type described in this Section 5.22.1, whether or not set forth in the Penseco Disclosure Schedule, is referred to as an “Penseco Contract,” and Penseco does not know of, and has not received notice of, any material violation of any Penseco Contract by any of the other parties thereto.

5.22.2.   (i) Each Penseco Contract is valid and binding on Penseco and is in full force and effect, (ii) Penseco has in all material respects performed all obligations required to be performed by it to date under each Penseco Contract and (iii) except as set forth on Section 5.22.2 of the Penseco Disclosure Schedule, no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Penseco under any such Penseco Contract.

Section 5.23.   Due Diligence.  Penseco and Penn Security acknowledge that Old Forge has permitted Penseco and Penn Security to conduct, and Penseco and Penn Security have conducted, such due diligence and other investigation of Old Forge as Penseco and Penn Security have deemed appropriate in connection with the transactions contemplated by this Agreement.  For avoidance of doubt, the foregoing shall not be deemed to be, or construed as, a limitation or waiver of any rights or remedies which Penseco and Penn Security may have with respect to any breach of a representation or warranty made by Old Forge in this Agreement.

Section 5.24.   Operations of Merger Sub.  Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby.  All of the outstanding capital stock of Merger Sub is owned, beneficially and of record, by Penseco.  Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated hereby, Merger Sub has not and will not have incurred, directly or indirectly through any affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

ARTICLE 6
Covenants Relating to Conduct of Business

Section 6.1.   Conduct of Old Forge’s Business Before the Effective Time.  Except as expressly contemplated by or permitted by this Agreement or with the prior written consent of Penseco, during the period from the date of this Agreement to the Effective Time, Old Forge shall:

6.1.1.   conduct its business in the ordinary course in all material respects;

6.1.2.   use reasonable best efforts to maintain and preserve intact its business organization and advantageous business relationships and retain the services of its key officers and key employees; and

6.1.3.   take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of either Old Forge or Penseco to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby.

Section 6.2.   Old Forge Forbearances.  During the period from the date of this Agreement to the Effective Time, except as set forth in Section 6.2 of the Old Forge Disclosure Schedule and except as expressly contemplated or permitted by this Agreement, Old Forge shall not, without the prior written consent of Penseco:

6.2.1.   other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance or capital contribution to, or investment in, any person (it being understood and agreed that incurrence of indebtedness in the ordinary course of business consistent with past practice shall include the creation of deposit liabilities, purchases of federal funds, borrowings from the Federal Home Loan Bank, purchases of brokered certificates of deposit, sales of certificates of deposit and entering into repurchase agreements);

6.2.2.   (i) adjust, split, combine or reclassify any of its capital stock; (ii) except for the declaration of cash dividends not to exceed $1.75 per share of Old Forge Common Stock during the fourth quarter of 2008 and cash dividends not to exceed $0.35 per share of Old Forge Common Stock during each of the first and second quarters of 2009, and the payment of such dividends, make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock; (iii) grant any stock options, restricted shares or other equity-based award with respect to shares of Old Forge Common Stock or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or (iv) issue any additional shares of capital stock or other securities;

6.2.3.   except (A) as required by applicable law (including, without limitation, Section 409A of the Code), (B) the terms of any Old Forge Plan as in effect on the date of this Agreement, or (C) as described on Section 6.2.3 of the Old Forge Disclosure Schedule (i) increase the wages, salaries, incentive compensation or incentive compensation opportunities of any officer, director or employee of Old Forge, or pay or provide, or increase or accelerate the accrual rate, vesting or timing of payment or funding of, any compensation, benefits or other rights of any officer, director or employee of Old Forge, excepting (only with respect to employees who are not executive officers or directors) normal increases made in the ordinary course of business consistent with past practices; (ii) pay any bonus other than bonuses to employees who are not executive officers or directors made in the ordinary course of business and consistent with past practices or (iii) establish, adopt or become a party to any new employee benefit or compensation plan, program, commitment or agreement or amend any Old Forge Plan;

6.2.4.   sell, transfer, mortgage, encumber or otherwise dispose of any material amount of its properties or assets to any person other than in the ordinary course of business consistent with past practice, or cancel, release, assign or enter into a forbearance agreement with respect to any amount of indebtedness in excess of $250,000;

6.2.5.   enter into any new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking, operating and servicing policies, except as required by applicable law, regulation or policies imposed by any Governmental Entity;

6.2.6.   (i) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets or make any investments which would be material, individually or in the aggregate, to Old Forge, other than in connection with foreclosures and settlements in lieu of foreclosure in the ordinary course of business consistent with prudent banking practices or (ii) open, close, sell or acquire any branches;

6.2.7.   take any action, or knowingly fail to take any action, which action or failure to act could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

6.2.8.   amend the Old Forge Articles or Old Forge Bylaws, or otherwise take any action to exempt any person (other than Penseco or its Subsidiaries) or any action taken by any person from any takeover statute or similarly restrictive provisions of its organizational documents or terminate, amend or waive any provisions of any confidentiality or standstill agreements in place with any third parties;

6.2.9.   restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

6.2.10.   except (i) in accordance with commitments issued prior to the date hereof which have not expired, which commitments are described in Section 6.2.10 of the Old Forge Disclosure Schedule, or (ii) with prior written notice to Penseco, renew any existing loan or credit facility, or extend any new loan or credit facility, in an amount in excess of $500,000;

6.2.11.   except (i) in furtherance of loan collection efforts in the ordinary course, or (ii) with prior written notice to Penseco, commence or settle any claim, action or proceeding where the amount in dispute is in excess of $250,000 or subjecting Old Forge to any material restrictions on its current or future business or operations (including the future business and operations of the Surviving Corporation);

6.2.12.   take any action or fail to take any action that is intended or may reasonably be expected to result in any of its representations or warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article 8 not being satisfied or in a violation of any provision of this Agreement;

6.2.13.   implement or adopt any change in its Tax accounting or financial accounting principles, practices or methods, other than as may be required by applicable law, GAAP or regulatory guidelines;

6.2.14.   (i) file any Tax Return other than in the ordinary course of business, amend any Tax Return, make any change in any method of Tax or financial accounting (other than as may be required by applicable law, GAAP or regulatory guidelines), make, revoke or change any Tax election, enter into any closing agreements, settle or compromise any Tax liability, (ii) surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Old Forge, or (iii) take any other action, if such action would have the effect of increasing the Tax liability of Old Forge, Penseco, Penn Security, the Surviving Corporation or any of their Subsidiaries for any period ending after the Effective Time or decreasing any Tax attribute of Old Forge existing at the Effective Time;

6.2.15.   except for transactions in the ordinary course of business consistent with past practice, terminate, or waive any material provision of any Old Forge Contract or make any change in any instrument or agreement governing the terms of any of its securities, or material lease or contract, other than normal renewals of contracts and leases without material adverse changes of terms;

6.2.16.   take any action that would reasonably be expected to prevent, materially impede, materially impact or materially delay the ability of the parties to obtain any necessary approvals of any Regulatory Agency or Governmental Entity required for the transaction, contemplated hereby;

6.2.17.   fail to comply with the terms of any regulatory orders issued by any Governmental Entity;

6.2.18.   make capital expenditures other than in the ordinary and usual course of business consistent with past practice, but in no event in excess of $100,000;

6.2.19.   file any application to establish, or relocate or terminate the operations of, any banking office of Old Forge; or

6.2.20.   agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 6.2.

Section 6.3.   Penseco Covenants.  Except as expressly permitted by this Agreement or with the prior written consent of Old Forge, during the period from the date of this Agreement to the Effective Time, Penseco shall not, and shall not permit any of its Subsidiaries to, (i) amend, repeal or otherwise modify any provision of the Penseco Articles, Penseco Bylaws, Penn Security Articles, or Penn Security Bylaws in a manner that would adversely effect, the shareholders of Old Forge or the transactions contemplated by this Agreement; (ii) take any action, or knowingly fail to take any action, which action or failure to act could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; (iii) take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article 8 not being satisfied; (iv) take any action that would be reasonably expected to prevent, materially impede, materially impact or materially delay the ability of the parties to obtain any necessary approvals of any Regulatory Agency or any Governmental Entity required for the consummation of the transactions contemplated hereby; (v) take any action or fail to take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect; or (vi) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 6.3.

ARTICLE 7
Additional Agreements

Section 7.1.   Form S-4; Proxy Statement-Prospectus.

7.1.1.   For the purposes (x) of registering the Penseco Common Stock to be offered to holders of Old Forge Common Stock in connection with the Merger with the SEC under the Securities Act and (y) of holding the Old Forge Shareholder Meeting, Penseco and Old Forge shall jointly draft and prepare the Form S-4, including a proxy statement of Old Forge and prospectus of Penseco satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed to the Old Forge shareholders, together with any and all amendments or supplements thereto, being herein referred to as the “Proxy Statement-Prospectus”).  The parties shall use their reasonable best efforts to file the Form S-4, including the Proxy Statement-Prospectus, with the SEC within 60 days after the date hereof.  Each of Penseco and Old Forge shall use their reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Old Forge shall thereafter promptly mail the Proxy Statement-Prospectus to its shareholders.  Penseco shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and Old Forge shall furnish all information concerning Old Forge and the holders of Old Forge Common Stock as may be reasonably requested in connection with any such action.

7.1.2.   Each party shall provide the other with any information concerning itself that the other may reasonably request in connection with the drafting and preparation of the Proxy Statement-Prospectus, and each party shall notify the other promptly of the receipt of any comments of the SEC with respect to the Proxy Statement-Prospectus and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to the other promptly copies of all correspondence between such party or any of their representatives and the SEC.  No filing of the Form S-4, including any amendment thereto shall be made without the parties each having the opportunity to review, comment on and revise the Form S-4.  Each of Penseco and Old Forge agrees to use all reasonable best efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement-Prospectus and all required amendments and supplements thereto to be mailed to the holders of Old Forge Common Stock entitled to vote at the Old Forge Shareholder Meeting hereof at the earliest practicable time.

7.1.3.   Penseco and Old Forge shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Form S-4 contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  In such event, Old Forge shall cooperate with Penseco in the preparation of a supplement or amendment to such Proxy Statement-Prospectus that corrects such misstatement or omission, and Penseco shall file an amended Form S-4 with the SEC, and Old Forge shall mail an amended Proxy Statement-Prospectus to the Old Forge shareholders.

Section 7.2.   Regulatory Approvals.  The parties shall cooperate with each other and use their respective reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties or Governmental Entities.  Each of Old Forge and Penseco, upon request, shall furnish to the other all information concerning itself, its Subsidiaries, directors, officers and shareholders, and such other matters as may be reasonably necessary or advisable in connection with any applications, notices, petitions and filings made by Penseco, Old Forge or any of their Subsidiaries with any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.  Old Forge and Penseco shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the confidentiality of information, all the information relating to Old Forge or Penseco, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement.  In exercising the foregoing right, each of the parties shall act reasonably and as promptly as practicable.  The parties shall consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement.  Notwithstanding the foregoing, nothing contained herein shall be deemed to require Penseco or Old Forge to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of third parties or Governmental Entities, that would reasonably be expected to have a Material Adverse Effect on Penseco, a Material Adverse Effect on Old Forge or a Material Adverse Effect on the Surviving Corporation (measured in the case of Old Forge or the Surviving Corporation with respect to the business, results of operations or financial condition of Old Forge only and not any other businesses, results of operations or financial conditions of the Surviving Corporation) (any of which, a “Materially Burdensome Regulatory Condition”).

Section 7.3.   Access to Information; Confidentiality.

7.3.1.   Upon reasonable notice and subject to applicable laws relating to the confidentiality of information, each of Old Forge and Penseco shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors, agents and other representatives of the other party, reasonable access, during normal business hours during the period before the Effective Time, to all its properties, books, contracts, commitments and records, and, during such period, such party shall, and shall cause its Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking or insurance laws (other than reports or documents that such party is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as the other party may reasonably request (in the case of a request by Old Forge, information concerning Penseco that is reasonably related to the prospective value of Penseco Common Stock or to Penseco’s ability to consummate the transactions contemplated hereby), including, without limitation, any material developments relating to threatened or pending legal proceedings.  Neither Old Forge nor Penseco, nor any of their Subsidiaries, shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of such party or its Subsidiaries or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into before the date of this Agreement.  The parties shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

7.3.2.   Notwithstanding the generality of Section 7.3.1, on or about the date which is five (5) business days prior to the Effective Time, Old Forge shall permit Penseco and its accountants and auditors to review the books and records of Old Forge for the primary purpose, among others, of determining the ratio of Tier 1 capital to average assets, as determined under applicable banking laws and regulations, which the Surviving Corporation reasonably would be expected to have immediately after the Effective Time.

7.3.3.   All information and materials exchanged by the parties pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement entered into between Penseco and Old Forge dated November 19, 2008 (the “Confidentiality Agreement”).

Section 7.4.   Shareholder Approval.

7.4.1.   Subject to the effectiveness of the Form S-4, Old Forge shall call a meeting of its shareholders (the “Old Forge Shareholder Meeting”) to be held as soon as reasonably practicable after the date hereof for the purpose of obtaining the requisite shareholder approval required in connection with the Merger, on substantially the terms and conditions set forth in this Agreement, and shall use its reasonable best efforts to cause such meeting to occur as soon as reasonably practicable.  The Old Forge Board shall use its reasonable best efforts to obtain from its shareholders the shareholder vote approving the Merger, on substantially the terms and conditions set forth in this Agreement, required to consummate the transactions contemplated by this Agreement.  The Old Forge Board shall, subject to the provisions of Section 7.9.3, affirmatively recommend that the Old Forge shareholders vote in favor of and adopt this Agreement (the “Approval Recommendation”), and submit this Agreement to its shareholders at the Old Forge Shareholder Meeting.  The Old Forge Board has adopted resolutions approving the Merger, on substantially the terms and conditions set forth in this Agreement, and directing that the Merger, on such terms and conditions, be submitted to Old Forge’s shareholders for their consideration.

7.4.2.   Each of Penseco and Old Forge shall, and shall cause its respective Subsidiaries to, use their reasonable best efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article 8 hereof, to consummate the transactions contemplated by this Agreement, and (ii) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by Old Forge or Penseco or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

Section 7.5.   Employee Benefit Plans; Existing Agreements.

7.5.1.   Those individuals actively employed by, or on an authorized leave of absence from, Old Forge as of the Effective Time, who continue their employment with Penseco or one of its Subsidiaries after the Effective Time (the “Covered Employees”) shall be eligible to participate in those Penseco Plans in which similarly situated employees of Penseco or its Subsidiaries participate, to the same extent that similarly situated employees of Penseco or its Subsidiaries participate.  From and after the Effective Time, Penseco may elect not to provide to the Covered Employees any benefits which are not then provided by Penseco and its Subsidiaries to their employees notwithstanding that such benefits were provided by Penseco and its Subsidiaries to their employees immediately prior to the Effective Time.  In the case of benefits which are provided at the Effective Time by Penseco to employees of Penseco and its Subsidiaries but are not then provided by Old Forge to its employees, Penseco will as soon as possible after the Effective Time include the Covered Employees in the Penseco Plans under which such benefits are made available.

7.5.2.   With respect to each Penseco Plan for which length of service is taken into account for any purpose, service with Old Forge (or predecessor employers to the extent Old Forge provides past service credit) shall be treated as service with Penseco for purposes of determining eligibility to participate, vesting, and entitlement to benefits, including for vacation entitlement; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits.  Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations.  Each Penseco Plan shall waive pre-existing condition limitations to the same extent waived under the applicable Old Forge Plan, and Covered Employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Penseco Plan.

7.5.3.   Penseco shall use its commercially reasonable efforts to offer employment with the Surviving Corporation to each individual who is an employee of Old Forge immediately prior to the Effective Time (an “Old Forge Employee”) in a position with a salary at least equal to such Old Forge Employee’s salary immediately prior to the Effective Time, provided, however, that such position need not be the same as, or have the same duties or responsibilities as, the Old Forge Employee’s position with Old Forge.  Each Old Forge Employee who is not offered a position with a salary at least equal to such Old Forge Employee’s salary immediately prior to the Effective Time shall be entitled to receive severance compensation in an amount up to such Old Forge Employee’s annual salary at the Effective Time, depending on such Old Forge Employee’s term of service with Old Forge.  Any Old Forge Employee who is offered a position with a salary at least equal to such Old Forge Employee’s salary immediately prior to the Effective Time, but does not accept such position, will not be entitled to any severance compensation.  All accrued benefits of participants under the Old Forge 401(k) Profit Sharing Plan, to the extent consistent with applicable law, will be automatically vested as of the Effective Time.

Section 7.6.   Indemnification; Directors’ and Officers’ Insurance.

7.6.1.   In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative (a “Claim”), including any such Claim in which any individual who is now, or has been at any time before the date of this Agreement, a director or officer of Old Forge or who is or was serving at the request of Old Forge as a director or officer of another person (the “Indemnified Parties”), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director or officer of Old Forge before the Effective Time or (ii) this Agreement or any of the transactions contemplated by this Agreement, whether asserted or arising before or after the Effective Time, the parties shall cooperate and use their best efforts to defend against and respond thereto.  All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or before the Effective Time now existing in favor of any Indemnified Party as provided in the Old Forge Articles or Old Forge

Bylaws shall survive the Merger and shall continue in full force and effect in accordance with their terms, and shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of such individuals for acts or omissions occurring at or before the Effective Time or taken at the request of Penseco, it being understood that nothing in this sentence shall require any amendment to the articles of incorporation or bylaws of the Surviving Corporation.

7.6.2.   Penseco shall cause the individuals serving as officers and directors of Old Forge immediately before the Effective Time to be covered for a period of six years after the Effective Time by the directors’ and officers’ liability insurance policy maintained by Old Forge (provided that Penseco may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous than such policy) with respect to acts or omissions occurring before the Effective Time that were committed by such officers and directors in their capacity as such; provided that in no event shall Penseco be required to expend annually in the aggregate an amount in excess of 200% of the annual premiums currently paid by Old Forge for such insurance (the “Insurance Amount”), and provided further that if Penseco is unable to maintain such policy (or such substitute policy) as a result of the preceding proviso, Penseco shall obtain as much comparable insurance as is available for the Insurance Amount.  Old Forge represents and warrants to Penseco and Penn Security that the total amount of the current prepaid premium for directors’ and officers’ liability insurance for the coverage period commencing on May 6, 2008 and ending on May 6, 2009 is approximately $10,000.00.

7.6.3.   The provisions of this Section 7.6 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

Section 7.7.   Additional Agreements.

7.7.1.   Subject to the terms and conditions of this Agreement, each of Penseco, Penn Security and Old Forge agrees to cooperate fully with each other and to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, at the time and in the manner contemplated by this Agreement, the Merger, including using reasonable best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Merger.

7.7.2.   In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Penseco.

7.7.3.   Penseco, Penn Security and Old Forge shall use commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code.

Section 7.8.   Advise of Changes.  Each of Penseco and Old Forge shall promptly advise the other of any change or event (a) having or reasonably likely to have a Material Adverse Effect on it or (b) that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained in this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; provided further that a failure to comply with this Section 7.8 shall not constitute a breach of this Agreement or the failure of any condition set forth in Article 8 to be satisfied unless the underlying Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Article 8 to be satisfied.

Section 7.9.   No Solicitation.

7.9.1.   None of Old Forge or any officer, director, employee, agent or representative (including any investment banker, financial advisor, attorney, accountant or other retained representative) of Old Forge shall directly or indirectly (i) solicit, initiate, encourage, or (subject to Section 7.9.3) facilitate (including by way of furnishing information) or take any other action designed to facilitate any inquiries or proposals regarding any merger, share exchange, consolidation, sale of assets, sale of shares of capital stock (including by way of a tender offer) or similar transactions involving Old Forge that, if consummated, would constitute an Alternative Transaction (any of the foregoing inquiries or proposals being referred to herein as an “Alternative Proposal”), (ii) subject to Section 7.9.3, participate in any discussions or negotiations regarding an Alternative Transaction; or (iii) enter into any agreement regarding any Alternative Transaction.  As used in this Agreement, “Alternative Transaction” means any of (w) a transaction pursuant to which any person (or group of persons) (other than Penseco or its affiliates), directly or indirectly, acquires or would acquire more than 25% of the outstanding shares of Old Forge Common Stock or outstanding voting power or of any new series or new class of preferred stock that would be entitled to a class or series vote with respect to the Merger, whether from Old Forge or pursuant to a tender offer or exchange offer or otherwise, (x) a merger, share exchange, consolidation or other business combination involving Old Forge (other than the Merger), (y) any transaction pursuant to which any person (or group of persons) (other than Penseco or its affiliates) acquires or would acquire control of assets (including for this purpose the outstanding equity securities of Old Forge and securities of the entity surviving any merger or business combination) of Old Forge representing more than 25% of the fair market value of all the assets, net revenues or net income of Old Forge, taken as a whole, immediately before such transaction, or (z) any other consolidation, business combination, recapitalization or similar transaction involving Old Forge, other than the transactions contemplated by this Agreement, as a result of which the holders of shares of Old Forge immediately before such transactions do not, in the aggregate, own at least 75% of the outstanding shares of common stock and the outstanding voting power of the surviving or resulting entity in such transaction immediately after the consummation thereof in substantially the same proportion as such holders held the shares of Old Forge Common Stock immediately before the consummation thereof.

7.9.2.   Old Forge shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Penseco) conducted heretofore with respect to any of the foregoing.  Old Forge agrees not to release any third party from the confidentiality and standstill provisions of any agreement to which Old Forge is or may become a party.  Old Forge has not entered into any agreement authorizing any person to make an Alternative Proposal.

7.9.3.   Notwithstanding anything herein to the contrary, at any time prior to obtaining the approval of this Agreement by Old Forge’s shareholders, Old Forge and its board of directors shall be permitted (i) to comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act, provided that the Old Forge Board shall not withdraw or modify in a manner adverse to Penseco its Approval Recommendation except as set forth in subsection (iii) below; (ii) to engage in any discussions or negotiations with, and provide any information to, any person in response to a Superior Proposal by any such person, if and only to the extent that (x) the Old Forge Board concludes in good faith, after consulting with outside legal counsel, that failure to do so would cause it to breach its fiduciary duties to Old Forge’s shareholders under applicable law, (y) prior to providing any information or data to any person in connection with a Superior Proposal by any such person, the Old Forge Board receives from such person an executed confidentiality agreement, which confidentiality terms shall be no less favorable to Old Forge than those contained in the Confidentiality Agreement between Old Forge and Penseco, a copy of which executed confidentiality agreement shall have been provided to Penseco for informational purposes and (z) at least 72 hours prior to providing any information or data to any person or entering into discussions or negotiations with any person, Old Forge promptly notifies Penseco in writing of the name of such person and the material terms and conditions of any such Superior Proposal, and (iii) to withdraw, modify, qualify in a manner adverse to Penseco, condition or refuse to make its Approval Recommendation if the Old Forge Board concludes in good faith, after consultation with outside counsel and financial advisors, that such Alternative Proposal constitutes a Superior Proposal and that failure to do so would cause it to breach its fiduciary duties to Old Forge’s shareholders under applicable law, provided, that the Old Forge Board may not effect a withdrawal of its Approval Recommendation pursuant to this clause (iii) unless: (x) Old Forge shall have provided prior written notice to Penseco, at least five business days in advance (“Notice Period”), of its intention to effect a withdrawal of its Approval Recommendation in response to such Superior Proposal, which notice shall specify the material terms and conditions of any such Superior Proposal (including the identity of the party making such Superior Proposal), and shall have contemporaneously provided a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and other material documents and (y) prior to effecting a withdrawal of its Approval Recommendation, Old Forge shall, and shall cause its financial and legal advisors to, during the Notice Period, negotiate with Penseco in good faith (to the extent Penseco desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Alternative Proposal ceases to constitute a Superior Proposal.

7.9.4.   Old Forge shall notify Penseco promptly (but in no event later than 24 hours) after receipt of any Alternative Proposal, or any material modification of or material amendment to any Alternative Proposal, or any request for nonpublic information relating to Old Forge or for access to the properties, books or records of Old Forge by any person that informs the Old Forge Board that it is considering making, or has made, an Alternative Proposal.  Such notice to Penseco shall be made orally and in writing, and shall indicate the identity of the person making the Alternative Proposal or intending to make or considering making an Alternative Proposal or requesting nonpublic information or access to the books and records of Old Forge, and the material terms of any such Alternative Proposal or modification or amendment to an Alternative Proposal.  Old Forge shall keep Penseco fully informed, on a current basis, of any material changes in the status and any material changes or modifications in the terms of any such Alternative Proposal, indication or request.  Old Forge shall also promptly, and in any event within 24 hours, notify Penseco, orally and in writing, if it enters into discussions or negotiations concerning any Alternative Proposal in accordance with this Section 7.9.

7.9.5.   For purposes of this Agreement, “Superior Proposal” means any bona fide, unsolicited written Alternative Proposal made by any person or entity, other than Penseco that is on terms that the Old Forge Board in good faith concludes, after consultation with its financial advisors (who shall be a nationally recognized investment banking firm) and legal counsel (with the advice of outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, (A) is on terms that the Old Forge Board in its good faith judgment believes to be more favorable from a financial point of view to its shareholders than the Merger; (B) for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Old Forge Board and (C) is reasonably capable of being completed; provided that for purposes of the definition of “Superior Proposal”, the references to “25%” in the definition of Alternative Transaction shall be deemed to be references to “a majority.”

7.9.6.   Old Forge shall ensure that the officers, directors and all employees, agents and representatives (including any investment bankers, financial advisors, attorneys, accountants or other retained representatives) of Old Forge are aware of the restrictions described in this Section 7.9 as reasonably necessary to avoid violations thereof.  It is understood that any violation of the restrictions set forth in this Section 7.9 by any officer, director, employee, agent or representative (including any investment banker, financial advisor, attorney, accountant or other retained representative) of Old Forge, at the direction or with the consent of Old Forge, shall be deemed to be a breach of this Section 7.9 by Old Forge.

Section 7.10.   Employment Agreements.  Prior to the Effective Time, each of the individuals listed on Schedule B attached hereto shall have executed an employment protection agreement in the respective forms attached hereto as Exhibit B.

Section 7.11.   Appointment of Old Forge Directors.  Penn Security shall cause the number of directors constituting its entire board of directors immediately after the Effective Time to be increased to sixteen (16) members, and shall take all actions necessary to cause three (3) Old Forge Directors (as defined below) to be appointed to fill the vacancies on the Penn Security board of directors created by such increase, each such Old Forge Director to hold office until his/her successor is elected and qualified or otherwise in accordance with applicable law, the articles of incorporation and bylaws of the Surviving Corporation.  Penseco shall cause the number of directors constituting its entire board of directors immediately after the Effective Time to be increased to fifteen (15) members, and shall take all actions necessary to cause two of the three (3) Old Forge Directors to be appointed to fill the vacancies on the Penseco board of directors created by such increase, each such Old Forge Director to hold office until his/her successor is elected and qualified or otherwise in accordance with applicable law, the Penseco Articles and Penseco Bylaws.  At the 2009 annual meeting of its shareholders, Penseco shall submit to a vote of its shareholders, together with the favorable recommendation of the Penseco board of directors, a proposal to amend the Penseco Bylaws to permit the Penseco board of directors to be comprised of more than fifteen directors.  If such amendment is approved by the Penseco shareholders, Penseco shall cause the number of directors constituting its entire board of directors to be increased to sixteen (16) members, and shall take all actions necessary to cause the one Old Forge Director not previously appointed to the Penseco board of directors to be nominated for election by the shareholders at the 2009 annual meeting to fill the vacancy created by such increase.  If such amendment is not approved by the Penseco shareholders, Penseco shall use its good faith, best efforts to otherwise appoint the one Old Forge Director not previously appointed to the Penseco board of directors.  Each Old Forge Director shall be nominated for election at the 2009 annual shareholders meeting to hold office until his/her successor is elected and qualified or otherwise in accordance with applicable law, the Penseco Articles and Penseco Bylaws.  From and after the Effective Time until the 2013 annual meeting of Penseco’s shareholders, each Old Forge Director shall receive compensation for services in amounts equal to compensation for services on the Penseco and Penn Security boards of directors in accordance with the existing general director compensation policies of Penseco and Penn Security, whether or not such Old Forge Director is serving as a director of Penseco or Penn Security at any time during such period.  The term “Old Forge Directors” shall mean three (3) individuals who shall be selected by Old Forge and be acceptable to Penseco (determined in accordance with Penseco’s corporate governance principles and practices relating to director nominations prior to the Effective Time), from the individuals serving as directors of Old Forge on the date hereof, to become members of the board of directors of Penseco and Penn Security after the Effective Time pursuant to this Section 7.11.

Section 7.12.   Director Agreements.  Prior to the Effective Time, each individual who is a director of Old Forge on the date of this Agreement and who will not be appointed to the board of directors of Penn Security pursuant to Section 7.11 shall have executed a nonsolicitation and standstill agreement in a form acceptable to Penseco and Penn Security, which agreement shall provide for the payment of consideration to such individual in an amount equal to $150,000, payable in a lump sum or installments, as specified in such agreement; provided, however, that the amount of such payment shall be paid without regard to whether some portion or all of that payment (alone or in connection with other payments) is subject to the parachute payment provisions of Section 280G and Section 4999 of the Code (the "Noncontinuing Director Payments").  To the extent that an excise tax (pursuant to Section 280G and/or Section 4999 of the Code) is payable by one or more of such individuals in connection with some portion or all of the Noncontinuing Director Payment or any other payment, each such individual shall be responsible for satisfying such excise tax and shall not be entitled to any gross-up payment from Old Forge or Penn Security.

Section 7.13.   Branding.  Following the Effective Time, for a period to be determined by the board of directors of the Surviving Corporation, but in any event no less than one year, the Surviving Corporation shall leave the “Old Forge Bank” name on the present Old Forge and Duryea offices of Old Forge, although “Old Forge Bank” may also be identified as a division of Penn Security.

Section 7.14.   Dividends.  After the date of this Agreement, each of Penseco and Old Forge shall coordinate with the other the declaration of any dividends in respect of Penseco

Common Stock and Old Forge Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties that holders of Old Forge Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of Old Forge Common Stock and any shares of Penseco Common Stock any such holder receives in exchange therefor in the Merger.

Section 7.15.   Formation of Merger Sub.  Penseco shall use commercially reasonable efforts to organize Merger Sub as a Pennsylvania commercial bank.

ARTICLE 8
Conditions Precedent

Section 8.1.   Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or before the Effective Time of the following conditions:

8.1.1.   Shareholder Approval.  The Merger, on substantially the terms and conditions set forth in this Agreement, shall have been approved by the requisite affirmative vote of the holders of Old Forge Common Stock entitled to vote thereon.

8.1.2.   Form S-4.  The Form S-4 shall have become effective under the Securities Act, no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

8.1.3.   No Injunctions or Restraints; Illegality.  No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an “Injunction”) preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect, and no such Injunction shall be threatened by or before any Governmental Entity which represents a reasonable probability of preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement or imposing damages that would reasonably be expected to have a Material Adverse Effect on Penseco or Penn Security, a Material Adverse Effect on Old Forge or a Material Adverse Effect on the Surviving Corporation (measured in the case of Old Forge or the Surviving Corporation with respect to the business, results of operations or financial condition of Old Forge only and not any other business, results of operations or financial conditions of the Surviving Corporation).  No statute, rule, regulation, order, Injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal consummation of the Merger.

Section 8.2.   Conditions to Obligations of Penseco and Penn Security.  The obligation of Penseco and Penn Security to effect the Merger is also subject to the satisfaction, or waiver by Penseco and Penn Security, at or before the Effective Time, of the following conditions:

8.2.1.   Representations and Warranties.  Subject to the standard set forth in Section 10.2, the representations and warranties of Old Forge set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), and Penseco shall have received a certificate signed on behalf of Old Forge by the Board Chair and Chief Financial Officer of Old Forge to the foregoing effect.

8.2.2.   Performance of Obligations of Old Forge.  Old Forge shall have performed in all material respects all obligations required to be performed by it under this Agreement at or before the Effective Time; and Penseco shall have received a certificate signed on behalf of Old Forge by the Board Chair of Old Forge to such effect.

8.2.3.   Regulatory Approvals.  All regulatory approvals set forth in Section 5.4 required to consummate the transactions contemplated by this Agreement, including the Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred as the “Penseco Requisite Regulatory Approvals”), and no such regulatory approval shall have resulted in the imposition of any Materially Burdensome Regulatory Condition.

8.2.4.   Dissenting Shares.  The Dissenting Shares, if any, shall not include greater than 1% of the shares of Old Forge Common Stock outstanding immediately prior to the Effective Time.

8.2.5.   Federal Tax Opinion.  Penseco shall have received the opinion of Penseco’s counsel, dated as of the Second-Step Effective Time, in form and substance reasonably satisfactory to Penseco, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code.  In rendering such opinion, Penseco’s counsel may require and rely upon customary representations contained in certificates of officers of Old Forge, Penseco, Penn Security and Merger Sub, reasonably satisfactory in form and substance to such counsel.

8.2.6.   FIRPTA Certificate.  On the Closing Date, Penseco shall have received from Old Forge, a certificate, in form and substance reasonably acceptable to Penseco, for purposes of satisfying Penseco’s obligations under Treasury Regulation Section 1.1445-2(c)(3).

8.2.7.   Regulatory Capital.  Penseco shall have determined, based on its review of the books and records of Old Forge pursuant to Section 7.3.2, that the Surviving Corporation reasonably would be expected to have, immediately after the Effective Time, a ratio of Tier 1 capital to average assets, as determined under applicable banking laws and regulations, greater than 9%.

8.2.8.   Merger Sub.  Penseco shall have received all requisite approvals to organize, and shall have organized, Merger Sub as a Pennsylvania commercial bank.

Section 8.3.   Conditions to Obligations of Old Forge.  The obligation of Old Forge to effect the Merger is also subject to the satisfaction or waiver by Old Forge at or before the Effective Time of the following conditions:

8.3.1.   Representations and Warranties.  Subject to the standard set forth in Section 10.2, the representations and warranties of Penseco and Penn Security set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), and Old Forge shall have received a certificate signed on behalf of Penseco and Penn Security by the Chief Executive Officer and the Chief Financial Officer of Penseco and Penn Security to the foregoing effect.

8.3.2.   Performance of Obligations of Penseco.  Penseco and Penn Security shall have performed in all material respects all obligations required to be performed by them under this Agreement at or before the Effective Time, and Old Forge shall have received a certificate signed on behalf of Penseco and Penn Security by the Chief Executive Officer or the Chief Financial Officer of Penseco and Penn Security to such effect.

8.3.3.   Regulatory Approvals.  All regulatory approvals set forth in Section 4.4 required to consummate the transactions contemplated by this Agreement, including the Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred as the “Old Forge Requisite Regulatory Approvals”).

8.3.4.   Federal Tax Opinion.  Old Forge shall have received the opinion of Old Forge’s counsel, dated as of the Second-Step Effective Time, in form and substance reasonably satisfactory to Old Forge, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code.  In rendering such opinion, Old Forge’s counsel may require and rely upon customary representations contained in certificates of officers of Old Forge, Penseco, Penn Security and Merger Sub, reasonably satisfactory in form and substance to such counsel.

ARTICLE 9
Termination and Amendment

Section 9.1.   Termination.  This Agreement may be terminated at any time before the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Old Forge:

9.1.1.   Consent of the Parties.  By consent of Old Forge and Penseco in a written instrument, if the board of directors of each of Old Forge and Penseco so determines by a vote of the majority of the members of its entire board of directors;

9.1.2.   Approvals.  By either Old Forge or Penseco, if

(a)   any Governmental Entity that must grant a Penseco Requisite Regulatory Approval or a Old Forge Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

(b)   the holders of the Old Forge Common Stock entitled to vote thereon do not approve the Merger, on substantially the terms and conditions set forth in this Agreement, by the requisite affirmative vote at the Old Forge Shareholder Meeting or any similar meeting of the shareholders of Old Forge;

9.1.3.   Delay.  By either Old Forge or Penseco, if the Merger shall not have been consummated on or before September 30, 2009, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in this Agreement;

9.1.4.   Material Breach of Representation, Warranty or Covenant.  By either Penseco or Old Forge (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained in this Agreement), if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Old Forge, in the case of a termination by Penseco, or Penseco or Penn Security in the case of a termination by Old Forge, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of any of the conditions set forth in Section 8.2 or Section 8.3, as the case may be, and which is not cured within 45 days following written notice to the party committing such breach or by its nature or timing cannot be cured within such time period; or

9.1.5.   Failure to Recommend.  By Penseco, if the Old Forge Board shall have (i) failed to recommend in the Proxy Statement-Prospectus the approval and adoption of this Agreement or (ii) in a manner adverse to Penseco, (A) withdrawn, modified or qualified, or proposed to withdraw, modify or qualify, the recommendation by the Old Forge Board of this Agreement and/or the Merger to Old Forge’s shareholders, (B) taken any public action or made any public statement in connection with the Old Forge Shareholder Meeting inconsistent with such recommendation (including not taking action to convene the Old Forge Shareholder Meeting) or (C) recommended any Alternative Proposal (or, in the case of clause (ii), resolved to take any such action), whether or not permitted by the terms hereof.

9.1.6.   Penseco Price Protection.  By Penseco during the three day period commencing with (and including) the Determination Date, if the Penseco Closing Price shall be greater than one hundred twenty percent (120%) of the Starting Price, as appropriately adjusted for any Penseco stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date.

9.1.7.   Old Forge Price Protection.  By Old Forge during the three day period commencing with (and including) the Determination Date if both: (i) the Penseco Closing Price shall be less than eighty percent (80%) of the Starting Price; and (ii) the difference of the Index Ratio minus the Penseco Ratio shall be .20 or more; provided, however, that if Old Forge notifies Penseco of its intent to terminate this Agreement pursuant to this Section 9.1.7, then Penseco shall have the option of increasing the Share Ratio in a manner such, and to the extent required, so that either (A) the Per Share Amount (calculated by using the Penseco Closing Price) after such increase is not less than eighty percent (80%) of the Per Share Amount calculated by using the Starting Price in lieu of the Penseco Closing Price, or (B) the Penseco

Ratio, if increased by the same proportion as the Share Ratio, would be less than 0.20 less than the Index Ratio.  If Penseco elects to increase the Share Ratio, it shall give prompt written notice to Old Forge of such election and the revised Share Ratio, whereupon no termination shall occur pursuant to this Section 9.1.7 and this Agreement shall remain in effect in accordance with its terms (except as the Share Ratio shall have been so modified), and any references in this Agreement to “Share Ratio” shall thereafter be deemed to refer to the Share Ratio after giving effect to any adjustment made pursuant to this Section 9.1.7.  “Penseco Ratio” means the number obtained by dividing the Penseco Closing Price by the Starting Price.  “Index Ratio” means the number obtained by dividing the Index Price on the Determination Date by the Index Price for the trading day immediately preceding the day on which the parties publicly announce the signing of this Agreement.  “Index Price” on a given date means the closing price of the NASDAQ Bank Index.

9.1.8.   Material Adverse Effect as to Old Forge.  By Penseco, if there shall have been a Material Adverse Effect on Old Forge after the date of this Agreement.

9.1.9.   Material Adverse Effect as to Penseco.  By Old Forge, if there shall have been a Material Adverse Effect on Penseco after the date of this Agreement.

9.1.10.   Superior Proposal.  By Old Forge at any time prior to the date of mailing of the Prospectus/Proxy Statement to Old Forge shareholders, in order to enter concurrently into a Superior Proposal; provided, however, that this Agreement may be terminated by Old Forge pursuant to this Section 9.1.10 only after the fifth business day following Old Forge’s provision of written notice to Penseco (which notice shall specify the material terms and conditions of any such Superior Proposal, including the identity of the party making such Superior Proposal, and such notice shall also include a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and other material documents) advising Penseco that the Old Forge Board is prepared to accept such Superior Proposal (it being agreed that the delivery of such notice shall not entitle Penseco to terminate this Agreement pursuant to Section 9.1.5 or any other provision of this Agreement) and only if (i) during such five business day period, Old Forge has caused its financial and legal advisors to negotiate with Penseco in good faith (to the extent Penseco chooses to negotiate) to make such adjustments in the terms and conditions of this Agreement such that such Alternative Proposal would no longer constitute a Superior Proposal, and (ii) the Old Forge Board has considered such adjustments in the terms and conditions of this Agreement resulting from such negotiations and has concluded in good faith, based upon consultation with its financial and legal advisers, that such Alternative Proposal remains a Superior Proposal even after giving effect to the adjustments proposed by Penseco and further provided that such termination shall not be effective until Old Forge has paid the Termination Fee to Penseco.

The party desiring to terminate this Agreement pursuant to any clause of this Section 9.1 (other than Section 9.1.1) shall give written notice of such termination to the other party in accordance with Section 10.4, specifying the provision or provisions hereof pursuant to which such termination is effected.

Section 9.2.   Effect of Termination.  If either Old Forge or Penseco terminates this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of Old Forge, Penseco, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except that (i) Sections 7.3.3, 9.2, 9.3, 10.4, 10.5, 10.8, 10.10 and 10.12 shall survive any termination of this Agreement and (ii) neither Old Forge nor Penseco shall be relieved or released from any liabilities or damages arising out of its breach of any provision of this Agreement.

Section 9.3.   Fees and Expenses.

9.3.1.   Except as set forth in Section 9.3.2, and except with respect to costs and expenses of printing and mailing the Proxy Statement-Prospectus and all filing and other fees paid to the SEC in connection with the Merger, which shall be borne equally by Old Forge and Penseco, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

9.3.2.   Old Forge shall pay to Penseco, by wire transfer of immediately available funds, a termination fee in the amount of $1,856,000 (the “Termination Fee”) and/or expense reimbursement on the following terms:

(a)   If this Agreement is terminated by Penseco pursuant to Section 9.1.5, then Old Forge shall pay the Termination Fee within ten (10) business days following such termination;

(b)   If this Agreement is terminated by Old Forge pursuant to Section 9.1.10, then Old Forge shall pay the Termination Fee within ten (10) business days following such termination;

(c)   If (A) either party shall terminate this Agreement pursuant to Section 9.1.2(b), then Old Forge shall within ten (10) business days after being notified by Penseco, pay Penseco all of the out-of-pocket expenses incurred by Penseco relating to or arising out of this Agreement or the transactions contemplated hereby (including the negotiation hereof and thereof and fees and expenses of attorneys and other advisors) in an amount not to exceed $575,000 (the “Expense Reimbursement”), and if within 12 months of the date of such termination, Old Forge enters into any definitive agreement with respect to, or consummates, any Alternative Transaction, then Old Forge shall pay the Termination Fee, less the Expense Reimbursement, on the date of such execution or consummation;

(d)   If (A) either party shall terminate this Agreement pursuant to Section 9.1.3 and (B) at any time after the date of this Agreement and before such termination, an Alternative Proposal shall have been publicly announced or otherwise communicated to the Old Forge Board and shall not have been rejected by the Old Forge Board prior to such termination, then Old Forge shall pay one-third of the Termination Fee within ten (10) business days following such termination and, if within 12 months of the date of termination, Old Forge executes any definitive agreement with respect to, or consummates, any Alternative Transaction, then Old Forge shall pay the remaining two-thirds of the Termination Fee upon the date of such execution or consummation.

Upon payment of all applicable fees and expenses in accordance with this Section 9.3, Old Forge shall have no further liability to Penseco at law or in equity with respect to such termination, or with respect to Old Forge Board’s failure to take action to convene the Old Forge Shareholder Meeting and/or recommend that Old Forge shareholders adopt this Agreement.

9.3.3.   Old Forge acknowledges that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Penseco would not enter into this Agreement.  Accordingly, if Old Forge fails to pay timely any amount due pursuant to this Section 9.3 and, in order to obtain such payment, Penseco commences a suit that results in a judgment against Old Forge for the amount payable to Penseco pursuant to this Section 9.3, Old Forge shall pay to Penseco its reasonable, out-of-pocket costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount so payable at the prime lending rate prevailing at such time, as published in The Wall Street Journal, from the date such amounts were required to be paid until the date actually received by Penseco.

Section 9.4.   Amendment.  This Agreement may, to the extent legally allowed, be amended by the parties, by action taken or authorized by their respective boards of directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Old Forge; provided, however, that after any approval of the transactions contemplated by this Agreement by the shareholders of Old Forge, there may not be, without further approval of such shareholders, any amendment of this Agreement that (a) alters or changes the amount or the form of the consideration to be delivered under this Agreement to the holders of Old Forge Common Stock, if such alteration or change would adversely affect the holders of any security of Old Forge, (b) alters or changes any term of the articles of incorporation of the Surviving Corporation if such alteration or change would adversely affect the holders of any securities of Old Forge, or (c) alters or changes any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any securities of Old Forge, in each case other than as contemplated by this Agreement.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Section 9.5.   Extension; Waiver.  At any time before the Effective Time, the parties, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE 10
General Provisions

Section 10.1.   Closing.  On the terms and subject to conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m. on a date and at a place to be specified by the parties, which date shall be no later than five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article 8 (other than those conditions that by their nature are to be satisfied or waived at the Closing), unless extended by mutual agreement of the parties (the “Closing Date”).  If the conditions set forth in Article 8 are satisfied or waived during the two weeks immediately before the end of a fiscal quarter of Penseco, then Penseco may postpone the Closing until the first full week after the end of that fiscal quarter.

Section 10.2.   Standard.  No representation or warranty of Old Forge contained in Article 4 or of Penseco or Penn Security contained in Article 5 shall be deemed untrue or incorrect for any purpose under this Agreement, and no party hereto shall be deemed to have breached a representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in Article 4, in the case of Old Forge, or Article 5, in the case of Penseco and Penn Security, has had or would be reasonably likely to have a Material Adverse Effect with respect to Old Forge or Penseco or Penn Security, respectively (disregarding for purposes of this Section 10.2 any materiality or Material Adverse Effect qualification contained in any representations or warranties).  Notwithstanding the immediately preceding sentence, the representations and warranties contained in (a) Sections 4.1.1, 4.2, 4.3, 4.7 and 4.10 in the case of Old Forge, and Sections 5.1.1, 5.1.3, 5.2.1, 5.2.2, 5.3 and 5.7 in the case of Penseco or Penn Security, shall be deemed untrue and incorrect if not true and correct in all material respects, and (b) Section 4.8.1 in the case of Old Forge and Section 5.8.1 in the case of Penseco or Penn Security, shall be deemed untrue and incorrect if not true and correct in all respects.

Section 10.3.   Nonsurvival of Representations, Warranties and Agreements.  None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for Section 7.6 and for those other covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Effective Time.

Section 10.4.   Notices.  All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Old Forge, to:

Old Forge Bank
216 South Main Street

Old Forge, PA  18518
Attn: Michelene Pagnotti Kennedy, Board Chair
Facsimile: 570.819.3392

with a copy to:

Stradley Ronon Stevens & Young, LLP
30 Valley Stream Parkway
Malvern, PA 19355-1481
Attn: David F. Scranton, Esquire
Facsimile: 610.640.1965

if to Penseco or Penn Security, to:

Penseco Financial Services Corporation
150 N. Washington Avenue
Scranton, PA  18503
Attn: President and Chief Executive Officer
Facsimile: 570.961.3768

with a copy to:

Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA  19103-2799
Attn: Cary S. Levinson, Esquire
Facsimile: 215.689.4484

Section 10.5.   Interpretation.  When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The Old Forge Disclosure Schedule and the Penseco Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement.  This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable law.  For purposes of this Agreement, (a) “person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity (including its permitted successors and assigns) and (b) “knowledge” of any person that is not an individual means the knowledge of such person’s directors and senior executive officers.

Section 10.6.   Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

Section 10.7.   Entire Agreement.  This Agreement (including the Disclosure Schedules and Exhibits hereto and the other documents and the instruments referred to in this Agreement), together with the Confidentiality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, other than the Confidentiality Agreement.

Section 10.8.   Governing Law; Jurisdiction.  This Agreement shall be governed and construed in accordance with the internal laws of the Commonwealth of Pennsylvania applicable to contracts made and wholly performed within such state, without regard to any applicable conflicts-of-law principles.  The parties agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the Commonwealth of Pennsylvania having jurisdiction over the matter; provided, however, that if such a federal court does not have jurisdiction over the matter, any aforementioned suit, action or proceeding shall be brought in a state court located in the Commonwealth of Pennsylvania having jurisdiction over the matter.  Each of the parties submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding.  Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 10.9.   Publicity.  Neither Old Forge nor Penseco shall, and neither Old Forge nor Penseco shall permit any of its Subsidiaries or agents to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the prior consent (which consent shall not be unreasonably withheld) of Penseco, in the case of a proposed announcement by Old Forge, or Old Forge, in the case of a proposed announcement by Penseco or any of its Subsidiaries; provided, however, that any party may, without the prior consent of the other parties (but after prior consultation with the other parties to the extent practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent required by law or by the rules and regulations of any applicable securities exchange.

Section 10.10.   Assignment; Third-Party Beneficiaries.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by either of the parties (whether by operation of law or otherwise) without the prior written consent of the other party.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns.  Except as otherwise specifically provided in Section 7.6, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement.

Section 10.11.   Enforcement of Agreement.  The parties hereto agree that irreparable damage would occur in the event that this Agreement were not performed in accordance with its specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 10.12.   Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be executed by their respective officers thereunto duly authorized as of the date first above written.

Old Forge Bank

By:	/s/ Michelene Kennedy
Name:	Michelene Kennedy
Title:	Chairperson

Penseco Financial Services Corporation

By:	/s/ Craig W. Best
Name:	Craig W. Best
Title:	President and CEO

Penn Security Bank and Trust Company

By:	/s/ Craig W. Best
Name:	Craig W. Best
Title:	President and CEO

Schedule A

List of Individuals for Voting Agreements

Joseph G. Cesare
Mark H. DeStefano
Michelene Pagnotti Kennedy
Robert S. Mellow
Raymond C. Rinaldi
Jerry J. Weinberger
Lackawanna Casualty Company

A-1

Schedule B

List of Individuals for Employment Protection Agreements

Vincent O’Bell

Michael Jake

B-1

Annex B

8300 Boone Blvd • Suite 200 • Vienna, VA
Tel: 703-564-9120 • www.danielsoncapital.com

December 5, 2008

Board of Directors
Old Forge Bank
216 South Main Street
Old Forge, PA 18518

Dear Members of the Board,

This letter sets forth Danielson Capital, LLC’s (“Danielson”) opinion as to the fairness of the offer by Penseco Financial Services Corporation (“Penseco”) of Scranton, Pennsylvania to acquire all of the outstanding common stock of Old Forge Bank (“Old Forge” and “the Bank”) located in Old Forge, Pennsylvania for $58.0 million, or $103.76 per share, subject to certain pricing adjustments.  The fair sale value is defined as the price at which all of the shares of Old Forge’s common stock would change hands between a willing seller and a willing buyer with each having a reasonable knowledge of the relevant facts.  In opining as to the fairness of the offer, it also had to be determined if Penseco’s common stock that is to be exchanged for Old Forge’s common stock is fairly valued.

In preparing this opinion, the past performance and present financial condition of both Old Forge and Penseco were analyzed and their businesses and future prospects were reviewed.  Other financial analyses were also made as deemed appropriate such as comparable transactions and investment value calculations.  In addition, any unique considerations were considered.

This opinion is based partly on data supplied to Danielson by Old Forge and Penseco, but it also relied on some public information. All of the data is believed to be reliable, but the completeness and the accuracy of such information cannot be guaranteed.  In particular, the opinion assumed there were no major asset quality problems at Old Forge and Penseco beyond what was stated in recent reports to the regulatory agencies.

In determining the fair sale value of Old Forge, the primary emphasis was on transaction prices paid relative to earnings and capital for banking institutions that had financial and market characteristics similar to that of Old Forge.  Adjustments were made to account for the differences between

Old Forge and the comparable transactions.  Additionally, a discounted dividend model was used as support for the fair sale value calculation.

Based on Old Forge’s recent performance, its future prospects, comparisons with similar transactions, it is our opinion that the Penseco offer of $58.0 million, or $103.76 per share, subject to certain pricing adjustments, in cash and Penseco common stock, which is fairly valued, to acquire all of the outstanding common stock of Old Forge, is fair to Old Forge and its shareholders from a financial point of view.

Respectfully submitted,

David G. Danielson
President
Danielson Capital, LLC

2

KEEFE, BRUYEETE & WOODS

Annex C

December 5, 2008

The Board of Directors
Penseco Financial Services Corporation
150 North Washington Avenue
Scranton, Pennsylvania 18503

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to Penseco Financial Services Corporation (“Penseco”) of the Merger Consideration (as defined herein) in the proposed merger (the “Merger”) of Old Forge Bank (“Old Forge”) with and into Penseco, pursuant to the Agreement and Plan of Merger, dated as of December 5, 2008 between Old Forge and Penseco (the “Agreement”).  Pursuant to the terms of the Agreement, each outstanding share of common stock, par value $2.50 per share, of Old Forge will be converted into either (i) 2.739 shares of Penseco common stock, par value $0.01 per share, (ii) an amount in cash equal to $103.76, or (iii) a combination of Penseco common stock and cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

Keefe, Bruyette & Woods, Inc., has acted as financial advisor to Penseco.  As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes.  As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of the banking enterprises.  In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to, Old Forge and Penseco, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of Old Forge and Penseco for our own account and for the accounts of our customers.  To the extent we have any such positions as of the date of this opinion it has been disclosed to Penseco.  We have acted exclusively for the Board of Directors of Penseco in rendering this fairness opinion and will receive a fee from Penseco for our services.  A portion of our fee is contingent upon the successful completion of the Merger.

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Old Forge and Penseco and the Merger, including among other things, the following:  (i) the Agreement; (ii) the annual report to

Keefe, Bruyette & Woods  •  787 Seventh Avenue  •  New York, NY 10019
212.887.7777   •  Toll Free: 800.966.1559  •  www.kbw.com

stockholders for the year ended December 31, 2007 and regulatory call reports on FFIEC Report Type 041 for the three years ended December 31, 2007 of Old Forge and annual reports to stockholders on Form 10-K for the three years ended December 31, 2007 of Penseco;  (iii) certain interim reports to stockholders and regulatory entities of Old Forge and certain interim reports to stockholders and regulatory entities and quarterly reports on Form 10-Q of Penseco as well as certain other communications from Old Forge and Penseco; and (iv) other financial information concerning the businesses and operations of Old Forge and Penseco furnished to us by Old Forge and Penseco for purposes of our analysis.  We have also held discussions with senior management of Old Forge and Penseco regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry.  In addition, we have compared certain financial and stock market information for Old Forge and Penseco with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility for such verification or accuracy.  We have relied upon the management of Old Forge and Penseco as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements.  We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed that the aggregate allowances for loan and lease losses for Old Forge and Penseco are adequate to cover such losses.  In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property, assets or liabilities of Old Forge or Penseco, nor have we examined any individual credit files.

We have assumed that, in all respects material to our analyses, the following:  (i) the Merger will be completed substantially in accordance with the terms set forth in the Agreement; (ii) the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) all conditions to the completion of the Merger will be satisfied without any waivers; and (v) in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the Merger, including the cost savings, revenue enhancements and related expenses expected to result from the Merger.

2

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following:  (i) the historical and current financial position and results of operations of Old Forge and Penseco; (ii) the assets and liabilities of Old Forge and Penseco; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies.  We have also taken into account our assessment of general economic, market and financial conditions and our experience in other similar transactions, as well as our experience in securities valuation and knowledge of the banking industry generally.  Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.  Our opinion does not address the underlying business decision of Penseco to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to Penseco.

This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 2290 of the NASD Rules of the Financial Institutions Regulatory Authority.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration in the Merger is fair, from a financial point of view, to Penseco.

Very truly yours,

/s/ Keefe, Bruyette & Woods, Inc.

Keefe, Bruyette & Woods, Inc.

3

Annex D

PENNSYLVANIA CONSOLIDATED STATUTES

BUSINESS CORPORATION LAW OF 1988

TITLE 15.  CORPORATIONS AND UNINCORPORATED ASSOCIATIONS

CHAPTER 15.  CORPORATE POWERS, DUTIES AND SAFEGUARDS

SUBCHAPTER D.  DISSENTERS RIGHTS

Section 1571.  Application and effect of subchapter

(a) General rule.--Except as otherwise provided in subsection (b), any shareholder (as defined in section 1572 (relating to definitions)) of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, only where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter.  See:

Section 1906(c) (relating to dissenters rights upon special treatment).

Section 1930 (relating to dissenters rights).

Section 1931(d) (relating to dissenters rights in share exchanges).

Section 1932(c) (relating to dissenters rights in asset transfers).

Section 1952(d) (relating to dissenters rights in division).

Section 1962(c) (relating to dissenters rights in conversion).

Section 2104(b) (relating to procedure).

Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

Section 2325(b) (relating to minimum vote requirement).

Section 2704(c) (relating to dissenters rights upon election).

Section 2705(d) (relating to dissenters rights upon renewal of election).

Section 2904(b) (relating to procedure).

Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

Section 7104(b)(3) (relating to procedure).

(b) Exceptions.--

(1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares shall not have the right to dissent and obtain payment of the fair value of the shares under this subchapter if, on the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c), or 1952(d) is to be voted on or on the date of the first public announcement that such a plan has been approved by the shareholders by consent without a meeting, the shares are either:

(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

(ii) held beneficially or of record by more than 2,000 persons.

(2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

(i) (Repealed.)

(ii) Shares of any preferred or special class or series unless the articles, the plan or the terms of the transaction entitle all shareholders of the class or series to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class or series.

(iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

(3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

(c) Grant of optional dissenters rights.--The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

(d) Notice of dissenters rights.--Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

(1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

(2) a copy of this subchapter.

(e) Other statutes.--The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

(f) Certain provisions of articles ineffective.--This subchapter may not be relaxed by any provision of the articles.

(g) Computation of beneficial ownership.--For purposes of subsection (b)(1)(ii), shares that are held beneficially as join tenants, tenant by the entireties, tenants in common or in trust by two or more persons, as fiduciaries or otherwise, shall be deemed to be held beneficially by one person.

(h) Cross references.--See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished), 1763(c) (relating to determination of shareholders of record) and 2512 (relating to dissenters rights procedure).

Section 1572.  Definitions

The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

“Corporation.” The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer.  A plan of division may designate which one or more of the resulting corporations is the successor corporation for the purposes of this subchapter.  The designated successor corporation or corporations in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

“Dissenter.” A shareholder who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

“Fair value.” The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

“Interest.” Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

“Shareholder.” A shareholder as defined in section 1103 (relating to definitions) or an ultimate beneficial owner of shares, including, without limitation, a holder of depository receipts, where the beneficial interest owned includes an interest in the assets of the corporation upon dissolution.

Section 1573.  Record and beneficial holders and owners

(a) Record holders of shares.--A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents.  In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

(b) Beneficial owners of shares.--A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder.  A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

Section 1574.  Notice of intention to dissent

If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action.  A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter.  Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

Section 1575.  Notice to demand payment

(a) General rule.--If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action.  If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action.  In either case, the notice shall:

(1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

(2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

(3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

(4) Be accompanied by a copy of this subchapter.

(b) Time for receipt of demand for payment.--The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

Section 1576.  Failure to comply with notice to demand payment, etc.

(a) Effect of failure of shareholder to act.--A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

(b) Restriction on uncertificated shares.--If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

(c) Rights retained by shareholder.--The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

Section 1577.  Release of restrictions or payment for shares

(a) Failure to effectuate corporate action.--Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

(b) Renewal of notice to demand payment.--When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

(c) Payment of fair value of shares.--Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made.  The remittance or notice shall be accompanied by:

(1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

(2) A statement of the corporation’s estimate of the fair value of the shares.

(3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

(d) Failure to make payment.--If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.  The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made.  If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares.  A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

Section 1578.  Estimate by dissenter of fair value of shares

(a) General rule.--If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter’s shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

(b) Effect of failure to file estimate.--Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

Section 1579.  Valuation proceedings generally

(a) General rule.--Within 60 days after the latest of:

(1) effectuation of the proposed corporate action;

(2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

(3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

(b) Mandatory joinder of dissenters.--All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares.  A copy of the application shall be served on each such dissenter.  If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

(c) Jurisdiction of the court.--The jurisdiction of the court shall be plenary and exclusive.  The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value.  The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

(d) Measure of recovery.--Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

(e) Effect of corporation’s failure to file application.--If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period.  If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation’s estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

Section 1580.  Costs and expenses of valuation proceedings

(a) General rule.--The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

(b) Assessment of counsel fees and expert fees where lack of good faith appears.--Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

(c) Award of fees for benefits to other dissenters.--If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), provide that a business corporation may indemnify directors and officers against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.  In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses.  Under Section 1743 of the BCL, the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.  Under Section 1745 of the BCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation.  Article XIII of Penseco’s Bylaws provides indemnification of directors, officer and other agents of Penseco and advancement of expenses to the extent otherwise permitted by Sections 1741, 1742 and 1745 of the BCL.

Section 1746 of the BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pursuant to the authority of Section 1746 of the BCL, Penseco has also entered into employment agreements with certain principal officers which also provide for indemnification in connection with the performance of their offices.

Article XIII conditions any indemnification or advancement of expenses upon a determination, made in accordance with the procedures specified in Section 1744 of the BCL, by Penseco’s directors or shareholders that indemnification or advancement of expenses is proper because the director or officer met the standard of conduct set forth in Section 1741 or 1742 of the BCL, as applicable.

As authorized by Section 1747 of the BCL and Article XIII, Penseco maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering Penseco for indemnification payments made to its directors and officers for certain liabilities.  The premiums for such insurance are paid by Penseco.

Penseco’s articles of incorporation limit the liabilities of directors to the fullest extent permitted by the BCL.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits. The following is a list of Exhibits to this Registration Statement

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of December 5, 2008, by and between Penseco Financial Services Corporation and Old Forge Bank (included in Part I as Annex A to the document included in this Registration Statement)

3.1	Registrant’s Articles of Incorporation, as in effect on the date hereof, incorporated herein by reference to Exhibit 3(i) of Registrant’s Report on Form 10-K filed with the SEC on March 30, 1998
3.2	Registrant’s Bylaws, as in effect on the date hereof, incorporated herein by reference to Exhibit 3(ii) of Registrant’s Report on Form 10-K filed with the SEC on March 16, 2006

5.1	Opinion of Pepper Hamilton, as to the validity of the shares of Penseco common stock
8.1	Opinion of Pepper Hamilton LLP as to tax matters
8.2	Opinion of Stradley Ronon Stevens & Young, LLP as to tax matters
10.1*	Form of Employment Protection Agreement
10.2*	Form of Voting Agreement to be entered into by Old Forge directors
23.1	Consent of McGrail Merkel Quinn & Associates
23.2	Consent of McGrail Merkel Quinn & Associates
23.3	Consent of Keefe, Bruyette and Woods, Inc.
23.4	Consent of Danielson Capital LLC
23.5	Consent of Pepper Hamilton LLP (included in Exhibits 5.1 and 8.1 to this Registration Statement)
23.6	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 8.2 to this Registration Statement)
24.1*	Powers of Attorney
99.1	Form of Proxy Card for Special meeting of shareholders of Old Forge Bank
_______________

* Filed with the initial registration statement on Form S-4 dated January 23, 2009.

Item 22. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement);

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d)           The undersigned registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f)           The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)           The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scranton, Commonwealth of Pennsylvania, on February 10, 2009.

Penseco Financial Services Corporation
By:	/s/ Craig W. Best
Name: Title:	Craig W. Best President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on February 10, 2009.

Signature	Title
/s/ Craig W. Best	Director, President and Chief Executive Officer
Craig W. Best	(Principal Executive Officer)

*	Senior Vice President and Controller
Patrick Scanlon	(Principal Financial and Accounting Officer)

*
Edwin J. Butler	Director

*
Richard E. Grimm	Director

*
D. William Hume	Director

*
James G. Keisling	Director

*
James Nicholas	Director

*
Otto P. Robinson, Jr.	Director

*By:	/s/ Craig W. Best
Craig W. Best Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of December 5, 2008, by and between Penseco Financial Services Corporation and Old Forge Bank (included in Part I as Annex A to the document included in this Registration Statement)

3.1	Registrant’s Articles of Incorporation, as in effect on the date hereof, incorporated herein by reference to Exhibit 3(i) of Registrant’s Report on Form 10-K filed with the SEC on March 30, 1998
3.2	Registrant’s Bylaws, as in effect on the date hereof, incorporated herein by reference to Exhibit 3(ii) of Registrant’s Report on Form 10-K filed with the SEC on March 16, 2006
5.1	Opinion of Pepper Hamilton, as to the validity of the shares of Penseco common stock
8.1	Opinion of Pepper Hamilton LLP as to tax matters
8.2	Opinion of Stradley Ronon Stevens & Young, LLP as to tax matters
10.1*	Form of Employment Protection Agreement
10.2*	Form of Voting Agreement to be entered into by Old Forge directors
23.1	Consent of McGrail Merkel Quinn & Associates
23.2	Consent of McGrail Merkel Quinn & Associates
23.3	Consent of Keefe, Bruyette and Woods, Inc.
23.4	Consent of Danielson Capital LLC
23.5	Consent of Pepper Hamilton LLP (included in Exhibits 5.1 and 8.1 to this Registration Statement)
23.6	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 8.2 to this Registration Statement)
24.1*	Powers of Attorney
99.1	Form of Proxy Card for Special meeting of shareholders of Old Forge Bank
_______________

* Filed with the initial registration statement on Form S-4, dated January 23, 2009.